As Filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	3841	22-0760120
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1 Becton Drive

Franklin Lakes, New Jersey 07417

Telephone: (201) 847-6800

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey S. Sherman

Senior Vice President and General Counsel

1 Becton Drive

Franklin Lakes, New Jersey 07417

Telephone: (201) 847-6800

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

David A. Katz, Esq. David K. Lam, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Joan Stafslien Executive Vice President, General Counsel and Corporate Secretary CareFusion Corporation 3750 Torrey View Court San Diego, CA 92130 (858) 617-2000	Paul T. Schnell, Esq. Thomas W. Greenberg, Esq. Michael Chitwood, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $1.00 per share	16,502,800(1)	N/A	$1,800,305,455.20(2)	$209,195.49(3)

(1)	Represents the estimated maximum number of shares of common stock, par value $1.00 per share, of the registrant (“BD common stock”) to be issued upon completion of the merger described in the proxy statement/prospectus contained herein (the “merger”) and is based upon the number of shares of common stock, par value $0.01 per share, of CareFusion Corporation (“CareFusion common stock”) outstanding as of October 20, 2014 plus the number of shares of CareFusion common stock reserved for issuance under various equity plans in respect of outstanding equity awards as of October 20, 2014 that may be issued in the future pursuant to the terms of the merger agreement, and the exchange of each such share of CareFusion common stock for 0.0777 of a share of BD common stock, which is the exchange ratio under the merger agreement.

(2)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (x) $57.14 (the average of the high and low prices of CareFusion common stock as reported on the New York Stock Exchange on October 28, 2014), less the cash consideration to be paid in the merger of $49.00 per share and (y) 214,322,078, the estimated maximum number of shares of CareFusion common stock that may be exchanged for the merger consideration, including shares reserved for issuance under various equity plans and shares that may be issued in the future pursuant to the terms of the merger agreement.

(3)	Computed in accordance with Rule 457(f) under the Securities Act to be $209,195.49, which is equal to 0.0001162 multiplied by the proposed maximum aggregate offering price of $1,800,305,455.20.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Becton, Dickinson and Company may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and Becton, Dickinson and Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2014

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[        ]

Dear CareFusion Stockholder:

On October 5, 2014, CareFusion Corporation, or CareFusion, and Becton, Dickinson and Company, or BD, entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, that provides for the acquisition of CareFusion by BD. Under the terms of the merger agreement, a subsidiary of BD will merge with and into CareFusion, with CareFusion surviving the merger as a wholly owned subsidiary of BD.

If the merger is completed, you will be entitled to receive for each share of CareFusion common stock $49.00 in cash, without interest, and 0.0777 of a share of BD common stock. Based on the number of shares of CareFusion common stock outstanding as of October 3, 2014, and the number of shares of BD common stock outstanding as of October 3, 2014, it is expected that, immediately after completion of the merger, former CareFusion stockholders will own approximately 8% of the outstanding shares of BD common stock. The implied value of the stock portion of the merger consideration will fluctuate as the market price of BD common stock fluctuates. You should obtain current stock price quotations for BD common stock and CareFusion common stock before deciding how to vote with respect to the adoption of the merger agreement. The CareFusion common stock and the BD common stock are traded on the New York Stock Exchange under the symbols “CFN” and “BDX”, respectively.

CareFusion’s board of directors unanimously recommends that CareFusion stockholders vote “FOR” adoption of the merger agreement and “FOR” the approval of the other matters to be considered at the CareFusion special meeting. In considering the recommendation of the board of directors of CareFusion, you should be aware that certain directors and executive officers of CareFusion will have interests in the merger that may be different from, or in addition to, the interests of CareFusion stockholders generally. See the section entitled “Interests of CareFusion’s Directors and Executive Officers in the Merger” beginning on page 107 of the accompanying proxy statement/prospectus.

Your vote is important. The merger cannot be completed unless CareFusion stockholders holding at least a majority of the shares of CareFusion common stock outstanding as of the close of business on [            ], the record date for the special meeting, vote in favor of the adoption of the merger agreement at the special meeting. The failure of any stockholder to vote will have the same effect as a vote against adopting the merger agreement. Accordingly, whether or not you plan to attend the CareFusion special meeting, you are requested to promptly vote your shares by proxy electronically via the Internet, by telephone or by sending in the appropriate paper proxy card as instructed in these materials.

The special meeting of CareFusion stockholders will be held on [            ] at [            ], at [            ] local time.

This proxy statement/prospectus describes the special meeting of CareFusion, the merger, the documents relating to the merger and other related matters. Please read carefully the entire proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page 42, for a discussion of the risks relating to the proposed merger, and the Annexes and documents incorporated by reference.

Kieran T. Gallahue Chairman of the Board and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger or other transactions described in the attached proxy statement/prospectus or the securities to be issued pursuant to the merger under the attached proxy statement/prospectus nor have they determined if the attached proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated [            ] and is first being mailed to CareFusion stockholders on or about [            ].

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend a special meeting of CareFusion stockholders. The special meeting will be held on [                    ], at [                    ] local time, at [                    ], to consider and vote upon the following matters:

1.	a proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2014, as it may be amended from time to time, by and among CareFusion Corporation, a Delaware corporation, Becton, Dickinson and Company, a New Jersey corporation, and Griffin Sub, Inc. a Delaware corporation and a wholly owned subsidiary of Becton, Dickinson and Company;

2.	a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger contemplated by the merger agreement; and

3.	a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The record date for the special meeting is [            ]. Only stockholders of record as of the close of business on [            ] are entitled to notice of, and to vote at, the special meeting. All stockholders of record as of that date are cordially invited to attend the special meeting in person. Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of CareFusion common stock entitled to vote thereon. The proposal to approve the merger-related executive compensation requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present.

CareFusion’s board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of CareFusion and its stockholders, and unanimously recommends that CareFusion stockholders vote “FOR” adoption of the merger agreement, “FOR” the proposal to approve the merger-related executive compensation and “FOR” the proposal to approve adjournment of the special meeting if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In considering the recommendation of the board of directors of CareFusion, you should be aware that certain directors and executive officers of CareFusion will have interests in the merger that may be different from, or in addition to, the interests of CareFusion stockholders generally. See the section entitled “Interests of CareFusion’s Directors and Executive Officers in the Merger” beginning on page 107 of the accompanying proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of CareFusion common stock that you own. We cannot complete the merger unless CareFusion’s stockholders adopt the merger agreement.

Even if you plan to attend the special meeting in person, CareFusion requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of CareFusion common stock will be represented at the special meeting if you are unable to attend. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of CareFusion common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Joan B. Stafslien Executive Vice President, General Counsel and Corporate Secretary

Dated: [            ]

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about CareFusion and BD, from other documents that CareFusion and BD have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning BD, without charge, by telephone or written request directed to: BD’s Investor Relations Department at 1 Becton Drive Franklin Lakes, New Jersey 07417, telephone (201) 847-5378.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning CareFusion, without charge, by telephone or written request directed to CareFusion’s Investor Relations Department at 3750 Torrey View Court, San Diego, CA 92130, telephone (858) 617-4621; or Morrow & Co., LLC, CareFusion’s proxy solicitor, at (800) 662-5200.

In order for you to receive timely delivery of the documents in advance of the special meeting of CareFusion stockholders to be held on [    ], you must request the information no later than five business days prior to the date of the special meeting, by [            ].

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by BD (File No. 333-[            ]), constitutes a prospectus of BD under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of common stock, par value $1.00 per share, of BD, which we refer to as BD common stock, to be issued to CareFusion stockholders pursuant to the Agreement and Plan of Merger, dated as of October 5, 2014, by and among CareFusion, BD and Griffin Sub, Inc., as it may be amended from time to time, which we refer to as the merger agreement. This document also constitutes a proxy statement of CareFusion under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which CareFusion stockholders will be asked to consider and vote upon the adoption of the merger agreement.

BD has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to BD and Griffin Sub, Inc., which we refer to as Merger Corp, and CareFusion has supplied all such information relating to CareFusion.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. BD and CareFusion have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated [            ], and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to CareFusion stockholders nor the issuance by BD of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a CareFusion stockholder. Please refer to the section entitled “Summary” beginning on page 11 of this proxy statement/prospectus and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	CareFusion has agreed to be acquired by BD under the terms of the merger agreement that are described in this proxy statement/prospectus. If the merger agreement is adopted by CareFusion stockholders and the other conditions to closing under the merger agreement are satisfied or waived, Merger Corp will merge with and into CareFusion, with CareFusion, which we sometimes refer to as the surviving company, surviving the merger as a wholly owned subsidiary of BD.

CareFusion is holding a special meeting to ask its stockholders to consider and vote upon a proposal to adopt the merger agreement. CareFusion stockholders are also being asked to consider and vote upon (i) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger, and (ii) a proposal to grant authority to proxy holders to vote in favor of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

This proxy statement/prospectus includes important information about the merger, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, and the special meeting. CareFusion stockholders should read this information carefully and in its entirety. The enclosed voting materials allow stockholders to vote their shares without attending the special meeting in person.

Q:	Does my vote matter?

A:	Yes. The merger cannot be completed unless the merger agreement is adopted by CareFusion’s stockholders. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger. The CareFusion board of directors unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement.

Q:	What is the vote required to approve each proposal at the CareFusion special meeting?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of CareFusion common stock entitled to vote thereon. Because the affirmative vote required to adopt the merger agreement is based upon the total number of outstanding shares of CareFusion common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The proposal to approve certain compensation arrangements for CareFusion’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of

CareFusion common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock in favor of the proposal, your shares of CareFusion common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of CareFusion common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock, your shares of CareFusion common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

See the section entitled, “Information About the Special Meeting—Record Date and Quorum” beginning on page 50 of this proxy statement/prospectus.

Q:	How does the CareFusion board of directors recommend that I vote at the special meeting?

A:	The board of directors of CareFusion, which we refer to as the CareFusion board of directors, unanimously recommends that CareFusion stockholders vote “FOR” the adoption of the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of certain compensation arrangements for CareFusion’s named executive officers in connection with the merger and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. See the section entitled “The Merger—Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger” beginning on page 65 of this proxy statement/prospectus.

Q:	Why did the CareFusion board of directors approve the merger agreement and the transactions contemplated by the merger agreement, including the merger?

A:	To review the CareFusion board of directors’ reasons for approving and recommending adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, see the section entitled “The Merger—Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger” beginning on page 65.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, each share of CareFusion common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $49.00 in cash, and 0.0777 of a share of BD common stock. We refer to the 0.0777 of a share of BD common stock as the exchange ratio.

Q:	What is the value of the per share merger consideration?

A:	The exact value of the per share merger consideration that CareFusion stockholders receive will depend on the price per share of BD common stock at the time of the merger. That price will not be known at the time of the special meeting and may be less than the current price or the price at the time of the special meeting. Based on the closing stock price of BD common stock of $115.84 on the NYSE on October 3, 2014, the last trading day before public announcement of the merger, the value of the per share merger consideration would be $58 for each share of CareFusion common stock. Based on the closing stock price of BD common stock of $[ ] on the NYSE on [ ], the latest practicable date before the mailing of this proxy statement/prospectus, the value of the per share merger consideration would be $[ ] for each share of CareFusion common stock. We urge you to obtain current market quotations for shares of BD common stock and CareFusion common stock.

Q:	What happens if I am eligible to receive a fraction of a share of BD common stock as part of the per share merger consideration?

A:	If the aggregate number of shares of BD common stock that you are entitled to receive as part of the per share merger consideration includes a fraction of a share of BD common stock, you will receive cash in lieu of that fractional share. See the section entitled “The Merger Agreement—Effects of the Merger on Capital Stock” beginning on page 87 of this proxy statement/prospectus.

Q:	What will holders of CareFusion equity awards receive in the merger?

A:	Stock Options. Each CareFusion option that is outstanding immediately prior to the effective time of the merger, which we refer to as the effective time, whether vested or unvested, (including any such option held by an executive officer or non-employee director) will be converted at the effective time into an option to purchase, on the same terms and conditions as were applicable to such CareFusion option immediately prior to the effective time, the number of shares of BD common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of CareFusion common stock subject to the CareFusion option by the stock award exchange ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per share exercise price of the CareFusion option by the stock award exchange ratio. The stock award exchange ratio is the sum of (i) the exchange ratio and (ii) the quotient of the cash consideration divided by BD’s volume-weighted average stock price for the five trading days immediately preceding the closing date.

Unvested Restricted Stock Units. At the effective time, each CareFusion restricted stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such restricted stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion restricted stock unit immediately prior to the effective time, and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested restricted stock unit immediately prior to the effective time by (ii) the stock award exchange ratio. Restricted stock unit awards granted to officers of the Company on August 15, 2014 that have a performance condition relating to the Company’s fiscal year will be treated as described in the previous sentence, and the applicable performance goal will be certified as achieved by the Human Resources and Compensation Committee of the CareFusion board of directors, which we refer to as the compensation committee, prior to the time of closing.

Unvested Performance Stock Units. At the effective time, each CareFusion performance stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such performance stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion performance stock unit immediately prior to the effective time (except that the performance-based vesting conditions applicable to such unvested performance stock unit immediately prior to the effective time shall not apply from and after the effective time), and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested performance stock unit award immediately prior to the effective time by (ii) the stock award exchange ratio. For this purpose, the number of shares of CareFusion common stock subject to each such unvested CareFusion performance stock unit shall be equal to the number of shares earned based on the level of achievement, as certified by the compensation committee prior to the time of closing, of the applicable performance condition measured through the end of CareFusion’s most recently completed calendar quarter prior to the time of closing, but shall not be less than the target number of shares.

Vested Restricted Stock Units and Performance Stock Units. At the effective time, each CareFusion restricted stock unit and CareFusion performance stock unit that is outstanding immediately prior to the effective time and becomes vested by its terms at the effective time (including any such restricted stock unit held by a non-employee director and any such performance stock unit held by an executive officer), and each CareFusion restricted stock unit held by a non-employee director, settlement of which was elected to be deferred, shall be cancelled and converted into, with respect to each share of CareFusion common stock subject to such restricted stock unit or performance stock unit (provided, that, each such performance stock unit shall, in accordance with its terms, vest based on the greater of target performance and actual performance through the closing date, as certified by the compensation committee prior to the time of closing), the merger consideration on the same terms and conditions as other shares of CareFusion common stock, subject to applicable tax withholding, with such tax withholding to be withheld pro rata from the cash consideration and the stock consideration (with the stock consideration valued, for such purpose, based on the closing price of BD common stock on the closing date).

Q:	What will happen to CareFusion as a result of the merger?

A:	If the merger is completed, Merger Corp will be merged with and into CareFusion, with CareFusion continuing as the surviving company and a wholly owned subsidiary of BD. As a result of the merger, CareFusion will no longer be a publicly held company. Following the merger, CareFusion common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Q:	What equity stake will CareFusion stockholders hold in BD immediately following the merger?

A:	Based on the number of issued and outstanding shares of BD common stock and CareFusion common stock as of October 3, 2014, holders of shares of CareFusion common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 8% of the issued and outstanding shares of BD common stock immediately following the closing of the merger.

Q:	When do you expect the merger to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 102 of this proxy statement/prospectus, including the adoption of the merger agreement by CareFusion stockholders at the special meeting, BD and CareFusion expect that the merger will be completed during the first half of calendar year 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Q:	What are the material U.S. federal income tax consequences of the merger to CareFusion stockholders?

A:	If you are a U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations”), the receipt of the merger consideration in exchange for shares of CareFusion common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for the merger consideration pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For a more detailed discussion of the material U.S. federal income tax consequences of the merger to CareFusion stockholders, please see the section titled “Material U.S. Federal Income Tax Considerations” beginning on page 114.

Q:	Who can vote at the special meeting?

A:	All holders of record of CareFusion common stock as of the close of business on [ ], the record date for the special meeting, which we refer to as the record date, are entitled to receive notice of, and to vote at, the special meeting. Each holder of CareFusion common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of CareFusion common stock that such holder owned of record as of the record date.

Q:	When and where is the special meeting?

A:	The special meeting will be held on [ ], at [ ] local time, at [ ]. To attend the special meeting in person, an admission card or proof of ownership of CareFusion common stock as of the record date is required. All stockholders planning to attend the special meeting can request an admission card and register to attend by contacting the CareFusion Investor Relations Department, at (858) 617-4621. Admission to the special meeting is limited to CareFusion stockholders as of the record date, a named representative of such a stockholder, or an immediate family member of such a stockholder attending as a guest. CareFusion reserves the right to limit the number of immediate family members or representatives who may attend the meeting. In addition to an admission card or proof of ownership as of the record date, stockholders and their representatives and immediate family members will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the special meeting.

Q:	How will I receive the merger consideration to which I am entitled?

A:	Each holder of record of shares of CareFusion common stock will automatically and upon the effective time be entitled to receive, and BD will cause the exchange agent to pay and deliver as promptly as practicable after the effective time of the merger, the merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time of the merger but prior to the time of delivery by the exchange agent. More information may be found under the caption “The Merger Agreement—Exchange and Payment Procedures” beginning on page 89 of this proxy statement/prospectus.

Q:	Will my shares of BD common stock acquired in the merger receive a dividend?

A:	After the closing of the merger, as a holder of BD common stock, you will receive the same dividends on shares of BD common stock that all other holders of shares of BD common stock will receive based on a dividend record date that occurs after the merger is completed.

BD currently pays regular quarterly dividends and anticipates paying dividends on its common stock in the foreseeable future. BD last paid a dividend on September 30, 2014, of $0.545 per share. Under the terms of the merger agreement, during the period before completion of the merger, BD is not permitted to pay any dividends on or make any distributions other than its regular cash dividends not to exceed

$0.545 per share (subject to increase in a manner consistent with past practice but limited to a maximum of $0.654 per share). Any change to the payment of dividends by BD would require approval by the BD board of directors and the board may change its dividend policy at any time. See the section entitled “Comparative Per Share Market Price and Dividend Information” beginning on page 38 for a comparison of the historical dividend practices of the two companies.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote upon (i) a proposal to adopt the merger agreement (ii) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger and (iii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	Why am I being asked to consider and vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger?

A:	Under SEC rules, CareFusion is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q:	What will happen if CareFusion stockholders do not approve the compensation proposal?

A:	Approval of the compensation that may be paid or become payable to CareFusion’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on CareFusion or the surviving company in the merger. If the merger is completed, the merger-related compensation may be paid to CareFusion’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if CareFusion stockholders do not approve, by advisory (non-binding) vote, the merger-related compensation.

Q:	Do any of CareFusion’s directors or executive officers have interests in the merger that may differ from those of CareFusion stockholders?

A:	CareFusion’s non-employee directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of CareFusion stockholders generally. The CareFusion board of directors was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in recommending that CareFusion stockholders adopt the merger agreement. For a description of these interests, refer to the section entitled “Interests of CareFusion’s Directors and Executive Officers in the Merger” beginning on page 107.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	You are a “stockholder of record” if your shares are registered directly in your name with CareFusion’s transfer agent, Computershare Trust Company, N.A. As the stockholder of record, you have the right to vote in person at the special meeting. You may also vote by Internet or telephone, as described in the notice and below under the heading “How do I vote?” You are deemed to beneficially own shares in “street name” if your shares are held by a bank, brokerage firm or other nominee or other similar organization. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	If my shares of CareFusion common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of CareFusion common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of CareFusion common stock.

In accordance with the rules of the NYSE, banks, brokerage firms and other nominees who hold shares of CareFusion common stock in street name for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the adoption of the merger agreement, the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation, and adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the adoption of the merger agreement, and will not have an effect on the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation (except to the extent there are insufficient shares present at the meeting to establish a quorum) or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How many votes do I have?

A:	Each CareFusion stockholder is entitled to one vote for each share of CareFusion common stock held of record as of the record date.

As of the close of business on the record date, there were [            ] shares of CareFusion common stock outstanding. As summarized above, there are some important distinctions between shares held of record and those owned beneficially in street name.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of CareFusion common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Q:	How do I vote?

A:	Stockholder of Record. If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions on the proxy card at any time up until [ ] on [ ];

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until [ ] on [ ]; or

•	By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the special meeting.

Beneficial Owner. If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail by submitting a voting instruction form.

If you satisfy the admission requirements to the special meeting, as described above under the heading “When and where is the special meeting?”, you may vote your shares in person at the meeting. Even if you plan to attend the special meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the special meeting. Shares held through a benefit or compensation plan cannot be voted in person at the special meeting.

Q:	How can I change or revoke my vote?

A:	If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with CareFusion’s corporate secretary, at or before the taking of the vote at the special meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at [ ] on [ ];

•	submitting a properly signed proxy card with a later date that is received at or prior to the special meeting; or

•	attending the special meeting, revoking your proxy and voting in person.

The written statement or subsequent proxy should be delivered to CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the special meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the special meeting if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Q:	If a stockholder gives a proxy, how are the shares of CareFusion common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of CareFusion common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of CareFusion common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation, and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	What should I do if I receive more than one set of voting materials?

A:

If you hold shares of CareFusion common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of CareFusion common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of CareFusion common stock are voted. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	What happens if I sell my shares of CareFusion common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time of the merger. If you transfer your shares of CareFusion common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares at the effective time of the merger.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	CareFusion has engaged Morrow & Co., LLC at an estimated cost of $[ ], plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Proxies may also be solicited on CareFusion’s behalf by CareFusion’s directors, officers or employees (for no additional compensation). Arrangements will also be made with custodians, nominees and fiduciaries for forwarding a notice or printed proxy materials, as applicable, to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and CareFusion will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of CareFusion common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of CareFusion common stock voted at the special meeting in one of three ways:

•	By Internet: by following the Internet voting instructions on the proxy card at any time up until [ ] on [ ];

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until [ ] on [ ]; or

•	By Mail: by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the special meeting.

If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	Where can I find the voting results of the special meeting?

A:	The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, CareFusion intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of CareFusion common stock?

A:	Stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of CareFusion Stockholders” beginning on page 131 of this proxy statement/prospectus. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:	Are there any risks that I should consider in deciding whether to vote for the adoption of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 42 of this proxy statement/prospectus. You also should read and carefully consider the risk factors of BD and CareFusion contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What are the conditions to completion of the merger?

A:	In addition to the approval of the merger proposal by CareFusion stockholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, the approval of the merger by the European Commission under the Council Regulation (EC) No. 139/2004 of 20 January 2004 on the Control of Concentrations Between Undertakings, as amended, which we refer to as the EUMR, the accuracy of representations and warranties under the merger agreement (subject to the materiality standards set forth in the merger agreement), and BD’s and CareFusion’s performance of their respective obligations under the merger agreement in all material respects. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 102, of this proxy statement/prospectus.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by CareFusion stockholders or if the merger is not completed for any other reason, CareFusion stockholders will not receive any consideration for their shares of CareFusion common stock. Instead, CareFusion will remain an independent public company, CareFusion common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act. CareFusion is required to pay BD a termination fee of $367 million if the merger agreement is terminated in certain circumstances. If the merger agreement is terminated because the CareFusion stockholders’ meeting (as it may be adjourned or postponed) concludes without the CareFusion stockholder approval being obtained and a termination fee is not otherwise payable, CareFusion is required to pay BD an amount equal to fifty percent of BD’s out-of-pocket expenses incurred in connection with the merger agreement and the merger. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 104 of this proxy statement/prospectus.

Q:	Who can help answer any other questions I have?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of CareFusion common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Morrow & Co., LLC, CareFusion’s proxy solicitor, by calling toll-free at (800) 662-5200.

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a CareFusion stockholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Parties to the Merger (Page 54)

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

(858) 617-2000

CareFusion Corporation, a Delaware corporation, is a global medical technology company with proven and industry-leading products and services designed to measurably improve the safety, quality, efficiency and cost of healthcare. CareFusion offers a comprehensive portfolio of products in the areas of medication management, infection prevention, operating room and procedural effectiveness, and respiratory care.

CareFusion common stock is listed on the NYSE under the symbol “CFN.”

Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417

(201) 847-6800

Becton, Dickinson and Company, a New Jersey corporation, is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. BD’s innovative solutions are focused on improving drug delivery, enhancing the diagnosis of infectious diseases and cancers, supporting the management of diabetes and advancing cellular research. BD has nearly 30,000 associates in 50 countries who strive to fulfill BD’s purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world.

BD common stock is listed on the NYSE under the symbol “BDX.”

Griffin Sub, Inc.

c/o Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417

(201) 847-6800

Griffin Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BD, which we refer to as Merger Corp, was formed solely for the purpose of facilitating the merger. Merger Corp has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Corp will be merged with and into CareFusion, with CareFusion surviving the merger as a wholly owned subsidiary of BD.

The Merger and the Merger Agreement (Page 55 and Annex A)

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, Merger Corp will merge with and into CareFusion. After the effective time, CareFusion will be the surviving company and a wholly owned subsidiary of BD.

Per Share Merger Consideration (Page 55)

Upon completion of the merger, each issued and outstanding share of CareFusion common stock, other than shares owned by BD or CareFusion, or by stockholders that have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive (i) $49.00 in cash, without interest, which we refer to as the cash consideration, and (ii) 0.0777 of a share of common stock, par value $1.00 per share, of BD, which we refer to as the exchange ratio. We refer to (i) and (ii) together as the per share merger consideration.

In the event that the outstanding shares of CareFusion common stock or BD common stock are changed into a different number of shares or a different class of shares by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the exchange ratio will be appropriately adjusted to provide BD and the CareFusion common stock holders (including holders of CareFusion stock options, restricted stock units and performance stock units) the same economic effect as prior to the event.

Treatment of CareFusion Equity Awards (Page 90)

Treatment of Stock Options

Each CareFusion option that is outstanding immediately prior to the effective time, whether vested or unvested including any such option held by an executive officer or non-employee director, will be converted at the effective time into an option to purchase, on the same terms and conditions as were applicable to such CareFusion option immediately prior to the effective time, the number of shares of BD common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of CareFusion common stock subject to the CareFusion option by the stock award exchange ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per share exercise price of the CareFusion option by the stock award exchange ratio. The stock award exchange ratio is the sum of (i) the exchange ratio and (ii) the quotient of the cash consideration divided by BD’s volume-weighted average stock price for the five trading days immediately preceding the closing date.

Treatment of Unvested Restricted Stock Units

At the effective time, each CareFusion restricted stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such restricted stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion restricted stock unit immediately prior to the effective time, and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested restricted stock unit immediately prior to the effective time by (ii) the stock award exchange ratio. Restricted stock unit awards granted to officers of the Company on August 15, 2014 that have a performance condition relating to the Company’s fiscal year will be treated as described in the previous sentence, and the applicable performance goal will be certified as achieved by the compensation committee prior to the time of closing.

Treatment of Unvested Performance Stock Units

At the effective time, each CareFusion performance stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such performance stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion performance stock unit immediately prior to the effective time (except that the performance-based vesting conditions applicable to such unvested performance stock unit immediately prior to the effective time shall not apply from and after the effective time), and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested performance stock unit award immediately prior to the effective time by (ii) the stock award exchange ratio. For this purpose, the number of shares of CareFusion common stock subject to each such unvested CareFusion performance stock unit shall be equal to the number of shares earned based on the level of achievement, as certified by the compensation committee prior to the time of closing, of the applicable performance condition measured through the end of CareFusion’s most recently completed calendar quarter prior to the time of closing, but shall not be less than the target number of shares.

Treatment of Vested Restricted Stock Units and Performance Stock Units

At the effective time, each CareFusion restricted stock unit and CareFusion performance stock unit that is outstanding immediately prior to the effective time and becomes vested by its terms at the effective time (including any such restricted stock unit held by a non-employee director and any such performance stock unit held by an executive officer), and each CareFusion restricted stock unit held by a non-employee director, settlement of which was elected to be deferred, shall be cancelled and converted into, with respect to each share of CareFusion common stock subject to such restricted stock unit or performance stock unit (provided, that, each such performance stock unit shall, in accordance with its terms, vest based on the greater of target performance and actual performance through the closing date, as certified by the compensation committee prior to the time of closing), the merger consideration on the same terms and conditions as other shares of CareFusion common stock, subject to applicable tax withholding, with such tax withholding to be withheld pro rata from the cash consideration and the stock consideration (with the stock consideration valued, for such purpose, based on the closing price of BD common stock on the closing date).

Financing of the Merger (Page 83)

BD anticipates that the funds needed to complete the transactions contemplated by the merger agreement will be derived from a combination of (i) the issuance of common stock of BD to CareFusion’s stockholders, (ii) available cash on hand of BD and CareFusion and (iii) third party debt financing, which we refer to as the debt financing, which may include some combination of the following: (a) a senior unsecured bridge loan facility and/or (b) the issuance of senior unsecured notes or other debt securities.

On October 5, 2014, BD obtained a debt commitment letter, which was supplemented pursuant to a joinder agreement to commitment letter dated as of October 24, 2014, which we refer to collectively as the debt commitment letter, from Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas, Citibank, N.A., Morgan Stanley Senior Funding, Inc., The Bank of New York Mellon, ING Bank N.V., Dublin Branch, Intesa Sanpaolo S.p.A., Mizuho Bank, Ltd., The Northern Trust Company, Standard Chartered Bank, Svenska Handelsbanken AB and Wells Fargo Bank, National Association, which we refer to collectively as the commitment parties, pursuant to which the commitment parties have agreed to provide a $9.10 billion senior unsecured bridge loan facility, which we refer to as the bridge loan facility. The bridge loan facility will only be drawn to the extent BD is unable to raise such amounts by issuing senior unsecured notes or other debt securities at or prior to the closing of the merger.

Each commitment party’s commitments with respect to the bridge loan facility and each commitment party’s agreements to perform the services described in the debt commitment letter, will automatically terminate on the earliest of (i) 11:59 pm on July 5, 2015 (or 11:59 pm on October 5, 2015 if the end date (as defined in the merger agreement, see the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” on page 103 of this proxy statement/prospectus) is extended to October 5, 2015), (ii) the consummation of the merger, (iii) the termination of the merger agreement in accordance with its terms, or (iv) the date on which the loan agreement with respect to the bridge loan facility, which we refer to as the bridge loan agreement, has been executed and delivered by each of the parties thereto and all conditions precedent to its effectiveness have been satisfied.

The obligation of the commitment parties to provide debt financing under the debt commitment letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be available when required. In the event that the bridge loan facility is not available to BD on the terms set forth in the debt commitment letter or BD anticipates that the bridge loan facility will not be available on the terms set forth in the debt commitment letter due to the failure of a condition thereto or for any other reason, BD has the right under the merger agreement, subject to certain conditions and limitations, to seek alternative financing. As of the date of this proxy statement/prospectus, no such alternative financing has been arranged. BD’s obligation to complete the merger is not conditioned upon the receipt of any financing.

Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger (Page 65)

After careful consideration of various factors described in the section entitled “The Merger—Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger” beginning on page 65 of this proxy statement/prospectus, at a meeting held on October 5, 2014, the CareFusion board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of CareFusion’s stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby and (iii) resolved to recommend adoption of the merger agreement by CareFusion’s stockholders.

Opinion of CareFusion’s Financial Advisor (Page 68 and Annex B)

Perella Weinberg Partners LP, which we refer to as Perella Weinberg, rendered its oral opinion, subsequently confirmed in writing, to the CareFusion board of directors that, as of October 5, 2014, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the written opinion, the merger consideration to be received by the holders of CareFusion common stock (other than shares of CareFusion common stock that are owned, directly or indirectly, by BD, CareFusion (including shares held as treasury stock or otherwise) or Merger Corp immediately prior to the effective time of the Merger and shares held by CareFusion stockholders properly exercising appraisal rights under the DGCL, collectively “CareFusion excluded shares”) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Perella Weinberg’s written opinion, dated October 5, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex B and is incorporated by reference herein. Holders of CareFusion common stock are urged to read Perella Weinberg’s opinion carefully and in its entirety. The opinion does not address CareFusion’s underlying business decision to enter into the merger or the relative merits of the merger as compared with any other strategic alternative which may be available to CareFusion. The opinion was not intended to be and does not constitute a recommendation to any holder of CareFusion common stock as to how such holder should vote or otherwise act with respect to the merger or any other matter. The opinion does not in any manner address the prices at which the CareFusion common stock or BD common stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the merger to, or any consideration received in connection with the merger by, the holders of any other class of securities, creditors or other constituencies of CareFusion. Perella Weinberg provided its opinion for the information and assistance of the CareFusion board of directors in connection with, and for the purposes of its evaluation of, the merger. This summary is qualified in its entirety by reference to the full text of the opinion.

For a description of the opinion that the CareFusion board of directors received from Perella Weinberg, see “The Merger–Opinion of CareFusion’s Financial Advisor” beginning on page 68 of this proxy statement/prospectus.

Information About the Special Meeting (Page 50)

Time, Place and Purpose of the Special Meeting (Page 50)

The special meeting to consider and vote upon the adoption of the merger agreement, which we refer to as the special meeting, will be held on [    ], at [        ] local time, at [        ].

At the special meeting, CareFusion stockholders will be asked to consider and vote upon (i) a proposal to adopt the merger agreement, (ii) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger and (iii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Quorum (Page 50)

You are entitled to receive notice of, and to vote at, the special meeting if you are an owner of record of shares of CareFusion common stock as of the close of business on [    ], the record date. On the record date, there were [        ] shares of CareFusion common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of CareFusion common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of CareFusion common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered for purposes of establishing a quorum.

Vote Required (Page 50)

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of CareFusion common stock entitled to vote thereon. Votes to abstain will not be counted as votes cast in favor of the adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or you vote to abstain, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The proposal to approve certain compensation arrangements for CareFusion’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the merger-related executive compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock in favor of the proposal, your shares of CareFusion common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation, except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of CareFusion common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock, your shares of CareFusion common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Proxies and Revocations (Page 51)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If your shares of CareFusion common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of CareFusion common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of CareFusion common stock will not be voted on the adoption of the merger agreement, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement and your shares of CareFusion common stock will not have an effect on the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation (other than to the extent resulting in failure to establish a quorum) or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to CareFusion prior to the time the special meeting begins. Written notice of revocation should be mailed to: CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: Corporate Secretary.

Interests of CareFusion’s Directors and Executive Officers in the Merger (Page 107)

Non-employee directors and executive officers of CareFusion have certain interests in the merger that may be different from or in addition to the interests of CareFusion stockholders generally. These interests include, among others, potential severance benefits and other payments, the treatment of outstanding equity awards pursuant to the merger agreement, and rights to ongoing indemnification and insurance coverage. The CareFusion board of directors was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and the other transactions contemplated thereby, (ii) adopt, approve and declare advisable the merger agreement, and (iii) resolve to recommend the adoption of the merger agreement to CareFusion stockholders. See the section entitled ‘‘Interests of CareFusion’s Directors and Executive Officers in the Merger’’ beginning on page 107 of this proxy statement/prospectus for a more detailed description of these interests.

Regulatory Approvals (Page 84)

Completion of the merger is conditioned upon (i) the expiration or early termination of the applicable waiting period under the HSR Act and (ii) the adoption or deemed adoption of approvals of the merger by the European Commission under the EUMR. BD and CareFusion each filed their respective HSR Act notification forms on October 20, 2014 and the 30-day waiting period will expire at 11:59 pm on November 19, 2014, unless terminated early or otherwise extended. BD anticipates that it will file the required notification form under the EUMR shortly.

Subject to the terms of the merger agreement, CareFusion and BD have agreed to cooperate with each other and to use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger. Each of CareFusion and BD has agreed, to the extent necessary to resolve objections, if any, that a governmental authority of competent jurisdiction asserts with respect to any required antitrust or similar competition approval under any applicable law with respect to the merger, and to avoid or eliminate all impediments under any applicable antitrust or similar competition law asserted by any such governmental authority of competent jurisdiction with respect to the merger so as to permit the closing to occur by the end date (as defined in the merger agreement, see the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” on page 103 of this proxy statement/prospectus), to (i) propose, negotiate, effect the sale, divestiture, license, or other disposition of any business, assets, equity interests, product lines or properties of BD or CareFusion (or either party’s respective subsidiaries), (ii) create, terminate or divest relationships, contractual rights or obligations of BD or CareFusion (or either party’s respective subsidiaries) and (iii) take or commit to take any action which limits BD’s right to retain directly or indirectly retain or hold any business, assets, equity interests product lines or properties, in each case as required in order to obtain any antitrust or similar competition approval so as to permit the closing to occur by the end date.

However, in no event will BD or any of its subsidiaries be required to, and CareFusion and its subsidiaries will not, without the prior written consent of BD, take any action, or agree to any condition or limitation that (i) would, or would reasonably be expected to, have a material adverse effect on the business, results of operations, or financial condition of either BD and its subsidiaries or CareFusion and its subsidiaries (in each case measured on a scale relative to CareFusion and its subsidiaries, taken as a whole), (ii) would, or would be reasonably likely to, individually or in the aggregate, result in a loss of 50% or more of net sales revenue (measured by net sales revenue for the trailing twelve month period) to BD’s and its subsidiaries’ intravenous which we refer to as “IV” catheter business conducted in the United States, (iii) would, or would be reasonably likely to, individually or in the aggregate, result in a loss of 50% or more of net sales revenue (measured by net sales revenue for the trailing twelve month period) to BD’s and its subsidiaries’ IV catheter business conducted outside the United States or (iv) in order to avoid the entry of, or to effect the dissolution of, any competition law order in a jurisdiction other than the United States or the European Union, would require BD to take any action with respect to any business, properties or assets of BD and its subsidiaries, or CareFusion and its subsidiaries, located outside of the home country of the governmental authority of competent jurisdiction in respect of such a competition law order.

Appraisal Rights of CareFusion Stockholders (Page 131 and Annex C)

CareFusion stockholders of record have appraisal rights under the DGCL in connection with the merger. CareFusion stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with the applicable provisions of Section 262 of the DGCL will be entitled to exercise appraisal rights thereunder. Any shares of CareFusion common stock held by a CareFusion stockholder as of the record date who has not voted in favor of the adoption of the merger agreement and who has demanded appraisal for such shares in accordance with the DGCL will not be converted into a right to receive the merger consideration, unless such CareFusion stockholder fails to perfect, withdraws or otherwise loses such stockholder’s appraisal rights under the DGCL. If, after the consummation of the merger, such holder of CareFusion common stock fails to perfect, withdraws or otherwise loses his, her or its appraisal rights, each such share will be treated as if it had been converted as of the consummation of the merger into a right to receive the merger consideration. The relevant provisions of the DGCL are included as Annex C to this proxy statement/prospectus.

You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising your appraisal rights, CareFusion stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of appraisal rights. See the section entitled “Appraisal Rights of CareFusion Stockholders” beginning on page 131 of this proxy statement/prospectus for additional information and the text of Section 262 of the DGCL reproduced in its entirety as Annex C to this proxy statement/prospectus.

Conditions to Completion of the Merger (Page 102)

In addition to the approval of the merger proposal by CareFusion stockholders, the expiration or termination of the applicable waiting period under the HSR Act and adoption or deemed adoption of approvals of the merger by the European Commission under the EUMR, each as described above, each party’s obligation to complete the merger is also subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions, including the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part (and the absence of any stop order by the SEC), approval of the listing on the NYSE of the BD common stock to be issued in the merger, the absence of an injunction prohibiting the merger, the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects and delivery of officer certificates by the other party certifying satisfaction of the two preceding conditions.

Neither CareFusion nor BD can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 102 of this proxy statement/prospectus.

No Solicitation (Page 96)

As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the exceptions summarized below, CareFusion has agreed that it will not (1) solicit, initiate, knowingly encourage, or take any other action designed to facilitate, any inquiries regarding, or the making or submission of any inquiry, proposal or indication of interest or offer that constitutes, or would reasonably be expected to lead to, a company acquisition proposal (as defined in the merger agreement); (2) approve or recommend, or propose to approve or recommend, a company acquisition proposal; (3) approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to a company acquisition proposal (other than a confidentiality agreement in connection with a company acquisition proposal) or a superior proposal (as defined in the merger agreement); (4) enter into, continue or otherwise participate in any discussions or negotiations regarding any company acquisition proposal; or (5) agree to do any of the foregoing actions.

Under the terms of the merger agreement, CareFusion agreed to immediately cease any discussions or negotiations with any person that may have been ongoing with respect to a company acquisition proposal as of October 5, 2014. CareFusion agreed to promptly advise BD of any inquiries, proposals or offers with respect to a company acquisition proposal that are received by, or any non-public information with regard to such proposal is requested from, or any discussions or negotiations sought to be initiated regarding such proposal with, CareFusion or its representatives.

If, prior to obtaining the CareFusion stockholder approval, following the receipt of a bona fide written company acquisition proposal that the CareFusion board of directors determines in good faith, after consultation with CareFusion’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal and that was unsolicited and made after October 5, 2014 in circumstances not otherwise involving a breach of the merger agreement, CareFusion may, in response to such company acquisition proposal, furnish information with respect to CareFusion to the person making such company acquisition proposal and engage in discussions or negotiations with such person, except that prior to furnishing any such nonpublic information relating to CareFusion, CareFusion enters into a confidentiality agreement with the person making the company acquisition proposal that (x) does not contain any provision that would prevent CareFusion from complying with its obligation to provide any disclosure to BD required pursuant to the merger agreement and (y) contains provisions that in the aggregate are no less restrictive on such person (including with respect to any “standstill” terms, except that such “standstill” terms need not restrict a person from making proposals to CareFusion or its board of directors in respect of a company acquisition proposal) than those contained in the confidentiality agreement between CareFusion and BD, and promptly (but in any event within 24 hours) following the furnishing of any such nonpublic information to such person, CareFusion furnishes such nonpublic information to BD (to the extent such nonpublic information has not been previously furnished to BD).

No Change in Recommendation or Entry into Company Acquisition Agreement (Page 98)

Subject to certain exceptions described below, the CareFusion board of directors may not:

•	effect a company adverse recommendation change (as defined in the merger agreement); or

•	cause or permit CareFusion or any of its subsidiaries to enter into an alternative acquisition agreement (as defined in the merger agreement).

Fiduciary Exception

However, at any time before the CareFusion stockholder approval is obtained, but not after it is obtained, if (i) an unsolicited written company acquisition proposal is made by a third party, which CareFusion’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior offer; or an intervening event (as defined in the merger agreement) occurs; (ii) in the case of a company acquisition proposal, CareFusion’s board of directors concludes in good faith, after consultation with CareFusion’s outside legal counsel and outside financial advisors, that such company acquisition proposal constitutes a superior proposal; and (iii) CareFusion’s board of directors concludes in good faith, after consultation with CareFusion’s outside legal counsel, that the failure to make a company adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws, then, subject to the provisions described in the next paragraph, the CareFusion board of directors may effect a company adverse recommendation change.

Prior to making any company adverse recommendation change and/or authorization to enter into any alternative acquisition agreement, CareFusion’s board of directors must notify BD and negotiate in good faith with BD regarding any revisions or changes to the merger agreement or the merger proposed by BD in response to the superior proposal or intervening event, as applicable. If after such negotiations, CareFusion’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that (x) the company acquisition proposal continues to be a superior proposal, or the intervening event continues to be an intervening event, warranting a company adverse recommendation change and (y) failure to make such recommendation would violate CareFusion’s fiduciary duties under applicable law, it may make such company adverse recommendation change and/or authorization to enter into any alternative acquisition agreement. Whether or not there is a company adverse recommendation change, unless the merger agreement is terminated, the CareFusion board of directors must submit the merger agreement for approval by the stockholders of CareFusion at the CareFusion special meeting. In the event there is a company adverse recommendation change made in compliance with the merger agreement with respect to a superior proposal, CareFusion may only enter into an alternative acquisition agreement with respect to the superior proposal by concurrently terminating the merger agreement and paying BD the $367 million termination fee. We refer to this termination right as the fiduciary termination right.

Termination of the Merger Agreement (Page 103)

Termination

The merger agreement may be terminated and abandoned at any time prior to the effective time, whether before or after any approval of the merger by the holders of CareFusion common stock:

•	by mutual written consent of CareFusion and BD;

•	by either CareFusion or BD if the merger has not been consummated on or prior to July 5, 2015, which we refer to as the end date, provided that if all of the conditions to closing, other than those pertaining to waiting periods under the HSR Act and competition decisions and approvals of the European Commission under the EUMR have been satisfied or are capable of being satisfied at such time, the end date may be extended by either CareFusion or BD to October 5, 2015, except that the right to terminate the merger agreement according to this specific provision will not be available to a party if the failure of the condition pertaining to waiting periods under the HSR Act and competition decisions and approvals of the European Commission under the EUMR to have been satisfied was due to the failure of such party to perform any of its obligations under the merger agreement; we refer to this termination right as the outside date termination right;

•	by either CareFusion or BD, if an order by a governmental authority of competent jurisdiction has been issued permanently restraining, enjoining or otherwise prohibiting the completion of the merger or the issuance of BD common stock to be used as merger consideration and such order has become final and nonappealable;

•	by either CareFusion or BD, if any law has been enacted or is applicable to the merger or the issuance of BD common stock to be used as merger consideration by any governmental authority that prohibits, prevents or makes illegal the consummation of the merger or the issuance of BD common stock to be used as merger consideration;

•	by either CareFusion or BD, if the CareFusion special meeting has concluded and the CareFusion stockholder approval has not been obtained;

•	by either CareFusion or BD if the other party has materially breached or failed to perform any representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure (i) would result in the failure of specified conditions to closing and (ii) is not curable or is not cured within a specified time period;

•	by BD, if, prior to the receipt of the CareFusion stockholder approval, a company adverse recommendation change has occurred, or

•	by CareFusion, in accordance with the provisions regarding its fiduciary termination right in connection with a superior proposal.

Termination Fee

CareFusion will pay BD fifty percent of the amount of BD’s out-of-pocket expenses incurred in connection with the merger agreement and the merger if the merger agreement is terminated by either BD or CareFusion because the CareFusion special meeting (as it may be adjourned or postponed) concluded without the CareFusion stockholder approval being obtained. In addition, CareFusion will pay BD a termination fee of $367 million (less expense reimbursement payment, if any, described in the prior sentence) if the merger agreement is terminated in certain circumstances involving a company acquisition proposal. The expense reimbursement and termination fee could discourage other companies from seeking to acquire or merge with CareFusion.

Accounting Treatment (Page 85)

BD prepares its financial statements in accordance with accounting principles generally accepted in the United States, which we refer to as GAAP. The merger will be accounted for using the acquisition method of accounting. BD will be treated as the acquiror for accounting purposes.

Material U.S. Federal Income Tax Consequences (Page 114)

For U.S. holders (as such term is defined below under “Material U.S. Federal Income Tax Considerations”), the receipt of the merger consideration in exchange for shares of CareFusion common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. CareFusion stockholders should consult their own tax advisors regarding the particular tax consequences of the exchange of shares of common stock for the merger consideration pursuant to the merger in light of their particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For a more detailed discussion of the material U.S. federal income tax consequences of the merger to CareFusion stockholders, please see the section titled “Material U.S. Federal Income Tax Considerations.”

Comparison of Stockholders’ Rights (Page 116)

The rights of CareFusion stockholders are governed by CareFusion’s amended and restated certificate of incorporation and amended and restated bylaws, which we refer to as the CareFusion charter and the CareFusion bylaws, respectively, and by Delaware corporate law. Your rights as a stockholder of BD will be governed by BD’s restated certificate of incorporation and bylaws, which we refer to as the BD charter and the BD bylaws, respectively, and by New Jersey corporate law. Your rights under the BD charter, BD bylaws and New Jersey corporate law will differ in some respects from your rights under the CareFusion charter, CareFusion bylaws and Delaware corporate law. For more detailed information regarding a comparison of your rights as a stockholder of CareFusion and BD, see the section entitled “Comparison of Stockholders’ Rights” beginning on page 116 of this proxy statement/prospectus.

Litigation Related to the Merger (Page 86)

Eight putative class action lawsuits have been filed against CareFusion, its directors, BD and Merger Corp in the Delaware Court of Chancery and in the Superior Court of California. These lawsuits generally allege that the members of the board of directors of CareFusion breached their fiduciary duties in connection with the merger by, among other things, carrying out a process that the plaintiffs allege did not ensure adequate and fair consideration to CareFusion stockholders. The plaintiffs in these actions further allege that CareFusion, BD and Merger Corp aided and abetted the individual defendants’ breaches of their fiduciary duties. The plaintiffs seek, among other things, equitable relief to enjoin consummation of the merger, rescission of the merger and/or rescissory damages, and attorneys’ fees and costs. CareFusion, its directors, BD and Merger Corp intend to defend these actions vigorously.

Risk Factors (Page 42)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BD

The following table presents selected historical consolidated financial data for BD as of and for the years ended September 30, 2013, 2012, 2011, 2010 and 2009. This information has been derived from BD’s audited consolidated financial statements. Historical financial data as of and for the nine months ended June 30, 2014 and 2013 has been derived from BD’s unaudited condensed consolidated financial statements which include, in the opinion of BD’s management, all normal and recurring adjustments that are considered necessary for the fair presentation of the results for such interim periods and dates. The information should be read in conjunction with the historical audited consolidated financial statements of BD and the related notes, including those contained in its Annual Report on Form 10-K for the year ended September 30, 2013, which is incorporated by reference into this proxy statement/prospectus. The information should also be read in conjunction with the historical unaudited consolidated financial statements of BD and the related notes, including those contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, which is also incorporated by reference into this proxy statement/prospectus.

	Nine Months Ended June 30,		Fiscal Year Ended September 30,
	2014	2013	2013		2012	2011	2010	2009
Income Statement Data
Revenues	$6,244	$5,953	$8,054		$7,708	$7,584	$7,124	$6,747
Gross Margin	3,198	3,084	4,171		3,953	3,959	3,696	3,555
Operating Income	1,204	1,178	1,254		1,558	1,666	1,582	1,508
Income from Continuing Operations	884	838	929	(A)	1,110	1,201	1,115	1,115
Net Income	884	1,203	1,293		1,170	1,271	1,318	1,232

Per Common Share Data
Basic Earnings Per Share from
Continuing Operations	$4.57	$4.29	$4.76		$5.40	$5.43	$4.76	$4.63
Basic Earnings Per Share	4.57	6.16	6.63		5.69	5.75	5.62	5.12
Diluted Earnings Per Share from
Continuing Operations	4.47	4.21	4.67	(A)	5.30	5.31	4.64	4.52
Diluted Earnings Per Share	4.47	6.04	6.49		5.59	5.62	5.49	4.99
Dividends Per Common Share	1.635	1.485	1.98		1.80	1.64	1.48	1.32

Financial Position
Total Current Assets	$6,045	$5,435	$5,873		$5,322	$4,668	$4,505	$4,647
Total Assets	12,374	11,587	12,149		11,361	10,430	9,651	9,305
Total Current Liabilities	2,093	1,693	2,130		1,978	1,823	1,672	1,777
Total Long-Term Debt	3,768	3,763	3,763		3,761	2,485	1,495	1,489
Total Shareholders’ Equity	5,378	4,717	5,043		4,136	4,828	5,435	5,143

(A)	Reflects the impact of after-tax charges of $225 million or $1.13 diluted earnings per share from continuing operations relating to certain litigation matters as disclosed in Note 5 to the consolidated financial statements contained in BD’s Annual Report on Form 10-K for the year ended September 30, 2013, which is incorporated by reference into this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CAREFUSION

The following table presents selected historical consolidated financial data for CareFusion as of and for the years ended June 30, 2014, 2013, 2012, and 2011. Fiscal 2010 includes combined statement of income data for the fiscal year ended June 30, 2010 and combined balance sheet data as of June 30, 2010. This information has been derived from CareFusion’s audited financial statements, unless otherwise noted. This consolidated financial information may not be indicative of CareFusion’s future performance.

You should read this information in conjunction with CareFusion’s consolidated financial statements and related notes thereto included in CareFusion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

	At or for the Fiscal Year Ended June 30,[1,2]
(in millions)	2014	2013	2012	2011	2010
Statements of Income Data:
Revenue	$3,842	$3,550	$3,598	$3,440	$3,377
Gross Profit	1,908	1,850	1,804	1,768	1,691
Operating Income[3,4]	621	619	574	504	450
Income before Income Tax	532	543	487	425	345
Income from Continuing Operations	417	389	361	299	161
Income (Loss) from Discontinued Operations, Net of Tax[5]	—	(4)	(68)	(50)	33
Net Income	417	385	293	249	194

Basic Earnings (Loss) per Common Share:
Continuing Operations	1.99	1.76	1.62	1.34	0.73
Discontinued Operations	—	(0.02)	(0.31)	(0.23)	0.15
Basic Earnings per Common Share	1.99	1.74	1.31	1.11	0.88
Diluted Earnings (Loss) per Common Share:
Continuing Operations	1.96	1.74	1.60	1.32	0.72
Discontinued Operations	—	(0.02)	(0.30)	(0.22)	0.15
Diluted Earnings per Common Share	1.96	1.72	1.30	1.10	0.87

Weighted-Average Number of Common Shares Outstanding:
Basic	209.7	221.2	223.7	222.8	221.5
Diluted	212.9	224.0	226.0	225.1	223.0

Balance Sheet Data[6]:
Total Assets	$9,655	$8,553	$8,488	$8,185	$7,900

Long-Term Obligations, less Current Portion and Other Short-Term Borrowings	1,990	1,444	1,151	1,387	1,386
Total Stockholders’ Equity or Parent Company Investment	5,390	5,386	5,231	5,070	4,676

(1)	Amounts reflect business combinations for all periods presented. See note 3 to the audited consolidated financial statements included in CareFusion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for further information regarding the impact of acquisitions.
(2)	Amounts reflect restructuring and acquisition integration charges for all periods presented. Restructuring and acquisition integration charges were $43 million, $18 million, $33 million, $64 million, and $15 million, in fiscal years 2014, 2013, 2012, 2011, and 2010, respectively.
(3)	During the fiscal year ended June 30, 2013, CareFusion recorded a $41 million charge to establish a reserve in connection with the agreement in principle to resolve the previously disclosed government investigations related to prior sales and marketing practices for CareFusion’s ChloraPrep skin preparation product and relationships with healthcare professionals. In January 2014, CareFusion entered into a final settlement agreement with the government, and CareFusion paid the settlement.

(4)	Includes $3 million share of net earnings of equity method investee recorded during the fiscal year ended June 30, 2014.
(5)	A summary of CareFusion’s discontinued operations is presented in note 2 to the audited consolidated financial statements included in CareFusion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(6)	Fiscal year 2010 balance sheet data is unaudited.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma financial data gives effect to the merger with CareFusion by BD. The selected pro forma data have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, under which the assets and liabilities of CareFusion will be recorded by BD at their respective fair values as of the date the merger is completed. The selected Unaudited Pro Forma Condensed Combined Balance Sheet data as of June 30, 2014 gives effect to the transaction as if it had occurred on June 30, 2014. The selected Unaudited Pro Forma Condensed Combined Statements of Income data for the nine months ended June 30, 2014 and for the fiscal year ended September 30, 2013 gives effect as if the transaction had occurred on October 1, 2012, the beginning of BD’s fiscal year 2013.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial statements of the combined company appearing elsewhere in this proxy statement/prospectus and the accompanying notes to the pro forma statements. In addition, the pro forma statements were based on, and should be read in conjunction with, the historical audited financial statements of each of BD and CareFusion incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Statements” sections of this proxy statement/prospectus for additional information. The selected pro forma data has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the selected pro forma data does not purport to project the future financial position or operating results of the combined company. Also, as explained in more detail in the accompanying notes to the pro forma statements, the preliminary purchase price (consideration) and fair value assessment of assets and liabilities reflected in the selected pro forma data is subject to adjustment and may vary significantly from the final actual purchase price (consideration) and fair value assessment of assets and liabilities that will be recorded upon completion of the merger. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill.

Selected Unaudited Pro Forma Condensed Combined Statements of Income Data

(in millions, except per share data)	For the nine months ended June 30, 2014	For the fiscal year ended September 30, 2013
	(Pro forma combined)	(Pro forma combined)
Net sales	$8,964	$11,604
Income from continuing operations	$801	$830
Income from continuing operations per share-basic	$3.83	$3.93
Income from continuing operations per share-diluted	$3.75	$3.86
Weighted average shares outstanding-basic	209.4	211.0
Weighted average shares outstanding-diluted	213.8	215.2

Selected Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions)	As of June 30, 2014
(Pro forma combined)
Total current assets	$7,620
Total assets	28,583
Total current liabilities	3,336
Long-term debt	13,778
Total liabilities	21,368
Total shareholders’ equity	7,215

COMPARATIVE PER SHARE DATA

The following tables set forth historical per share information of BD and CareFusion and preliminary unaudited pro forma condensed combined per share information after giving effect to the merger with CareFusion by BD under the acquisition method of accounting. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that BD will experience after the acquisition of CareFusion. The preliminary unaudited pro forma condensed combined per share data has been derived from and should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 28 and the related notes included in this proxy statement/prospectus beginning on page 32. The historical per share data has been derived from the historical consolidated financial statements of BD and CareFusion as of and for the periods indicated, incorporated by reference in this proxy statement/prospectus.

	Nine Months Ended June 30, 2014	Year Ended September 30, 2013
BD Historical Per Share Data
Earnings per share—basic	$4.57	$4.76
Earnings per share—diluted	$4.47	$4.67
Cash dividends declared per common share	$1.635	$1.98
Book value per share	$28.04	$25.99

		Year Ended June 30, 2014
CareFusion Historical Per Share Data
Earnings per share—basic		$1.99
Earnings per share—diluted		$1.96
Cash dividends declared per common share		$—
Book value per share		$26.35

	Nine Months Ended June 30, 2014	Year Ended September 30, 2013
Unaudited Pro Forma Combined Per Share Data
Earnings per share—basic	$3.83	$3.93
Earnings per share—diluted	$3.75	$3.86
Cash dividends declared per common share	$1.635	$1.98
Book value per share (2)	$34.71	n/a

	Nine Months Ended June 30, 2014	Year Ended September 30, 2013
Unaudited Pro Forma Equivalent Per Share Data for CareFusion (1)
Earnings per share—basic	$0.30	$0.31
Earnings per share—diluted	$0.29	$0.30
Cash dividends declared per common share	$0.13	$0.15
Book value per share (2)	$2.70	n/a

(1)	The unaudited pro forma equivalent per share data for CareFusion are calculated by multiplying the preliminary unaudited pro forma combined per share data by the exchange ratio of 0.0777, based on the closing share price for BD common stock on October 3, 2014.
(2)	Pro forma book value per share is not meaningful as of September 30, 2013, as acquisition accounting adjustments were calculated as if the businesses had actually been combined as of June 30, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheet of BD and CareFusion may have appeared had the businesses actually been combined as of June 30, 2014, and is presented as if the merger with CareFusion, which we refer to as the merger, and the estimated borrowings used to finance the merger occurred on June 30, 2014. The unaudited pro forma condensed combined statements of income for the nine months ended June 30, 2014 and twelve months ended September 30, 2013 are presented assuming the merger and the related borrowings used to finance the merger occurred on October 1, 2012. Certain financial information of CareFusion as presented in its consolidated financial statements has been reclassified to conform to the historical presentation of BD’s consolidated financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information shows the impact of the merger on the combined balance sheet and the combined income statements under the acquisition method of accounting with BD treated as the acquirer. Under this method of accounting, identifiable tangible and intangible assets acquired and liabilities assumed are recorded by BD at their estimated fair values as of the date the merger is completed. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. As of the issuance of this proxy statement/prospectus, the purchase price allocation adjustments are estimates and may be further refined as additional information becomes available post-merger.

The unaudited pro forma condensed combined financial information has been prepared by BD in accordance with the regulations of the SEC and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the merger occurred as of the dates indicated above, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the combined entity will experience after the merger, and therefore discontinued operations of both BD and CareFusion are not presented. As required, the unaudited pro forma condensed combined financial information includes adjustments which give effect to events that are directly attributable to the merger and are factually supportable; as such, any planned adjustments affecting the balance sheet, income statement, or shares of common stock outstanding subsequent to the merger completion date are not included. The accompanying unaudited pro forma condensed combined income statement also does not include any expected cost savings or restructuring actions which may be achievable subsequent to the merger or the impact of any non-recurring activity and one-time transaction related costs.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements of BD (which are available in BD’s Annual Report on Form 10-K for the twelve months ended September 30, 2013 and Quarterly Report on Form 10-Q for the nine months ended June 30, 2014) and the historical consolidated financial statements of CareFusion (which are found in CareFusion’s Annual Report on Form 10-K for the twelve months ended June 30, 2014 and Quarterly Report for the nine months ended March 31, 2014, which have been incorporated by reference in this proxy statement/ prospectus).

BECTON, DICKINSON, AND COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2014

(In millions)	Historical BD	Historical CareFusion(1)	Reclassifications(2)	Acquisition Adjustments(3)	Financing Adjustments(3)	Note References	Pro Forma Combined
Assets:
Cash and cash equivalents	$1,661	$1,269	$—	$(10,316)	$8,990	5a, 5b	$1,604
Short-term investments	978	—	—	—	—		978
Trade receivables, net	1,204	454	—	—	—		1,658
Current portion of net investment in sales-type leases	—	300	—	—	—		300
Inventories:
Materials	231	169	—	59		5g	459
Work in process	302	31	—	11	—	5g	344
Finished products	1,021	260	—	91	—	5g	1,372
Prepaid expenses, deferred taxes and other	649	256	—	—	—		905
Property, plant and equipment	3,551	442	(62)	95	—	4, 5g	4,026
Goodwill	1,116	3,307	—	3,261	—	5e, 5k	7,684
Core and developed technology, net	531	—	217	2,023	—	4, 5e, 5f	2,771
Other intangibles, net	264	1,043	(217)	3,219	—	4, 5e, 5f	4,309
Capitalized software, net	365	—	—	—	—		365
Investments in unconsolidated entities	—	95	(95)	—	—	4	—
Net investment in sales-type leases	—	981	—	—	—		981
Other	502	56	157	44	69	4, 5a, 5i, 5j	828

Total assets	$12,374	$8,663	$—	$(1,513)	$9,059		$28,583

Liabilities:
Short-term liabilities	$205	$457	$—	$—	$200	5a	$862
Payables and accrued expenses	1,888	617	—	(31)	—	5i	2,474
Long-term debt	3,768	999	—	111	8,900	5a, 5h	13,778
Long-term employee benefit obligations	703	—	—	—	—		703
Deferred income taxes and other	432	1,189	—	1,930	—	5j	3,551

Total liabilities	6,996	3,262	—	2,010	9,100		21,368

Shareholders’ equity:
Common stock	333	2	—	14	—	5b, 5c, 5d	349
Capital in excess of par value	2,176	5,015	—	(2,947)	—	5b, 5c, 5d	4,244
Retained earnings	11,909	1,325	—	(1,531)	(41)	5a, 5d	11,662
Deferred compensation	17	—	—	—	—		17
Common shares in treasury – at cost	(8,600)	(915)	—	915	—	5d	(8,600)
Accumulated other comprehensive loss	(457)	(26)	—	26	—	5d	(457)

Total shareholders’ equity	5,378	5,401	—	(3,523)	(41)		7,215

Total liabilities and shareholders’ equity	$12,374	$8,663	$—	$(1,513)	$9,059		$28,583

Amounts may not add due to rounding.

(1)	CareFusion’s balance sheet as of March 31, 2014.
(2)	See Note 2, 3, and 4 to the Unaudited Pro Forma Condensed Combined Financial Statements for a description of the presentation reclassifications included in this column.
(3)	See Note 5 to the Unaudited Pro Forma Condensed Combined Financial Statements.

BECTON, DICKINSON, AND COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JUNE 30, 2014

(In millions, except per share data)	Historical BD	Historical CareFusion(1)	Reclassifications(2)	Acquisition Adjustments(3)	Financing Adjustments(3)	Note References	Pro Forma Combined
Revenues	$6,244	$2,720	$—	$—	$—		$8,964
Cost of products sold	3,045	1,359	13	282	—	4, 6a	4,699
Selling and administrative expense	1,584	763	17	21	—	4, 6a	2,385
Research and development expense	410	142	—	—	—		552
Restructuring and acquisition integration charges	—	30	(30)	—	—	4	—
Share of net (earnings) loss of equity method investee	—	(1)	1	—	—	4	—

Total operating costs and expenses	5,039	2,293	1	303	—		7,636

Operating income	1,204	427	(1)	(303)	—		1,327
Interest expense	(99)	—	(63)	(10)	(242)	4, 6b	(414)
Interest income	36	—	2	—	—	4	38
Other (expense) income, net	4	(68)	62	—	—	4	(2)

Income From continuing operations before income taxes	1,145	359	—	(313)	(242)		949
Income tax provision	261	82	—	(110)	(85)	6c	148

Income from continuing operations	$884	$277	$—	$(203)	$(157)		$801

Income from continuing operations per common share:
Basic earnings per share	$4.57	$1.31					$3.83
Diluted earnings per share	$4.47	$1.29					$3.75
Weighted average number of shares outstanding:
Basic	193.6			15.8			209.4
Diluted	197.8			16.0			213.8

Amounts may not add due to rounding.

(1)	CareFusion’s statement of income for the nine months ended March 31, 2014.
(2)	See Note 4 to the Unaudited Pro Forma Condensed Combined Financial Statements.
(3)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements.

BECTON, DICKINSON, AND COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2013

(In millions, except per share data)	Historical BD	Historical CareFusion(1)	Reclassifications(2)	Acquisition Adjustments(3)	Financing Adjustments(3)	Note references	Pro Forma Combined
Revenues	$8,054	$3,550	$—	$—	$—		$11,604
					—
Cost of products sold	3,883	1,700	14	384	—	4, 6a	5,981
Selling and administrative expense	2,422	980	45	27	—	4, 6a	3,474
Research and development expense	494	192	—	—	—		686
Restructuring and acquisition integration charges	—	18	(18)	—	—	4	—
Reserve for expected government settlement	—	41	(41)	—	—	4	—

Total operating costs and expenses	6,800	2,931	—	411	—		10,142

Operating income	1,254	619	—	(411)	—		1,462
Interest expense	(138)		(77)	(13)	(326)	4, 6b	(554)
Interest income	40		2	—	—	4	42
Other income (expense), net	9	(76)	75	—	—	4	8

Income from continuing operations before income taxes	1,165	543	—	(424)	(326)		958
Income tax provision	236	154	—	(148)	(114)	6c	128

Income from continuing operations	$929	$389	$—	$(276)	$(212)		$830

Income from continuing operations per common share:							—
Basic earnings per share	$4.76	$1.76					$3.93
Diluted earnings per share	$4.67	$1.74					$3.86

Weighted average number of shares outstanding:
Basic	195.2			15.8			211.0
Diluted	199.2			16.0			215.2

Amounts may not add due to rounding.

(1)	CareFusion's statement of income for the fiscal year ended June 30, 2013.
(2)	See Note 4 to the Unaudited Pro Forma Condensed Combined Financial Statements.
(3)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF BD

Note 1 – Description of Merger

On October 5, 2014, BD announced a definitive agreement under which BD will acquire CareFusion for $58 per share in cash and stock, or a total of approximately $12.2 billion, to create a global leader in medication management and patient safety solutions.

Pursuant to the agreement, BD will acquire 100 percent of CareFusion in exchange for the following consideration:

•	$10.1 billion in cash consideration, consisting of $1.0 billion of cash and $9.1 billion of fully committed bridge financing, which is expected to be replaced with permanent financing in the form of unsecured notes; and

•	$2.1 billion of BD common stock to be issued to CareFusion stockholders and share award holders and BD stock options to be issued to holders of CareFusion options, based on BD’s closing price as of October 3, 2014.

The transaction is expected to close in the first half of calendar year 2015.

Under the terms of the transaction, CareFusion stockholders will receive $49.00 in cash, without interest, and 0.0777 of a share of BD for each share of CareFusion. Using BD’s closing price as of October 3, 2014 of $115.84 would result in a total of $58.00 per CareFusion share. This is used for pro forma purposes only. The value of the consideration transferred for accounting purposes will ultimately be based on the closing share price of BD’s stock on the last trading day prior to the closing date of the transaction, and could materially change. For pro forma purposes, the fair value of CareFusion’s stock options to be converted is estimated based on BD’s closing share price as of October 3, 2014 of $115.84 per share. This is used for pro forma purposes only.

Note 2 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information shows the impact of the merger on the combined balance sheet and the combined statements of income under the acquisition method of accounting with BD treated as the acquirer. The acquisition method of accounting, provided by ASC 805 Business Combinations, uses the fair value concepts defined in ASC 820 Fair Value Measurement. Under this method of accounting, the assets and liabilities of CareFusion are recorded by BD at the date of merger estimated fair values, where fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The fair value of CareFusion’s identifiable tangible and intangible assets acquired and liabilities assumed are based on fair value estimates as if the businesses had actually been combined as of June 30, 2014. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Fair value measurements may require extensive use of significant estimates and management’s judgment, and it is possible the application of reasonable judgment could produce varying results based on a range of alternative estimates using the same facts and circumstances. Since the merger has not been consummated, our access to information to make such estimates is limited. As such, certain market based assumptions were used when data was not available; however, management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Subsequent to the merger completion date, there may be further refinements of the business combination adjustments as additional information becomes available. Increases or decreases in fair value of certain balance sheet amounts and other items of CareFusion as compared to the information presented in this proxy statement/prospectus may change the amount of the business combination adjustments to goodwill and other assets and liabilities and may impact the income statement due to adjustments in yield and/or amortization of adjusted assets and liabilities.

Note 3 – Conforming Accounting Policies

Following the merger, BD will conduct a review of CareFusion’s accounting policies in an effort to determine if differences in accounting policies require reclassification of CareFusion’s results of operations or reclassification of assets or liabilities to conform to BD’s accounting policies and classifications. As a result of that review, BD may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these pro forma condensed combined financial statements. During the preparation of these unaudited pro forma condensed combined financial statements, BD was not aware of any material differences between accounting policies of the two companies and accordingly, these unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the two companies.

Note 4 – Reclassifications

Certain balances from the consolidated financial statements of CareFusion were reclassified to conform their presentation to that of BD:

The following reclassifications were made to the unaudited pro forma condensed combined balance sheet as of June 30, 2014 (in millions):

Account Description	Increase / (Decrease)
Property, plant, and equipment	$(62)
Core and developed technology	217
Other intangibles, net	(217)
Investments in unconsolidated entities	(95)
Other	157

The following reclassifications were made to the unaudited pro forma condensed combined income statement for the nine months ended June 30, 2014 (in millions):

Account Description	Increase / (Decrease)
Cost of products sold	$13
Selling and administrative expense	17
Restructuring and acquisition integration charges	(30)
Share of net (earnings) loss of equity method investee	1
Interest expense	63
Interest income	(2)
Other (expense) income, net	(62)

The following reclassifications were made to the unaudited pro forma condensed combined income statement for the twelve months ended September 30, 2013 (in millions):

Account Description	Increase / (Decrease)
Cost of products sold	$14
Selling and administrative expense	45
Restructuring and acquisition integration charges	(18)
Reserve for expected government settlement	(41)
Interest expense	(77)
Interest income	2
Other (expense) income, net	75

Note 5 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

This note should be read in conjunction with “Note 1 – Description of Merger”, “Note 2 – Basis of Pro Forma Presentation”, “Note 3 – Conforming Accounting Policies”, and “Note 4 – Reclassifications.” Adjustments included in the columns “Acquisition Adjustments” and “Financing Adjustments” to the accompanying unaudited pro forma condensed combined balance sheet as at June 30, 2014 are represented, in part, by the following considerations arising out of the allocation of the purchase price to CareFusion’s assets and liabilities (in millions):

Description	Note		Amount
Calculation of consideration estimated to be transferred
Cash consideration to be paid to CareFusion stockholders	(5a	)	$9,972
Cash consideration to be paid to vested CareFusion share awards	(5b	)	138

Total Cash Consideration			10,110
Fair value of common stock to be issued to CareFusion stockholders and share award holders	(5c	)	1,857
Fair value of stock options to be issued to CareFusion stock option holders	(5b	)	227

Total Consideration Transferred			$12,194
Recognized amounts of identifiable assets acquired and liabilities assumed
Net book value of assets acquired	(5d	)	$5,401
Less write-off of pre-existing CareFusion goodwill and intangible assets	(5e	)	(4,350)

Adjusted net book value of assets acquired			1,051
Identifiable intangible assets at fair value	(5f	)	6,285
Increase property, plant, and equipment to fair value	(5g	)	95
Increase inventory to fair value	(5g	)	161
Increase debt assumed to fair value	(5h	)	(111)
Other fair value adjustments, net	(5i	)	47
Deferred tax impact of fair value adjustments	(5j	)	(1,902)

Total Goodwill	(5k	)	$6,568

a.	Cash outflows for acquisition adjustments represent anticipated cash consideration to be transferred of $49.00 per outstanding CareFusion share based on 203.5 million shares outstanding as of September 30, 2014. Additional cash adjustments in the unaudited pro forma condensed combined balance sheet includes $206 million in acquisition-related transaction costs as a reduction of cash with a corresponding decrease to retained earnings.

The payment of this balance is expected to be partially funded by $200 million of commercial paper and $8.9 billion of additional debt financing in the form of unsecured notes anticipated to be obtained by BD to fund the cash consideration. In connection with obtaining the debt financing, $69 million of deferred financing costs are expected to be capitalized and amortized over the life of the underlying debt. In addition, $41 million of costs related to BD’s bridge financing are reflected as a reduction of cash with a corresponding decrease to retained earnings.

b.	As of September 30, 2014, there were 2.8 million shares of CareFusion common stock subject to outstanding CareFusion share awards, consisting of restricted stock units and performance stock units. BD will pay the holder of the share awards $138 million, or $49.00 per share, and issue stock options in BD’s shares with a fair value of approximately $227 million as of September 30, 2014.

c.

The acquisition date fair value of BD’s ordinary shares to be issued to CareFusion stockholders was estimated based on 206.3 million shares of CareFusion common stock outstanding, on an as converted basis, as of September 30, 2014, multiplied by the exchange ratio of 0.0777, and BD’s closing share price as of October 3, 2014 of $115.84 per share. Refer to the calculation below:

(in millions, except per share data)
Total CareFusion shares of common stock outstanding	206.3
Conversion factor	0.0777

Shares of BD to be issued (par value $1.00)	16.0
Value per share of BD common stock as of October 3, 2014	$115.84

Fair value of BD stock to be issued in respect of outstanding CareFusion shares	$1,857

d.	Reflects the historical book value of the net assets acquired from CareFusion as of June 30, 2014. The unaudited pro forma condensed combined balance sheet reflects the elimination of CareFusion’s historical common stock, capital in excess of par value, retained earnings, common shares in treasury – at cost, and accumulated other comprehensive loss as part of purchase accounting.

e.	Reflects the reversal of previously recorded goodwill and intangible assets recorded in the historical book value of net assets acquired of CareFusion as of June 30, 2014.

f.	Intangible assets

Identifiable intangible assets expected to be acquired consist of the following (in millions):

Description	Estimated Value
Trademarks / trade Names	$445
Developed products	2,240
Customer relationships	3,150
Backlog	305
In process research and development	135
Other	10

Total identifiable intangible assets	$6,285

The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identifiable intangibles may differ from this preliminary determination.

g.	Asset fair value step-up

This adjustment represents an increase in book value for CareFusion’s inventory and property, plant, and equipment balances of $161 million, and $95 million, respectively, to reflect fair value.

The fair value estimate for inventory and property, plant, and equipment is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for inventories and property, plant, and equipment may differ from this preliminary determination.

h.	Fair value step-up on CareFusion’s existing debt

To record the fair value step-up of $111 million on CareFusion’s existing debt assumed by BD in the acquisition at fair value.

i.	Other fair value adjustments, net

To record the fair value step-up of $16 million on CareFusion’s dispensing equipment, which is presented in the “Other” asset line item on the accompanying unaudited pro forma condensed combined balance sheet, and a write down of CareFusion’s deferred revenue of $31 million, which is presented in the “Payables and accrued expenses” line item on the unaudited pro forma condensed combined balance sheet. Deferred revenue was reduced to reflect the assumed performance obligation at fair value.

j.	Deferred tax impact of fair value adjustments

Reflects the adjustment to deferred income tax assets and liabilities resulting from pro forma fair value adjustments for the assets and liabilities to be acquired. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the assets and liabilities to be acquired. The statutory tax rate was applied to each adjustment as the majority of fair value adjustments are domiciled in the United States. The deferred tax assets recorded on the unaudited pro forma condensed combined balance sheet have not been assessed for the need of a valuation allowance. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

k.	Goodwill

Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The amount of goodwill presented in the above table reflects the estimated goodwill as a result of the acquisition of $6.6 billion as of June 30, 2014. This amount, reduced by CareFusion’s existing goodwill at June 30, 2014 of $3.3 billion resulted in an acquisition accounting adjustment in the unaudited pro forma condensed combined balance sheet as of June 30, 2014 of $3.3 billion.

Note 6 – Unaudited Pro Forma Condensed Combined Income Statement Adjustments

This note should be read in conjunction with “Note 1 – Description of Merger”, “Note 2 – Basis of Pro Forma Presentation”, “Note 3 – Conforming Accounting Policies”, “Note 4 – Reclassifications”, and “Note 5 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments”. Adjustments included in the columns “Acquisition Adjustments” and “Financing Adjustments” to the accompanying unaudited pro forma condensed combined income statement for the nine months ended June 30, 2014 and twelve months September 30, 2013 are represented by the following:

a.	Amortization and depreciation

This adjustment represents the increased amortization for the fair value of identified intangible assets with definite lives for the nine months ended June 30, 2014 and twelve months ended September 30, 2013. The following table shows the pre-tax impact on amortization expense (amounts in millions):

Description	Useful life	Fair value	Annual Amortization	Amortization for the Nine Months
Core and Developed Technology	13.5	$2,240	$166	$124
Other Intangibles	13.8	3,600	293	220

Less: Historical amortization			(75)	(62)

Additional amortization			$384	$282

The adjustments to selling and administrative expense of $21 million and $27 million for the nine months ended June 30, 2014 and twelve months ended September 30, 2013, respectively, is related to fair value step up and corresponding increased depreciation of property, plant, and equipment.

b.	Interest expense

These adjustments represent the additional interest expense for the nine months ended June 30, 2014 and twelve months ended September 30, 2013 taking into consideration the additional borrowings taken by BD for financing the merger as well as the accretion on the fair value step-up on CareFusion’s existing debt. Refer to the table below for the breakdown of this amount (in millions):

Description	Annual Interest(i)	Nine Months Interest(i)
Interest on additional borrowings	$326	$242

Accretion on fair value step-up	$13	$10

(i)	Reflects the interest on debt as currently anticipated. The actual allocation of the type and amount and the terms of the financing may differ from those contemplated herein. Interest includes the amortization of the related debt issuance costs.

c.	Provision for income taxes

This adjustment represents the tax effects of all the adjustments described in Notes 6a and 6b above using BD’s statutory rate.

Note 7 – Unadjusted Pro Forma Balances

Trade receivables and sales-type leases

At this time, BD does not have sufficient information necessary to make a reasonable preliminary estimate of the fair value of CareFusion’s trade receivables and sales-type leases. Therefore, no adjustment has been recorded to modify the current book values.

Deferred tax liabilities

CareFusion does not record deferred taxes on the unremitted earnings of subsidiaries outside of the United States, when it is expected that these earnings will be indefinitely reinvested. At this time, BD does not have sufficient information necessary to make any changes to this assertion. Therefore, there have been no adjustments reflected in the book value of deferred tax liabilities related to this assertion in the accompanying unaudited pro forma condensed combined financial statements.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

CareFusion common stock trades on the NYSE under the symbol “CFN” and BD common stock trades on the NYSE under the symbol “BDX.” The following table sets forth the high and low reported sale prices per share of CareFusion common stock and BD common stock, and the cash dividends declared per share for the periods indicated.

CareFusion

Quarter Data	High Trading Price		Low Trading Price		Dividend Paid
First Quarter 2011 Fiscal Year	$25.35		$20.63		—
Second Quarter 2011 Fiscal Year	$26.24		$22.53		—
Third Quarter 2011 Fiscal Year	$28.61		$24.95		—
Fourth Quarter 2011 Fiscal Year	$29.97		$26.15		—
First Quarter 2012 Fiscal Year	$28.24		$22.01		—
Second Quarter 2012 Fiscal Year	$26.00		$22.66		—
Third Quarter 2012 Fiscal Year	$26.38		$22.55		—
Fourth Quarter 2012 Fiscal Year	$27.28		$23.79		—
First Quarter 2013 Fiscal Year	$28.73		$23.93		—
Second Quarter 2013 Fiscal Year	$29.07		$26.04		—
Third Quarter 2013 Fiscal Year	$35.00		$28.03		—
Fourth Quarter 2013 Fiscal Year	$38.48		$32.48		—
First Quarter 2014 Fiscal Year	$39.38		$35.02		—
Second Quarter 2014 Fiscal Year	$40.28		$36.73		—
Third Quarter 2014 Fiscal Year	$41.98		$37.87		—
Fourth Quarter 2014 Fiscal Year	$44.68		$37.76		—
First Quarter 2015 Fiscal Year	$47.01		$41.40		—
Second Quarter 2015 Fiscal Year through [ ]	[	]	[	]

BD

Quarter Data	High Trading Price		Low Trading Price		Dividend Paid
First Quarter 2011 Fiscal Year	$85.50		$73.39		$0.410
Second Quarter 2011 Fiscal Year	$85.90		$75.44		$0.410
Third Quarter 2011 Fiscal Year	$89.73		$79.30		$0.410
Fourth Quarter 2011 Fiscal Year	$89.75		$71.71		$0.410
First Quarter 2012 Fiscal Year	$79.81		$69.59		$0.450
Second Quarter 2012 Fiscal Year	$80.56		$72.30		$0.450
Third Quarter 2012 Fiscal Year	$78.57		$71.56		$0.450
Fourth Quarter 2012 Fiscal Year	$79.68		$72.68		$0.450
First Quarter 2013 Fiscal Year	$79.66		$74.18		$0.495
Second Quarter 2013 Fiscal Year	$95.73		$78.73		$0.495
Third Quarter 2013 Fiscal Year	$102.72		$93.06		$0.495
Fourth Quarter 2013 Fiscal Year	$104.98		$96.73		$0.495
First Quarter 2014 Fiscal Year	$110.94		$98.30		$0.545
Second Quarter 2014 Fiscal Year	$117.26		$105.21		$0.545
Third Quarter 2014 Fiscal Year	$120.66		$111.07		$0.545
Fourth Quarter 2014 Fiscal Year	$120.41		$112.15		$0.545
First Quarter 2015 Fiscal Year through [ ]	[	]	[	]	[	]

On October 3, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of a share of CareFusion common stock on the NYSE was $46.17. On [                    ], the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of a share of CareFusion common stock on the NYSE was $[            ].

On October 3, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of a share of BD common stock on the NYSE was $115.84. On [                    ], the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of a share of BD common stock on the NYSE was $[            ].

As of [                    ], the last date prior to mailing this proxy statement/prospectus for which it was practicable to obtain this information for CareFusion and BD, respectively, there were approximately [            ] registered holders of CareFusion common stock and approximately [            ] registered holders of BD common stock.

The following table presents the closing prices of CareFusion common stock and BD common stock on October 3, 2014, the last trading day before the public announcement of the merger agreement, and [            ], the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the per share merger consideration for each share of CareFusion common stock on the relevant date.

Date	CareFusion Closing Price			BD Closing Price			Exchange Ratio	Estimated Equivalent Per share Value(1)
October 3, 2014		$46.17			$115.84		0.0777		$58.00
[ ]	$	[	]	$	[	]	0.0777	$	[	]

(1)	The implied value of the per share merger consideration represents the sum of $49.00, the cash portion of the per share merger consideration, plus the stock portion of the per share merger consideration, based on the closing prices of BD common stock of $115.84 on October 3, 2014 and $[ ] on [ ].

The above tables show only historical comparisons. These comparisons may not provide meaningful information to CareFusion stockholders in determining whether to adopt the merger agreement. CareFusion stockholders are urged to obtain current market quotations for shares of BD common stock and CareFusion common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the merger agreement. The market price of BD common stock and CareFusion common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of CareFusion common stock before, or BD common stock before or after, the effective date of the merger. Changes in the market price of BD common stock prior to the completion of the merger will affect the market value of the merger consideration that CareFusion stockholders will receive upon completion of the merger. The exchange ratio is fixed in the merger agreement, but the market price of BD common stock (and therefore the value of the merger consideration) when received by CareFusion stockholders after the merger is completed could be greater than, less than or the same as shown in the table above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information and include statements regarding the estimated or anticipated future results of BD, and of the combined company following BD’s proposed acquisition of CareFusion, the anticipated benefits of the proposed combination, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. These statements are based on the current expectations of BD and CareFusion management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding BD and CareFusion’s respective businesses and the proposed acquisition, which could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward-looking statements include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving BD and CareFusion, the financing of the proposed transaction, the benefits, results, effects and timing of the proposed transaction, future financial and operating results, and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed merger include, among others: the risk the ability of the parties to successfully close the proposed acquisition, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; risks of litigation relating to the merger; risks of the outcome of pending or potential litigation or governmental investigations; risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; access to available financing for the refinancing of BD’s or CareFusion’s debt on a timely basis and reasonable terms; the ability to market and sell CareFusion’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances; the loss of key senior management or other associates; the anticipated demand for BD’s and CareFusion’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures; the impact of competition in the medical device industry; the risks of fluctuations in interest or foreign currency exchange rates; product liability claims; difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches; risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships; successful compliance with governmental regulations applicable to BD, CareFusion and the combined company; and changes in regional, national or foreign economic conditions; and uncertainties of litigation.

Consequently, all of the forward-looking statements made by BD or CareFusion contained or incorporated by reference in this proxy statement/prospectus are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Risk Factors” beginning on page 42 of this proxy statement/prospectus and those set forth under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in BD’s and CareFusion’s annual and quarterly reports and other filings with the SEC that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. BD and CareFusion undertake no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and BD’s and CareFusion’s financial condition and results of operations could be materially adversely affected.

RISK FACTORS

In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 40 of this proxy statement/prospectus, CareFusion stockholders should carefully consider the following risk factors in determining whether to vote for the adoption of the merger agreement. You should also read and consider the risk factors associated with each of the businesses of CareFusion and BD because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Item 1A. “Risk Factors” in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, CareFusion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, BD’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014 and in future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by CareFusion and BD and incorporated by reference into this document. See the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Because the exchange ratio is fixed and the market price of BD common stock has fluctuated and will continue to fluctuate, you cannot be sure of the value of the merger consideration you will receive.

Upon completion of the merger, each share of CareFusion common stock outstanding immediately prior to the merger (other than those held by CareFusion as treasury stock, by BD or by any subsidiary of CareFusion or BD, or with respect to which appraisal rights have been properly exercised in accordance with the DGCL) will be converted into the right to receive (i) $49.00 in cash, without interest, and (ii) 0.0777 of a share of BD common stock. Because the exchange ratio of 0.0777 of a share of BD common stock is fixed, the value of the stock portion of the merger consideration will depend on the market price of BD common stock at the time the merger is completed. The value of the stock portion of the merger consideration has fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the CareFusion special meeting and the date the merger is completed and thereafter. Accordingly, at the time of the CareFusion special meeting, CareFusion stockholders will not know or be able to determine the market value of the merger consideration they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in BD’s and CareFusion’s respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed, the timing of the merger and regulatory considerations. Many of these factors are beyond BD’s and CareFusion’s control. You are urged to obtain current market quotations for BD common shares in deciding whether to vote for the adoption of the merger agreement.

The market price of BD common stock after the merger will continue to fluctuate and may be affected by factors different from those affecting shares of CareFusion common stock currently.

Upon completion of the merger, holders of CareFusion common stock will become holders of BD common stock. The market price of BD common stock may fluctuate significantly following consummation of the merger and holders of CareFusion common stock could lose the value of their investment in BD common stock. In addition, the stock market has experienced significant price and volume fluctuations in recent times which could have a material adverse effect on the market for, or liquidity of, the BD common stock, regardless of BD’s actual operating performance. In addition, BD’s business differs in important respects from that of CareFusion, and accordingly, the results of operations of the combined company and the market price of BD common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of BD and CareFusion. For a discussion of the businesses of BD and CareFusion and of some important factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Sales of shares of BD common stock after the completion of the transaction may cause the market price of BD common stock to fall.

Based on the number of outstanding shares of CareFusion common stock as of October 3, 2014, BD would issue approximately 16 million shares of BD common stock in connection with the transaction. Many CareFusion stockholders may decide not to hold the shares of BD common stock they will receive in the merger. Other CareFusion stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of BD common stock that they receive in the merger. Such sales of BD common stock could have the effect of depressing the market price for BD common stock and may take place promptly following the merger.

Completion of the merger is subject to conditions and if these conditions are not satisfied or waived, the merger will not be completed.

The obligations of BD and CareFusion to complete the merger are subject to satisfaction or waiver of a number of conditions including adoption of the merger by the CareFusion stockholders, expiration or termination of the applicable waiting periods under the HSR Act, the adoption or deemed adoption of approvals of the merger by the European Commission under the EUMR, the effectiveness of this registration statement on Form S-4 of which this proxy statement/prospectus forms a part, approval of the listing on the NYSE of the BD common stock to be issued in the merger, and the absence of an injunction prohibiting the merger. Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions, the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects and delivery of officer certificates by the other party certifying satisfaction of the two preceding conditions.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 102 of this proxy statement/prospectus.

The satisfaction of all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause BD not to realize some or all of the benefits that BD expects to achieve if the merger is successfully completed within its expected timeframe. Further, there can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. See the risk factor entitled “—Failure to complete the merger could negatively impact the stock price and the future business and financial results of CareFusion,” below.

In order to complete the merger, BD and CareFusion must make certain governmental filings and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions, completion of the merger may be jeopardized or the anticipated benefits of the merger could be reduced.

Although BD and CareFusion have agreed in the merger agreement to use their reasonable best efforts, subject to certain limitations, to make certain governmental filings, obtain the required expiration or termination of the waiting period under the HSR Act and obtain notice of the adoption or deemed adoption of approvals of the merger by the European Commission under the EUMR, there can be no assurance that the waiting period under the HSR Act will expire or be terminated nor any assurance that the European Commission will approve of the merger under the EUMR. As a condition to granting termination of the waiting period under the HSR Act and to adoption of approvals of the merger, governmental authorities may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of BD’s business after completion of the merger.

Under the terms of the merger agreement, subject to certain exceptions, BD and its subsidiaries are required to accept certain conditions and take certain actions imposed by governmental authorities that would apply to, or affect, the businesses, assets or properties of it, its subsidiaries or CareFusion and its subsidiaries, described in the section entitled “The Merger—Regulatory Approvals” beginning on page 84 of this proxy statement/prospectus. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of (i) delaying completion of the merger, (ii) imposing additional material costs on or materially limiting the revenues of the combined company following the merger, or (iii) otherwise adversely affecting BD’s businesses and results of operations after completion of the merger. In addition, we can provide no assurance that these conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. See the sections entitled “The Merger Agreement—Conditions to Completion of the Merger” and “The Merger—Regulatory Approvals” beginning on pages 102 and 84, respectively, of this proxy statement/prospectus.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

CareFusion and BD have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on BD’s ability to successfully combine and integrate the businesses of BD and CareFusion. It is possible that the pendency of the merger and/or the integration process could result in the loss of key employees, higher than expected costs, diversion of management attention of both CareFusion and BD, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits and cost savings of the merger. If BD experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on (i) each of BD and CareFusion during this transition period and (ii) the combined company for an undetermined period after completion of the merger. In addition, the actual cost savings of the merger could be less than anticipated.

CareFusion’s executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder of CareFusion.

When considering the recommendation of the CareFusion board of directors that CareFusion stockholders adopt the merger agreement, CareFusion stockholders should be aware that directors and executive officers of CareFusion have certain interests in the merger that may be different from, or in addition to, the interests of CareFusion stockholders and BD stockholders generally. These interests include, among others, the treatment of outstanding equity awards pursuant to the merger agreement, potential severance benefits and other payments, and rights to ongoing indemnification and insurance coverage by the surviving company for acts or omissions occurring prior to the merger. See the section entitled “Interests of CareFusion’s Directors and Executive Officers in the Merger” beginning on page 107 of this proxy statement/prospectus for a more detailed description of these interests. As a result of these interests, these directors and executive officers of CareFusion might be more likely to support and to vote in favor of the proposals described in this proxy statement/prospectus than if they did not have these interests. CareFusion’s stockholders should consider whether these interests might have influenced these directors and executive officers to support or recommend adoption of the merger agreement.

The merger agreement limits CareFusion’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire CareFusion for greater consideration than what BD has agreed to pay.

The merger agreement contains provisions that make it more difficult for CareFusion to sell its business to a person other than BD. These provisions include a general prohibition on CareFusion soliciting any acquisition proposal or offer for a competing transaction. In some circumstances upon termination of the merger agreement,

CareFusion may be required to pay to BD 50 percent of its out-of-pocket expenses or a termination fee of $367 million. Further, there are only limited exceptions to (i) CareFusion’s agreement that the CareFusion board will not withdraw or modify in a manner adverse to BD the recommendation of the CareFusion board of directors in favor of the adoption of the merger agreement and (ii) CareFusion’s agreement not to enter into an agreement with respect to a company acquisition proposal.

These provisions might discourage a third party that has an interest in acquiring all or a significant part of CareFusion from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee or the payment of expenses that may become payable in certain circumstances.

Failure to complete the merger could negatively affect the stock price and the future business and financial results of CareFusion.

If the merger is not completed for any reason, including as a result of CareFusion stockholders failing to adopt the merger agreement, the ongoing business of CareFusion may be adversely affected and, without realizing any of the benefits of having completed the merger, CareFusion would be subject to a number of risks, including the following:

•	CareFusion may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	CareFusion may experience negative reactions from its customers, suppliers and employees;

•	the merger agreement places certain restrictions on the conduct of CareFusion businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of BD (not to be unreasonably withheld, conditioned or delayed), may prevent CareFusion from making certain acquisitions or taking certain other specified actions during the pendency of the merger that may be beneficial to CareFusion (see the section entitled “The Merger Agreement—Conduct of Businesses of CareFusion and BD Prior to Completion of the Merger” beginning on page 93 of this proxy statement/prospectus for a description of the restrictive covenants applicable to CareFusion); and

•	matters relating to the merger (including integration planning) will require substantial commitments of time and resources by CareFusion management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to CareFusion as an independent company.

In addition to the above risks, CareFusion may be required, under certain circumstances, to pay to BD 50 percent of its out-of-pocket expenses or a termination fee of $367 million, which may adversely affect CareFusion’s financial results. Further, CareFusion could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against CareFusion to perform its obligations under the merger agreement. If the merger is not completed, these risks may materialize and may adversely affect CareFusion’s businesses, financial condition, financial results and stock price.

The shares of BD common stock to be received by CareFusion stockholders as a result of the merger will have rights different from the shares of CareFusion common stock.

Upon completion of the merger, CareFusion stockholders will no longer be stockholders of CareFusion but will instead become BD stockholders, and their rights as stockholders will be governed by the terms of the BD charter and bylaws and by New Jersey corporate law. The terms of the BD charter and bylaws and New Jersey corporate law are in some respects different from the terms of the CareFusion charter and bylaws and Delaware corporate law, which currently govern the rights of CareFusion stockholders. See the section entitled “Comparison of Stockholders’ Rights” beginning on page 116 of this proxy statement/prospectus for a discussion of the different rights associated with BD common stock.

After the merger, CareFusion stockholders will have a significantly lower ownership and voting interest in BD than they currently have in CareFusion and will exercise less influence over management.

Based on the number of shares of CareFusion common stock outstanding as of October 3, 2014, and the number of shares of BD common stock outstanding as of October 3, 2014, it is expected that, immediately after completion of the merger, former CareFusion stockholders will own approximately 8% of the outstanding shares of BD common stock. Consequently, former CareFusion stockholders will have less influence over the management and policies of BD than they currently have over the management and policies of CareFusion.

In connection with the merger, BD will incur significant additional indebtedness and may also assume certain of CareFusion’s outstanding indebtedness, which could adversely affect BD, including by decreasing BD’s business flexibility, and will increase its interest expense.

The total debt of BD as of June 30, 2014 was approximately $4 billion. BD’s pro forma indebtedness as of June 30, 2014, after giving effect to the merger and the anticipated incurrence and extinguishment of indebtedness in connection therewith, will be approximately $15 billion. BD will have substantially increased indebtedness following completion of the merger in comparison to that of BD on a recent historical basis, which could have the effect, among other things, of reducing BD’s flexibility to respond to changing business and economic conditions and increasing BD’s interest expense. BD will also incur various costs and expenses associated with the financing. The amount of cash required to pay interest on BD’s increased indebtedness levels following completion of the merger, and thus the demands on BD’s cash resources, will be greater than the amount of cash flows required to service the indebtedness of BD prior to the transaction. The increased levels of indebtedness following completion of the merger could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages for BD relative to other companies with lower debt levels. If BD does not achieve the expected benefits and cost savings from the merger, or if the financial performance of the combined company does not meet current expectations, then BD’s ability to service its indebtedness may be adversely impacted.

Certain of the indebtedness to be incurred in connection with the merger may bear interest at variable interest rates. If interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect BD’s cash flows.

In addition, BD’s credit ratings affect the cost and availability of future borrowings and, accordingly, BD’s cost of capital. BD’s ratings reflect each rating organization’s opinion of BD’s financial strength, operating performance and ability to meet BD’s debt obligations. In connection with the debt financing, it is anticipated that BD will seek ratings of its indebtedness from S&P and Moody’s. There can be no assurance that BD will achieve a particular rating or maintain a particular rating in the future.

In the event that the ratings of CareFusion’s existing notes are reduced beyond certain thresholds within certain time periods prior to or following the consummation of the merger, CareFusion could be required to offer to repurchase such notes at 101% of their principal amount plus any accrued and unpaid interest to the purchase date.

Moreover, BD may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. BD’s ability to arrange additional financing will depend on, among other factors, BD’s financial position and performance, as well as prevailing market conditions and other factors beyond BD’s control. BD cannot assure you that it will be able to obtain additional financing on terms acceptable to BD or at all.

The agreements that will govern the indebtedness to be incurred or assumed in connection with the merger may contain various covenants that impose restrictions on BD and certain of its subsidiaries that may affect their ability to operate their businesses.

The agreements that will govern the indebtedness to be incurred or assumed in connection with the merger may contain various affirmative and negative covenants that may, subject to certain significant exceptions, restrict the ability of BD and certain of its subsidiaries to, among other things, have liens on their property, change the nature of their business, transact business with affiliates and/or merge or consolidate with any other person or sell or convey certain of their assets to any one person. In addition, some of the agreements that govern the debt financing may contain financial covenants that will require BD to maintain certain financial ratios. The ability of BD and its subsidiaries to comply with these provisions may be affected by events beyond their control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate BD’s repayment obligations.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what BD’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon assumptions and preliminary estimates, to record the CareFusion identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of CareFusion as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 28.

The unaudited prospective financial information of CareFusion included in this proxy statement/prospectus involves risks, uncertainties and assumptions, many of which are beyond the control of CareFusion. As a result, it may not prove to be accurate and is not necessarily indicative of current values or future performance.

The unaudited prospective financial information of CareFusion contained in “The Merger—Certain Unaudited Prospective Financial Information” and referred to in “The Merger—Opinion of CareFusion’s Financial Advisor” involves risks, uncertainties and assumptions and is not a guarantee of future performance. The future financial results of CareFusion may materially differ from those expressed in the unaudited prospective financial information due to factors that are beyond CareFusion’s ability to control or predict. CareFusion cannot provide any assurance that CareFusion’s unaudited prospective financial information will be realized or that CareFusion’s future financial results will not materially vary from the unaudited prospective financial information. The unaudited prospective financial information covers multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The unaudited prospective financial information does not reflect CareFusion’s current estimates and does not take into account any circumstances or events occurring after the date it was prepared.

More specifically, the unaudited prospective financial information:

•	necessarily makes numerous assumptions, many of which are beyond the control of CareFusion and may not prove to be accurate;

•	does not necessarily reflect revised prospects for CareFusion’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the unaudited prospective financial information was prepared;

•	is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than is reflected in the unaudited prospective financial information; and

•	should not be regarded as a representation that the unaudited prospective financial information will be achieved.

The unaudited prospective financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP and does not reflect the effect of any proposed or other changes in GAAP that may be made in the future.

The merger will be dilutive to BD’s earnings per share, measured on a GAAP basis.

Because shares of BD common stock will be issued in the merger, the merger will be dilutive to BD earnings per share, measured on a GAAP basis. Future events and conditions could increase the dilution that is currently projected, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the merger. Any dilution of, or delay of any accretion to, BD’s earnings per share could cause the price of shares of BD common stock to decline or grow at a reduced rate.

The merger will involve substantial costs.

CareFusion and BD have incurred, and expect to continue to incur, a number of non-recurring costs associated with the merger and combining the operations of the two companies. The substantial majority of non-recurring expenses will be comprised of transaction and regulatory costs related to the merger.

BD also will incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. BD continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies’ businesses. Although BD expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow BD to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. See the risk factor entitled “—Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized” above.

Lawsuits have been filed, and other lawsuits may be filed, against CareFusion, its directors, BD and Merger Corp challenging the merger, and an adverse ruling in such lawsuits may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

CareFusion, its directors, BD and Merger Corp are named as defendants in eight putative class action lawsuits brought by purported CareFusion stockholders challenging the proposed merger and seeking, among other things, equitable relief to enjoin consummation of the merger, rescission of the merger and/or rescissory damages. One of the conditions to the completion of the merger is that no injunction by any court or other tribunal of competent jurisdiction will be in effect that prohibits or makes illegal the consummation of the merger. As such, if any of the plaintiffs are successful in obtaining an injunction prohibiting the consummation of the merger, then such injunction may prevent the merger from becoming effective or from becoming effective within the expected timeframe. See “The Merger—Litigation Related to the Merger” beginning on page 86 of this proxy statement/prospectus for more information about the lawsuits related to the merger that have been filed.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of CareFusion or BD, which could adversely affect the future business and operations of the combined company following the merger.

CareFusion and BD are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company’s success after the merger will depend in part upon its ability to retain key management personnel and other key employees of CareFusion and BD. Current and prospective employees of CareFusion and BD may experience uncertainty about their future roles with the combined company following the merger, which may materially adversely affect the ability of each of CareFusion and BD to attract and retain key personnel during the pendency of the merger. Accordingly, no assurance can be given that the combined company will be able to retain key management personnel and other key employees of CareFusion and BD.

INFORMATION ABOUT THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement/prospectus is being furnished to CareFusion stockholders as part of the solicitation of proxies by CareFusion for use at the special meeting to be held on [            ], at [            ] local time, at [            ], or at any postponement or adjournment thereof.

At the special meeting, CareFusion stockholders will be asked to consider and vote upon (i) a proposal to adopt the merger agreement, (ii) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger and (iii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

CareFusion stockholders must adopt the merger agreement in order for the merger to occur. If CareFusion stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.

Record Date and Quorum

CareFusion has set the close of business on [            ] as the record date for the special meeting, and only holders of record of CareFusion common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of CareFusion common stock as of the close of business on the record date. On the record date, there were [            ] shares of CareFusion common stock outstanding and entitled to vote and, accordingly, [            ] shares of CareFusion common stock must vote to adopt the merger agreement for the merger to occur. You will have one vote on all matters properly coming before the special meeting for each share of CareFusion common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of CareFusion common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of CareFusion common stock entitled to vote thereon. For the adoption of the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Votes to abstain will not be counted as votes cast in favor of the adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or if you vote to abstain, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

If your shares of CareFusion common stock are registered directly in your name with the transfer agent of CareFusion, Computershare Trust Company, N.A., you are considered, with respect to those shares of CareFusion common stock, the stockholder of record. If you are a stockholder of record, this proxy statement/prospectus and the enclosed proxy card have been sent directly to you by CareFusion.

If your shares of CareFusion common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of CareFusion common stock held in “street name.” In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of CareFusion common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the merger agreement, the proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for CareFusion’s named executive officers in connection with the merger, and adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares of CareFusion common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of CareFusion common stock on any of the proposals at the special meeting. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares.

The proposal to approve certain compensation arrangements for CareFusion’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the merger-related executive compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock in favor of the proposal, your shares of CareFusion common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of CareFusion common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock, your shares of CareFusion common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Proxies and Revocations

If you are a stockholder of record, you may have your shares of CareFusion common stock voted on matters presented at the special meeting in any of the following ways:

By Internet: by following the Internet voting instructions included in the notice or by following the instructions on the proxy card if you received a paper copy of the proxy materials at any time up until [        ] on [        ];

By Telephone: by following the telephone voting instructions included in the proxy card at any time up until [        ] on [        ];

By Mail: by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the special meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail by submitting a voting instruction form.

If you satisfy the admission requirements to the special meeting, as described above under the heading “When and where is the special meeting?”, you may vote your shares in person at the meeting. Even if you plan to attend the special meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the special meeting. Shares held through a benefit or compensation plan cannot be voted in person at the special meeting.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card (each of them, with full power of substitution) will vote your shares of CareFusion common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of CareFusion common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of CareFusion common stock should be voted on a matter, the shares of CareFusion common stock represented by your properly signed proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the advisory (non-binding) vote on certain compensation arrangements and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to CareFusion prior to the time the special meeting begins. Written notice of revocation should be mailed to: CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: Corporate Secretary.

If you have any questions or need assistance voting your shares, please contact Morrow & Co., LLC, CareFusion’s proxy solicitor, by calling toll-free at (800) 662-5200.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF CAREFUSION COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Anticipated Date of Completion of the Merger

Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 102 of this proxy statement/prospectus, including the adoption of the merger agreement by CareFusion stockholders at the special meeting, CareFusion and BD expect that the merger will be completed in the first half of calendar year 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Solicitation of Proxies; Payment of Solicitation Expenses

CareFusion has engaged Morrow & Co., LLC at an estimated cost of $[            ], plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Proxies may also be solicited on CareFusion’s behalf by CareFusion’s directors, officers or employees (for no additional compensation). Arrangements will also be made with custodians, nominees and fiduciaries for forwarding a notice or printed proxy materials, as applicable, to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and CareFusion will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Questions and Additional Information

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of CareFusion common stock or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Morrow & Co., LLC, CareFusion’s proxy solicitor, by calling toll-free at (800) 662-5200.

THE PARTIES TO THE MERGER

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

(858) 617-2000

CareFusion Corporation, a Delaware corporation, is a global medical technology company with proven and industry-leading products and services designed to measurably improve the safety, quality, efficiency and cost of healthcare. CareFusion offers a comprehensive portfolio of products in the areas of medication management, infection prevention, operating room and procedural effectiveness, and respiratory care.

CareFusion common stock is currently listed on the NYSE under the symbol “CFN.”

Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417

(201) 847-6800

Becton, Dickinson and Company, a New Jersey corporation, is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. BD’s innovative solutions are focused on improving drug delivery, enhancing the diagnosis of infectious diseases and cancers, supporting the management of diabetes and advancing cellular research. BD has nearly 30,000 associates in 50 countries who strive to fulfill BD’s purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world.

BD common stock is listed on the NYSE under the symbol “BDX.”

Griffin Sub, Inc.

c/o Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417

(201) 847-6800

Griffin Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BD, was formed solely for the purpose of facilitating the merger. Merger Corp has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Corp will be merged with and into CareFusion, with CareFusion surviving the merger as a wholly owned subsidiary of BD.

THE MERGER

This section describes the merger. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about CareFusion or BD. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings CareFusion and BD make with the SEC that are incorporated by reference into this document, as described in the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Per Share Merger Consideration

Upon completion of the merger, each issued and outstanding share of CareFusion common stock other than shares owned by CareFusion or BD, or by stockholders that have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive (i) $49.00 in cash, without interest, which we refer to as the cash consideration, and (ii) 0.0777 of a share of common stock, par value $1.00 per share of BD, which we refer to as the exchange ratio. We refer to (i) and (ii) together, as the per share merger consideration. BD common stock is traded on the NYSE under the trading symbol “BDX.”

In the event that the outstanding shares of CareFusion common stock or BD common stock are changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange of shares, or a similar event has occurred, then the exchange ratio will be appropriately adjusted.

Background of the Merger

Members of senior management and the board of each of BD and CareFusion periodically review and assess their respective company’s financial performance and operations, financial condition and industry and regulatory developments in the context of their respective company’s long-term strategic goals and plans. These reviews have included consideration, from time to time, of potential strategic opportunities to enhance stockholder value, including strategic acquisitions and divestitures, business combinations and other financial and strategic alternatives. These assessments have also included discussions about the future of the medical technology industry and industry dynamics, including the increasing importance of global scale in the industry. In the past, such reviews and assessments by BD’s and CareFusion’s senior management and the BD and CareFusion board of directors have resulted in divestitures of non-core businesses of each company and the expansion of each company’s respective businesses through organic growth initiatives and acquisitions that support their respective strategic plans.

As part of its process for the periodic review of larger potential acquisition targets, in February 2014, BD’s management determined that BD should further examine a potential acquisition of CareFusion, among other potential acquisition transactions.

Also in February 2014, Thomas Polen, BD’s Group President, met with Thomas Leonard, CareFusion’s President of Medical Systems, and discussed areas in which BD and CareFusion might be able to work together to broaden their respective product offerings to customers and the potential benefits of potential transactions involving the companies (including a potential business combination). At the conclusion of this meeting, it was determined by each of Messrs. Leonard and Polen that, because they were not authorized to have substantive discussions regarding a business combination transaction, they should report the discussion to their respective Chief Executive Officers to determine if further discussions between the parties should occur.

On March 6, 2014, the BD Board of directors held a meeting to review various opportunities relating to potential strategic transactions, including a potential transaction with CareFusion. Members of BD’s senior management also attended the meeting. At the meeting, BD’s senior management described, among other things (i) BD’s strategy in parenteral medication safety and delivery and how a business combination with CareFusion could potentially increase BD’s ability to implement and execute this strategy, and (ii) potential benefits and risks to BD and its stockholders of a potential transaction with CareFusion. The BD Board of directors authorized senior management to contact CareFusion to ascertain CareFusion’s interest in exploring a possible transaction.

On March 7, 2014, Vincent Forlenza, Chairman, CEO and President of BD, called Kieran Gallahue, Chairman and Chief Executive Officer of CareFusion, and indicated that BD might be interested in exploring a potential acquisition of CareFusion by BD. During this call, Mr. Forlenza and Mr. Gallahue discussed the potential strategic benefits of combining the two companies. Mr. Gallahue indicated that CareFusion was not considering a sale of the company and was executing its own plan for growth, both organically and through acquisitions, but that the CareFusion board of directors would consider, in accordance with its fiduciary duties, any bona fide, written proposal that was compelling from a stockholder value perspective. Following the call, Mr. Gallahue updated senior management and the CareFusion board of directors regarding his discussion with Mr. Forlenza.

On March 14, 2014, Mr. Forlenza advised the BD board of directors of his discussions with Mr. Gallahue and indicated that a potential acquisition of CareFusion would be discussed at the BD board of directors meeting to be held later in March.

On March 24-25, 2014, the BD board of directors held a meeting to review various matters, including a potential transaction with CareFusion. Members of BD’s senior management and representatives of Goldman, Sachs & Co. (which is referred to as “Goldman Sachs”), BD’s financial advisor, also attended the meeting. At the meeting, BD’s senior management described, among other things (i) CareFusion’s businesses and their potential strategic value to BD and its stockholders, (ii) certain preliminary financial analyses relating to a potential transaction with CareFusion, and (iii) next steps in BD’s review process of a potential transaction with CareFusion.

On May 6-7, 2014, CareFusion held a regular meeting of its board of directors. Members of senior management were present at the meeting. Among other matters, the CareFusion board of directors discussed CareFusion’s potential strategic options, including potential acquisition activities intended to build global scale. Mr. Gallahue reminded the board of Mr. Forlenza’s approach regarding a potential acquisition of CareFusion by BD, and he indicated that there had been no new developments relative to a potential transaction with BD. Mr. Gallahue discussed CareFusion’s continued focus on strategic acquisitions, including CareFusion’s intent to further explore potential acquisition targets on parallel paths. The CareFusion board of directors also reviewed the three-year strategic plan prepared by management, including the potential impact of acquisitions on CareFusion’s valuation. Following discussion, the CareFusion board of directors determined to continue exploring potential acquisitions and to reaffirm to BD that CareFusion was not considering a sale of the company, but would evaluate any bona fide, written proposal.

Over the next several months, Mr. Forlenza and Mr. Gallahue occasionally participated in telephone conversations, during which Mr. Forlenza again suggested that BD and CareFusion consider exploring a potential acquisition of CareFusion by BD. In addition, Mr. Forlenza and Mr. Gallahue met in-person on June 11, 2014, in connection with their attendance at the Advanced Medical Technology Association (AdvaMed) quarterly board of directors meeting in Washington, DC. During this meeting, Mr. Forlenza and Mr. Gallahue again discussed the potential strategic benefits from a combination of the two companies. Mr. Forlenza stated that BD needed to undertake a due diligence review of CareFusion in order to confirm whether these strategic benefits could be realized. In each instance, consistent with the CareFusion board of directors’s direction, Mr. Gallahue reaffirmed that CareFusion was not considering a sale of the company but would evaluate any bona fide, written proposal, and, following such discussions, Mr. Gallahue would update senior management and the CareFusion board of directors regarding these conversations.

On July 9, 2014, the BD board of directors held a telephonic meeting to review various matters regarding a potential transaction with CareFusion. Members of BD’s senior management and representatives of Goldman Sachs also attended the meeting. At the meeting, BD’s senior management described CareFusion’s businesses and the potential benefits to BD and its stockholders of a transaction to support BD’s strategy in the area of medication management. BD’s senior management further described its assessment of the potential benefits and risks to BD and its stockholders of a transaction with CareFusion, including with respect to certain financial metrics and financial implications of the transaction to BD. Representatives of Goldman Sachs also discussed with the BD board of directors certain financial information relating to CareFusion, BD and a potential transaction. At the conclusion of this meeting, the BD board of directors expressed its support for Mr. Forlenza to deliver to Mr. Gallahue a non-binding, preliminary indication of interest in a potential acquisition of CareFusion by BD, at an indicative price of not more than $55.00 per share of CareFusion common stock to be paid through a combination of cash and BD common stock, and for Mr. Forlenza to also seek to begin a due diligence review of CareFusion.

On August 1, 2014, Mr. Gallahue and Mr. Forlenza again discussed in a telephone call a potential acquisition of CareFusion by BD. Following the conversation, Mr. Forlenza sent to Mr. Gallahue a written non-binding, preliminary indication of interest in potentially acquiring CareFusion at an indicative price range of $53.00 to $55.00 per share of CareFusion common stock, to be paid approximately 70% in cash and 30% in BD common stock. In the letter, Mr. Forlenza also proposed that CareFusion enable BD to commence a due diligence review. Mr. Gallahue promptly forwarded the indication of interest to the CareFusion board of directors.

During a regularly scheduled meeting on August 5-6, 2014, the CareFusion board of directors discussed a potential combination with BD. Commencing at a working dinner on August 5, 2014, Mr. Gallahue and the CareFusion board of directors discussed BD’s non-binding indication of interest, including the benefits and risks to CareFusion stockholders and the increased global scale that could result from a potential transaction with BD. Members of CareFusion senior management and representatives of Perella Weinberg Partners LP (which is referred to as “Perella Weinberg”), CareFusion’s financial advisor, and Wachtell, Lipton, Rosen & Katz (which is referred to as “Wachtell Lipton”), special counsel to CareFusion, also participated in the discussion. As part of this discussion, representatives of Perella Weinberg discussed with the CareFusion board of directors its preliminary valuation analyses, which had been provided in advance to the CareFusion board of directors, including ranges of potential premiums to CareFusion’s share price that might be paid in a potential transaction. The CareFusion board of directors also discussed other strategic acquisitions and opportunities that it was currently evaluating, and discussed the benefits, risks and challenges to CareFusion stockholders of a transaction with BD as compared to other strategic alternatives, including discussing the benefits and risks of remaining as an independent, standalone company. The CareFusion board of directors also discussed whether to solicit other proposals to acquire CareFusion and the benefits and risks inherent in undertaking an auction process, but ultimately determined not to do so because of the risk of losing the BD proposal if CareFusion elected to solicit other proposals, the risk that BD might lower its proposal if CareFusion elected to solicit other proposals and little to no competitive bidding emerged, and the potential significant harm to CareFusion’s business if it became known to CareFusion’s customers and employees that CareFusion was seeking to be sold (without assurance that a financially superior proposal would be made or consummated). The CareFusion board of directors also considered the likelihood of receiving a proposal from another potential buyer and determined that it was unlikely that there would be many other potential buyers for CareFusion, and considered that any transaction agreement with BD would likely permit any other potential buyers to submit proposals for the company. Wachtell Lipton also discussed with the CareFusion board of directors the board’s fiduciary obligations related to the non-binding indication of interest. Based on its discussions during its August 5-6, 2014 meeting, the CareFusion board of directors determined to explore a potential combination with BD, but concluded that BD’s proposed consideration was insufficient.

On August 9, 2014, Mr. Gallahue relayed to Mr. Forlenza the CareFusion board of directors’s view that the proposed consideration was insufficient, but that CareFusion was willing to engage in discussions with BD regarding a possible transaction, including limited preliminary due diligence, with the expectation that BD would improve the consideration under its indication of interest following the limited preliminary diligence review.

On August 18, 2014, CareFusion and BD entered into a mutual non-disclosure agreement, which contained a standstill provision. That same day, representatives of CareFusion and BD met in Salt Lake City to commence due diligence regarding the proposed transaction. At this meeting, senior management of CareFusion delivered a presentation covering topics relating to CareFusion’s businesses, including financial information and an overview of CareFusion’s manufacturing and operations. At this meeting, members of BD’s senior management also delivered a presentation covering topics relating to BD’s business, including historical financial information and an overview of BD’s operations. BD also commenced a due diligence review of limited information made available by CareFusion to BD in an online data room.

On September 2, 2014, the BD board of directors held a telephonic meeting to review various matters regarding a potential transaction with CareFusion. Members of BD’s senior management and representatives of Goldman Sachs and Skadden, Arps, Slate, Meagher & Flom LLP (which is referred to as “Skadden”), special counsel to BD, also attended the meeting. At the meeting, BD’s senior management updated the BD board of directors on the proposed transaction, including, among other things, that while CareFusion had advised BD that the CareFusion board of directors would not support a transaction in the $53.00 to $55.00 indicative price range indicated in BD’s original indication of interest, CareFusion had allowed BD to conduct initial due diligence, including providing access to CareFusion’s senior management and certain non-public financial and operational information of CareFusion. BD’s senior management also reviewed its findings from BD’s initial due diligence review of CareFusion and the implications of such findings on certain financial assumptions and metrics regarding the proposed transaction. Representatives of Goldman Sachs discussed with the BD board of directors certain financial information relating to CareFusion, BD and a potential transaction. The BD board of directors, BD’s senior management and representatives of Goldman Sachs and Skadden discussed the various benefits and risks to BD and its stockholders associated with the potential transaction, and whether BD should deliver to CareFusion, in advance of a meeting of the CareFusion board of directors scheduled for later than week, a non-binding preliminary indication of interest at an indicative price of $56.00 per share of CareFusion common stock. At the meeting, representatives of Skadden made a presentation regarding legal matters relating to a possible transaction, including the fiduciary duties of directors in considering the proposed transaction. The BD board of directors expressed its support for BD to deliver to CareFusion a non-binding, preliminary indication of interest in a transaction at an indicative price of $56.00 per share of CareFusion common stock, to be paid through a combination of cash and BD common stock.

On September 3, 2014, Mr. Forlenza contacted Mr. Gallahue by telephone to present a revised non-binding indication of interest at an indicative price of $56.00 per CareFusion share to be paid through a combination of cash and BD common stock.

On September 5, 2014, the CareFusion board of directors held a telephonic meeting to discuss the revised proposal. Members of CareFusion’s senior management and representatives of Perella Weinberg and Wachtell Lipton also attended the meeting. The discussion included the topics discussed at the CareFusion board of directors meeting on August 5-6, 2014, as well as a comparison of the premium implied in the revised proposal to the range of premiums to CareFusion’s share price that Perella Weinberg previously discussed with the CareFusion board of directors. In addition, the CareFusion board of directors discussed other strategic acquisitions and opportunities that it was currently evaluating, and discussed the benefits, risks and challenges to CareFusion stockholders of a transaction with BD as compared to other strategic alternatives, including discussing the benefits and risks of soliciting other proposals to acquire CareFusion and of remaining as an independent, standalone company. Representatives of Wachtell Lipton also reviewed the CareFusion board of directors’ fiduciary obligations in considering the proposed transaction. Following discussion, the CareFusion board of directors authorized CareFusion’s senior management to continue exploring a potential transaction with BD, and concluded that BD’s proposed consideration of $56.00 per CareFusion share was insufficient, but that the board could be supportive of a transaction with BD if the consideration were $60.00 per CareFusion share.

On September 5, 2014, Mr. Gallahue contacted Mr. Forlenza by telephone and indicated that the CareFusion board of directors viewed BD’s offer of $56.00 per CareFusion share as insufficient. Mr. Gallahue indicated that he thought that the CareFusion board of directors could be supportive of a transaction at $60.00 per CareFusion share, but that $56.00 per CareFusion share was inadequate and that he did not know how the CareFusion board of directors would respond to an offer above $56.00 but below $60.00 per share of CareFusion common stock. Following discussion, Mr. Forlenza indicated that he would convene the members of the BD board of directors to discuss the potential for increasing the indicative pricing of its indication of interest and that he would plan to call Mr. Gallahue early the following week. Also on September 5, 2014, at the direction of the CareFusion board of directors, representatives of Perella Weinberg indicated to representatives of Goldman Sachs that BD’s indicative pricing of $56.00 per CareFusion share was insufficient.

On September 8, 2014, the CareFusion board of directors held a telephonic meeting to discuss the potential transaction with BD. Members of CareFusion senior management and representatives of Wachtell Lipton also attended the meeting. Mr. Gallahue reported to the CareFusion board of directors on his discussion with Mr. Forlenza and the communications between Perella Weinberg and Goldman Sachs. Among other things, he indicated that he thought that BD would likely respond with a revised indication of interest above $56.00 per CareFusion share, and that it would likely be BD’s best and final offer. The CareFusion board of directors again discussed the merits of the potential transaction with BD. Following discussion, the CareFusion board of directors indicated that if BD responded with a revised indication of interest of at least $58.00 per CareFusion share, it would support moving forward with discussions with BD and the commencement of negotiations of a definitive transaction agreement.

Also on September 8, 2014, the BD board of directors held a telephonic meeting to review various matters regarding a potential transaction with CareFusion. Members of BD’s senior management and representatives of Goldman Sachs and Skadden also attended the meeting. At the meeting, BD’s senior management updated the BD Board of directors on the proposed transaction, including, among other things, that Mr. Forlenza had communicated to Mr. Gallahue a revised non-binding, preliminary indication of interest at an indicative price of $56.00 per share of CareFusion common stock, to be paid in cash and BD common stock, and that in response, Mr. Gallahue had indicated that he thought that the CareFusion board of directors could support an indicative price of $60.00 per share of CareFusion common stock. BD’s senior management further provided an assessment of the potential benefits and risks to BD and its stockholders of a transaction with CareFusion, including with respect to certain financial metrics, expectations of timing to complete a transaction, and financial implications of the transaction for BD and its stockholders. At the meeting, representatives of Goldman Sachs also described discussions between Goldman Sachs and Perella Weinberg as to the pricing of a potential transaction. Representatives of Goldman Sachs also discussed with the BD board of directors certain financial information relating to CareFusion, BD and a potential transaction. The BD Board of directors, BD’s senior management and representatives of Goldman Sachs and Skadden discussed the various benefits and risks to BD and its stockholders associated with the potential transaction, including whether to deliver to CareFusion a revised non-binding, preliminary indication of interest at an indicative price of $57.00 per share of CareFusion common stock and whether to increase such proposed price above $57.00 per share of CareFusion common stock if necessary during negotiations with CareFusion. The BD board of directors expressed its support for BD to deliver to CareFusion a non-binding, preliminary indication of interest at an indicative price of $57.00 per share of CareFusion common stock, to be paid in cash and BD common stock, and authorized BD’s senior management to increase such indicative price up to $58.00 per share of CareFusion common stock, as determined by BD’s senior management, during negotiations with CareFusion’s senior management and representatives.

On September 8, 2014, Mr. Forlenza spoke with Mr. Gallahue by telephone to negotiate a potential indicative price for an acquisition of CareFusion by BD. Mr. Forlenza presented BD’s revised indication of interest with indicative consideration of $57.00 per CareFusion share, consisting of a mix of cash and BD common stock with the cash portion exceeding 70% of the overall consideration. Mr. Gallahue indicated that, based on his discussions with the CareFusion board of directors to date, the CareFusion board of directors would not be willing to proceed with a transaction at a price of $57.00 per CareFusion share. Mr. Gallahue and Mr. Forlenza then discussed an indicative price of $58.00 per share of CareFusion common stock, to be paid in cash and BD common stock in an amount to be determined, and concluded after discussion that a transaction at such a price might be possible. They agreed to reach out to their respective boards to confirm that they would be willing to pursue the next phase of negotiating a potential transaction and conducting further diligence, at an indicative price of $58.00 per share of CareFusion common stock. Each of Messrs. Forlenza and Gallahue then updated their respective boards of directors about the revised terms.

On September 10, 2014, following confirmation with their respective boards, Mr. Forlenza and Mr. Gallahue exchanged communications indicating that they had the support of their respective boards to move forward with pursuing a potential transaction at an indicative price of $58.00 per CareFusion share, and they agreed to instruct their advisors to start negotiating an agreement for a potential transaction. Mr. Forlenza and Mr. Gallahue agreed that the actual purchase price would have to be agreed at such time, if any, as the parties were otherwise prepared to enter into a definitive transaction agreement.

On September 10-11, 2014, representatives of BD and representatives of CareFusion discussed the framework and process for due diligence, including expectations regarding the scope of diligence and BD’s access to CareFusion senior management. In addition, representatives of BD and representatives of CareFusion also discussed timing and logistics relative to the preparation of a draft transaction agreement, including potential transaction timing.

Over the next few weeks, BD and its advisors conducted a comprehensive due diligence investigation of CareFusion. During this time, CareFusion’s senior management provided requested due diligence information to BD, responded to specific questions from BD and its advisors and participated in numerous conference calls with BD and its advisors regarding diligence requests.

On September 19, 2014, representatives of Skadden, on behalf of BD, delivered a draft merger agreement to representatives of Wachtell Lipton, on behalf of CareFusion. The draft merger agreement contained several provisions that CareFusion viewed as problematic, including that (i) BD was not required to close the transaction if its financing was unavailable and CareFusion would be entitled to a termination fee in such event, (ii) BD was not required to close the transaction unless certain foreign antitrust approvals were obtained, (iii) in obtaining regulatory approvals for the transaction, BD was not required to take actions that would materially impair the benefits expected to be derived by BD from the transaction, and (iv) CareFusion would be required to pay BD a termination fee of 4% of equity value of CareFusion in the event of termination of the merger agreement in certain circumstances.

On September 20-21, 2014, representatives of CareFusion communicated to representatives of BD that the draft merger agreement contained several provisions that CareFusion viewed as problematic. During these discussions, representatives of CareFusion indicated that Wachtell Lipton was in the process of preparing a revised draft of the merger agreement with CareFusion’s positions on these provisions, noting that it was unlikely that CareFusion would proceed with a transaction with BD on the terms reflected in the draft merger agreement. During this time, representatives of Perella Weinberg and Goldman Sachs also engaged in communications regarding the draft merger agreement. During these discussions, Perella Weinberg reiterated CareFusion’s positions on these provisions in the merger agreement and specifically discussed CareFusion’s positions on these provisions in the merger agreement, including the provisions proposed by BD relating to financing.

During the week of September 22, 2014, representatives of BD and representatives of CareFusion met in San Diego to conduct in-person diligence. During this period, representatives of CareFusion also engaged in a due diligence review of BD, including with respect to BD’s products, existing litigation and regulatory matters.

On September 23, 2014, the BD board of directors held a meeting to review various matters regarding a potential transaction with CareFusion. Members of BD’s senior management and representatives of Goldman Sachs, Skadden and McKinsey & Company (which is referred to as “McKinsey”), special advisor to BD, also attended the meeting. At the meeting, BD’s senior management updated the BD board of directors on the proposed transaction, including, among other things, the status of negotiations between the parties, certain considerations related to financing an acquisition of CareFusion and certain key findings of BD’s ongoing due diligence review of CareFusion. As part of the review, BD senior management updated the BD board of directors on recent meetings with credit rating agencies, which indicated that BD would be able to finance the proposed transaction with more indebtedness than was originally anticipated and still maintain an investment grade rating, which would allow BD to offer a greater portion of cash as part of the overall merger consideration. BD’s senior management and members of the BD board of directors discussed the risks and benefits to BD of increasing the cash portion of the overall merger consideration. BD’s senior management further provided an assessment of the potential benefits and risks to BD and its stockholders of a transaction with CareFusion, including potential stockholder reaction to the transaction and the potential financial implications of the transaction to BD. Representatives of Goldman Sachs discussed with the BD board of directors certain financial information relating to CareFusion, BD and a potential transaction. Representatives of McKinsey described certain key considerations relating to the integration of the CareFusion and BD businesses should an acquisition of CareFusion be undertaken. Representatives of Skadden made a presentation regarding the fiduciary duties of directors in considering the proposed transaction, and legal considerations for the BD board of directors in connection with considering a possible transaction. BD’s senior management and representatives of Skadden and Goldman Sachs discussed with the BD board of directors the material open transaction issues between the parties, as well as considerations relating to the potential acquisition financing. Also, the BD board of directors, BD’s senior management and representatives of Goldman Sachs, McKinsey and Skadden discussed various benefits and risks to BD and its stockholders associated with the potential transaction.

Also on September 23, 2014, representatives of Wachtell Lipton, on behalf of CareFusion, delivered a revised draft of the merger agreement to representatives of Skadden, on behalf of BD. The revised draft merger agreement provided that (i) CareFusion could seek to specifically enforce BD’s obligation to consummate the merger if BD’s financing was unavailable at a time when all conditions to the merger were satisfied, (ii) the only antitrust approvals that would be conditions to closing would be antitrust approvals in the United States and European Union, (iv) in obtaining regulatory approvals for the transaction, BD had to take any action necessary to obtain such approvals, without any limit, and (iv) CareFusion would be required to pay BD a termination fee of 2% of equity value of CareFusion in the event of termination of the merger agreement in certain circumstances.

On September 25, 2014, Mr. Gallahue and Mr. Forlenza spoke by telephone to discuss the status of diligence efforts and the revised draft of the merger agreement prepared by Wachtell Lipton. Mr. Forlenza and Mr. Gallahue also discussed the combined company and the proposed approach to integration planning. Mr. Forlenza also indicated that BD would likely want to increase the cash portion of the consideration so that it consisted of more than 70% of the overall consideration value. During the call, Mr. Forlenza confirmed to Mr. Gallahue that if the transaction was completed, Mr. Gallahue would not join the combined company.

On September 27, 2014, the CareFusion board of directors held a meeting to discuss the potential transaction with BD. The meeting was also attended by CareFusion senior management and representatives of Perella Weinberg and Wachtell Lipton. At the meeting, the CareFusion board of directors, senior management and representatives of Wachtell Lipton discussed the September 19, 2014 and September 23, 2014 drafts of the merger agreement, including closing conditions, potential termination fees and triggers, employee benefit and severance matters and the open issues in the draft agreement. The CareFusion board of directors agreed with CareFusion’s senior management and Wachtell Lipton regarding CareFusion’s approach to the open issues, including that the financing and antitrust provisions created conditionality and an unacceptable level of risk for CareFusion stockholders.

The CareFusion board of directors also discussed the proposed merger consideration of $58.00 per CareFusion share. Although the precise mix of cash and BD common stock had not yet been agreed between the parties, for purposes of discussion and analysis, CareFusion management and Perella Weinberg assumed that the proposed consideration would consist of approximately 80% cash and 20% BD common stock. Representatives of Perella Weinberg discussed the premium and valuation multiple implied in the consideration as compared to the range of potential premiums and valuation multiples in comparable transactions. Perella Weinberg also discussed a preliminary valuation assessment for CareFusion, including its view that CareFusion’s current stock price already reflected a premium based on market expectations for a transformative transaction, and that the proposed merger consideration of $58.00 per CareFusion share reflected a sizeable premium to CareFusion’s current stock price and a sizeable valuation multiple. After discussing the valuation and the mix of cash and share consideration, Wachtell Lipton noted that BD’s stockholders would not be required to vote on the proposed transaction, which increased transaction certainty. The CareFusion board of directors also considered whether it should seek to negotiate a collar on the stock portion of the merger consideration. After discussion among the CareFusion board of directors and its advisors of the potential benefits and risks of a collar and the likelihood of successfully negotiating for a collar, it determined not to do so.

Representatives of Wachtell Lipton also addressed general questions relating to, among other things, the directors’ fiduciary duties and the merger agreement (including, among other things, the size of the termination fee payable by CareFusion in certain circumstances and the ability of the CareFusion board of directors to respond to unsolicited proposals for alternative transactions). After extensive discussions, the CareFusion board of directors determined to authorize CareFusion’s senior management to continue negotiations with BD of a definitive agreement at an indicative price of $58.00 per share, consisting of approximately 80% cash and 20% BD common stock, subject to satisfactory resolution of the terms of the merger agreement. Mr. Gallahue indicated that he believed that CareFusion and BD would likely be able to resolve the remaining terms of the merger agreement. Mr. Gallahue also reported that management had suspended its activities related to the other strategic acquisitions and opportunities discussed previously with the board, as management did not believe that they could be accomplished on terms acceptable to CareFusion, and in light of the continued progress on a potential transaction with BD.

In the evening of September 27, 2014, representatives of Skadden, on behalf of BD, delivered a revised draft of the merger agreement to representatives of Wachtell Lipton, on behalf of CareFusion. The revised draft merger agreement continued to include the financing and antitrust provisions that CareFusion found to be problematic in the prior BD draft. On September 28-30, 2014, members of BD and CareFusion senior management, together with representatives of Skadden and representatives of Wachtell Lipton, discussed the merger agreement, including CareFusion’s view that closing certainty, including with respect to financing and regulatory efforts, were key issues for the CareFusion board of directors.

On September 30, 2014, representatives of BD contacted representatives of CareFusion to convey that BD would agree to CareFusion’s position with respect to transaction financing. On October 1, 2014, representatives of Wachtell Lipton provided representatives of Skadden with a revised draft of the merger agreement. The revised draft included a proposed termination fee of 2% of equity value in the event of termination of the merger agreement in certain circumstances. It also reflected changes to provisions of the merger agreement related to antitrust, including that BD would be required to take all actions to obtain antitrust approvals, unless doing so would be reasonably likely to result in a material adverse effect on the combined company, and that obtaining antitrust approvals in jurisdictions other than the United States and the European Union would not be conditions to closing.

On October 2, 2014, the BD board of directors held a meeting to review various matters regarding the potential transaction with CareFusion. Members of BD’s senior management and representatives of Goldman Sachs and Skadden also attended the meeting. Prior to this meeting, members of the BD board of directors had received a description of the material provisions of the merger agreement and financing documentation to be entered into by BD in connection with the proposed transaction, as well as presentation materials from each of Goldman Sachs and Skadden, including materials describing the directors’ fiduciary duties in considering the proposed transaction. At the meeting, BD’s senior management updated the BD board of directors on the proposed transaction, including, among other things, the findings of BD’s business due diligence review of CareFusion, the finalization of BD’s financial model for the transaction and the status of BD’s communications plan for the potential transaction. BD’s senior management further provided an assessment of the potential benefits and risks to BD and its stockholders of a transaction with CareFusion, including the potential impact of the transaction financing on BD’s credit rating and considerations relating to the integration of the BD and CareFusion businesses. BD management discussed with the BD board of directors the risks and benefits to BD of revising the consideration in the proposed transaction to consist of approximately 85% cash and 15% BD common stock. Representatives of Goldman Sachs discussed with the BD board of directors certain financial information relating to CareFusion, BD and the potential transaction. Representatives of Skadden made a presentation regarding legal matters relating to a possible transaction, including the fiduciary duties of directors in considering the proposed transaction. Representatives of Skadden then reviewed with the BD board of directors the material terms of the merger agreement, the financing commitment letter and fee letter, and the transaction issues that remained unresolved by the parties. The BD board of directors, BD’s senior management and representatives of Goldman Sachs and Skadden discussed various benefits and risks to BD and its stockholders associated with the potential transaction.

Also on October 2, 2014, the CareFusion board of directors met telephonically to discuss the potential transaction with BD. The meeting was also attended by CareFusion senior management and representatives of Perella Weinberg and Wachtell Lipton. The CareFusion board of directors discussed the status of the merger agreement, including the favorable resolution of the financing issue, ongoing discussions regarding the level of efforts required to obtain regulatory approvals and other key transaction terms, including closing conditions, termination rights, termination fees and employee benefit and severance matters. In addition, the CareFusion board of directors noted that representatives of BD had conveyed that BD intended to increase the cash portion of the merger consideration such that the merger consideration would consist of 85% cash and 15% BD common stock. Perella Weinberg discussed how the decrease in the stock component of the consideration would affect the pro forma ownership in BD by CareFusion’s stockholders. Senior management of CareFusion also reported on discussions with senior management of BD regarding the transaction consideration mix, including the fact that the revised consideration mix resulted from, among other things, BD’s discussions with credit rating agencies. After extensive discussions, the CareFusion board of directors concluded that the revised consideration mix was also reasonable to CareFusion stockholders and provisionally determined, subject to satisfactory resolution of non-financial merger agreement terms, to proceed with negotiations on the basis of merger consideration at an indicative price of $58.00 per CareFusion share, consisting of 85% cash and 15% BD common stock.

From October 2 through October 5, 2014, the parties and their legal and financial advisors engaged in discussions and negotiations to complete due diligence and to resolve the open issues in the merger agreement, including the size of the termination fee, the circumstances in which the termination fee would be payable, the level of efforts required of BD to obtain regulatory approvals and employee benefit and severance matters. These discussions and negotiations included numerous conversations between the senior management and representatives of BD and CareFusion.

On the morning of October 5, 2014, the BD board of directors held a meeting to review various matters regarding the potential transaction with CareFusion, and to discuss the approval of the merger agreement and related documentation. Members of BD’s senior management and representatives of Goldman Sachs and Skadden also attended the meeting. Prior to this meeting, members of the BD board of directors had received a description of the material provisions of the merger agreement and financing documentation to be entered into by BD in connection with the proposed transaction (including the open legal and business issues between the parties), as well as presentation materials from Goldman Sachs and Skadden. At the meeting, BD’s senior management and representatives of Skadden updated the BD board of directors on the proposed transaction, including, among other things, the open issues between the parties and certain due diligence findings. BD’s senior management and representatives of Goldman Sachs also reviewed with the BD board of directors the fact that the parties had tentatively agreed, subject to approval of the parties’ respective boards of directors, that the consideration in the proposed transaction would consist of approximately 85% cash and 15% BD common stock. Representatives of Skadden and BD’s senior management then reviewed with the BD board of directors the material terms of the merger agreement and financing documentation, including the remaining open issues, and provided an update on the status of transaction negotiations since the October 2, 2014, meeting of the BD board of directors. Following the update from BD’s senior management, the meeting adjourned in order for BD’s senior management and advisors to seek to resolve the remaining open issues with CareFusion.

Later in the morning on October 5, 2014, the BD board of directors reconvened the previously adjourned meeting to review various matters regarding the potential transaction with CareFusion, and to discuss the approval of the merger agreement and related documentation. Following the reconvening of the meeting, BD’s senior management updated the BD board of directors on the proposed transaction, including, among other things, the resolution of the remaining open issues and certain due diligence findings. At the meeting, representatives of Skadden discussed certain issues relating to the fiduciary duties of directors in considering the transaction and further reviewed the terms of the merger agreement, the financing documentation and the changes since the meeting of the BD board of directors earlier on October 5, 2014. Representatives of Goldman Sachs also discussed with the BD board of directors certain financial information related to CareFusion, BD and the potential transaction.

The BD board of directors then discussed the proposed transaction, including the potential benefits and risks to BD and its stockholders of the proposed transaction, and unanimously approved, among other things, the merger agreement, substantially in the form presented to the BD board of directors, the transactions contemplated by the merger agreement and certain related matters, including the financing documentation.

Shortly following resolution of the remaining open issues on October 5, 2014, members of the Human Resources and Compensation Committee of the CareFusion board of directors met to consider, among other things, changes to the Company’s broad-based severance plan for U.S. employees, the creation of a retention program for CareFusion employees other than executive officers in connection with the proposed merger (see “The Merger Agreement—Employee Matters”) and certain previously discussed changes to the Executive Change in Control Severance Plan which would not increase the severance amounts payable to CareFusion’s named executive officers (see “Interests of CareFusion’s Directors and Executive Officers in the Merger—Executive Change in Control Severance Plan—Amendments to the CIC Plan”). Members of senior management of CareFusion and representatives of Wachtell Lipton also attended the meeting. Members of senior management of CareFusion noted that each of these matters was disclosed to, discussed with and agreed to by BD. After discussion, the Human Resources and Compensation Committee approved the creation of the retention program and the proposed changes to the Company’s broad-based severance plan for U.S. employees and the Executive Change in Control Severance Plan.

The full CareFusion board of directors then met to discuss the potential transaction. Members of CareFusion’s senior management and representatives of Perella Weinberg and Wachtell Lipton also attended the meeting. During this meeting, the CareFusion board of directors reviewed CareFusion’s strategic alternatives. Wachtell Lipton summarized the material terms of the proposed merger agreement and reported on the resolution of open issues during the course of negotiations with BD. Wachtell Lipton also reviewed with the CareFusion board of directors its fiduciary obligations. Perella Weinberg provided to the CareFusion board of directors Perella Weinberg’s financial analysis of the transaction, and Perella Weinberg rendered to the CareFusion board of directors an oral opinion, confirmed by delivery of a written opinion dated October 5, 2014, that as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in its opinion, the consideration to be received by the holders of shares of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Perella Weinberg is more fully described in the Section entitled “—Opinion of CareFusion’s Financial Advisor.” After discussions, including as to the matters discussed below in the section entitled “—Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger;” the CareFusion board of directors, by unanimous vote of all its members, approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of CareFusion and its stockholders, and resolved to recommend that CareFusion’s stockholders vote to adopt the merger agreement.

Following the conclusion of the BD and CareFusion board of directors meetings, CareFusion, BD and their respective counsel finalized the transaction documentation and the parties executed the merger agreement. See “The Merger Agreement” for a discussion of the terms of the merger agreement. Also on October 5, 2014, BD and CareFusion issued a joint press release publicly announcing the execution of the merger agreement and the details of the proposed merger.

Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger

In reaching its decision to approve, and declare advisable, the merger agreement and resolving that it recommends that CareFusion’s stockholders adopt the merger agreement, the CareFusion board of directors, as described above in the section entitled “—Background of the Merger,” held a number of meetings, consulted with CareFusion’s senior management and its legal and financial advisors at Wachtell Lipton and Perella Weinberg, and considered a number of factors, including its knowledge of the business, assets, and liabilities, results of operations, financial performance, strategic direction and prospects of each of CareFusion and BD (taking into account the results of CareFusion’s due diligence of BD), as well as the risks in achieving those prospects and the anticipated effects of the transaction. The various factors the CareFusion board of directors considered that weighed positively in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement included, among others and not necessarily in order of relative importance:

•	the fact that the merger consideration as of October 3, 2014 represented an approximately 26% premium to CareFusion’s common stock’s closing price of $46.17 on October 3, 2014, the last trading day before the announcement of the merger agreement;

•	the fact that the merger consideration (which had a value of $58.00 per share of CareFusion common stock as of the last trading day before the announcement of the merger agreement) was the result of successive, negotiated increases by BD from its original proposed merger consideration of $53.00 to $55.00 per share of CareFusion common stock;

•	the fact that the stock component of the merger consideration will allow CareFusion’s stockholders to participate in the benefit of the anticipated synergies from the transaction following the closing of the merger, while the cash portion of the merger consideration will provide liquidity and certainty of value upon the consummation of the merger;

•	the opinion of Perella Weinberg rendered to the CareFusion board of directors on October 5, 2014, that as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in its opinion, the consideration to be received by the holders of shares of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section entitled “The Merger—Opinion of CareFusion’s Financial Advisor”;

•	the fact that the merger agreement permits CareFusion, subject to certain limitations, to continue to operate in the ordinary course of business during the period prior to completion of the merger;

•

CareFusion’s prospects for a merger or sale transaction with a company other than BD, including (i) the CareFusion board of directors’ belief that there were not likely many other potential buyers for CareFusion and that, even if another potential buyer made an offer, BD’s offer was likely to be the highest offer with the greatest transaction certainty; (ii) the risk of losing the BD offer if CareFusion elected to solicit other offers, the risk that BD would lower its offer if CareFusion elected to solicit other offers and little or no competitive bidding emerged; (iii) the risks associated with an auction process, including, among other things, the potential significant harm to CareFusion’s business if it became known to CareFusion’s customers and employees that CareFusion was seeking to be sold (without assurance that a financially superior proposal would be made or consummated); (iv) the risk of breaches of confidentiality by prospective participants in an auction process and their advisors; and

(v) the substantial management time and resources that would be required, potentially causing significant management distraction from operating CareFusion’s business;

•	the fact that the merger agreement permits CareFusion, subject to certain conditions, to respond to and negotiate unsolicited takeover proposals prior to the time CareFusion’s stockholders approve the merger proposal and to terminate the merger agreement to accept an unsolicited takeover proposal that the CareFusion board of directors determines is superior to the BD merger;

•	the fact that the merger agreement permits the CareFusion board of directors, subject to certain conditions, to withdraw or modify its recommendation to CareFusion stockholders that they adopt the merger agreement if it would be reasonably likely to be inconsistent with the CareFusion board of directors’ fiduciary duties to fail to do so;

•	the fact that BD’s obligations pursuant to the merger agreement are not subject to any financing condition or similar contingency based on BD’s ability to obtain financing, and that if BD were unable to obtain financing, CareFusion’s remedies against BD would not be limited, and that CareFusion would be entitled to specifically enforce the merger agreement, including the obligations of BD to consummate the merger, regardless of the availability or terms of BD’s financing;

•	the commitments made by BD with respect to obtaining the regulatory approvals required to complete the merger;

•	the probability that the conditions to completion of the merger would be satisfied prior to the end date;

•	the right of the stockholders of CareFusion to exercise dissenter’s rights to assure that they receive a fair price for their shares (as more fully described in the section entitled “Appraisal Rights of CareFusion Stockholders”);

•	the fact that the merger is subject to the approval of the stockholders of CareFusion, who will be free to approve or reject the merger, while the merger is not subject to the conditionality and execution risk of any required approval by BD’s stockholders;

•	CareFusion’s prospects as an independent company and the CareFusion board of directors’ determination that a merger with BD provides more value for CareFusion stockholders on a risk-adjusted basis than executing CareFusion’s strategic business plan; and

•	the fact that the financial and other terms and conditions of the merger agreement and the transactions contemplated thereby, including the commitments to obtain antitrust clearance provided by BD and the absence of a financing condition, were the product of arm’s length negotiations between the parties and provided reasonable assurances that the merger would ultimately be consummated on a timely basis.

In addition, the CareFusion board of directors considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following, which are not necessarily listed in order of relative performance:

•	the risks and costs to CareFusion if the merger is not completed, including uncertainty about the effect of the proposed merger on CareFusion’s employees, customers, potential customers, suppliers and other parties, which may impair CareFusion’s ability to attract, retain and motivate key personnel and could cause customers, potential customers, suppliers and others to seek to change or not enter into business relationships with CareFusion, and the risk that the trading price of the common stock of CareFusion could be materially adversely affected. Reasons the transaction may not be completed include, among others, the failure of the parties to obtain the requisite approval of CareFusion stockholders and the possibility that regulatory authorities seek to challenge the merger or to impose conditions that BD is not required to accept (see “—Regulatory Approvals” and “The Merger Agreement—Conditions to Completion of the Merger”);

•	the fact that, if the transaction is not completed as a result of regulatory impediments or other reasons, BD will not be obligated to pay any “reverse termination fee;”

•	the merger agreement’s restrictions on the conduct of CareFusion’s business prior to the completion of the merger, generally requiring CareFusion to conduct its business only in the ordinary course and subject to specific limitations, which may (but are not likely to) delay or prevent CareFusion from undertaking business opportunities that may arise pending completion of the merger;

•	certain provisions of the merger agreement that could have the effect of discouraging third party offers for CareFusion, including the restriction on CareFusion’s ability to solicit third party proposals for alternative transactions;

•	the possibility that, under certain circumstances under the merger agreement, CareFusion may be required to pay a termination fee of $367 million or fifty percent of BD’s out-of-pocket expenses incurred in connection with the merger, as more fully described in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee;”

•	the fact that the receipt of the merger consideration in exchange for shares of CareFusion common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes;

•	the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating CareFusion’s business, operations and workforce with those of BD;

•	the potential risk of diverting management attention and resources from the operation of CareFusion’s business and towards completion of the merger; and

•	various other risks associated with the merger and the business of CareFusion, BD and the combined company described in the section entitled “Risk Factors.”

In addition, the CareFusion board of directors was aware of and considered the interests described in the section entitled “—Interests of CareFusion Directors and Officers in the Merger.”

The foregoing discussion of the information and factors considered by the CareFusion board of directors is not meant to be exhaustive, but includes the material factors considered by the CareFusion board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the CareFusion board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The CareFusion board of directors recommended the merger agreement and the merger based upon the totality of the information it considered.

The foregoing description of CareFusion’s consideration of the factors supporting the merger agreement, the merger and the other transactions contemplated by the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 40 of this proxy statement/prospectus.

THE CAREFUSION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAREFUSION STOCKHOLDERS VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT, “FOR” THE APPROVAL, BY ADVISORY (NON-BINDING) VOTE, OF CERTAIN COMPENSATION ARRANGEMENTS FOR CAREFUSION’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND “FOR” ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.

Opinion of CareFusion’s Financial Advisor

The CareFusion board of directors retained Perella Weinberg to act as its financial advisor in connection with the merger. The board of directors selected Perella Weinberg based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the business and affairs of CareFusion and BD and the industries in which CareFusion and BD conduct their businesses. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.

On October 5, 2014, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the CareFusion board of directors that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Perella Weinberg’s written opinion, dated October 5, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex B and is incorporated by reference herein. Holders of CareFusion common stock are urged to read Perella Weinberg’s opinion carefully and in its entirety. The opinion does not address CareFusion’s underlying business decision to enter into the merger or the relative merits of the merger as compared with any other strategic alternative which may be available to CareFusion. The opinion was not intended to be and does not constitute a recommendation to any holder of CareFusion common stock or BD common stock as to how such holder should vote or otherwise act with respect to the merger or any other matter. The opinion does not in any manner address the prices at which the CareFusion common stock or BD common stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the merger to, or any consideration received in connection with the merger by, the holders of any other class of securities, creditors or other constituencies of CareFusion. Perella Weinberg provided its opinion for the information and assistance of the CareFusion board of directors in connection with, and for the purposes of its evaluation of, the merger. This summary is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Perella Weinberg, among other things:

•	reviewed certain publicly available financial statements and other business and financial information with respect to CareFusion and BD, including research analyst reports;

•	reviewed certain internal financial statements, analyses and forecasts, and other financial data relating to the business of CareFusion prepared by CareFusion’s management (the “CareFusion Forecasts”);

•	reviewed certain publicly available forecasts prepared by Wall Street analysts relating to CareFusion (the “CareFusion Public Forecasts”) and BD (the “BD Public Forecasts”);

•	discussed the past and current business, operations, financial condition and prospects of CareFusion and BD with senior executives of CareFusion and BD;

•	reviewed the pro forma financial impact of, among other things, the merger on the future financial performance of BD, including the potential impact on BD’s estimated earnings per share;

•	compared the financial performance of CareFusion and BD with that of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain transactions which Perella Weinberg believed to be generally relevant;

•	reviewed the historical trading prices for the shares of CareFusion common stock and BD common stock, and compared such prices of the shares of CareFusion common stock and BD common stock with that of securities of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;

•	reviewed a draft of the merger agreement dated October 1, 2014; and

•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.

In arriving at its opinion, Perella Weinberg assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to it (including information that was available from generally recognized public sources) for purposes of the opinion and further assumed, with the CareFusion board of directors’ consent, that information furnished by CareFusion for purposes of Perella Weinberg’s analysis did not contain any material omissions or misstatements of material fact. With respect to the CareFusion Forecasts, Perella Weinberg was advised by the management of CareFusion, and assumed, with the CareFusion board of directors’ consent, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of CareFusion as to the future financial performance of CareFusion and the other matters covered thereby, and Perella Weinberg expressed no view as to the assumptions on which they were based. With respect to the BD Public Forecasts, Perella Weinberg assumed, with the CareFusion board of directors’ consent, that such forecasts were a reasonable basis upon which to evaluate the future financial performance of BD, and Perella Weinberg used the BD Public Forecasts in performing its analyses.

In arriving at its opinion, Perella Weinberg did not make any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of CareFusion or BD, nor was it furnished with any such valuations or appraisals. In addition, Perella Weinberg did not evaluate the solvency of any party to the merger agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. In arriving at its opinion, Perella Weinberg also assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that the merger would be consummated in accordance with the terms set forth in the merger agreement, without material modification (including, without limitation, modification to the mix of merger consideration or the form or structure of the transaction) or amendment, without waiver of any of its covenants or conditions, or without delay, and that the final executed merger agreement would not differ in any respect material to its analysis from the draft merger agreement that it reviewed. In addition, Perella Weinberg assumed that in connection with the receipt of all the necessary approvals of the merger, no delays, limitations, conditions or restrictions would be imposed that could have an adverse effect on CareFusion, BD or the contemplated benefits expected to be derived in the merger. Perella Weinberg also assumed that the merger would have the tax consequences described in discussions with, and materials furnished to it by, representatives of CareFusion. Perella Weinberg relied as to all legal matters relevant to rendering its opinion upon the advice of its counsel.

Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, of the merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger agreement. Perella Weinberg was not asked to offer, and it did not offer, any opinion as to any other term of the merger agreement or the form or structure of the merger or the likely timeframe in which the merger would be consummated. Perella Weinberg was not requested to, and did not, participate in the negotiation of the merger agreement or the form or structure of the merger. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Perella Weinberg did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the merger agreement, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood CareFusion had received such advice as it deemed necessary from qualified professionals. Perella Weinberg’s opinion did not address the underlying business decision of CareFusion to enter into the merger or the relative merits of the merger as compared with any other strategic alternative which may have been available to CareFusion. In arriving at its opinion, Perella Weinberg was not authorized to solicit, and did not solicit, interest from any third party with respect to any business combination or other extraordinary transaction involving CareFusion.

Perella Weinberg’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Perella Weinberg’s opinion was approved by a fairness opinion committee of Perella Weinberg.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses performed by Perella Weinberg and reviewed by the CareFusion board of directors in connection with Perella Weinberg’s opinion relating to the merger and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format.

In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses.

Historical Stock Trading of CareFusion

Perella Weinberg reviewed the historical trading price per share of CareFusion common stock for the 52-week period ending on October 3, 2014, the last trading day prior to the day on which CareFusion and BD publicly announced the merger. Perella Weinberg noted that, during this 52-week period, the range of trading market prices per share of CareFusion common stock was $36.73 to $46.90, which was the all-time high closing price per share of Carefusion common stock, compared to the $58.00 implied value per share merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger.

The historical stock trading analysis provided general reference points with respect to the trading prices of CareFusion common stock, which enabled Perella Weinberg to compare the historical prices with the merger consideration.

Equity Research Analyst Price Targets of CareFusion

Perella Weinberg reviewed and analyzed the most recent publicly available research analyst one-year price targets for CareFusion common stock prepared and published by selected equity research analysts during the period from August 8, 2014 through October 1, 2014. Perella Weinberg noted that the range of recent equity analyst one-year price targets for CareFusion common stock during that period was $42.00 to $52.00 per share, with a median one-year price target of $48.00. Perella Weinberg then discounted these equity research analyst one-year price targets for CareFusion common stock applying a 9.5% cost of equity, which cost of equity was based on the capital asset pricing model (“CAPM”). Perella Weinberg noted that this range of discounted equity research analyst one-year price targets for shares of CareFusion common stock was approximately $39.25 to $48.50 per share compared to the $58.00 implied value per share merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for CareFusion common stock. Further, these estimates are subject to uncertainties, including the future financial performance of CareFusion and future financial market conditions.

Selected Publicly Traded Companies Analysis of CareFusion

Perella Weinberg reviewed and compared certain financial information for CareFusion to corresponding financial information, ratios and public market multiples for certain publicly held companies in the medical technology industry. Although none of the following companies are identical to CareFusion, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to CareFusion in one or more respects, including operating in the medical technology, life science and diagnostic tools industries, engaged in the development, manufacture and sale of medical devices, instrument systems and reagents used by healthcare institutions, life science researchers, clinical laboratories and the pharmaceutical industry.

CareFusion Selected Publicly Traded Companies

Johnson & Johnson

Medtronic, Inc.

Abbott Laboratories

Baxter International Inc.

Stryker Corporation

St. Jude Medical, Inc.

Boston Scientific Corporation

Zimmer Holdings, Inc.

Smith & Nephew plc

C. R. Bard, Inc.

Hospira, Inc.

Getinge AB

ResMed, Inc.

Teleflex Incorporated

Omnicell, Inc.

For each of the selected companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios based on company filings for historical information and consensus third party research estimates prepared by the Institutional Brokers’ Estimate System, or I/B/E/S per FactSet, for forecasted information. For CareFusion, Perella Weinberg made calculations based on company filings for historical information and third party research estimates from I/B/E/S per FactSet for forecasted information.

With respect to CareFusion and each of the selected companies, Perella Weinberg reviewed enterprise value as of October 3, 2014 as a multiple of estimated 2015 earnings before interest, taxes, depreciation and amortization (“EBITDA”), and share price to estimated 2015 earnings per share, or EPS. The results of these analyses are summarized in the following table:

EV/2015E EBITDA Multiple
	Average	Median
CareFusion Selected Public Trading Comparables	11.2x	11.1x

Share Price/2015E Earnings Multiple
	Average	Median
CareFusion Selected Public Trading Comparables	17.2x	16.7x

With respect to CareFusion, Perella Weinberg also reviewed the average multiples of enterprise value to EBITDA during the 6-month, 1-year and 2-year periods prior to October 3, 2014, and average multiples of share price to EPS during the same periods. The results of these analyses are summarized in the following table:

Average EV/EBITDA Multiple
6 Months	1 Year	2 Years
8.8x	8.5x	7.8x

Average Share Price/Earnings Multiple
6 Months	1 Year	2 Years
16.1x	16.0x	15.1x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg selected representative ranges of multiples of 9.0x – 11.0x to apply to estimated 2015 EBITDA of CareFusion and 15.0x – 18.0x to apply to estimated 2015 EPS reference ranges for CareFusion common stock of approximately $42.50 to $51.75 based on estimated 2015 EBITDA and approximately $40.75 to $49.00 based on estimated 2015 EPS. Perella Weinberg compared these ranges to the $58.00 implied value per share merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger.

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to CareFusion’s business. Accordingly, Perella Weinberg’s comparison of selected companies to CareFusion and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and CareFusion.

Selected Transactions Analysis of CareFusion

Using publicly available information, Perella Weinberg reviewed the terms of selected precedent transactions (the “Selected Precedent Transactions”) involving companies that operated in, or were exposed to, the medical technology industry. Perella Weinberg selected these transactions in the exercise of its professional judgment and experience because Perella Weinberg deemed them to be most similar in size, scope and impact on the industry to CareFusion or otherwise relevant to the merger.

For each of the Selected Precedent Transactions, Perella Weinberg calculated and compared the resulting enterprise value in the transaction as a multiple of EBITDA over the last twelve months publicly reported prior to the announcement of the transaction, or “EV/LTM EBITDA”.

Transaction Announcement Date	Acquiror	Target	EV/LTM EBITDA
September 2014	Merck KGaA	Sigma-Aldrich Corp.	19.7x
September 2014	Danaher Corporation	Nobel Biocare Holding AG	15.5x
June 2014	Medtronic, Inc.	Covidien plc	16.8x
April 2014	Zimmer Holdings, Inc.	Biomet, Inc.	12.2x
February 2014	Smith & Nephew plc	ArthroCare Corporation	16.5x
April 2013	Thermo Fisher Scientific Inc.	Life Technologies Corporation	12.6x
December 2012	Baxter International Inc.	Gambro AB	15.8x
April 2012	Hologic, Inc.	Gen-Probe Incorporated	20.1x
July 2011	Apax Partners/Canada Pension Plan Investment Board/Public Sector Pension Investment Board	Kinetic Concepts, Inc.	9.8x
April 2011	Johnson & Johnson	Synthes, Inc.	12.2x
April 2011	Endo Pharmaceuticals Holdings Inc.	American Medical Systems Holdings Inc.	15.9x
February 2010	Merck KGaA	Millipore Corporation	17.4x
December 2007	Royal Philips Electronics	Respironics, Inc.	19.7x
July 2007	Teleflex Incorporated	Arrow International, Inc.	16.2x
May 2007	Hologic, Inc.	Cytyc Corporation	24.1x
December 2005	Boston Scientific Corporation	Guidant Corporation	25.8x

Perella Weinberg observed that the EV/LTM EBITDA multiple implied by the $58.00 implied value per share merger consideration was 14.1x.

Based on the multiples calculated above, Perella Weinberg’s analyses of the various Selected Precedent Transactions and on professional judgments made by Perella Weinberg, Perella Weinberg selected a representative range of multiples of 12.0x – 15.0x to apply to reported EV/LTM EBITDA of CareFusion. Perella Weinberg applied such ranges to reported EV/LTM EBITDA to derive an implied per share equity reference range for CareFusion common stock of approximately $49.25 to $61.50 and compared that to the $58.00 implied value per share merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger.

Although the Selected Precedent Transactions were used for comparison purposes, none of the Selected Precedent Transactions nor the companies involved in them was either identical or directly comparable to the merger or CareFusion.

Precedent Premium Paid Analysis of CareFusion

Using publicly available data from FactSet and Dealogic, Perella Weinberg reviewed the premiums paid in selected acquisitions of publicly-traded companies over $1 billion in size (excluding mergers of equals) since October 1, 2009. From this pool, the following two types of acquisitions were selected and grouped together: (a) acquisitions with mixed cash and stock consideration, and (b) acquisitions with all stock consideration. Perella Weinberg also reviewed the premiums paid in selected healthcare transactions as a subgroup. Healthcare transactions were selected by identifying transactions where the target was categorized in the healthcare general industry group as defined by FactSet and Dealogic.

For each of the transactions, based on publicly available information, Perella Weinberg calculated the premiums of the offer price in the transaction to the target company’s closing stock price 30 days prior to the announcement of the transaction, and analyzed the first quartile high, median and third quartile low premiums for each of the groups described above as well as for all the transactions as a group. The results of these analyses are summarized in the table below.

	Number of Deals	Public Transactions Premiums Paid (%)
		25th Percentile	Median	75th Percentile
All Deals
All Industries	548	43	29	16
Healthcare	76	56	38	23
Mixed Cash and Stock
All Industries	105	40	28	17
Healthcare	13	38	31	17
All Stock
All Industries	83	30	20	6
Healthcare	4	34	27	17
Selected Precedent Transactions	16	26	33	39

Based on the precedent premium paid data, precedent transactions data, and experience and judgment of Perella Weinberg, and recognizing that no company or transaction is identical to CareFusion or to the merger, respectively, a representative range of premiums of 20% to 30% was selected and applied to the CareFusion share price as of October 3, 2014. This analysis resulted in an implied per share equity reference range for CareFusion common stock of approximately $55.50 to $60.00 per share, compared to the $58.00 implied value per share merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger.

Discounted Cash Flow Analysis of CareFusion

Perella Weinberg conducted a discounted cash flow analysis for CareFusion based on Management Case 1 and Management Case 2 (see “—Certain Unaudited Prospective Financial Information”) by:

•	calculating, in each case, the present value as of October 3, 2014 of the estimated standalone unlevered free cash flows (calculated as adjusted earnings before interest payments after taxes, plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital and other cash flows) that CareFusion could generate for the remainder of fiscal year 2014 through fiscal year 2024 using discount rates ranging from 8.0% to 9.0% based on estimates of the weighted average cost of capital of CareFusion derived using the CAPM, and

•	adding, in each case, terminal values calculated using perpetuity growth rates ranging from 1.5% to 2.5% and discounted using rates ranging from 8.0% to 9.0%.

The range of perpetuity growth rates was estimated by Perella Weinberg utilizing its professional judgment and experiences, taking into account market expectations regarding long-term real growth of gross domestic product and inflation. Perella Weinberg also cross-checked these estimates of perpetuity growth rates against the EBITDA multiples implied by these growth rates and a range of discount rates to be applied to CareFusion’s future unlevered cash flow forecasts.

Perella Weinberg used a range of discount rates from 8.0% to 9.0% derived by application of the CAPM, which takes into account certain company-specific metrics, including CareFusion’s target capital structure, the cost of long-term debt, forecasted tax rate and Barra predicted beta, as well as certain financial metrics for the United States financial markets generally.

From the range of implied enterprise values, Perella Weinberg derived ranges of implied equity values for CareFusion (discounted at 8.0% to 9.0% and using perpetuity growth rates ranging from 1.5% to 2.5%). To calculate the implied equity value from the implied enterprise value, Perella Weinberg subtracted debt and contingent consideration and added cash and cash equivalents and equity and unconsolidated investments. Perella Weinberg calculated implied value per share by dividing the implied equity value by the fully diluted shares (using the treasury method). These analyses resulted in the following implied per share equity reference range for CareFusion common stock:

Range of Implied Present Value Per Share
Management Case 1	$46.00 - $58.00
Management Case 2	$50.00 - $63.25

Historical Stock Trading of BD

Perella Weinberg also reviewed the historical trading price per share of BD common stock for the 52-week period ending on October 3, 2014, the last trading day prior to the day on which CareFusion and BD publicly announced the merger. Perella Weinberg noted that, during this 52-week period, the range of trading market prices per share of BD common stock was $98.30 to $120.40 compared to the $115.84 closing market price per share of BD common stock on October 3, 2014.

Equity Research Analyst Price Targets of BD

Perella Weinberg also reviewed and analyzed the most recent publicly available research analyst one-year price targets for BD common stock prepared and published by selected equity research analysts during the period from July 31, 2014 through September 29, 2014. Perella Weinberg noted that the range of recent equity analyst one-year price targets for BD common stock during that period was $110.00 to $138.00 per share, with a median one-year price target of $123.00. Perella Weinberg then discounted these equity research analyst one-year price targets for BD common stock applying a 8.0% cost of equity, which cost of equity was based on CAPM. Perella Weinberg noted that this range of discounted equity research analyst one-year price targets for shares of BD common stock was approximately $104.00 to $130.25 per share compared to the $115.84 closing market price per share of BD common stock on October 3, 2014.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for BD common stock. Further, these estimates are subject to uncertainties, including the future financial performance of BD and future financial market conditions.

Selected Publicly Traded Companies Analysis of BD

Perella Weinberg reviewed and compared certain financial information for BD to corresponding financial information, ratios and public market multiples for certain publicly held companies in the medical technology industry. Although none of the following companies are identical to BD, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to BD in one or more respects, including operating in the medical technology, life science and diagnostic tools industries, engaged in the development, manufacture and sale of medical devices, instrument systems and reagents used by healthcare institutions, life science researchers, clinical laboratories and the pharmaceutical industry.

BD Selected Publicly Traded Companies

Johnson & Johnson

Medtronic, Inc.

Abbott Laboratories

Baxter International Inc.

Stryker Corporation

St. Jude Medical, Inc.

Boston Scientific Corporation

Zimmer Holdings, Inc.

Smith & Nephew plc

C. R. Bard, Inc.

Hospira, Inc.

Getinge AB

ResMed, Inc.

Teleflex Incorporated

Thermo Fisher Scientific Inc.

Danaher Corporation

Hologic, Inc.

Qiagen N.V.

For each of the selected companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios based on company filings for historical information and consensus third party research estimates prepared by the Institutional Brokers’ Estimate System, or “I/B/E/S” per FactSet, for forecasted information. Perella Weinberg made calculations based on company filings for historical information and third party research estimates from I/B/E/S per FactSet for forecasted information.

With respect to BD and each of the selected companies, Perella Weinberg reviewed enterprise value as of October 3, 2014 as a multiple of estimated 2015 EBITDA, and share price to estimated 2015 EPS. The results of these analyses are summarized in the following table:

EV/2015E EBITDA Multiple
	Average	Median
BD Selected Public Trading Comparables	11.3x	11.1x

Share Price/2015E Earnings Multiple
	Average	Median
BD Selected Public Trading Comparables	16.6x	16.2x

With respect to BD, Perella Weinberg also reviewed the average multiples of enterprise value to EBITDA during the 6-month, 1-year and 2-year periods prior to October 3, 2014, and average multiples of share price to EPS during the same periods. The results of these analyses are summarized in the following table:

Average EV/EBITDA Multiple
6 Months	1 Year	2 Years
9.8x	9.8x	9.2x

Average Share Price/Earnings Multiple
6 Months	1 Year	2 Years
17.4x	17.3x	16.2x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg also selected representative ranges of multiples of 9.0x – 12.0x to apply to estimated 2015 EBITDA of BD and 15.0x – 19.0x to apply to estimated 2015 EPS of BD. Perella Weinberg noted that this analysis implied average per share equity value reference ranges for BD common stock of approximately $101.50 to $137.50 based on estimated 2015 EBITDA and approximately $103.25 to $130.75 based on estimated 2015 EPS. Perella Weinberg compared these ranges to the $115.84 closing market price per share of BD common stock on October 3, 2014.

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to BD’s business. Accordingly, Perella Weinberg’s comparison of selected companies to BD and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and BD.

Discounted Cash Flow Analysis of BD

Perella Weinberg conducted a discounted cash flow analysis for BD based on the BD Public Forecasts by:

•	calculating, in each case, the present value as of October 3, 2014 of the estimated standalone unlevered free cash flows (calculated as adjusted earnings before interest payments after taxes plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital and other cash flows) that BD could generate for the remainder of fiscal year 2015 through fiscal year 2025 using discount rates ranging from 7.0% to 8.0% based on estimates of the weighted average cost of capital of BD derived using the CAPM, and

•	adding, in each case, terminal values calculated using perpetuity growth rates ranging from 1.5% to 2.5% and discounted using rates ranging from 7.0% to 8.0%.

The range of perpetuity growth rates was estimated by Perella Weinberg utilizing its professional judgment and experiences, taking into account market expectations regarding long-term real growth of gross domestic product and inflation. Perella Weinberg also cross-checked these estimates of perpetuity growth rates against the EBITDA multiples implied by these growth rates and a range of discount rates to be applied to BD’s future unlevered cash flow forecasts.

Perella Weinberg used a range of discount rates from 7.0% to 8.0% derived by application of the CAPM, which takes into account certain company-specific metrics, including BD’s target capital structure, the cost of long-term debt, forecasted tax rate and Barra predicted beta, as well as certain financial metrics for the United States financial markets generally.

From the range of implied enterprise values, Perella Weinberg derived ranges of implied equity values for BD. To calculate the implied equity value from the implied enterprise value, Perella Weinberg subtracted debt and contingent consideration and added cash and cash equivalents and equity and unconsolidated investments. Perella Weinberg calculated implied value per share by dividing the implied equity value by the fully diluted shares (using the treasury method). These analyses resulted in the following implied per share equity reference range for BD common stock:

Range of Implied Present Value Per Share
BD Public Forecasts	$108.75 - $151.75

Miscellaneous

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole, could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to CareFusion, BD or the merger.

Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the CareFusion board of directors as to the fairness, from a financial point of view, as of the date of such opinion, of the merger consideration to be received per share by holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Perella Weinberg’s analyses were based in part upon the CareFusion Forecast, CareFusion Public Forecasts, BD Public Forecasts and other third party research analyst estimates, which are not necessarily indicative of actual future results, and which may be significantly more or less favorable than suggested by Perella Weinberg’s analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the merger agreement or their respective advisors, none of CareFusion, BD, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted by CareFusion management or third parties.

As described above, the opinion of Perella Weinberg to the CareFusion board of directors was one of many factors taken into consideration by the CareFusion board of directors in making its determination to approve the merger. Perella Weinberg was not asked to, and did not, recommend the specific consideration to the CareFusion stockholders provided for in the merger agreement, which consideration was determined through arms-length negotiations between CareFusion and BD. Perella Weinberg did not recommend any specific amount of consideration to CareFusion stockholders or the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

Pursuant to the terms of the engagement letter between Perella Weinberg and CareFusion, dated April 23, 2014, as amended, CareFusion agreed to pay Perella Weinberg $5 million upon the delivery of Perella Weinberg’s opinion, and has agreed to pay Perella Weinberg an additional fee currently estimated to be approximately $28 million upon the closing of the merger, against which the amount paid for delivery of the opinion will be credited (the “transaction fee”). In the event the merger is not consummated and CareFusion is paid a break-up, termination, topping or similar fee, upon receipt thereof, CareFusion agreed to pay Perella Weinberg a fee equal to 10% of such amount, provided that such fee may not exceed the transaction fee. In addition, CareFusion agreed to reimburse Perella Weinberg for its reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Perella Weinberg and related persons for certain liabilities that may arise out of its engagement by CareFusion and the rendering of its opinion.

In the ordinary course of its business activities, Perella Weinberg or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers or clients, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of CareFusion or BD or any of their respective affiliates. Except in connection with its engagement as financial advisor to the CareFusion board of directors in connection with the merger, during the two-year period prior to the date of Perella Weinberg’s opinion, no material relationship existed between Perella Weinberg and its affiliates and CareFusion or BD or their respective affiliates pursuant to which compensation was received by Perella Weinberg or its affiliates; however, Perella Weinberg and its affiliates may in the future provide investment banking and other financial services to CareFusion or BD and their respective affiliates and in the future may receive compensation for the rendering of such services.

Certain Unaudited Prospective Financial Information

In connection with its consideration of strategic alternatives and discussions with BD, CareFusion prepared and provided certain prospective financial information (the “CareFusion Forecasts”) to the board of directors of CareFusion and Perella Weinberg and, on a confidential basis as part of its due diligence process, BD’s management. The CareFusion Forecasts were prepared for internal use and to assist CareFusion, Perella Weinberg and BD with their due diligence investigations or financial analyses, as applicable, of CareFusion.

The following summary of this information is included solely to give CareFusion stockholders access to the information that CareFusion made available to its board of directors and financial advisor and is not included in this proxy statement/prospectus in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of CareFusion common stock.

The CareFusion Forecasts were not prepared with a view toward public disclosure or toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The CareFusion Forecasts included in this proxy statement/prospectus has been prepared by, and are the responsibility of, CareFusion’s management. Neither CareFusion’s independent public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on this information or its achievability. The PricewaterhouseCoopers LLP and Ernst & Young LLP reports incorporated by reference in this proxy statement/prospectus relate to CareFusion’s historical annual financial information. They do not extend to the prospective financial information and should not be read to do so.

The CareFusion Forecasts necessarily reflect numerous estimates and assumptions made by CareFusion with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to CareFusion’s business, all of which are difficult to predict and many of which are beyond CareFusion’s control. The CareFusion Forecasts also reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The CareFusion Forecasts also reflect assumptions as to certain business decisions that are subject to change.

As such, the CareFusion Forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, CareFusion’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in CareFusion’s reports filed with the SEC. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecast. For more information regarding the risks and uncertainties inherent in forward-looking information, see the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 40.

The CareFusion Forecasts cover multiple years and by their nature become less reliable with each successive year. In addition, the CareFusion Forecasts will be affected by CareFusion’s ability to achieve strategic goals, objectives and targets over the applicable periods. The prospective information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that CareFusion, BD, Merger Corp, any of their respective financial advisors or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of CareFusion, BD, Merger Corp or any of their financial advisors or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective information described below. None of CareFusion, BD, Merger Corp or any of their financial advisors or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such prospective information if it is or becomes, or the underlying assumptions are or become, inaccurate (even in the short term).

The CareFusion Forecasts do not reflect CareFusion’s current estimates and do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the CareFusion Forecasts do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context. None of CareFusion, BD or Merger Corp undertakes any obligation to update the CareFusion Forecasts.

The inclusion of the CareFusion Forecasts herein should not be deemed an admission or representation by CareFusion, BD or Merger Corp that they are viewed by CareFusion, BD or Merger Corp as material information of CareFusion, and in fact, none of CareFusion, BD or Merger Corp view the CareFusion Forecasts as material because of the inherent risks and uncertainties associated with such long range forecasts. The CareFusion Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding CareFusion contained in this proxy statement/prospectus and CareFusion’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the CareFusion Forecasts, stockholders are cautioned not to place undue, if any, reliance on the CareFusion Forecasts included in this proxy statement/prospectus.

The unaudited prospective financial information set forth below reflects two different CareFusion Forecasts, referred to as Management Case 1 and Management Case 2. In each case, the CareFusion Forecasts treat CareFusion on a standalone basis, without giving effect to the merger or other transactions discussed in this proxy statement/prospectus and as if such merger and other transactions had not been contemplated by CareFusion. Both Management Case 1 and Management Case 2 were provided to the CareFusion board of directors and Perella Weinberg; Management Case 2 was also provided to BD.

Management Case 1 and Management Case 2 use the same estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, but reflect different estimates and assumptions regarding matters specific to CareFusion’s business. Management Case 2 differs from Management Case 1 in that it assumes higher incremental revenue growth and that CareFusion is able to achieve higher incremental manufacturing efficiencies, continues to reduce its selling, general and administrative expenses and is effective in reducing its tax rate during the forecast period. As a result, Management Case 2 assumes higher revenue growth during the forecast period, as well as higher growth in adjusted operating earnings.

The CareFusion Forecasts set forth herein regarding EBITDA, adjusted EBITDA and unlevered free cash flows may be considered non-GAAP financial measures. CareFusion provided this information to its board of directors, Perella Weinberg and BD’s management because CareFusion believed it could be useful in their evaluating, on a prospective basis, CareFusion’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by CareFusion may not be comparable to similarly titled amounts used by other companies. Reconciliations of EBITDA, adjusted EBITDA and unlevered free cash flows to the most directly comparable GAAP measures are provided below.

Management Case 1

The following table presents a summary of the internal financial forecasts for Management Case 1 that were prepared by CareFusion’s management (dollars in millions and rounded to the nearest million):(2)(3)

	2015E	2016E	2017E	2018E	2019E
Revenues	$4,080	$4,279	$4,463	$4,634	$4,751
Adjusted EBITDA(1)	989	1,104	1,200	1,290	1,358
EBITDA(1)	931	1,059	1,152	1,235	1,283
Capital Expenditures	(120)	(125)	(125)	(128)	(131)

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net earnings as a measure of operating performance, or as an alternative to cash flows, as a measure of liquidity. EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA also excludes restructuring and acquisition integration charges for the fiscal years ended June 30, 2015E, 2016E, 2017E, 2018E and 2019E, as follows: $58, $45, $48, $55 and $74.
(2)	In addition to the forecasts set forth above, the following extension of such forecasts was prepared at the direction of CareFusion’s management, and CareFusion’s management reviewed such extension and approved such extension for use by Perella Weinberg in their financial analyses (dollars in millions and rounded to the nearest million): EBITDA for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E was projected to be $1,316, $1,347, $1,377, $1,407 and $1,435, respectively. Revenues for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $4,866, $4,979, $5,089, $5,196 and $5,300, respectively. Capital expenditures for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $(134), $(147), $(161), $(174) and $(203), respectively.
(3)	The estimated unlevered free cash flows for CareFusion calculated by Perella Weinberg based on the internal financial forecasts for CareFusion prepared by CareFusion’s management and the extension thereof for the fiscal years ended June 30, 2015E-2024E were as follows (dollars in millions and rounded to the nearest million): $552, $642, $696, $748, $790, $807, $805, $802, $797, and $782. CareFusion’s management reviewed such unlevered free cash flows and approved them for use by Perella Weinberg in their financial analyses.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million):

	2015E	2016E	2017E	2018E	2019E
Adjusted EBITDA	$989	1,104	1,200	1,290	1,358
Depreciation and non-M&A-related amortization	(127)	(137)	(128)	(132)	(148)
Interest expense	(103)	(115)	(112)	(112)	(112)
Income taxes	(220)	(243)	(274)	(298)	(313)
Adjusted Net Income	539	609	686	748	785
After-tax effect of non-recurring charges and M&A-related amortization	(88)	(82)	(82)	(82)	(81)
GAAP Net Income	451	527	604	666	704

A reconciliation of unlevered free cash flow to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million).

	2015E	2016E	2017E	2018E	2019E
Income before taxes	$731	$843	$948	$1,033	$1,087
Income taxes	(212)	(240)	(270)	(294)	(310)
Depreciation and amortization	200	216	204	202	197
Increase in net working capital	(47)	(52)	(61)	(65)	(53)
Capital expenditures	(120)	(125)	(125)	(128)	(131)
Unlevered free cash flow	552	642	696	748	790

Management Case 2

The following table presents a summary of the internal financial forecasts for Management Case 2 that were prepared by CareFusion’s management (dollars in millions and rounded to the nearest million):(2)(3)

	2015E	2016E	2017E	2018E	2019E
Revenues	$4,100	$4,358	$4,554	$4,717	$4,859
Adjusted EBITDA(1)	999	1,135	1,232	1,363	1,457
EBITDA(1)	937	1,090	1,183	1,309	1,382
Capital Expenditures	(120)	(125)	(125)	(128)	(131)

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net earnings as a measure of operating performance, or as an alternative to cash flows, as a measure of liquidity. EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA also excludes restructuring and acquisition integration charges for the fiscal years ended June 30, 2015E, 2016E, 2017E, 2018E and 2019E, as follows: $62, $45, $48, $55 and $75.
(2)	In addition to the forecasts set forth above, the following extension of such forecasts was prepared at the direction of CareFusion’s management, and CareFusion’s management reviewed such extension and approved such extension for use by Perella Weinberg in their financial analyses (dollars in millions and rounded to the nearest million): EBITDA for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E was projected to be $1,422, $1,460, $1,496, $1,530 and $1,561, respectively. Revenues for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $4,996, $5,126, $5,249, $5,365 and $5,472, respectively. Capital expenditures for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $(135), $(148), $(163), $(177) and $(204), respectively.
(3)	The estimated unlevered free cash flows for CareFusion calculated by Perella Weinberg based on the internal financial forecasts for CareFusion prepared by CareFusion’s management and the extension thereof for the fiscal years ended June 30, 2015E-2024E were as follows (dollars in millions and rounded to the nearest million): $555, $649, $721, $818, $865, $875, $878, $878, $876, and $865. CareFusion’s management reviewed such unlevered free cash flows and approved them for use by Perella Weinberg in their financial analyses.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million).

	2015E	2016E	2017E	2018E	2019E
Adjusted EBITDA	$999	$1,135	$1,232	$1,363	$1,457
Depreciation and non-M&A-related amortization	(126)	(138)	(129)	(132)	(148)
Interest expense	(103)	(115)	(112)	(112)	(112)
Income taxes	(216)	(243)	(273)	(308)	(329)
Adjusted Net Income	554	640	719	811	868
After-tax effect of non-recurring charges and M&A-related amortization	(94)	(84)	(83)	(82)	(82)
GAAP Net Income	460	556	636	729	786

A reconciliation of unlevered free cash flow to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million).

	2015E	2016E	2017E	2018E	2019E
Income before taxes	$738	$874	$979	$1,107	$1,185
Income taxes	(207)	(241)	(269)	(304)	(326)
Depreciation and amortization	199	216	204	202	197
Increase in net working capital	(55)	(75)	(68)	(59)	(60)
Capital expenditures	(120)	(125)	(125)	(128)	(131)
Unlevered free cash flow	555	649	721	818	865

Financing of the Merger

BD anticipates that the funds needed to complete the transactions contemplated by the merger agreement will be derived from a combination of (i) the issuance of common stock of BD to CareFusion’s stockholders, (ii) available cash on hand of BD and CareFusion and (iii) third party debt financing, which we refer to as the debt financing, which may include some combination of a senior unsecured bridge loan facility and/or the issuance of senior unsecured notes or other debt securities.

On October 5, 2014, BD obtained a debt commitment letter, which was supplemented pursuant to a joinder agreement to commitment letter dated as of October 24, 2014, which we refer to collectively as the debt commitment letter, from Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas, Citibank, N.A., Morgan Stanley Senior Funding, Inc., The Bank of New York Mellon, ING Bank N.V., Dublin Branch, Intesa Sanpaolo S.p.A., Mizuho Bank, Ltd., The Northern Trust Company, Standard Chartered Bank, Svenska Handelsbanken AB and Wells Fargo Bank, National Association, which we refer to collectively as the commitment parties, pursuant to which the commitment parties have agreed to provide a $9.10 billion senior unsecured bridge loan facility (which we refer to as the bridge loan facility). The bridge loan facility will only be drawn to the extent BD is unable to raise such amounts by issuing senior unsecured notes or other debt securities at or prior to the closing of the merger.

Each commitment party’s commitments with respect to the bridge loan facility and each commitment party’s agreements to perform the services described in the debt commitment letter will automatically terminate on the earliest of (i) 11:59 pm on July 5, 2015 (or 11:59pm on October 5, 2015 if the end date (as defined in the merger agreement, see the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” on page 103 of this proxy statement/prospectus) is extended to October 5, 2015), (ii) the consummation of the merger, (iii) the termination of the merger agreement in accordance with its terms, or (iv) the date on which the loan agreement with respect to the bridge loan facility, which we refer to as the bridge loan agreement, has been executed and delivered by each of the parties thereto and all conditions precedent to its effectiveness have been satisfied.

The obligation of the commitment parties to provide debt financing under the debt commitment letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be available when required. In the event that the bridge loan facility is not available to BD on the terms set forth in the debt commitment letter or BD anticipates that the bridge loan facility will not be available on the terms set forth in the debt commitment letter due to the failure of a condition thereto or for any other reason, BD has the right under the merger agreement, subject to certain conditions and limitations, to seek alternative financing. As of the date of this proxy statement/prospectus, no such alternative financing has been arranged. BD’s obligation to complete the merger is not conditioned upon the receipt of any financing.

As of June 30, 2014, BD had total debt equal to approximately $4 billion. As of such date, BD’s pro forma indebtedness, after giving effect to the merger and the anticipated incurrence and extinguishment of indebtedness in connection therewith, will be approximately $15 billion.

Closing and Effective Time

Unless the parties otherwise mutually agree, the closing of the merger will occur on the second business day after the day on which the last of the conditions to the closing of the merger is satisfied or waived (to the extent permitted by applicable law) (other than those conditions that by their nature must be satisfied or waived at the closing of the merger, but subject to the fulfillment or waiver of such conditions).

Subject to the satisfaction or waiver of the conditions to the closing of the merger described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 102 of this proxy statement/prospectus, including the adoption of the merger agreement by CareFusion stockholders at the special meeting, it is anticipated that the merger is expected to close in the first half of calendar year 2015. It is possible that factors outside the control of both companies could result in the merger being completed at a different time, or not at all.

The merger shall become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties may mutually agree and specify in the certificate of merger, which we refer to as the effective time.

Regulatory Approvals

Under the HSR Act, certain transactions, including the merger, may not be completed unless statutory waiting periods have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the Department of Justice, which we refer to as the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification, unless that waiting period is terminated early. If the FTC or DOJ issues a Request for Additional Information and Documentary Material, which we refer to in this proxy statement/prospectus as a “second request”, prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the second request, unless the waiting period is terminated earlier. BD and CareFusion each filed their respective HSR Act notification forms on October 20, 2014 and the 30-day waiting period will expire at 11:59 pm on November 19, 2014, unless terminated early or otherwise extended.

Under the EUMR, certain transactions, including the merger, may not be completed unless statutory review periods have expired or been terminated. The EUMR provides that BD must file a formal pre-merger notification with the European Commission. A transaction notifiable under the EUMR may not be completed until the expiration of a 25-working-day review period following BD’s filing of its notification. If the European Commission opens an in-depth Phase II investigation, which we refer to in this proxy statement/prospectus as a “Phase II”, prior to the expiration of the initial review period, the parties must undergo a second 90-working-day review period, which can be extended to 125 working days in certain circumstances. BD anticipates filings its EUMR notification form shortly.

Subject to the terms of the merger agreement, CareFusion and BD have agreed to cooperate with each other and to use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger. Each of CareFusion and BD has agreed, to the extent necessary to resolve objections, if any, that a governmental authority of competent jurisdiction asserts with respect to any required antitrust or similar competition approval under any applicable law with respect to the merger, and to avoid or eliminate all impediments under any applicable antitrust or similar competition law asserted by any such governmental authority of competent jurisdiction with respect to the merger so as to permit the closing to occur by the end date (as defined in the merger agreement, see the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” on page 103 of this proxy statement/prospectus), to (i) propose, negotiate, effect the sale, divestiture, license, or other disposition of any business, assets, equity interests, product lines or properties of BD or CareFusion (or either party’s respective subsidiaries), (ii) create, terminate or divest relationships, contractual rights or obligations of BD or CareFusion (or either party’s respective subsidiaries) and (iii) take or commit to take any action which limits BD’s right to retain directly or indirectly retain or hold any business, assets, equity interests, product lines or properties, in each case as required in order to obtain any antitrust or similar competition approval so as to permit the closing to occur by the end date.

However, in no event will BD or any of its subsidiaries be required to, and CareFusion and its subsidiaries will not, without the prior written consent of BD, take any action, or agree to any condition or limitation that (i) would, or would reasonably be expected to, have a material adverse effect on the business, results of operations, or financial condition of either BD and its subsidiaries or CareFusion and its subsidiaries (in each case measured on a scale relative to CareFusion and its subsidiaries, taken as a whole), (ii) would, or would be reasonably likely to, individually or in the aggregate result in any loss of 50% or more of net sales revenues (measured by net sales revenue for the trailing twelve month period) to BD’s and its subsidiaries’ IV catheter business conducted in the United States, (iii) would, or would be reasonably likely to, individually or in the aggregate result in any loss of 50% or more of net sales revenues (measured by net sales revenue for the trailing twelve month period) to BD’s and its subsidiaries’ IV catheter business conducted outside the United States or (iv) in order to avoid the entry of, or to effect the dissolution of, any competition law order in a jurisdiction other than the United States or the European Union, would require BD to take any action with respect to any business, properties or assets of BD and its subsidiaries, or CareFusion and its subsidiaries, located outside of the home country of the governmental authority of competent jurisdiction in respect of such a competition law order.

Accounting Treatment

BD prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. BD will be treated as the acquiror for accounting purposes.

NYSE Market Listing

The shares of BD common stock to be issued in the merger will be listed for trading on the NYSE.

Delisting and Deregistration of CareFusion Common Stock

If the merger is completed, CareFusion common stock will be delisted from the NYSE and deregistered under the Exchange Act.

BD’s Dividend Policy

BD currently pays regular quarterly dividends and anticipates paying dividends on its common stock in the foreseeable future. BD last paid a dividend on September 30, 2014, of $0.545 per share. Any change to the payment of dividends by BD would require approval by the BD board of directors and the board may change its dividend policy at any time. See “Comparative Per Share Market Price and Dividend Information” beginning on page 38 for a comparison of the historical dividend practices of BD and CareFusion.

Litigation Related to the Merger

Five putative stockholder class action lawsuits were filed against CareFusion, its directors, BD and Merger Corp in the Delaware Court of Chancery, under the captions Cindy Algase Gradl v. CareFusion Corporation, et al., C.A. No. 10214 (October 8, 2014) (which we refer to as the “Gradl action”), Judy Nadler v. CareFusion Corporation, et al., C.A. No. 10239 (October 15, 2014) (which we refer to as the “Nadler action”), Helen Meinhardt v. CareFusion Corporation, et al., C.A. No. 10263 (October 21, 2014) (which we refer to as the “Meinhardt action”), Irene Dixon Nadler v. CareFusion Corporation, et al., C.A. No. 10266 (October 22, 2014) (which we refer to as the “Dixon action”), and Dorothy E. Dorn v. CareFusion Corporation, et al., C.A. No. 10292 (October 28, 2014) (which we refer to as the “Dorn action”). Three putative stockholder class action lawsuits were filed against CareFusion, its directors, BD and Merger Corp in the Superior Court of California under the captions Michael J. Henriques v. CareFusion Corporation, et al., No. 37-2014-00035379-CU-SL-CTL (San Diego County) (October 17, 2014), Washtenaw County Employees’ Retirement System v. CareFusion, et al., No. 37-2014-00037010-CU-SL-CTL (San Diego County) (October 29, 2014), and Levinson v. CareFusion, et al., No. 114CV272631 (Santa Clara County) (October 30, 2014). The complaints in these actions allege generally that the members of the board of directors of CareFusion breached their fiduciary duties in connection with the merger by, among other things, carrying out a process that the plaintiffs allege did not ensure adequate and fair consideration to CareFusion stockholders. The complaints further allege that CareFusion, BD and Merger Corp aided and abetted the individual defendants’ breaches of their fiduciary duties. The plaintiffs in these actions seek, among other things, equitable relief to enjoin consummation of the merger, rescission of the merger and/or rescissory damages, and attorneys’ fees and costs. All defendants have answered the complaints in the Gradl, Nadler, Meinhardt, Dixon and Dorn actions denying that the CareFusion directors breached their fiduciary duties and that any defendant aided and abetted the alleged breaches of their fiduciary duties and asserting affirmative defenses.

CareFusion, its directors, BD and Merger Corp intend to defend these actions vigorously.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about CareFusion or BD. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings CareFusion and BD make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about CareFusion and BD contained in this proxy statement/prospectus and/or in the public reports of CareFusion and BD filed with the SEC may supplement, update or modify the factual disclosures about CareFusion and BD contained in the merger agreement. The merger agreement contains representations and warranties by CareFusion, on the one hand, and by BD and Merger Corp, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by CareFusion, BD and Merger Corp were qualified and subject to important limitations agreed to by CareFusion, BD and Merger Corp in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and were qualified by the matters contained in the confidential disclosure schedules that CareFusion and BD each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about CareFusion or BD at the time they were made or otherwise.

Effective Time, Effects of the Merger; Organizational Documents of the Surviving Company; Directors and Officers

Effective Time

The merger agreement provides for the merger of Merger Corp with and into CareFusion. After the merger, CareFusion will be the surviving company and a wholly owned subsidiary of BD. On the closing date, CareFusion and Merger Corp will effect the merger by filing a certificate of merger with the Secretary of State of the State of Delaware, and the merger will become effective upon filing or at a time agreed to by the parties and specified on the certificate of merger. At the effective time, all of the property, rights and privileges of CareFusion and Merger Corp will vest in the surviving company, and all of the liabilities and obligations of CareFusion and Merger Corp will become liabilities and obligations of the surviving company.

Effects of the Merger on Capital Stock

At the effective time, each share of CareFusion common stock issued and outstanding immediately prior to the effective time, other than the cancelled and dissenting shares described below, will automatically become the right to receive the per share merger consideration, less any applicable withholding taxes, which is described in the section entitled “The Merger—Per Share Merger Consideration” beginning on page 55.

Also at the effective time, each share of CareFusion common stock issued and outstanding immediately prior to the effective time that is, directly or indirectly, (i) owned or held in treasury by CareFusion, (ii) owned by BD or (iii) owned by Merger Corp, which shares we refer to as cancelled shares, will automatically be cancelled and will cease to exist. No consideration will be delivered in exchange for any cancelled shares.

Each share of CareFusion common stock issued and outstanding and held by a person who has not voted in favor of the adoption of the merger agreement, who we refer to as dissenting stockholders, and has complied with all provisions of the DGCL concerning the rights of CareFusion stockholders to require appraisal of their shares, which we refer to as dissenting shares, will not be converted into the right to receive the merger consideration, which we describe below. Instead, dissenting shares will become the right to receive whatever consideration may be determined to be due to such dissenting stockholder under Section 262 of the DGCL. If any dissenting stockholder waives or withdraws its demand for appraisal or otherwise loses its right of appraisal under the DGCL, dissenting shares held by such dissenting stockholder will be treated as though such dissenting shares had been converted into the right to receive the merger consideration as of the effective time of the merger. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of CareFusion Stockholders” beginning on page 131 of this proxy statement/prospectus. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus.

All shares of CareFusion common stock converted into the right to receive the merger consideration will cease to exist as of the effective time. No fractional shares of BD common stock will be issued in connection with the merger. Instead, each holder of CareFusion common stock converted under the terms of the merger who would have otherwise been entitled to receive a fraction of a share of BD common stock (after aggregating and rounding to three decimal places all shares delivered by such holder) will instead receive cash, without interest, rounded down to the nearest cent, in an amount determined by multiplying the fraction by an amount equal to the average of the volume weighted average price per share of BD common stock on the NYSE on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the closing date of the merger; we refer to such cash as the fractional share cash amount. Shares of CareFusion common stock will, after the effective time, represent only the right to receive the merger consideration and any fractional share cash amount into which the shares have been converted, as well as any dividends or other distributions to which holders of CareFusion common stock are otherwise entitled.

At the effective time, each share of common stock, par value $0.01 per share, of Merger Corp issued and outstanding immediately prior to the effective time will become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving company. After the effective time, all certificates representing the common stock of Merger Corp will be deemed to represent the number of shares of common stock of the surviving company into which they were converted pursuant to the foregoing.

Organizational Documents of the Surviving Company; Directors and Officers

The certificate of incorporation and bylaws of CareFusion, as in effect immediately prior to the effective time of the merger, but as amended in connection with the merger, will become the certificate of incorporation and bylaws of the surviving company, although such bylaws will be amended to read in their entirety as the bylaws of Merger Corp as in effect immediately prior to the effective time of the merger, except the references to Merger Corp’s name will be replaced by references to CareFusion Corporation.

The individuals holding positions as directors and officers of Merger Corp immediately prior to the effective time will become the initial directors and officers of the surviving company.

Exchange and Payment Procedures

Prior to the effective time, BD will appoint a nationally recognized financial institution, which is reasonably acceptable to CareFusion, to act as exchange agent for the payment of the merger consideration. Prior to the effective time, BD will deposit (i) book-entry shares of BD common stock representing the number of whole shares of BD common stock sufficient to deliver the aggregate stock consideration (and/or certificates representing these shares) and (ii) cash sufficient to pay the aggregate cash portion of the consideration. We refer to such cash, book-entry shares and certificates, along with any dividends or distributions that become due to the holders of converted CareFusion common stock, as the exchange fund.

Each holder of record of shares of CareFusion common stock whose shares were converted into the right to receive the merger consideration will automatically and upon the effective time be entitled to receive, and BD will cause the exchange agent to pay and deliver as promptly as practicable after the effective time of the merger the merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time of the merger but prior to the time of delivery by the exchange agent.

Rights of CareFusion Stockholders Following the Effective Time

The cash and stock consideration issued and paid in accordance with the terms of the merger agreement will be deemed to have been issued, delivered and paid in full satisfaction of all rights to receive dividends or other distributions, including the cash portion of the merger consideration, granted by the merger agreement to shares of CareFusion common stock. At and after the effective time, all holders of shares of CareFusion common stock will cease to hold any rights as CareFusion stockholders, other than the right to receive the per share merger consideration, fractional share cash amount and any dividends or other distributions that have become payable with respect to BD common stock.

Transfers Following the Effective Time

In addition, the stock transfer books of CareFusion will be closed with respect to all shares of CareFusion common stock outstanding immediately prior to the effective time. Any shares formerly representing shares of CareFusion common stock presented to CareFusion, as the surviving company, or the exchange agent after the effective time will be cancelled and exchanged for the per share merger consideration.

Investment of the Exchange Fund

The exchange agent will invest the cash included in the exchange fund as directed by BD. Any such investment of the cash by the exchange agent will be limited to direct short-term securities of, or backed by the full faith and credit of, the United States of America, commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion. In the event of any losses that affect the amounts payable to holders of shares representing shares of CareFusion common stock, BD will promptly provide additional funds to the exchange agent for the benefit of the holders of CareFusion common stock. Any interest or other income accrued on or resulting from the foregoing investments will be paid on demand by the exchange agent to BD. Any portion of the exchange fund that remains undistributed for nine months after the effective time will be delivered to CareFusion, as the surviving company, on demand. Any holders of shares representing shares of CareFusion common stock who have not yet surrendered their shares must look to BD, as the surviving company, for the satisfaction of any claims to receive the per share merger consideration, fractional share cash amount or any dividends or other distributions that have become payable with respect to BD common stock. No interest will be payable on the foregoing.

Termination of the Exchange Fund

None of BD, CareFusion, Merger Corp nor the exchange agent will be liable to any person with respect to any portion of the exchange fund or per share merger consideration that is delivered to any public official pursuant to any applicable abandoned property, escheat or similar laws. Furthermore, any portion of the merger consideration or the cash to be paid in accordance with the merger agreement that is unclaimed by former holders of certificates or book-entry shares representing shares of CareFusion common stock prior to such time as such amounts would otherwise escheat to or become property of any government authority will become the property of BD, as the surviving company, free and clear of any claims or interest of any other person or entity.

Withholding Rights

BD, CareFusion, as the surviving company, and the exchange agent will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise become payable under the terms of the merger agreement, and any such withheld amounts that are paid to the appropriate taxing authorities will be treated as having been paid to the person from whom such amounts were originally withheld.

Treatment of CareFusion Equity Awards

Treatment of Stock Options

Each CareFusion option that is outstanding immediately prior to the effective time, whether vested or unvested, (including any such option held by an executive officer or non-employee director) will be converted at the effective time into an option to purchase, on the same terms and conditions as were applicable to such CareFusion option immediately prior to the effective time, the number of shares of BD common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of CareFusion common stock subject to the CareFusion option by the stock award exchange ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per share exercise price of the CareFusion option by the stock award exchange ratio. The stock award exchange ratio is the sum of (i) the exchange ratio and (ii) the quotient of the cash consideration divided by BD’s volume-weighted average stock price for the five trading days immediately preceding the closing date.

Treatment of Unvested Restricted Stock Units

At the effective time, each CareFusion restricted stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such restricted stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion restricted stock unit immediately prior to the effective time, and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested restricted stock unit immediately prior to the effective time by (ii) the stock award exchange ratio. Restricted stock unit awards granted to officers of the Company on August 15, 2014 that have a performance condition relating to the Company’s fiscal year will be treated as described in the previous sentence, and the applicable performance goal will be certified as achieved by the compensation committee prior to the time of closing.

Treatment of Unvested Performance Stock Units

At the effective time, each CareFusion performance stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such performance stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion performance stock unit immediately prior to the effective time (except that the performance-based vesting conditions applicable to such unvested performance stock unit immediately prior to the effective time shall not apply from and after the effective time), and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested performance stock unit award immediately prior to the effective time by (ii) the stock award exchange ratio. For this purpose, the number of shares of CareFusion common stock subject to each such unvested CareFusion performance stock unit shall be equal to the number of shares earned based on the level of achievement, as certified by the compensation committee prior to the time of closing, of the applicable performance condition measured through the end of CareFusion’s most recently completed calendar quarter prior to the time of closing, but shall not be less than the target number of shares.

Treatment of Vested Restricted Stock Units and Performance Stock Units

At the effective time, each CareFusion restricted stock unit and CareFusion performance stock unit that is outstanding immediately prior to the effective time and becomes vested by its terms at the effective time (including any such restricted stock unit held by a non-employee director and any such performance stock unit held by an executive officer), and each CareFusion restricted stock unit held by a non-employee director, settlement of which was elected to be deferred, shall be cancelled and converted into, with respect to each share of CareFusion common stock subject to such restricted stock unit or performance stock unit (provided, that, each such performance stock unit shall, in accordance with its terms, vest based on the greater of target performance and actual performance through the closing date, as certified by the compensation committee prior to the time of closing), the merger consideration on the same terms and conditions as other shares of CareFusion common stock, subject to applicable tax withholding, with such tax withholding to be withheld pro rata from the cash consideration and the stock consideration (with the stock consideration valued, for such purpose, based on the closing price of BD common stock on the closing date).

Representations and Warranties

The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by CareFusion and BD that are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and are also qualified by certain documents filed by the parties with the SEC, excluding, in each case, any disclosures set forth in any risk factor section or in any such forms, statements, certifications, reports and documents that are cautionary, predictive or forward-looking in nature.

The reciprocal representations and warranties relate to, among other things:

•	organization, good standing and qualification to do business;

•	corporate authority and approval relating to the execution, delivery and performance of the merger agreement;

•	the absence of any need for action by governmental authorities other than actions in connection with filing the certificate of merger, compliance with antitrust and securities laws and applicable requirements of the NYSE;

•	the absence of any conflict with or violation or breach of organizational documents or any conflict with or violation of agreements, laws or regulations as a result of the execution, delivery and performance of the merger agreement and completion of the merger;

•	capital stock and indebtedness;

•	the filing or furnishing of all reports, forms, documents and financial statements required by the SEC;

•	financial statements;

•	information provided by a party for inclusion in disclosure documents to be filed with the SEC in connection with the merger;

•	the absence of undisclosed liabilities;

•	the absence of certain material changes or events in the respective businesses of each of CareFusion and BD;

•	compliance with applicable laws;

•	knowledge of any investigations or litigation that would impair the ability of each of CareFusion and BD to perform its respective obligations under the merger agreement or to consummate the merger; and

•	broker’s and finder’s fees.

The merger agreement also contains additional representations and warranties by CareFusion relating to, among other things, the following:

•	subsidiaries organization, good standing and qualification to do business;

•	real estate owned and leased by CareFusion or its subsidiaries;

•	certain details surrounding CareFusion’s and its subsidiaries’ intellectual property;

•	certain details pertaining to CareFusion’s and its subsidiaries’ tax returns, filings and other tax matters;

•	certain details with respect to CareFusion’s employee benefit plans;

•	the absence of lawsuits against CareFusion pertaining to environmental laws and CareFusion’s compliance with such laws;

•	authorizations under healthcare laws and permits, status of and communications relating to certain recalls and compliance with the consent decree of the U.S. Food and Drug Administration applicable to CareFusion;

•	certain details pertaining to CareFusion’s and its subsidiaries’ significant contracts and agreements;

•	the receipt by the CareFusion board of directors of the opinion from its financial advisor as to the fairness from a financial point of view, as of the date of such opinion, of the consideration to be received by the holders of shares of CareFusion common stock pursuant to the merger;

•	the inapplicability of antitakeover statutes;

•	disclosure of CareFusion’s significant customers and suppliers;

•	compliance with applicable anticorruption laws; and

•	the insurance plans maintained and used.

The merger agreement also contains additional representations and warranties by BD relating to, among other things, the following:

•	the delivery to CareFusion by BD of evidence of commitments to provide the debt financing required to consummate the transaction; and

•	the absence of a need for a vote of BD stockholders on the merger.

Some of the representations and warranties contained in the merger agreement are qualified by a “materiality” standard or by a “material adverse effect” standard.

A material adverse effect with respect to CareFusion or BD, as applicable, means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the party and its subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (A) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any foreign jurisdiction, except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the party and its subsidiaries, taken as a whole, relative to other participants in the industries in which the party operates, (B) changes or conditions generally affecting the industries, markets or geographical areas in which the party operates except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the party and its subsidiaries, taken as a whole, relative to other participants in the industries in which the party operates, (C) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes) except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the party and its subsidiaries, taken as a whole, relative to other participants in the industries in which the party operates, (D) any failure by the party and its subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (it being understood that this clause (D) shall not prevent a party from asserting that any effect, change, condition, fact, development, occurrence or event that may have contributed to such failure and that is not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect), (E) changes or proposed changes in law or authoritative interpretation thereof, except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the party and its subsidiaries, taken as a whole, relative to other participants in the industries in which the party operates, (F) changes in GAAP or authoritative interpretation thereof, (G) the taking of any specific action expressly required or expressly permitted by, or the failure to take any specific action expressly prohibited by the merger agreement, (H) any change in the market price or trading volume of the party’s securities or in its credit ratings, (it being understood that this clause (H) will not prevent a party from asserting that any effect, change, condition, fact, development, occurrence or event that may have contributed to such failure and that is not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect), (I) the execution, announcement or performance of the merger agreement or the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the party or any of its subsidiaries with employees, labor unions, customers, suppliers or partners (except that the exception in this clause (I) will not apply to a party’s absence of any conflict representation or warranty) and, (J) with respect to CareFusion only, any public disclosure by BD regarding its plans with respect to the conduct of CareFusion’s business following the closing of the merger and any action or communication by BD with respect to or to CareFusion’s employees.

Conduct of Businesses of CareFusion and BD Prior to Completion of the Merger

Pursuant to the terms of the merger agreement, each of CareFusion and BD agreed that, subject to certain exceptions or unless the other party approves in writing (such approval will not be unreasonably withheld, conditioned or delayed), between October 5, 2014 and the effective time, it will, and will cause each of its subsidiaries to use commercially reasonable efforts to:

•	conduct its business in the ordinary course consistent with past practice;

•	preserve intact its business organization; and

•	maintain generally its business relationships with its customers, lenders, suppliers and others having business relationships with it and with governmental authorities that have jurisdiction over its operations; and

Each of CareFusion and BD also agreed not to, and not to permit any of its subsidiaries to:

•	amend its certificate of incorporation or bylaws or those of any of its material subsidiaries; or

•	adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution.

CareFusion also has agreed that, subject to certain exceptions or unless BD approves in writing (such approval, in certain specified cases not to be unreasonably withheld, conditioned or delayed), between October 5, 2014 and the completion of the merger, it will not, nor permit any of its subsidiaries to:

•	split, combine or reclassify any of its capital stock;

•	declare, set aside or pay any dividend or other distribution on, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether (x) currently convertible or convertible only after the passage of time or the occurrence of certain events or (y) derivative of, or providing economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in CareFusion) into or exchangeable for any shares of its capital stock, which we refer to as CareFusion securities, (except (i) dividends or other distributions paid by any subsidiaries of CareFusion, (ii) the acceptance of shares of CareFusion common stock as payment for the exercise price of CareFusion options or (iii) required tax withholding in connection with the exercise of CareFusion stock options or the vesting or settlement of CareFusion stock awards outstanding as of October 5, 2014 or granted after October 5, 2014 in compliance with the merger agreement);

•	(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any CareFusion securities or CareFusion subsidiary securities, other than (x) the issuance of any shares of CareFusion common stock upon the exercise of CareFusion stock options or the settlement of CareFusion restricted stock units or CareFusion performance stock units outstanding on October 5, 2014 or that are issued or granted after October 5, 2014 in compliance with the terms of the merger agreement and (y) the issuance, delivery or sale of any shares of CareFusion subsidiary securities to CareFusion or its subsidiaries or (ii) amend any term of any CareFusion securities (in each case, whether by merger, consolidation or otherwise);

•	incur or commit to any capital expenditures, except for (i) those contemplated by CareFusion’s fiscal 2015 budget and capital expenditure plan that were made available to BD prior to October 5, 2014, (ii) any other capital expenditures not to exceed (x) $10 million in the aggregate during the period prior to July 1, 2015 and (y) $25 million in the aggregate during the period from and after July 1, 2015 or (iii) in response to any emergency caused by war, terrorism, weather events, public health events, outages or otherwise;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, in excess of $50 million individually or $100 million in the aggregate (except that no more than $50 million of the aggregate consideration paid in respect of such acquisitions will consist of cash held in the United States by CareFusion and its subsidiaries), other than (i) supplies and materials in the ordinary course of business of CareFusion and its subsidiaries in a manner that is consistent with past practice, (ii) pursuant to significant contracts and agreements in effect on October 5, 2014 or (iii) assets, securities, properties, interests or businesses of CareFusion or any of its wholly owned subsidiaries (or, in the case of CareFusion, assets, securities, properties, interests or businesses of any of CareFusion’s subsidiaries);

•	sell, license, lease or otherwise transfer, or abandon or create or incur any lien or encumbrance on, directly or indirectly, any of CareFusion’s or its subsidiaries’ assets, securities, properties, interests or businesses in excess of $50 million in the aggregate, other than (i) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of assets, securities, properties, interests or business immaterial to CareFusion and its subsidiaries, (iii) sales, leases or transfers that are pursuant to significant contracts in effect on October 5, 2014, (iv) liens and encumbrances that have been permitted by BD, or (v) sales, licenses, leases or other transfers to, or liens or encumbrances in favor of, CareFusion or any of its wholly owned subsidiaries;

•	other than as permitted by the merger agreement, make any loans, advances or capital contributions to, or investments in, any other person in excess of $50 million in the aggregate, or form or acquire any subsidiary that is not wholly owned by CareFusion or any of its wholly owned subsidiaries, other than loans, advances or capital contributions to, or investments in, CareFusion or any of its wholly owned subsidiaries;

•

create, incur or assume any indebtedness for borrowed money or guarantees thereof or issue or sell any debt securities in an amount in excess of $50 million in the aggregate, except for (i) indebtedness under

CareFusion’s Amended and Restated Credit Agreement, dated February 13, 2014, which we refer to as the CareFusion credit facility, (ii) guarantees by CareFusion of indebtedness of any subsidiary (such indebtedness existing as of October 5, 2014), (iii) guarantees of indebtedness of CareFusion by any of its subsidiaries or (iv) indebtedness or guarantees between or among CareFusion and any of its subsidiaries;

•	enter into any agreement or arrangement that limits or restricts CareFusion or any of its subsidiaries from engaging or competing in any line of business or would purport to limit, after the effective time of the merger, BD or any of its subsidiaries in any material respect;

•	other than in the ordinary course of business or in a manner not material to CareFusion and its subsidiaries, taken as a whole, (i) amend, modify or terminate (excluding terminations or renewals upon expiration or in accordance with the terms thereof) any CareFusion significant contract or agreement or waive, release or assign any material rights, claims or benefits under any CareFusion significant contract or agreement or (ii) enter into any contract or agreement that would have been a CareFusion significant contract or agreement if such contract or agreement had it been entered into prior to October 5, 2014;

•	(i) recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative, or (ii) negotiate, enter into, amend, modify or terminate any active collective bargaining agreement;

•	grant any equity or equity-based awards, subject to certain scheduled exceptions;

•	(i) grant or provide any severance or termination payments or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any tax incurred by any such individual, including under Section 409A or 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant, other than increases in base salaries or hourly base wage rates, as applicable, to employees (other than CareFusion Section 16 officers) not in excess of 5% in the aggregate of any such individual’s base salary as in effect on October 5, 2014, (iv) establish, adopt, terminate or amend any significant CareFusion compensation plan or any plan, program, arrangement, policy or agreement that would be have been significant if it were in existence on October 5, 2014, (v) hire any employee or engage any other individual to provide services, other than the hiring of employees with base pay not in excess of $300,000 in the ordinary course of business consistent with past practice, (vi) terminate the employment of any current employee with a title of vice president or above or the engagement of any individual independent contractor other than for cause or for performance-related reasons or (vii) promote any employee to a position that reports directly to the CareFusion’s chief executive officer;

•	waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor;

•	change CareFusion’s methods of financial accounting, except as required by concurrent changes in GAAP, or in Regulation S-X of the Exchange Act (or any interpretation thereof), any governmental authority or applicable law or regulation;

•	(i) make or change any election with respect to taxes, (ii) amend any tax return, or (iii) agree or settle any claim or assessment in respect of taxes, or (iv) agree to an extension or waiver of the limitation period for any claim or assessment in respect of taxes;

•	enter into any interest rate swaps, foreign exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

•	agree, resolve or commit to do any of the foregoing actions.

BD has also agreed that, subject to certain exceptions or unless CareFusion approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), between October 5, 2014 and the completion of the merger, it will not:

•	(i) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business or (ii) make investments in any other person, in each case that would reasonably be expected to prevent, or materially impede or materially delay, the consummation of the merger;

•	authorize or pay any dividends on or make any distribution with respect to its outstanding shares, except (i) regular quarterly cash dividends at a rate not in excess of $0.545 per share of BD common stock (subject to an increase consistent with past practice by BD’s board of directors but limited to a maximum of $0.654 per share), (ii) dividends and distributions paid or made on a pro rata basis by BD subsidiaries or (iii) by a BD subsidiary to BD or another BD subsidiary;

•	except as permitted in connection with the merger, issue, deliver or sell, or authorize the issuance, delivery or sale of a number of shares of BD common stock in excess of 20% of the number of shares of BD common stock outstanding as of October 5, 2014, other than the issuance of any shares of BD common stock upon the exercise of BD stock options or BD stock appreciation rights or the settlement of BD restricted stock units or performance stock units outstanding as of October 5, 2014 or that are issued or granted after October 5, 2014; or

•	agree, resolve or commit to do any of the foregoing actions.

No Solicitation

Except as expressly permitted by the merger agreement, CareFusion agreed that it will not, and CareFusion will not authorize or permit its subsidiaries, officers, directors or employees or any affiliate or representative retained by CareFusion or any of its subsidiaries to directly or indirectly:

•	solicit, initiate, knowingly encourage, or take any other action designed to facilitate, any inquiries regarding, or the making or submission of any inquiry, proposal or indication of interest or offer that constitutes, or would reasonably be expected to lead to, a company acquisition proposal (as defined below);

•	approve or recommend, or propose to approve or recommend, a company acquisition proposal;

•	approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to a company acquisition proposal (other than a confidentiality agreement in connection with a company acquisition proposal) or a superior proposal (as defined below);

•	enter into, continue or otherwise participate in any discussions or negotiations regarding any company acquisition proposal; or

•	agree to do any of the foregoing actions.

Under the merger agreement, a “company acquisition proposal” means any proposal, indication of interest or offer from any person (other than BD and its subsidiaries or affiliates) relating to (i) any direct or indirect acquisition or purchase of the business or assets (including equity interests in subsidiaries) of CareFusion or any of its subsidiaries representing 15% or more of the consolidated revenues, net income or assets of CareFusion, (ii) any issuance, sale or other disposition, directly or indirectly, to any person of securities representing 15% or more of the total voting power of CareFusion, (iii) any tender offer or exchange offer that if consummated would result in any person, directly or indirectly, beneficially owning 15% or more of any class of equity securities of CareFusion, (iv) any merger, consolidation, amalgamation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving CareFusion or any of its subsidiaries that would result in any person, directly or indirectly, beneficially owning 15% or more of any class of equity securities of CareFusion or (v) any combination of the foregoing.

Under the merger agreement, a “superior proposal” means a bona fide written company acquisition proposal from any person (other than BD and its subsidiaries or affiliates) (with all references to “15% or more” in the definition of company acquisition proposal being deemed to reference “50% or more”) which the CareFusion board of directors has, after consultation with CareFusion’s financial advisors and outside legal counsel, determined in its good faith judgment would, if consummated, result in a transaction more favorable to its stockholders from a financial point of view than the transactions contemplated by the merger agreement after taking into account the likelihood and timing of consummation (as compared to the transactions contemplated by the merger agreement) and such other matters that the CareFusion board of directors deems relevant, including legal, financial (including the financing terms of any such company acquisition proposal), regulatory and other aspects of such company acquisition proposal.

Existing Discussions or Negotiations and Required Notification of BD

Under the terms of the merger agreement, CareFusion agreed to immediately cease any discussions or negotiations with any person that may have been ongoing with respect to a company acquisition proposal, and agrees to use its reasonable best efforts to have returned to it any confidential information that has been provided to any person in any such discussions or negotiations occurring in the six months prior to October 5, 2014.

In addition to the other obligations of CareFusion related to the no-solicitation covenant and described below, CareFusion agreed to promptly (and in any event within 24 hours) advise BD of any inquiries, proposals or offers with respect to a company acquisition proposal that are received by, or any non-public information with regard to such proposal is requested from, or any discussions or negotiations sought to be initiated regarding such proposal with, CareFusion or its representatives. Such notice must indicate the identity of the person making the inquiry, proposal or offer and the material terms and conditions of any such inquiries, proposals or offers (including, if applicable, copies of any written inquiries, proposals or offers, including proposed agreements). CareFusion agrees to keep BD reasonably informed, on a prompt basis (and, in any event, within 24 hours) of the status of any discussions or negotiations with respect to any such inquiries, proposals or offers and the details of any material changes to the status and material terms of any such inquiries, proposals or offers (including any material amendments, and including copies of any written inquiries, proposals or offers, including proposed agreements and modifications thereto).

If, prior to obtaining the CareFusion stockholder approval, following the receipt of a bona fide written company acquisition proposal that the CareFusion board of directors determines in good faith, after consultation with CareFusion’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal and that was unsolicited and made after October 5, 2014 in circumstances not otherwise involving a breach of the merger agreement, CareFusion may, in response to such company acquisition proposal, furnish information with respect to CareFusion to the person making such company acquisition proposal and engage in discussions or negotiations with such person, except that prior to furnishing any such nonpublic information relating to CareFusion, CareFusion enters into a confidentiality agreement with the person making the company acquisition proposal that (x) does not contain any provision that would prevent CareFusion from complying with its obligation to provide any disclosure to BD required pursuant to the merger agreement and (y) contains provisions that in the aggregate are no less restrictive on such person (including with respect to any “standstill” terms, except that such “standstill” terms need not restrict a person from making proposals to CareFusion or its board in respect of a company acquisition proposal) than those contained in the confidentiality agreement between CareFusion and BD, and promptly (but in any event within 24 hours) following the furnishing of any such nonpublic information to such person, CareFusion furnishes such nonpublic information to BD (to the extent such nonpublic information has not been previously furnished to BD).

No Change in Recommendation or Entry into Alternative Acquisition Agreement

Subject to certain exceptions described below, the CareFusion board of directors may not:

•	(1) withhold or withdraw (or modify or qualify in a manner adverse to BD) or propose publicly to withhold or withdraw (or modify or qualify in a manner adverse to BD), the CareFusion board of director’s recommendation to the CareFusion stockholders to adopt the merger agreement, which we refer to as the CareFusion board recommendation, (2) fail to make the CareFusion board recommendation or fail to include the CareFusion board recommendation in the proxy statement/prospectus materials, (3) approve, recommend or otherwise declare advisable or propose to approve, recommend or determine to be advisable any company acquisition proposal, (4) after receipt of any company acquisition proposal, fail to publicly reaffirm the CareFusion board recommendation within ten (10) calendar days after BD requests a reaffirmation thereof in writing, (5) following the commencement of any tender offer or exchange offer that qualifies as a company acquisition proposal, publicly demonstrate neutrality or fail to reject or recommend against any such tender offer or exchange offer, within ten (10) business days of such tender offer or exchange offer, or (6) publicly announce an intention, or resolve, to take any of the foregoing actions (we refer to any action described in (1) or (6) as a company adverse recommendation change); or

•	cause or permit CareFusion or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any company acquisition proposal (which we refer to as an alternative acquisition agreement).

Fiduciary Exception

However, at any time before the CareFusion stockholder approval is obtained, but not after it is obtained, CareFusion may, subject to the provisions described in the second succeeding paragraph, make a company adverse recommendation change and/or enter into an alternative acquisition agreement, as applicable, if (i) an unsolicited written company acquisition proposal is made by a third party, which CareFusion’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior offer; or an intervening event (as defined below) occurs; (ii) in the case of a company acquisition proposal, CareFusion’s board of directors concludes in good faith, after consultation with CareFusion’s outside legal counsel and outside financial advisors, that such company acquisition proposal constitutes a superior proposal; and (iii) CareFusion’s board of directors concludes in good faith, after consultation with CareFusion’s outside legal counsel, that the failure to make a company adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws.

Under the merger agreement, an intervening event means any material event, occurrence or development that is (i) unknown to the CareFusion board of directors as of the date of the merger agreement, or if known to the CareFusion board of directors as of the date of the merger agreement, the material consequences of which were not known to the CareFusion board of directors as of the date of the merger agreement, and (ii) does not relate to (A) any company acquisition proposal or (B) any actions taken by BD or CareFusion in accordance with provisions of the merger agreement related to obtaining antitrust approvals or the consequences of any such action; provided, that in no event will any event, occurrence or development that has had, or would reasonably be expected to have, an adverse effect on BD or any of its subsidiaries constitute an intervening event unless such event, occurrence or development has had or would reasonably be expected to have a material adverse effect on BD.

Prior to making any company adverse recommendation change and/or authorization to enter into any alternative acquisition agreement, (A) CareFusion’s board of directors must provide BD three (3) business days’ prior written notice of any intention to make such company adverse recommendation change and/or authorization to enter into any alternative acquisition agreement; (B) during the three (3) business days following the delivery of such written notice CareFusion must negotiate in good faith with BD regarding any revisions or changes to the merger agreement or the merger proposed by BD in response to the superior proposal or intervening event, as applicable; and (C) after the three (3) business days, CareFusion’s board of directors determines in good faith, after consultation with financial advisors and outside legal counsel, that (x) the company acquisition proposal continues to be a superior proposal, or the intervening event continues to be an intervening event, warranting a company adverse recommendation change and (y) failure to make such company adverse recommendation change would be reasonably likely to be inconsistent with the CareFusion board of directors’ fiduciary duties under applicable law.

In the event of any material change to any superior proposal and no later than 24 hours after such change, CareFusion must satisfy the notice requirement described above with a new written notice to BD and the negotiation requirements described above (except that the three (3) business day notice period will instead be the longer of two (2) business days and the period then remaining under the current notice period). Whether or not there is a company adverse recommendation change, unless the merger agreement is terminated, the CareFusion board of directors must submit the merger agreement for approval by the stockholders of CareFusion at the CareFusion stockholder meeting. In the event there is a company adverse recommendation change made in compliance with the merger agreement with respect to a superior proposal, CareFusion may only enter into an alternative acquisition agreement with respect to the superior proposal by concurrently terminating the merger agreement and paying BD the $367 million termination fee. We refer to this termination right as the fiduciary termination right.

CareFusion is not prohibited from (i) taking and disclosing to the holders of shares of CareFusion common stock a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to holders of shares of CareFusion common stock if CareFusion’s board of directors determines in good faith, after consultation with outside counsel, that failing to make such disclosure would reasonably be likely to be inconsistent with its fiduciary duties under applicable law.

Stockholders Meeting

CareFusion has agreed to call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the CareFusion stockholder approval, which we refer to as the company stockholder meeting, as promptly as practicable after this registration statement on Form S-4 of which this proxy statement/prospectus forms a part is declared effective under the Securities Act of 1933, as amended. Except as described above, the CareFusion board of directors will recommend approval and adoption of the merger agreement and related transactions in the proxy statement/prospectus and CareFusion will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

CareFusion may adjourn or postpone the CareFusion special meeting, after consultation with BD, (A) to the extent required by applicable law, (B) for a single period not to exceed ten (10) business days if on the date of the scheduled company stockholders meeting CareFusion has not received the sufficient number of proxies necessary to approve the merger agreement, merger and actions related thereto. In addition, CareFusion may adjourn or postpone the CareFusion special meeting if there are insufficient shares of CareFusion common stock represented in person or by proxy to constitute a quorum at the special meeting. Unless it first obtains BD’s written consent, CareFusion may not change the record date of the special meeting after establishing the record date of the special meeting.

Financing

In connection with signing the merger agreement, BD obtained a debt commitment letter pursuant to which Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas, Citibank, N.A., Morgan Stanley Senior Funding, Inc., The Bank of New York Mellon, ING Bank N.V., Dublin Branch, Intesa Sanpaolo S.p.A., Mizuho Bank, Ltd., The Northern Trust Company, Standard Chartered Bank, Svenska Handelsbanken AB and Wells Fargo Bank, National Association have agreed to provide, under certain circumstances and subject to certain conditions, a $9.10 billion senior unsecured bridge loan facility to finance the merger and the payment of certain fees and expenses. For additional information about this debt financing, see “The Merger—Financing of the Merger” on page 83.

BD has agreed in the merger agreement to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter. CareFusion has agreed in the merger agreement to, to cause its subsidiaries to, and to use reasonable best efforts to cause its and their representatives to, cooperate with BD in connection with the financing for the merger. CareFusion has also agreed to take certain actions with respect to its existing credit facility in connection with the merger.

Access to Information

Subject to certain exceptions, prior to the effective time of the merger and upon reasonable notice, CareFusion and its subsidiaries will afford BD, its affiliates and representatives reasonable access during normal business hours to all of CareFusion’s and its subsidiaries’ properties, contracts, books, records, officers, employees and other information as may reasonably be requested by BD.

Expenses

Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses; provided, however, that BD and CareFusion will each pay one-half of all filing fees and printing and mailing costs for this registration statement on Form S-4 of which this proxy statement/prospectus forms a part.

Employee Matters

BD will provide (or will cause to be provided) to each employee of CareFusion and its subsidiaries who continues to be employed by BD or its subsidiaries immediately following the effective time of the merger (hereinafter referred to as continuing employees) with: (i) during the period beginning at the effective time of the merger and ending on December 31, 2016 (or, if earlier, the date of the continuing employee’s termination of employment), base pay that is at least equal to the base pay provided to each continuing employee immediately prior to the closing; (ii) with respect to commission and cash bonus opportunities, as applicable, (A) during the period beginning at the effective time of the merger and ending on June 30, 2015 (or, if earlier, the date of the continuing employee’s termination of employment), opportunities that are no less favorable than the opportunities provided to each continuing employee immediately prior to the closing and (B) with respect to performance periods from and after July 1, 2015 and ending on December 31, 2016 (or, if earlier, the date of the continuing employee’s termination of employment), opportunities that are no less favorable than the opportunities provided to similarly situated employees of BD and its subsidiaries; (iii) during the period beginning at the effective time of the merger and ending on December 31, 2016 (or, if earlier, the date of the continuing employee’s termination of employment), long-term incentive opportunities that are no less favorable than the opportunities provided to similarly situated employees of BD and its subsidiaries; and (iv) during the period beginning at the effective time of the merger and ending on December 31, 2016 (or, if earlier, the date of the continuing employee’s termination of employment), employee benefits that are substantially comparable in the aggregate to the employee benefits provided to each such continuing employee immediately prior to the closing.

BD and CareFusion have agreed that the cash bonus incentives payable under the CareFusion Management Incentive Plan and Employee Bonus Plan in respect of the fiscal year ending June 30, 2015 will be paid based on (x) actual performance (determined in the ordinary course consistent with past practice) for the portion of such fiscal year preceding the effective time and (y) assumed achievement of performance at budgeted levels for the portion of such fiscal year following the effective time, in each case, as determined by the compensation committee prior to the effective time without regard to any costs and expenses associated with the merger or any non-recurring charges that would not reasonably be expected to have been incurred had the merger not arose. Such bonuses will be payable on a prorated basis for employees who are terminated prior to June 30, 2015 under severance qualifying terminations, with proration based on the period from July 1, 2014 through the date of termination. BD and CareFusion have agreed to the establishment of a $25 million cash retention program for

CareFusion employees, $5 million of which is to be allocated in the discretion of CareFusion’s Chief Executive Officer and $20 million of which is to be allocated by mutual agreement of the Chief Executive Officers of BD and CareFusion.

During the period beginning at the effective time of the merger and ending on December 31, 2015, BD will continue to maintain CareFusion’s severance policies and plans applicable to continuing employees immediately prior to the effective time of the merger and will provide to each continuing employee whose employment is terminated without “cause” or under such other circumstances as would entitle a participant to severance under the applicable CareFusion severance plan with the severance benefits specified in such plan.

To the extent continuing employees become eligible to participate in any employee benefit plan maintained by BD or its subsidiaries following the effective time of the merger, the continuing employees’ service with CareFusion or any of its subsidiaries prior to the effective time of the merger will be treated as service with BD or its subsidiaries for purposes of eligibility to participate, vesting and benefit accrual, subject to customary exceptions.

Further, BD will use reasonable best efforts to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any BD welfare benefit plan in which the continuing employees may be eligible to participate after the effective time of the merger and provide each continuing employee with credit for any co-payments and deductibles paid during the plan year in which the effective time of the merger occurs in satisfying any applicable deductible or out-of-pocket requirements under any BD welfare benefit plan in which the continuing employees may be eligible to participate after the effective time of the merger.

Indemnification and Insurance

For a period of no less than six (6) years after the effective time of the merger, BD will indemnify and hold harmless each present and former director and officer of CareFusion or any of its subsidiaries (whom we refer to as CareFusion directors or officers), and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (which when taken together with CareFusion directors and officers, we refer to as a company indemnified party) if such service was at the request or for the benefit of CareFusion or any of its subsidiaries, against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each company indemnified party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (which we refer to as indemnified actions) arising out of or pertaining to the fact that the company indemnified party is or was a CareFusion director or officer or was serving at the request of CareFusion or any of its subsidiaries as a director or officer of another person, whether asserted or claimed prior to, at or after the effective time of the merger.

BD is only required to indemnify and hold harmless, or advance expenses to, a company indemnified party if such party was entitled to indemnification as of October 5, 2014 by CareFusion or any of its subsidiaries pursuant to: (i) exculpation and advancement of expenses provisions of the organizational documents of CareFusion or its subsidiaries or (ii) any indemnification agreement between CareFusion or any of its subsidiaries and such company indemnified party.

The merger agreement requires BD to cause CareFusion, as the surviving company, to maintain for a period of six (6) years after the the effective time of the merger, CareFusion’s existing directors’ and officers’ liability insurance policy, or policies with a comparable insurance of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured, from a carrier with comparable or better credit ratings to CareFusion’s existing directors’ and officers’ insurance policies, in each case, with coverage for the persons who are covered by the CareFusion’s existing directors’ and officers’ insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as CareFusion’s existing directors’ and officers’ insurance with respect to matters existing or occurring at or prior to the effective time of the merger. However, the surviving company is not required to make annual premium payments for such insurance in excess of a specified amount. In lieu of the foregoing, CareFusion, at its option, may obtain prior to the effective time of the merger a prepaid “tail” policy for a period of no more than six (6) years providing equivalent coverage to that described in the second preceding sentence for an aggregate price not to exceed a specified amount.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, covenants relating to regulatory filings and approvals (which are described under the section entitled “The Merger—Regulatory Approvals” beginning on page 84), the listing of shares of BD common stock to be issued in the merger, reporting requirements under Section 16 of the Exchange Act, coordination with respect to litigation relating to the merger and public announcements with respect to the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

The respective obligations of each of CareFusion, BD and Merger Corp to complete the merger are subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the closing of the merger, of the following conditions:

•	the CareFusion stockholder approval must have been obtained;

•	the shares of BD common stock to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance;

•	no law order, writ, injunction, decree, consent decree, judgment, award, injunction, settlement or stipulation may have been promulgated, entered, enforced, enacted or issued, as applicable, by any governmental authority that prohibits, restrains or makes illegal the consummation of the merger or CareFusion’s issuance of common stock in connection with the merger;

•	this registration statement on Form S-4 of which this proxy statement/prospectus forms a part must have been declared effective by the SEC under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of this Form S-4 is in effect and no proceedings for that purpose are pending; and

•	all waiting periods applicable to the merger under the HSR Act and review periods applicable under the EUMR must have expired or been terminated.

The obligations of CareFusion to effect the merger also are subject to the fulfillment or waiver by CareFusion at or prior to the effective time of certain conditions, including the following:

•	BD and Merger Corp must have performed and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by them prior to the effective time;

•	the representations and warranties of BD must be true and correct at and as of October 5, 2014 and at and as of the closing date as though made at and as of the closing date (except for any such representations and warranties made as of a particular date or period, which representations and warranties must be true and correct only as of that date or period), subject to the materiality standards provided in the merger agreement; and

•	BD must have delivered to CareFusion a certificate, dated as of the closing date and signed by an executive officer, certifying to the effect that the preceding two (2) conditions have been met.

The obligations of BD and Merger Corp to effect the merger are also subject to the satisfaction or waiver by BD at or prior to the effective time of the following additional conditions:

•	CareFusion must have performed and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time;

•	the representations and warranties of CareFusion must be true and correct at and as of October 5, 2014 and at and as of the closing date as though made at and as of the closing date (except for any such representations and warranties made as of a particular date or period, which representations and warranties must be true and correct only as of that date or period), subject to the materiality standards provided in the merger agreement; and

•	CareFusion must have delivered to BD a certificate, dated as of the closing date and signed by an executive officer of CareFusion, certifying to the effect that the preceding two (2) conditions have been met.

Termination of the Merger Agreement

Termination

The merger agreement may be terminated and abandoned at any time prior to the effective time, whether before or after any approval of the merger by the holders of CareFusion common stock:

•	by mutual written consent of CareFusion and BD;

•	by either CareFusion or BD if the merger has not been consummated on or prior to July 5, 2015, which we refer to as the end date, provided that if all of the conditions to closing, other than those pertaining to waiting periods under the HSR Act and competition decisions and approvals of the European Commission under the EUMR have been satisfied or are capable of being satisfied at such time, the end date may be extended by either CareFusion or BD to October 5, 2015, except that the right to terminate the merger agreement according to this specific provision will not be available to a party if the failure of the condition pertaining to waiting periods under the HSR Act and competition decisions and approvals of the European Commission under the EUMR to have been satisfied was due to the failure of such party to perform any of its obligations under the merger agreement; we refer to this termination right as the outside date termination right;

•	by either CareFusion or BD, if an order by a governmental authority of competent jurisdiction has been issued permanently restraining, enjoining or otherwise prohibiting the completion of the merger or the issuance of BD common stock to be used as merger consideration and such order has become final and nonappealable, except that the right to terminate the merger agreement according to this specific provision will not be available to a party if such order was due to the failure of such party to perform any of its obligations under the merger agreement;

•	by either CareFusion or BD, if any law has been enacted or is applicable to the merger or the issuance of BD common stock to be used as merger consideration by any governmental authority that prohibits, prevents or makes illegal the consummation of the merger or the issuance of BD common stock to be used as merger consideration;

•	by either CareFusion or BD, if the CareFusion stockholders’ meeting has concluded and the CareFusion stockholder approval has not been obtained;

•

by either CareFusion or BD if the other party has materially breached or failed to perform any representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure (i) would result in the failure of specified conditions to closing and (ii) is not curable or is not cured by the earlier of the end date and the date that is thirty calendar days following written notice from the other party, except that if such breach or failure to perform is capable of being cured by the end date, such thirty (30) calendar day period is extended until the second business day prior to the end date solely to the extent the breaching party is using its reasonable best efforts to cure such breach or failure to perform, and also except that the terminating party may not exercise this termination right if it is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement;

•	by BD, if, prior to the receipt of the CareFusion stockholder approval, a company adverse recommendation change occurred, or

•	by CareFusion, in accordance with the provisions regarding its fiduciary termination right in connection with a superior proposal.

Termination Fee

CareFusion will pay BD 50 percent of the amount of BD’s out-of-pocket expenses incurred in connection with the merger agreement and the merger if the merger agreement is terminated, or at the time of termination, could have been terminated, by either party because the CareFusion stockholders’ meeting (as it may be adjourned or postponed) concludes without the CareFusion stockholder approval being obtained and the termination fee (described in the paragraph below) is not otherwise payable to BD.

CareFusion will pay BD a termination fee of $367 million (less expense reimbursement payment, if any) if the merger agreement is terminated, or at the time of termination, could have been terminated, in the following circumstances:

•	in the event the merger agreement is terminated by CareFusion in accordance with the provisions regarding its fiduciary termination right in connection with a superior proposal; or

•	in the event the merger agreement is terminated by BD, if, prior to the receipt of the CareFusion stockholder approval, a company adverse recommendation change occurred.

Also, in the event that the merger agreement is terminated (a) or at the time of termination, could have been terminated, by CareFusion or BD because the CareFusion stockholders meeting has concluded and the CareFusion stockholder approval has not been obtained, or (b) (i) by BD because of CareFusion’s material breach or failure to perform any of its covenants or agreements in the merger agreement which breach or failure to perform would give rise to a failure of a condition and such breach or failure to perform is incapable of being cured by CareFusion by the end date or if capable of being cured was not cured within a specified time period or (ii) by CareFusion or BD pursuant to the outside date termination right (if at such time BD could have terminated the merger agreement because of CareFusion’s material breach or failure to perform any of its covenants or agreements in the merger agreement which breach or failure to perform would give rise to a failure of a condition and such breach or failure to perform is incapable of being cured by CareFusion by the end date or if capable of being cured was not cured within a specified time period), and

•	at any time after October 5, 2014 and (A) prior to such termination (x) a company acquisition proposal was communicated to the CareFusion board of directors (whether or not publicly announced or publicly made known) and was not withdrawn and (y) CareFusion breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement in a manner that would give rise to the failure of a condition under the merger agreement, (B) prior to the applicable Company breach, a company acquisition proposal was communicated to the CareFusion board of directors (whether or not publicly announced or publicly made known) and was not withdrawn, or (C) prior to the taking of a vote to adopt the merger agreement at a CareFusion stockholders’ meeting (in the case of a termination because the CareFusion stockholders’ meeting concluded without the CareFusion stockholder approval being obtained) a company acquisition proposal was publicly announced or publicly made known and not withdrawn, and

•	within nine months after such termination, CareFusion enters into an agreement with respect to any company acquisition proposal, or any company acquisition proposal is consummated (in each case, whether or not such company acquisition proposal is the same as the original company acquisition proposal made, communicated, publicly made known or publicly announced), then, in any such event, CareFusion will pay to BD the termination fee on the earlier to occur of CareFusion entering into an agreement with respect to such company acquisition proposal or the consummation of such company acquisition proposal; except that for purposes of the definition of company acquisition proposal for this termination fee trigger, references to “15%” shall be replaced by “50%.”

In no event will the termination fee be payable more than once.

Amendment and Modification

Any provision of the merger agreement may be amended, supplemented or waived only if such amendment, supplement or waiver is in writing and signed by CareFusion, BD and Merger Corp. However, after the receipt of the CareFusion stockholder approval, if any such amendment or waiver will require further approval of the holders of CareFusion common stock, the effectiveness of such amendment or waiver will be subject to such further approval. Certain amendments or waivers will require obtaining the prior written consent of third party financiers of the merger.

Jurisdiction; Specific Enforcement

Each of CareFusion, BD and Merger Corp agree that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed, and that money damages would not be an adequate remedy in such a situation. Accordingly and subject to certain limitations, each of CareFusion, BD and Merger Corp agree that, in addition to any other remedy available, including monetary damages, each of the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter at issue is vested in the federal courts of the United States, any federal court located in the State of Delaware. Each of CareFusion, BD and Merger Corp (i) irrevocably waives any requirement for the securing or posting of any bond in connection with such injunctions, (ii) consents to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, (iii) agrees not to assert as a defense, counterclaim or otherwise, any claim that such party (or its property, if applicable) is not personally subject to the jurisdiction of the above named courts and (iv) agrees that it will not bring any action or claim related to the merger agreement in any court other than those courts mentioned above.

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

CareFusion stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the CareFusion bylaws, a vote on adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement may be taken in the absence of a quorum. CareFusion does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if the adoption of the merger agreement is approved at the special meeting.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of CareFusion common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of CareFusion common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock, your shares of CareFusion common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The CareFusion board of directors unanimously recommends that you vote “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

INTERESTS OF CAREFUSION’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of the CareFusion board of directors that you vote to adopt the merger agreement, you should be aware that CareFusion’s executive officers and non-employee directors have economic interests in the merger that are different from, or in addition to, those of CareFusion’s stockholders generally. The CareFusion board of directors was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and the other transactions contemplated thereby, (ii) adopt, approve and declare advisable the merger agreement, and (iii) resolve to recommend the adoption of the merger agreement to CareFusion stockholders. The transactions contemplated by the Merger Agreement will be a “change in control” for purposes of the CareFusion executive compensation and benefit plans described below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	The relevant price per share of CareFusion common stock is $57.22, which is the average closing price per share of CareFusion’s common stock as quoted on the NYSE over the first five business days following the first public announcement of the merger on October 5, 2014;

•	The effective time is October 31, 2014, which is the assumed date of the closing of the merger solely for purposes of the disclosure in this section; and

•	Each executive officer of CareFusion was terminated by CareFusion without ‘‘cause’’ or resigned for ‘‘good reason’’ (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed effective time of October 31, 2014.

Executive Change in Control Severance Plan

CareFusion maintains the Executive Change in Control Severance Plan, as amended and restated effective July 1, 2012 (the “CIC Plan”), which was further amended and restated effective October 5, 2014 as described below (the “Amended CIC Plan”). For purposes of the disclosure in this section, we refer to the CIC Plan and the Amended CIC Plan as the “Plan” and note the additional payment that is available to the one eligible executive officer (our Controller and Chief Accounting Officer (“controller”)) under the Amended CIC Plan.

Amendments to the CIC Plan. The amendments to the CIC Plan made on October 5, 2014 include: (1) changing the definition of “change in control” to raise the threshold for a change in control from 25% to 50% with respect to certain triggering transactions; (2) changing the definition of “good reason” to clarify the factors relevant to a material diminution in a participant’s authority, duties or responsibilities and to eliminate the triggering events relating to a material diminution of a supervisor’s authority and a material decrease in the budget over which the participant has authority, as well as changes to the notice and cure provisions; (3) providing that participants with the position of senior vice president or vice president (but not any executive officers of CareFusion other than our controller) will be eligible to receive upon a qualifying termination following a change in control a cash payment in respect of the grant date value of historic annual long-term incentive awards, prorated based on the number of months (not to exceed six) worked during the fiscal year in which the participant’s termination of employment occurs; (4) providing that if a payment under the Plan is required to be delayed by six months to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), such delayed payment and interest will be funded through a rabbi trust prior to separation of employment; and (5) technical and administrative revisions to the tax provisions in the Plan. These amendments apply immediately to CIC Plan participants who sign a new participation agreement on or before November 30, 2014 and to other participants effective as of April 5, 2015 (unless the effective time of the merger occurs prior to that date); however, the prorated long-term incentive cash payment will only be provided to the eligible participants who sign a new participation agreement by the stated deadline. In addition, the good reason definition under the Amended CIC Plan, as applicable to any individual participant, will apply to the previously granted CareFusion equity awards held by an Amended CIC Plan participant if such participant signs a new participation agreement on or before November 30, 2014.

Payments and Benefits. Each CareFusion executive officer will be eligible for benefits under the Plan in connection with a qualifying termination of employment following the effective time subject to the execution of a general release of claims in favor of CareFusion. Under the Plan, upon a termination by CareFusion without “cause” or a resignation by the executive officer for “good reason” within 24 months following the effective time, each executive officer will receive (i) cash severance equal to two times (or one and a half times, in the case of our controller) the sum of (x) the executive officer’s base salary as in effect as of the date of termination of employment and (y) the executive officer’s target bonus under the Management Incentive Plan (“MIP”) for the fiscal year in which the termination of employment occurs, (ii) a prorated annual bonus payment equal to the executive officer’s target bonus under the MIP for the fiscal year in which the termination of employment occurs, prorated based on the number of whole and partial months (rounded up) from the date of termination of employment through the end of such fiscal year, (iii) employer-paid medical continuation coverage for up to 36 months (for the CEO) or 24 months (for all other executive officers) following the termination date, and (iv) payment for outplacement services for up to 12 months following the termination date. In addition, our controller has signed a participation agreement with respect to the Amended CIC Plan and therefore, upon a qualifying termination as described above, he will also be entitled to receive a cash payment equal to the highest grant date dollar value of any annual long-term incentive award granted to him in the fiscal year in which the effective time occurs and the two preceding fiscal years, prorated based on the number (not to exceed six) of whole and partial months (rounded up) from the beginning of the fiscal year until the termination date.

The Plan provides that if the payments and benefits to an executive officer in connection with the merger would be subject to an excise tax by reason of Sections 4999 and 280G of the Internal Revenue Code, the benefits and payments under the Plan will be reduced to the extent necessary to prevent any portion of the executive officer’s merger-related payments and benefits from becoming subject to such excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit the executive would receive if no reduction was made.

The Plan contains covenants in favor of CareFusion, including with respect to confidentiality and non-disparagement provisions, a covenant to provide future assistance to CareFusion regarding certain matters, and non-compete and employee and customer non-solicit covenants that apply for specified periods following termination of employment.

See the section entitled ‘‘Quantification of Potential Payments and Benefits to CareFusion’s Named Executive Officers in Connection with the Merger’’ beginning on page 111 of this proxy statement/prospectus for the estimated amounts that each of CareFusion’s named executive officers would receive under the CIC Plan or the Amended CIC Plan (as applicable) upon a qualifying termination of employment. Based on the assumptions described above under “—Certain Assumptions” and the additional assumptions used for purposes of estimating amounts for named executive officers, the estimated aggregate amount of the payments and benefits to be provided to CareFusion’s three executive officers who are not named executive officers under the CIC Plan or the Amended CIC Plan, as applicable, upon a qualifying termination of employment is $4,087,033.

Equity Compensation

Treatment of Stock Options

Each CareFusion option that is outstanding immediately prior to the effective time, whether vested or unvested, (including any such option held by an executive officer or non-employee director) will be converted at the effective time into an option to purchase, on the same terms and conditions as were applicable to such CareFusion option immediately prior to the effective time, the number of shares of BD common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of CareFusion common stock subject to the CareFusion option by the stock award exchange ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per share exercise price of the CareFusion option by the stock award exchange ratio. The stock award exchange ratio is the sum of (i) the exchange ratio and (ii) the quotient of the cash consideration divided by BD’s volume-weighted average stock price for the five trading days immediately preceding the closing date.

Treatment of Unvested Restricted Stock Units

At the effective time, each CareFusion restricted stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such restricted stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion restricted stock unit immediately prior to the effective time, and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested restricted stock unit immediately prior to the effective time by (ii) the stock award exchange ratio. Restricted stock unit awards granted to officers of CareFusion on August 15, 2014 that have a performance condition relating to CareFusion’s fiscal year will be treated as described in the previous sentence, and the applicable performance goal will be certified as achieved by the compensation committee prior to the time of closing.

Treatment of Unvested Performance Stock Units

At the effective time, each CareFusion performance stock unit that is outstanding and unvested immediately prior to the effective time and does not vest by its terms at the effective time (including any such performance stock unit held by an executive officer) will be converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion performance stock unit immediately prior to the effective time (except that the performance-based vesting conditions applicable to such unvested performance stock unit immediately prior to the effective time shall not apply from and after the effective time), and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested performance stock unit award immediately prior to the effective time by (ii) the stock award exchange ratio. For this purpose, the number of shares of CareFusion common stock subject to each such unvested CareFusion performance stock unit shall be equal to the number of shares earned based on the level of achievement, as certified by the compensation committee prior to the time of closing, of the applicable performance condition measured through the end of CareFusion’s most recently completed calendar quarter prior to the time of closing, but shall not be less than the target number of shares.

Treatment of Vested Restricted Stock Units and Performance Stock Units

At the effective time, each CareFusion restricted stock unit and CareFusion performance stock unit that is outstanding immediately prior to the effective time and becomes vested by its terms at the effective time (including any such restricted stock unit held by a non-employee director and any such performance stock unit held by an executive officer), and each CareFusion restricted stock unit held by a non-employee director, settlement of which was elected to be deferred, shall be cancelled and converted into, with respect to each share of CareFusion common stock subject to such restricted stock unit or performance stock unit (provided, that, each such performance stock unit shall, in accordance with its terms, vest based on the greater of target performance and actual performance through the closing date, as certified by the compensation committee prior to the time of closing), the merger consideration on the same terms and conditions as other shares of CareFusion common stock, subject to applicable tax withholding, with such tax withholding to be withheld pro rata from the cash consideration and the stock consideration (with the stock consideration valued, for such purpose, based on the closing price of BD common stock on the closing date). Pursuant to its non-employee director compensation program, CareFusion expects to grant annual equity awards to its non-employee directors on the date of CareFusion’s 2014 Annual Meeting of Stockholders in the form of restricted stock units with a grant date fair value of $165,000 per non-employee director that vest in full on the earlier to occur of the first anniversary of the date of grant and the occurrence of a change in control; these awards would become vested at the effective time.

Treatment of Equity Awards upon Termination of Employment Following the Merger

At the effective time, the outstanding CareFusion options, unvested CareFusion restricted stock units and unvested CareFusion performance stock units held by CareFusion’s executive officers that convert into equity awards with respect to BD common stock in the manner described above will remain subject to the same service-based vesting conditions. Pursuant to the original terms of these awards, if an executive officer’s employment is terminated by CareFusion without “cause” or by the executive officer under circumstances which would constitute “good reason” within two years following the effective time, outstanding converted equity awards would fully vest upon such termination and each outstanding converted option would remain outstanding and exercisable until the earlier of (a) one or three years (depending on the terms of the award) following such termination of employment (or such longer period as is applicable under the award agreement for any executive officer who is retirement eligible as of the date of termination) and (b) the expiration of its term. In general, for purposes of the converted equity awards, “cause” and “good reason” have the meanings applicable to the executive officers under the Plan.

See the section entitled “Quantification of Potential Payments and Benefits to CareFusion’s Named Executive Officers in Connection with the Merger” beginning on page 111 of this proxy statement/prospectus for an estimate of the amounts that would become payable to each of CareFusion’s named executive officers in respect of their unvested equity awards. Based on the assumptions described above under “—Certain Assumptions” and the additional assumptions used for purposes of estimating amounts for named executive officers, (i) the estimated aggregate amounts that would become payable to CareFusion’s three executive officers who are not named executive officers in respect of their unvested equity awards is as follows: unvested CareFusion options—$2,373,643; unvested CareFusion restricted stock units—$1,628,538; unvested CareFusion performance stock units that do not vest at the effective time—$664,839; and unvested CareFusion performance stock units that vest at the effective time—$714,106 and (ii) the estimated aggregate amount that would become payable to CareFusion’s non-employee directors in respect of their unvested CareFusion restricted stock units granted on the date of the 2014 Annual Meeting of Stockholders is $[    ]. For more information on equity holdings of CareFusion non-employee directors and executive officers, see the table entitled “Certain Beneficial Owners of CareFusion Common Stock” on page 136 of this proxy statement/prospectus.

Fiscal Year 2015 Cash Bonus Awards

As described under the “The Merger Agreement—Employee Matters”, CareFusion and BD have agreed that the cash bonus incentives under the CareFusion MIP in respect of the fiscal year ending June 30, 2015 will be payable on a prorated basis for employees, including our executive officers, who are terminated prior to June 30, 2015 under severance qualifying terminations, based in part on CareFusion’s actual performance and in part based on targeted performance, prorated based on the period from July 1, 2014 through the date of termination. As actual Carefusion performance is not known at this time, we cannot determine the amount if any that an executive officer will be entitled to receive under the MIP for the 2015 fiscal year.

See the section entitled ‘‘Quantification of Potential Payments and Benefits to CareFusion’s Named Executive Officers in Connection with the Merger” beginning on page 111 of this proxy statement/prospectus for an estimate of the prorated fiscal year 2015 bonus amounts under the MIP that would become payable with respect to each named executive officer. Based on the assumptions described above under “—Certain Assumptions” and the additional assumptions used for purposes of estimating amounts for named executive officers, the estimated aggregate prorated fiscal year 2015 bonus amount that would become payable to CareFusion’s three executive officers who are not named executive officers under the MIP is $229,830.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, CareFusion non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification and Insurance” beginning on page 101 of this proxy statement/prospectus.

Quantification of Potential Payments and Benefits to CareFusion’s Named Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of CareFusion that is based on, or otherwise relates to, the merger (“merger-related compensation”). For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of CareFusion’s Directors and Executive Officers in the Merger” above.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the merger. For purposes of calculating such amounts, the following assumptions were used:

•	The relevant price per share of CareFusion common stock is $57.22, which is the average closing price per share of CareFusion’s common stock as quoted on the NYSE over the first five business days following the first public announcement of the merger on October 5, 2014;

•	The effective time is October 31, 2014, which is the assumed date of the closing of the merger solely for purposes of this merger-related compensation disclosure; and

•	Each named executive officer of CareFusion was terminated by CareFusion without ‘‘cause’’ or resigned for ‘‘good reason’’ (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed effective time of October 31, 2014.

Named Executive Officer(1)	Cash ($)(2)	Equity($)(3)	Perquisites/ Benefits($)(4)	Total ($)
Kieran T. Gallahue	7,080,000	30,697,134	66,294	37,843,428
James F. Hinrichs	2,550,404	10,093,427	46,863	12,690,694
Thomas J. Leonard	2,256,936	6,448,681	52,116	8,757,733
Joan B. Stafslien	2,169,953	4,775,944	47,462	6,993,359
Gordon M. LaFortune	1,689,200	1,596,707	70,405	3,356,312

(1)	Vivek Jain was a named executive officer of CareFusion during its 2014 fiscal year and his employment with CareFusion ended in February 2014. Mr. Jain is not entitled to receive any merger-related compensation.
(2)

Cash. Consists of (a) a lump sum cash severance amount equal to two times the sum of (x) the named executive officer’s base salary as in effect as of the date of termination of employment and (y) the named executive officer’s target bonus under the MIP for the fiscal year in which the termination of employment occurs, (b) a lump sum prorated annual bonus payment equal to the named executive officer’s target bonus under the MIP for the fiscal year in which the termination of employment occurs, prorated based on the number of whole and partial months (rounded up) from the date of termination of employment through the end of such fiscal year (the “Prorated Target Bonus”) and (c) a lump sum prorated fiscal year 2015 bonus under the MIP in an amount equal to the full bonus amount determined based on the level of achievement of the applicable performance goals as determined by the compensation committee (as described above under “Interests of CareFusion’s Directors and Executive Officers in the Merger—Fiscal Year 2015 Cash Bonus Awards”) and the named executive officer’s fiscal year 2015 target bonus opportunity under the MIP, prorated based on the number of days during fiscal year 2015 that such named executive officer was employed by CareFusion and its subsidiaries, and reduced by the amount of the Prorated Target Bonus that is payable for the same period of service, if any (the “Prorated Actual Bonus”). The amount of the Prorated Actual Bonus is estimated assuming achievement of the applicable performance goals at target level because the actual level of achievement has not yet been determined by the compensation committee. All such payments are “double trigger” and become payable only upon a termination of employment by CareFusion without “cause” or resignation by the named executive officer for “good reason” within 24 months following the effective time. The amount of each such payment is shown in the following table:

Named Executive Officer	Severance ($)	Prorated Target Bonus ($)	Prorated Actual Bonus ($)	Total ($)
Kieran T. Gallahue	5,520,000	1,040,000	520,000	7,080,000
James F. Hinrichs	2,086,694	309,140	154,570	2,550,404
Thomas J. Leonard	1,846,584	273,568	136,784	2,256,936
Joan B. Stafslien	1,787,020	255,289	127,644	2,169,953
Gordon M. LaFortune	1,400,800	192,267	96,133	1,689,200

(3)	Equity. Consists of (a) cancellation of CareFusion performance stock units that become vested at the effective time (“Vested PSUs”) in exchange for the merger consideration (a “single trigger” benefit) and (b) with respect to CareFusion stock options, unvested CareFusion restricted stock units (“Unvested RSUs”), and unvested CareFusion performance stock units that do not become vested at the effective time (“Unvested PSUs”) that are converted into BD awards at the effective time, accelerated vesting of such BD awards upon a termination without “cause” or resignation for “good reason” within two years following the effective time (a “double trigger” benefit). The value of the Vested PSUs and the Unvested PSUs is estimated assuming achievement of the applicable performance goals at target level because the actual level of achievement has not yet been determined by the compensation committee. For further details regarding the treatment of CareFusion equity awards in connection with the merger, see “Interests of CareFusion’s Directors and Executive Officers in the Merger—Equity Compensation”. The value of each such benefit is shown in the following table:

Named Executive Officer	Vested PSUs ($)	Stock Options ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
Kieran T. Gallahue	2,566,832	15,111,551	5,929,136	7,089,615	30,697,134
James F. Hinrichs	858,357	4,966,802	1,953,891	2,314,377	10,093,427
Thomas J. Leonard	590,797	3,173,408	1,269,197	1,415,279	6,448,681
Joan B. Stafslien	420,052	2,352,734	934,803	1,068,355	4,775,944
Gordon M. LaFortune	244,043	442,179	241,297	669,188	1,596,707

(4)	Perquisites/Benefits. Consists of (a) the value of employer-paid medical continuation coverage for 36 months (for the CEO) or 24 months (for all other named executive officers) following the termination date, estimated based on medical coverage elections made by each named executive officer for 2014 and assuming 2015 medical coverage rates, and (b) the value of the payment for outplacement services for 12 months following the termination date, estimated based on CareFusion’s historical cost for outplacement services. Such benefits are “double trigger” and are provided only upon a termination of employment without “cause” or resignation by the named executive officer for “good reason” within 24 months following the effective time. The value of each such benefit is shown in the following table:

Named Executive Officer	Medical Coverage ($)	Outplacement Services($)	Total ($)
Kieran T. Gallahue	58,294	8,000	66,294
James F. Hinrichs	38,862	8,000	46,863
Thomas J. Leonard	44,116	8,000	52,116
Joan B. Stafslien	39,462	8,000	47,462
Gordon M. LaFortune	62,405	8,000	70,405

ADVISORY (NON-BINDING) VOTE ON MERGER-RELATED COMPENSATION FOR CAREFUSION’S NAMED EXECUTIVE OFFICERS

Vote Required and Board of Directors Recommendation

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, CareFusion is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve certain compensation that may become payable to CareFusion’s named executive officers in connection with the completion of the merger. This proposal, which we refer to as the “compensation proposal,” gives CareFusion’s stockholders the opportunity to vote, on an advisory (non-binding) basis, on the compensation that may be paid or become payable to CareFusion’s named executive officers in connection with the merger. This compensation is summarized in the table in the section entitled “Interests of CareFusion’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to CareFusion’s Named Executive Officers in Connection with the Merger” beginning on page 111, including the footnotes to the table and the associated narrative discussion. The CareFusion board of directors unanimously recommends that CareFusion’s stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of CareFusion Corporation in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement/ prospectus entitled “Interests of CareFusion’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to CareFusion’s Named Executive Officers in Connection with the Merger” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on the compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either CareFusion or BD. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the compensation proposal. The approval of the compensation proposal requires the affirmative vote of the holders of a majority of shares of CareFusion common stock present in person or represented by proxy and entitled to vote thereon. If your shares of CareFusion common stock are present at the special meeting but your shares are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you hold your shares through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of CareFusion common stock, your shares of CareFusion common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum. The CareFusion board unanimously recommends that you vote “FOR” the compensation proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of CareFusion common stock whose shares are exchanged for the merger consideration pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of CareFusion common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of CareFusion common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, governmental agencies or instrumentalities, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of CareFusion common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who acquired their shares of CareFusion common stock through the exercise of employee stock options or other compensation arrangements).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of CareFusion common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of CareFusion common stock, you should consult your tax advisor.

Holders of CareFusion common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any state, local, foreign or other tax laws.

Consequences to U.S. Holders

The receipt of the merger consideration by U.S. holders in exchange for shares of CareFusion common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives the merger consideration in exchange for shares of CareFusion common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the fair market value of the BD common stock as of the effective time of the merger plus the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.

If a U.S. holder’s holding period in the shares of CareFusion common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of CareFusion common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of CareFusion common stock.

A U.S. holder’s aggregate tax basis in BD common stock received in the merger will equal the fair market value of the stock as of the effective time of the merger. The holding period of the BD common stock received in the merger will begin on the day after the merger.

Notwithstanding the above, in certain circumstances, the receipt of the cash consideration by U.S. holders of CareFusion common stock that also actually or constructively own BD common stock may be subject to Section 304 of the Code if holders who own (including by attribution) 50% or more of the CareFusion common stock before the merger own (including by attribution), immediately after the merger, 50% or more of the BD common stock. If Section 304 of the Code applies to the cash consideration received in the merger, then instead of recognizing gain or loss as described above in respect of such cash consideration, a U.S. holder may recognize dividend income up to the amount of such cash consideration if such holder’s receipt of the cash consideration is not “substantially disproportionate” with respect to such holder or is “essentially equivalent to a dividend” under the tests set forth in Section 302 of the Code. In applying the above tests, a holder may, under constructive ownership rules, be deemed to own stock that is owned by other persons in addition to the stock actually owned by the holder. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of such constructive ownership rules, U.S. holders of CareFusion common stock that also actually or constructively own BD common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances, and any actions that may be taken to mitigate the potential application of such rules.

Information Reporting and Backup Withholding

Payments made in exchange for shares of CareFusion common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently, at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

This summary of the material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of CareFusion common stock should consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and the effect of any federal, state, local, foreign and other tax laws.

COMPARISON OF STOCKHOLDER’S RIGHTS

If the merger is completed, CareFusion stockholders will receive as part of the per share merger consideration shares of BD common stock. The following is a summary of certain material differences between (i) the current rights of CareFusion stockholders under the CareFusion charter, CareFusion bylaws and Delaware law, including the DGCL and (ii) the current rights of BD stockholders under the BD charter, the BD bylaws and New Jersey law, including the New Jersey Business Corporation Act.

The following summary is not a complete statement of the rights of stockholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to CareFusion and BD’s governing documents, which we urge you to read carefully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 138 of this proxy statement/prospectus.

BD is incorporated under the laws of the State of New Jersey, and, accordingly, the rights of BD stockholders are governed by the laws of the State of New Jersey. CareFusion is incorporated under the laws of the State of Delaware, and, accordingly, the rights of CareFusion stockholders are governed by the laws of the State of Delaware. As a result of the merger, CareFusion stockholders who receive shares of BD common stock will become BD stockholders. Thus, following the merger, the rights of CareFusion stockholders who become BD stockholders in the merger will shift from being governed by the laws of the State of Delaware to the laws of the State of New Jersey, and will also then be governed by the BD charter and the BD bylaws.

BD	CareFusion
Authorized Capital Stock

BD is authorized to issue 645,000,000 shares, divided into two classes consisting of:	CareFusion is authorized to issue 1,250,000,000 shares, divided into two classes consisting of:

(i) 640,000,000 shares of common stock, par value $1.00 per share; and	(i) 1,200,000,000 shares of common stock, par value $0.01 per share; and

(ii) 5,000,000 shares of preferred stock, par value $1.00 per share.	(ii) 50,000,000 shares of preferred stock, par value $0.01 per share.

The BD board of directors is authorized to issue the preferred stock in one or more series.	The CareFusion board of directors is authorized to issue the preferred stock in one or more series.

Voting Rights

Under the BD charter, at any meeting of BD stockholders, BD stockholders represented in person or by proxy and entitled to vote on a matter have one vote for each share of common stock held.	Under the CareFusion bylaws, at any meeting of CareFusion stockholders, each stockholder present in person or represented by proxy and entitled to vote thereat may cast one vote for each share of common stock held by such stockholder.

Except for any adjustment or special voting rights during a default period provided in the BD charter, BD stockholders have 100 votes for each share of Series A Preferred Stock held. Except for any adjustment provided in the BD charter, BD stockholders represented in person or by proxy and entitled to vote on a matter have one vote for each share of Series B Preferred Stock held; provided, however, that if such number of votes per share of Series B Preferred Stock would violate applicable rules and regulations of the SEC or the NYSE, then the number of votes per such share must be the highest vote then permitted.	The CareFusion board of directors has authority to determine the voting rights, if any, of the holders of shares of preferred stock.

Quorum

Under the BD bylaws, the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at a meeting shall constitute a quorum.	Under the CareFusion bylaws, at all meetings of CareFusion’s stockholders, the holders of a majority of all of the outstanding shares of CareFusion common stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum. When specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum.
Stockholder Voting

Under the BD bylaws, whenever any action is to be taken by vote of the shareholders, other than the election of Directors, it shall be authorized by a majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote, unless a greater plurality is required by law or the BD charter.	The CareFusion bylaws provide that, when a quorum is present, the vote of the holders of a majority of all of the outstanding shares of CareFusion common stock having voting power, present in person or by proxy, shall decide any question brought before such meeting, unless a greater number is required by law, the CareFusion bylaws or the CareFusion charter.
Stockholder Rights Plans

BD currently has no stockholder rights plan.	CareFusion currently has no stockholder rights plan.
Rights of Preferred Stock

The BD board of directors is granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the preferred stock, the designation, relative preferences, participating, optional and other special rights and limitations, including but without limiting the generality of the foregoing, the number of shares of each series (which may be increased, unless otherwise fixed by the board, or decreased, but not below the number of shares then outstanding), terms upon which dividends on shares of the series may be paid, redemption prices and the other terms of redemption, the conversion and exchange privileges, the rights upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, terms of the sinking fund or redemption or purchase account to be provided, and voting rights, if any.	The CareFusion charter authorizes the CareFusion board of directors to fix the designations, power, rights and preferences of the shares of each series, and the qualifications, limitations or restrictions of such series to the fullest extent permitted by CareFusion charter and the laws of the State of Delaware, including without limitation, voting rights (if any), dividends rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution adopted by the board providing for the issuance of such series of preferred stock.

No shares of BD’s preferred stock were outstanding as of the date of this proxy statement/prospectus. The number of shares that initially constitutes the Series A Preferred Stock is 500,000, which may be increased or decreased by the BD board of directors’ action. The number of shares that constitutes the Series B Preferred Stock is 1,016,949.	No shares of CareFusion’s preferred stock were outstanding as of the date of this proxy statement/prospectus.

Number of Directors

The BD charter requires that the BD board of directors consist of not less than three nor more than twenty-one directors; the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire board.	The CareFusion bylaws establish that the total number of directors that CareFusion would have if there was no vacancies shall be fixed from time to time exclusively by action of the board.

There are currently 15 members of the BD board of directors.	There are currently 10 members of the CareFusion board of directors.
Election of Directors
The BD charter provides that directors shall be elected annually for terms of one year. Except as otherwise required by law, a nominee for director shall be elected at a meeting for the election of directors at which a quorum is present if the number of votes cast “for” such nominee’s election exceeds the number of votes cast against such nominee’s election; provided that if the number of director nominees exceeds the number of directors to be elected, a nominee shall be elected by a plurality of votes cast by the holders of shares entitled to vote at any such meeting. Whenever the holders of any one or more classes or series of preferred stock shall have the right to elect directors at an annual or special meeting of shareholders, the election shall be governed by the terms of BD’s charter.

The CareFusion charter provides that, subject to the rights of the holders of any series of preferred stock, until the 2016 annual meeting, the CareFusion board of directors shall be divided into three classes of directors. Directors shall be assigned to each class in accordance with a resolution of the board, which, to the extent practicable, shall assign an equal number of directors to each class. At each annual meeting of stockholders, prior to the 2014 annual meeting, the successors of the class of directors whose terms were expiring should be elected for a term expiring at the third succeeding annual meeting of stockholders.

Beginning with the 2014 annual meeting, successors to the classes of directors whose term expires in that year shall be elected for a term expiring at the next annual meeting. Beginning with the 2016 annual meeting, the classification of the board shall cease and the entire board will be elected at each annual meeting for a term expiring at the subsequent annual meeting of stockholders.

The BD charter provides that any director elected shall hold office until the next succeeding annual meeting of shareholders and until a successor has been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Until the 2016 annual meeting, any director elected to fill a term resulting from an increase in the number of directors must have the same terms as the other members of such director’s class. From and after the 2016 annual meeting, a director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting.

The CareFusion charter provides that each director shall serve until such director’s successor is duly elected and qualified or until such directors’ death, resignation or removal. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

Filling Vacancies on the Board of Directors

Under the BD charter, any vacancy resulting from an increase in the number of directors and any other vacancy occurring in the BD board of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.	Subject to applicable law and the rights of the holders of any series of preferred stock with respect to that preferred stock, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the board then in office, provided that a majority of the whole CareFusion board of directors, or a quorum, is present. Any vacancies in the board resulting from death, resignation, retirement, disqualification, removal or any other cause will be filled generally by the majority of vote of the remaining directors in office, even if less than a quorum is present.

Removal of Directors

Under the BD charter, the BD board of directors shall have the power to remove a director for cause and suspend a director pending a final determination that cause exists for removal.	Except as otherwise provided by law or the CareFusion charter, and subject to the rights of the holders of any series of preferred stock with respect to that preferred stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting occurring prior to the 2016 annual meeting, at which there is a proper quorum and where notice has been provided, may remove a directors only with cause.

Director Nominations by Stockholders

The BD bylaws provide that for any nomination of persons for election to the BD board of directors to be properly brought before an annual meeting by a shareholder, the nominating shareholder must give the Secretary of BD timely written notice. To be timely, notice must be delivered or mailed and received at BD’s principal executive offices no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.	The CareFusion bylaws provide that for stockholder nominations to be properly brought before a stockholder meeting, the nominating stockholder must give the Secretary of CareFusion timely written notice. To be timely, notice must be given no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after its anniversary date, notice by the stockholder must be given no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by CareFusion.

In the event that the number of directors to be elected is increased and there is no notice or public disclosure by BD naming all of the nominees or specifying the size of the increased board at least 70 days prior to the anniversary of the immediately preceding annual meeting of the shareholders, a shareholder’s notice shall be considered timely with respect to nominees for any new position created by such increase, if delivered no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.	In the event that the number of directors to be elected is increased and there is no public announcement by CareFusion naming all of the nominees or specifying the size of the increased board at least 100 days prior to the anniversary of the immediately preceding annual meeting, a stockholder’s notice shall be considered timely with respect to nominees for any new position created by such increase, if delivered no later than the close of business on the tenth day following the day on which such public announcement is first made by CareFusion.

Each stockholder’s notice must set forth (a) all information relating to each person the shareholder proposes to nominate that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1943, as amended; (b) the name and record address of such shareholder; (c) the class or series and number of shares of stock of BD beneficially owned or of record by such shareholder, together with proof of ownership if requested by BD; (d) a description of any agreement, arrangement or understanding between or among such shareholder and any other person (including their names) in connection with such proposal of nomination, and any material interest of such shareholder in such nomination; (e) a description of any agreement, arrangement or understanding (including derivative or short positions, profit interests, options, warrants, stock appreciation or similar right, hedging or similar transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder with respect to shares of BD’s stock; (f) a representation that the shareholder will notify BD in writing of any such agreement, arrangement or understanding referenced in item (e) above (including any amendment or modification thereto) in effect as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (g) a representation that such shareholder is a holder of record of shares of stock of BD and is entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the meeting; and (h) a representation that the shareholder intends, or is part of

Any notice by a stockholder must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) all information relating to each person the stockholder proposes to nominate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (c) a description of all direct or indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any such person were the “registrant” for purposes of such rule and the nominee were a director or executive of such registrant.

The CareFusion bylaws further require that any notice by a stockholder must set forth as to the stockholder making the nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of the stockholder, as they appear in the corporate books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of CareFusion which are directly or indirectly owned beneficially and of record by such stockholder or such beneficial owner; (b) any option, warrant, convertible security, stock appreciation right

a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of BD’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.	or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of CareFusion or with a value derived in whole or in part from the value of any class or series of shares of CareFusion, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of CareFusion or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of CareFusion; (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of CareFusion; (d) any short interest in any security of CareFusion (for the purposes of the bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (e) any rights to dividends on the shares of CareFusion owned beneficially by such stockholder that are separated or separable from the underlying shares of CareFusion; (f) any proportionate interest in shares of CareFusion or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of shares of CareFusion or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with the foregoing, (iv) a representation that such stockholder is a holder of record of shares of stock of CareFusion entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (v) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of CareFusion’s outstanding capital stock required to elect the nominee or (2) otherwise to solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Regulation 14A under the Exchange Act, as amended. In addition, the stockholder’s notice must include, with respect to each nominee, the completed and signed questionnaire, representation and agreement to furnish such information.

Stockholder Proposals

The BD bylaws provide that for any business to be properly brought before an annual meeting by a shareholder, such shareholder must give the Secretary of BD timely written notice. To be timely, notice must be delivered or mailed and received at BD’s principal executive offices no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

Stockholder notice for matters other than director nominations must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such shareholder; (c) the class or series and number of shares of stock of BD beneficially owned or of record by such shareholder, together with proof of ownership if requested by BD; (d) a description of any agreement, arrangement or understanding between or among such shareholder and any other person (including their names) in connection with such proposal of business, and any material interest of such shareholder in such business; (e) a description of any agreement,

CareFusion’s bylaws provide that for stockholder proposals (other than proposals included in CareFusion’s notice of meeting pursuant to Rule 14A-8 promulgated under the Exchange Act) to be properly brought before a stockholder meeting, the stockholder must give the Secretary of CareFusion timely written notice and any such proposed business must constitute a proper matter for stockholder action. To be timely, notice must be given no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after its anniversary date, notice by the stockholder must be given no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by CareFusion.

Any notice by a stockholder that relates to any business other than a director nomination must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the meeting , the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the CareFusion bylaws, the language of the proposed amendment), arrangement or understanding (including derivative or short positions, profit interests, options, warrants, stock appreciation or similar right, hedging or similar transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder with respect to shares of BD’s stock; (f) a representation that the shareholder will notify BD in writing of any such agreement, arrangement or understanding referenced in item (e) above (including any amendment or modification thereto) in effect as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (g) a representation that such shareholder is a holder of record of shares of stock of BD and is entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (h) a representation that the shareholder intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of BD’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from shareholders in support of such proposal. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by BD.

the reason for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between or among such stockholder and beneficial owner, if any, and any other person in connection with such proposal of business.

The CareFusion bylaws further require that any notice by a stockholder must set forth as to the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of the stockholder, as they appear in the corporate books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of CareFusion which are directly or indirectly owned beneficially and of record by such stockholder or such beneficial owner; (b) any option, warrant, convertible security, stock appreciation right or Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of CareFusion; (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of CareFusion; (d) any short interest in any security of CareFusion; (e) any rights to dividends on the shares of CareFusion owned beneficially by such stockholder that are separated or separable from the underlying shares of CareFusion; (f) any proportionate interest in shares of CareFusion or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of shares of CareFusion or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household; (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder, and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with the foregoing, (iv) a representation that such stockholder is a holder of record of shares of stock of CareFusion entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (v) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of CareFusion’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from stockholders in support of such proposal; and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal in a contested election pursuant to Regulation 14A under the Securities Exchange Act of 1943, as amended.

Stockholder Action by Written Consent

The BD bylaws provide that in order for BD to determine whether a shareholder is entitled to consent to corporate action in writing without a meeting in accordance with the law, the board may fix a record date that shall not precede the date upon which the resolution fixing the record date is adopted by the board, and that shall not be more than 60 days before the date fixed by the BD board of directors for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted. When no prior action by the board is required by applicable law, any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board to fix a record date. The board shall promptly, but in all events within 30 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board within 30 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed is delivered to BD by delivery to its registered office in New Jersey, its principal place of business or to any officer or agent having custody of the book in which proceedings of the meetings of shareholders are recorded. Delivery made to BD’s registered office shall be by hand or by certified or registered mail, return	Under the CareFusion charter, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken at a meeting of CareFusion stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders of records of all of the issued and outstanding stock authorized by law or by CareFusion charter to vote on such action, and such writing is filed with CareFusion’s permanent records.

receipt requested. If no record date has been fixed by the board and prior action by the board is required by applicable law, the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

Charter Amendments

Except as otherwise provided in the BD charter, any amending of the charter requires approval of the amendment by a majority of a quorum. The BD charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of (i) the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a series; or (ii) of the Series B Preferred Stock so as to affect them adversely without the vote of at least 80% of the outstanding shares of Series B Preferred Stock, voting separately as a series.	In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, subject to any limitations contained in the charter, CareFusion may adopt, amend or repeal its charter; provided that certain provisions may only amended or repealed upon the affirmative vote of the holders of no less than 66 2/3% of the issued and outstanding shares of CareFusion’s capital stock entitled to vote at such meeting.

Bylaw Amendments

Under the BD bylaws, bylaws may be adopted, amended, or repealed by the shareholders or by a majority vote of the directors then in office. Any bylaw adopted or amended by the shareholders may be amended or repealed by a majority vote of the directors then in office unless such bylaw expressly reserves to the shareholders the right to amend or repeal it.	Under the CareFusion bylaws, the CareFusion board of directors is authorized to adopt, amend or repeal CareFusion bylaws. Stockholders shall have the power to adopt, amend or repeal the bylaws at a duly called annual meeting or special meeting of stockholders; provided that notice of the proposed adoption, amendment, or repeal was given in the notice for such meeting. Certain provisions of the bylaws may not be amended or repealed without the affirmative vote of the holders of no less than 66 2/3% of the issued and outstanding shares of CareFusion’s capital stock entitled to vote at such meeting.

Special Meetings of Stockholders

The BD bylaws provide that, unless otherwise provided by law, special meetings of the shareholders may be called by the BD board of directors, the chairman of the board, the chief executive officer or the president of BD, and shall be called by the chairman of the board, the chief executive officer or the president of BD upon written request of the majority of the board then in office. A special meeting of shareholders shall be called by the secretary at the written request of holders of record of at least 25% of the voting power of the outstanding capital stock of BD entitled to vote on the matter to be brought before the proposed special meeting. Such special meeting request must be made in proper written form as specified in the BD bylaws.	Subject to the rights of the holders of any series of preferred stock with respect to such preferred stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may be only called by order of the chairman of the CareFusion board of directors, the board (pursuant to a resolution adopted by the majority of the total number of directors that CareFusion would have if there were no vacancies) or the chief executive officer, to be held at such time and place, within or without the State of Delaware, as may be designated in the notice thereof. If such order fails to fix such place, the meeting shall be held at CareFusion’s principal executive offices.

Nominations of persons for election to the board may be made at a special meeting at which directors are to be elected (i) by or at the direction of the board, or (ii) provided that the board has determined that directors shall be elected at such meeting, by any stockholder of CareFusion who (a) is a stockholder of record at the time the notice mentioned above is delivered to the secretary of CareFusion, (b) is entitled to vote at the meeting and upon such election, and (c) complies with the notice procedures set forth for this nomination.

Notice of Meetings of Stockholders

The BD bylaws require written notice of each annual or special meeting of shareholders, signed by the chairman, the chief executive officer, the president or the secretary, that states the time, place and purpose for which the meeting is called. Notice must be given to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, the notice shall be directed to the shareholder at his or her address as it appears on the record of the stock transfer agent. Any shareholder, in person or by proxy, may at any time by a duly signed statement in writing to that effect, waive any statutory or other notice of the meeting, whether such statement be signed before or after such meeting.	The CareFusion bylaws provide that written notice of all meetings of stockholders, stating the place, date and time, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose thereof, may be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in the DGCL) to each stockholder entitled to vote at such meeting. Written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of CareFusion. Meetings may be held without a notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with the CareFusion bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled by resolution of the board upon public notice given prior to the date previously scheduled for such meeting.

Proxies

The BD bylaws provide that any stockholder of record entitled to vote may be represented at any annual or special meeting of the shareholders by a duly appointed proxy. All proxies shall be filed with the secretary of the meeting before being voted.	The CareFusion bylaws provide that at any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period.

Limitation of Personal Liability of Directors

The BD charter provides that a director shall not be personally liable to BD or its shareholders for damages for breach of any duty owned to BD or its shareholders, except breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to BD or its shareholders; (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after the effective date of the charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a BD director shall be automatically be further eliminated or limited to the fullest extent permitted by the law as so amended from time to time.	The CareFusion charter provides that CareFusion directors shall not be personally liable to CareFusion or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment or modification or repeal of the CareFusion charter by stockholders is prospective only and shall not adversely affect any right or protection of a director of CareFusion existing at the time of such repeal or modification.

Indemnification of Directors and Officers

The BD bylaws provide that BD shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act any corporate agent (as defined therein) involved in any proceeding (as defined therein) by reason of the fact that he or she is, or was, a corporate agent of BD.

The reasonable expenses incurred by a director or officer in defending or investigating a proceeding shall be paid by BD in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by BD.

Any such indemnification shall be made by BD only as authorized in the specific case upon a determination that indemnification of corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act. With respect to directors or officers of BD, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the board, or (iii) by the shareholders. With respect to all other corporate agents and unless otherwise directed by the board, such determination may be made by the general counsel of BD.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement of actions, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; except that no indemnification may be paid for judgments and settlements in actions by or in the right of the corporation.

A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

The CareFusion charter and bylaws provide that CareFusion will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or as it may be amended, any person who was or is made or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of CareFusion or has agreed to become a director or officer of CareFusion, or is or was serving at the request of CareFusion as a director, officer trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity, or other enterprise, whether the basis of such proceeding is alleged an action in an official capacity as a director, officer, trustee, employee or agent or in any other such capacity, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted by law.

As for a proceeding initiated by such person against CareFusion, CareFusion will indemnify the person only if the proceeding is authorized by CareFusion’s board of directors. In the event a claim for indemnification or payment of expenses (including attorneys’ fees) has not been paid in full within 60 days after a written claim has been received by CareFusion, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to CareFusion) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for CareFusion to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on CareFusion. Neither failure of CareFusion (including its board, independent counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by CareFusion (including its board, independent counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending any proceeding in advance of its final disposition conferred on any covered person (a) shall not be exclusive of any other rights which such covered person may have or hereafter acquire under any statute, provision of the bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (b) cannot be terminated by CareFusion, the board or the stockholders of CareFusion with respect to a covered person’s service occurring prior to the date of such termination. However, notwithstanding the foregoing, CareFusion’s obligation to indemnify or to advance expenses to any covered person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event CareFusion has fully paid such expenses, the covered person shall return to CareFusion any amounts subsequently received from such other source of indemnification.

Certain Business Combination

The New Jersey Business Corporation Act provides that no corporation organized under the laws of New Jersey may engage in any “business combination” (as defined therein) with any interested shareholder (generally a 10% or greater shareholder) of such corporation for a period of five years following such interested shareholder’s stock acquisition, except for business combinations approved by the board prior to the interested shareholder’s stock acquisition date. A resident domestic corporation, such as BD, cannot opt out of the foregoing legal provisions.

In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested shareholder of such corporation other than (i) a business combination approved by the board of directors prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose or (iii) a business combination in which the interested shareholders pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested shareholder.

Section 203 of the DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an “interested stockholder”, that person may not engage in certain business combinations with the corporation for a period of three years unless (i) the board approved the acquisition of stock or business combination transaction prior to the time that the person became an interested stockholder, (ii) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the same transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; (iii) the business combination transaction is approved by the board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested shareholder at an annual or special meeting.

A Delaware corporation may elect not to be governed by Section 203. CareFusion has not made that election.

Appraisal Rights

New Jersey law provides that, a shareholder is not entitled to demand the fair value of his or her shares of stock in any transaction if the stock is listed on a national securities exchange, if cash is to be received, or the securities to be received are listed on a national	Delaware law provides that stockholders of a corporation who are voting on a merger or consolidation generally are entitled to dissent from the transaction and obtain payment of the fair value of their shares. Appraisal rights do not apply if, securities exchange. Since BD’s common stock is so listed, the holders of BD’s common stock are not entitled to appraisal rights under any circumstances, regardless of the form of consideration to be paid for their shares.

however, (1) the shares are listed on a national securities exchange or are held by 2,000 or more holders or the record (as is currently the case with respect to CareFusion’s common stock), and (2) except for cash in lieu of fractional share interests, the shares are being exchanged for shares of the surviving corporation of the merger or the shares of any other corporation, which shares of such other corporation will, as of the effective date of the merger or consolidation, be listed on a national securities exchange or be held of record by more than 2,000 holders.

Appraisal rights also are not available to a corporation’s stockholder when the corporation will be the surviving corporation and a vote of its stockholders is not required to approve the merger.

Delaware law establishes that any corporation may provide in its certificate of incorporation that appraisal rights shall be available in connection with amendments to its certificate of incorporation, any merger to which the corporation is a party or the sale of all or substantially all of its assets. CareFusion’s charter contains no such provision.

APPRAISAL RIGHTS OF CAREFUSION STOCKHOLDERS

General. If you hold one or more shares of CareFusion common stock, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such CareFusion stockholder awarded “fair value” for their shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration.

The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex C. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of CareFusion common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the merger agreement, CareFusion, not less than 20 days prior to the meeting, must notify each stockholder who was a CareFusion stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice, and the copy of applicable statutory provisions is attached to this proxy statement/prospectus as Annex C. A holder of CareFusion common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration.

How to Exercise and Perfect Your Appraisal Rights. CareFusion stockholders wishing to exercise the rights to seek an appraisal of their shares must do ALL of the following:

•	you must not vote in favor of the adoption of the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights you must vote against the adoption of the merger agreement or abstain from voting your shares;

•	you must deliver to CareFusion a written demand for appraisal before the vote on the adoption of the merger agreement at the special meeting;

•	you must continuously hold the shares from the date of making the demand through the effective time; and

•	you or the surviving company (or any other stockholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the CareFusion stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of CareFusion common stock within the time prescribed in Section 262 of the DGCL.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights. Only a holder of record of shares of CareFusion common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform CareFusion of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to CareFusion. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock of record. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of CareFusion common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of CareFusion common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of CareFusion common stock as to which appraisal is sought. Where no number of shares of CareFusion common stock is expressly mentioned, the demand will be presumed to cover all shares of CareFusion common stock held in the name of the record owner.

IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

If you own shares of CareFusion common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold shares of CareFusion common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Attention: Office of the Corporate Secretary

BD’s Actions After Completion of the Merger. If the merger is consummated, the surviving company will give written notice that the merger has become effective within 10 days after the effective time to each stockholder that did not vote in favor of the merger agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the effective time, any stockholder that did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such demand and to accept the merger consideration in accordance with the merger agreement for his, her or its shares of CareFusion common stock. Within 120 days after the effective time, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL, or the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of CareFusion common stock held by all such stockholders. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which CareFusion has received demands for appraisal, and the aggregate number of holders of those shares. The surviving company must mail this statement within the later of 10 days of receipt by the surviving company of the request therefor or 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving company the statement described in this paragraph.

If a petition for appraisal is duly filed by any record holder of CareFusion common stock who has properly perfected his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of CareFusion common stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of CareFusion common stock at the effective time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates or, in the case of book-entry shares, forthwith.

In determining the fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. We do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of CareFusion common stock is less than the per share merger consideration.

If no party files a petition for appraisal within 120 days after the effective time, then all stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote the CareFusion shares subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of CareFusion shares as of a record date prior to the effective time.

Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a CareFusion stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

VALIDITY OF COMMON STOCK

The validity of the shares of BD common stock offered hereby will be passed upon for BD by McCarter & English LLP.

EXPERTS

The consolidated financial statements of BD at September 30, 2013 and 2012, and for each of the three years in the period ended September 30, 2013 incorporated by reference in the proxy statement of CareFusion, which is referred to and made a part of this prospectus and registration statement, and the effectiveness of BD’s internal control over financial reporting as of September 30, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated therein by reference. Such consolidated financial statements and BD management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2013 are incorporated therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of CareFusion as of June 30, 2014 and for the year ended June 30, 2014 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of June 30, 2014 incorporated in the registration statement by reference to the Annual Report on Form 10-K for the year ended June 30, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of CareFusion at June 30, 2013, and for each of the two years in the period ended June 30, 2013 incorporated by reference in the Proxy Statement of CareFusion, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated therein by reference. Such consolidated financial statements and schedule are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF CAREFUSION COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of CareFusion common stock as of October 29, 2014 (unless otherwise indicated below), with respect to (1) each person who is known by CareFusion who beneficially owns more than 5% of CareFusion common stock, (2) each director and named executive officer of CareFusion and (3) all of CareFusion’s directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. CareFusion has determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, CareFusion records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of October 29, 2014. For CareFusion’s directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of October 29, 2014, which CareFusion refers to as presently vested equity. All percentages are based on CareFusion’s shares outstanding as of October 29, 2014. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Common Stock
The Vanguard Group, Inc.[1]	14,715,639	7.0%
T. Rowe Price Associates, Inc.[2]	14,415,868	6.9%
Kieran T. Gallahue[3]	1,847,590	*
James F. Hinrichs[3]	587,999	*
Thomas J. Leonard[3]	255,254	*
Vivek Jain	7,765	*
Joan B. Stafslien[3]	245,181	*
Gordon M. LaFortune[3,4]	139,178	*
Supratim Bose	2,059	*
Philip L. Francis[5,6]	71,380	*
Robert F. Friel[5,7]	34,103	*
Jacqueline B. Kosecoff, Ph.D.[5]	34,103	*
J. Michael Losh[5,7,8]	58,214	*
Gregory T. Lucier[5,7]	34,103	*
Edward D. Miller, M.D.[5,7]	34,103	*
Michael D. O’Halleran[5,7,9]	62,139	*
Robert P. Wayman[5]	34,103	*
All directors and executive officers as a group (17 persons)[10]	3,628,509	1.7%

*	Less than 1%.
[1]	Based on information obtained from a Form 13F filed with the SEC on August 11, 2014 by The Vanguard Group, Inc. (“Vanguard”) on behalf of itself and its wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard reported that, as of June 30, 2014, it had sole voting power with respect to 348,548 shares of CareFusion common stock, sole dispositive power with respect to 14,383,735 shares of CareFusion common stock, shared dispositive power with respect to 331,904 shares of CareFusion common stock, and that the shares are beneficially owned by Vanguard and its wholly owned subsidiaries identified above. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares held by Vanguard and its related entities may have changed since the filing of the Form 13F.
[2]

Based on information obtained from a Form 13F filed with the SEC on August 11, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported that, as of June 30, 2014, it had sole voting power with respect to 3,692,095 shares of CareFusion common stock and sole dispositive power with respect to 14,415,868 shares of CareFusion common stock. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. The number of shares held by Price Associates may have changed since the filing of the Form 13F.
[3]	Common stock and the percent of class listed as beneficially owned by CareFusion’s named executive officers include presently vested equity, as follows: Mr. Gallahue—1,488,559 shares; Mr. Hinrichs—552,956 shares; Mr. Leonard—215,121 shares; Ms. Stafslien—211,435 shares; and Mr. LaFortune—113,763 shares.
[4]	Prior to fiscal 2014, Mr. LaFortune met the eligibility requirements for retirement under the terms of the CareFusion 2009 Long-Term Incentive Plan (“LTIP”). Due to his retirement eligibility and pursuant to the terms of the LTIP and the agreements for his equity awards, his rights to certain stock options and restricted stock units that would not have otherwise vested pursuant to the vesting schedule for such awards have vested; provided, however, that such awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Accordingly, the 45,460 shares subject to these awards are not reflected in the above table as beneficially owned by Mr. LaFortune.
[5]	Common stock and the percent of class listed as beneficially owned by the listed director includes presently vested equity, as follows: Mr. Bose—2,059 shares Mr. Francis—16,905 shares; Mr. Friel—4,275 shares; Dr. Kosecoff—4,275 shares; Mr. Losh—16,905 shares; Mr. Lucier—4,275 shares; Dr. Miller—4,275 shares; Mr. O’Halleran—16,905 shares; and Mr. Wayman—4,275 shares.
[6]	Includes 975 shares of common stock held by Mr. Francis’ spouse for the benefit of Mr. Francis’ daughter and 53,500 shares held in a trust for Mr. Francis’ benefit.
[7]	Common stock and the percent of class listed as beneficially owned includes shares for which delivery has been deferred, as follows: Mr. Friel—24,295 shares; Mr. Losh—28,570 shares; Mr. Lucier—28,570 shares; Dr. Miller—14,809 shares; and Mr. O’Halleran—13,761 shares.
[8]	Includes 750 shares of common stock held in a trust for the benefit of Mr. Losh’s daughters.
[9]	Includes 3,750 shares of common stock held in a trust for Mr. O’Halleran’s benefit.
[10]	Common stock and percent of class listed as beneficially owned by all directors and executive officers as a group include presently vested equity with respect to an aggregate of 2,808,142 shares of common stock.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple CareFusion stockholders sharing the same address. CareFusion will promptly deliver a separate copy of this proxy statement/prospectus to you if you make a written or oral request to: 3750 Torrey View Court, San Diego, CA 92130, Attention: Investor Relations, telephone (858) 617-4621. If you want to receive separate copies of a CareFusion proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact CareFusion at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

CareFusion and BD file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents CareFusion and BD file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of CareFusion and BD also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents CareFusion files with the SEC by going to CareFusion’s Internet website at www.carefusion.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting CareFusion’s Investor Relations Department at (858) 617-4621. You may obtain free copies of the documents BD files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to BD’s www.bd.com or by contacting BD’s Investor Relations Department at (201) 847-5378. The Internet website addresses of CareFusion and BD are provided as inactive textual references only. The information provided on the Internet websites of CareFusion and BD, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows CareFusion and BD to “incorporate by reference” into this proxy statement/prospectus documents CareFusion and BD file with the SEC including certain information required to be included in the registration statement on Form S-4 filed by BD to register the shares of BD common stock that will be issued in the merger, of which this proxy statement/prospectus forms a part. This means that CareFusion and BD can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that CareFusion and BD file with the SEC will update and supersede that information. CareFusion and BD incorporate by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting.

CareFusion:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2014;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

•	Current Report on Form 8-K filed with the SEC on October 6, 2014; and

•	Definitive Proxy Statement for CareFusion’s 2014 Annual Meeting filed with the SEC on September 25, 2014.

BD:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2013;

•	Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2013, March 31, 2014 and June 30, 2014;

•	Current Reports on Form 8-K filed with the SEC on January 30, 2014, February 4, 2014, March 26, 2014, April 24, 2014, May 1, 2014, July 31, 2014 and October 6, 2014;

•	Definitive Proxy Statement for BD’s 2014 Annual Meeting filed with the SEC on May 12, 2014; and

•	Description of BD common stock filed on a Current Report on Form 8-K filed with the SEC on March 13, 2008.

Notwithstanding the foregoing, information furnished by CareFusion or BD on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF CAREFUSION COMMON STOCK AT THE SPECIAL MEETING. BD HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [                    ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS OR THE DATE OF SUCH INCORPORATED DOCUMENT (AS APPLICABLE), AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

October 5, 2014

among

CAREFUSION CORPORATION,

BECTON, DICKINSON AND COMPANY,

and

GRIFFIN SUB, INC.

ii

DISCLOSURE LETTERS

Company Disclosure Letter

Parent Disclosure Letter

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 5, 2014, among CareFusion Corporation, a Delaware corporation (the “Company”), Becton, Dickinson and Company, a New Jersey corporation (“Parent”), and Griffin Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Corp”). Parent, Merger Corp and the Company are referred to individually as a “Party” and collectively as “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Corp will merge with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”) and each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Company Stock”), other than shares of Company Stock owned, directly or indirectly, by Parent, the Company or Merger Corp, will be converted into the Merger Consideration (as defined herein);

WHEREAS, the Boards of Directors of Parent, Merger Corp and the Company have each unanimously (i) determined that the Merger, this Agreement and the transactions contemplated hereby, are advisable and in the best interests of their respective companies and stockholders and (ii) approved the Merger and the other transactions contemplated hereby;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously resolved to recommend that the Company’s stockholders approve the adoption of this Agreement; and

WHEREAS, Parent, the Company and Merger Corp desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such Person. The term “control” (including its correlative meanings “controlled” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether though ownership of 50% or more of such Person’s securities or partnership or other ownership interests, or by Contract or otherwise).

“Business Day” means any day that is not a Saturday, a Sunday or other day that (i) is a statutory holiday under the federal Laws of the United States or (ii) is otherwise a day on which banks in New York, New York are authorized or obligated by Law or executive order to close.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreements” mean any material Contract or any material side letter to which the Company or any Subsidiaries thereof is bound or that has been entered into between the Company or any Subsidiary thereof and any labor organization, union, works council, employee association, trade union, other similar employee representative body.

“Company Acquisition Proposal” means any proposal, indication of interest or offer from any Person (other than Parent and its Subsidiaries or Affiliates) relating to (i) any direct or indirect acquisition or purchase of the business or assets (including equity interests in Subsidiaries) of the Company or any of its Subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company, (ii) any issuance, sale or other disposition, directly or indirectly, to any Person of securities representing 15% or more of the total voting power of the Company, (iii) any tender offer or exchange offer that if consummated would result in any Person, directly or indirectly, beneficially owning 15% or more of any class of equity securities of the Company, (iv) any merger, consolidation, amalgamation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its Subsidiaries that would result in any Person, directly or indirectly, beneficially owning 15% or more of any class of equity securities of the Company or (v) any combination of the foregoing.

“Company Adverse Recommendation Change” means any of the following actions by the Company Board or any committee thereof: (i) withholding or withdrawing (or modifying or qualifying in a manner adverse to Parent) or proposing publicly to withhold or withdraw (or modify or qualify in a manner adverse to Parent), the Company Board Recommendation, (ii) failing to make the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement/Prospectus, in each case, subject to the terms and conditions of this Agreement, (iii) approving, recommending or otherwise declaring to be advisable or proposing to approve, recommend or determine to be advisable any Company Acquisition Proposal, (iv) after receipt of any Company Acquisition Proposal, failing to publicly reaffirm the Company Board Recommendation within ten (10) calendar days after Parent requests a reaffirmation thereof in writing, (v) following the commencement of any tender offer or exchange offer that constitutes a Company Acquisition Proposal, publicly be neutral or fail to reject or recommend against any such tender offer or exchange offer ,within ten (10) Business Days of such commencement of such tender offer or exchange offer, or (vi) publicly announce an intention, or resolve, to take any of the foregoing actions.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of June 30, 2014 and the footnotes thereto set forth in the Company 10-K.

“Company Balance Sheet Date” means June 30, 2014.

“Company Credit Facility” means the Amended and Restated Credit Agreement, dated as of February 13, 2014, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Syndication Agent and L/C Issuer, the other lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Corp in connection with, and upon the execution of, this Agreement.

“Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (A) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any foreign jurisdiction, except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (B) changes or conditions generally affecting the industries, markets or geographical areas in which the Company operates except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (C) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes) except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (D) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (it being understood that this clause (D) shall not prevent a Party from asserting that any effect, change, condition, fact, development, occurrence or event that may have contributed to such failure and that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect), (E) changes or proposed changes in Law or authoritative interpretation thereof, except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (F) changes in GAAP or authoritative interpretation thereof, (G) the taking of any specific action expressly required or expressly permitted by, or the failure to take any specific action expressly prohibited by this Agreement, (H) any change in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that this clause (H) shall not prevent a Party from asserting that any effect, change, condition, fact, development, occurrence or event that may have contributed to such failure and that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect, (I) the execution, announcement or performance of this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners (provided that the exception in this clause (I) shall not apply to any representation or warranty contained in Section 4.04), and (J) any public disclosure by Parent regarding its plans with respect to the conduct of the Company’s business following Closing and any action or communication by Parent with respect to or to the Company’s employees.

“Company Product” means all “drugs” and “devices” (as those terms are defined in Section 201 of the FDCA) and over-the-counter products subject to the FDCA or any similar Law in any foreign jurisdiction that are being researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company or any of its Subsidiaries.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2014.

“Competition Laws” means the Sherman Antitrust Act, as amended, the Clayton Antitrust Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Confidentiality Agreement” means the Confidentiality Agreement, dated August 18, 2014, by and between the Company and Parent.

“Consent Decree” means the Consent Decree dated February 6, 2007 and the Amended Consent Decree filed February 18, 2009.

“Contract” means any agreement, arrangement, contract, understanding, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other commitment, whether written or oral.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Letter” means, as the context requires, the Company Disclosure Letter and/or the Parent Disclosure Letter.

“EMA” means European Medicines Agency.

“Environmental Claim” means any claim, action, suit, proceeding, investigation, Order, demand or notice (written or oral) alleging potential or actual liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, Release of, or exposure to any Hazardous Substances, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.

“Environmental Law” means any Law or Order relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Order relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances; (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations relating to or required by Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“FDA” means United States Food and Drug Administration.

“FDCA” means United States Food, Drug and Cosmetic Act of 1938, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (i) nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, merger control authority, (ii) any federal, state, local or foreign court, tribunal or arbitrator, (iii) any national securities exchange, or (iv) other governmental entity or quasi-governmental entity created or empowered under a statute (or rule, regulation or ordinance promulgated thereunder) or at the direction of any governmental authority, including those set forth in clauses (i), (ii) or (iii) of this definition, and that is empowered thereunder or thereby to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any license, approvals, clearances, permits, certificates, waivers, amendments, consents, exemptions, variances, expirations and terminations of any waiting period requirements (including pursuant to Competition Laws), other actions by, and notices, filings, registrations, qualifications, declarations and designations with, and other authorizations and approvals issued by or obtained from a Government Authority, including a Healthcare Regulatory Authority.

“Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law or Order relating to pollution, waste, the environment, or the protection of human health and safety; or (ii) can form the basis of any liability under any Law or Order relating to pollution, waste, the environment, or the protection of human health and safety.

“Healthcare Regulatory Authority” means any federal, national, foreign or multinational governmental health regulatory agency or authority with jurisdiction over (i) the development, marketing, labeling, sale, use, handling and control, safety, efficacy, reliability, manufacturing, approval, licensing of any drug, device or over-the-counter pharmaceutical product, (ii) federal healthcare programs under which such products are purchased or (iii) the protection of personal health information. For clarity, references in this Agreement to Healthcare Regulatory Authority shall be deemed to include the EMA and the FDA, the Centers for Medicare and Medicaid Services, the United States Department of Justice, the United States Department of Health and Human Services, Office of Civil Rights, and the Federal Trade Commission and their equivalent foreign entities.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property Rights” means any and all intellectual property rights or similar proprietary rights throughout the world, including all (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of patents, trademarks, service marks, trade dress, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, data, computer software programs and applications, and (iv) trade secrets and other tangible or intangible proprietary or confidential information and materials.

“Intervening Event” means any material event, occurrence or development that is (i) unknown to the Company Board as of the date of this Agreement, or if known to the Company Board as of the date of this Agreement, the material consequences of which were not known to the Company Board as of the date of this Agreement, and (ii) does not relate to (A) any Company Acquisition Proposal or (B) any actions taken by Parent or the Company in accordance with Section 8.01 or the consequences of any such action; provided, that in no event shall any event, occurrence or development that has had, or would reasonably be expected to have, an adverse effect on Parent or any of its Subsidiaries constitute an Intervening Event unless such event, occurrence or development has had or would reasonably be expected to have a Parent Material Adverse Effect.

“IT Assets” means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased to the Company or its Subsidiaries (excluding any public networks).

“knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of each of the individuals listed in Section 1.01(a) of the Company Disclosure Letter and (ii) with respect to Parent, the actual knowledge, after reasonable inquiry, of each of the individuals listed in Section 1.01(a) of the Parent Disclosure Letter.

“Laws” means any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority, including Healthcare Laws.

“Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or limitation on transfer (other than such a limitation arising under federal or state securities Laws) in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, injunction, decree, consent decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Parent Balance Sheet” means the consolidated balance sheet of Parent as of September 30, 2013 and the footnotes thereto set forth in Parent 10-K.

“Parent Balance Sheet Date” means June 30, 2014.

“Parent Common Stock” means the common stock, par value $1.00 per share, of Parent.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent to the Company in connection with, and upon the execution of, this Agreement.

“Parent Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (A) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any foreign jurisdiction, except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on Parent and its Subsidiaries, taken as a whole, relative to other participants in the industries in which Parent operates, (B) changes or conditions generally affecting the industries, markets or geographical areas in which Parent operates except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on Parent and its Subsidiaries, taken as a whole, relative to other participants in the industries in which Parent operates, (C) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes) except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on Parent and its Subsidiaries, taken as a whole, relative to other participants in the industries in which Parent operates, (D) any failure by Parent and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (it being understood that this clause (D) shall not prevent a Party from asserting that any effect, change, condition, fact, development, occurrence or event that may have contributed to such failure and that are not otherwise excluded from the definition of Parent Material Adverse Effect may be taken into account in determining whether there has been a Parent Material Adverse Effect), (E) changes or proposed changes in Law or authoritative interpretation thereof, except to the extent any such effect, change, condition, fact, development, occurrence or event has a materially disproportionate effect on Parent and its Subsidiaries, taken as a whole, relative to other participants in the industries in which Parent operates, (F) changes in GAAP or authoritative interpretation thereof, (G) the taking of any specific action expressly required or expressly permitted by, or the failure to take any specific action expressly prohibited by this Agreement, (H) any change in the market price or trading volume of Parent’s securities or in its credit ratings, (it being understood that this clause (H) shall not prevent a Party from asserting that any effect, change, condition, fact, development, occurrence or event that may have contributed to such failure and that are not otherwise excluded from the definition of Parent Material Adverse Effect may be taken into account in determining whether there has been a Parent Material Adverse Effect) and (I) the execution, announcement or performance of this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners (provided that the exception in this clause (I) shall not apply to any representation or warranty contained in Section 5.04).

“Parent Stock Issuance” means the issuance of shares of Parent Common Stock as part of the consideration payable to the stockholders of the Company in connection with the Merger.

“Parent 10-K” means Parent’s annual report on Form 10-K for the fiscal year ended September 30, 2013.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Balance Sheet, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or other encumbrances arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings or that are otherwise not material, (iii) Liens reflected in the Company Balance Sheet or Parent Balance Sheet, as applicable, (iv) with respect to any Real Property Lease, Liens that do not materially impair the value or use of such Real Property Lease or are being contested in the ordinary course of business in good faith, (v) Liens imposed or promulgated by operation of applicable Law with respect to real property and improvements, including zoning regulations, permits, licenses, utility easements, rights of way and similar Liens imposed or promulgated by any Governmental Authority (vi) with respect to the Real Property, minor title defects or irregularities that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted or are being contested in the ordinary course of business in good faith.

“Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, association other entity or organization of any kind or nature, including a Governmental Authority, or group (within the meaning of Section 13(d)(3) of the 1934 Act).

“Proceeding” means any suit, action, claim, proceeding, arbitration, mediation, audit or hearing (in each case, whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person (i) owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) if there are no such voting interests, 50% or more of the equity interests therein or (ii) has the right to appoint 50% or more of the directors or managers.

“Superior Proposal” means a bona fide written Company Acquisition Proposal from any Person (other than Parent and its Subsidiaries or Affiliates) (with all references to “15% or more” in the definition of Company Acquisition Proposal being deemed to reference “50% or more”) which the Company Board has, after consultation with the Company’s financial advisors and outside legal counsel, determined in its good faith judgment would, if consummated, result in a transaction more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement after taking into account the likelihood and timing of consummation (as compared to the transactions contemplated hereby) and such other matters that the Company Board deems relevant, including legal, financial (including the financing terms of any such Company Acquisition Proposal), regulatory and other aspects of such Company Acquisition Proposal.

“Tax” means any tax or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax, assessment or charge (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreements” means all existing agreements binding a party or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

“Third Party” means any Person other than Parent, the Company or any of their respective Affiliates.

“Treasury Regulations” means the regulations promulgated under the Code.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to take an act by the breaching Party with the knowledge that the taking of such act or the failure to take such act would, or would reasonably be expected to, cause a material breach of this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
1933 Act	5
1934 Act	5
Acceptable Confidentiality Agreement	72
Adjusted Option	25
Affiliate	5
Agreement	5
Alternative Acquisition Agreement	72
Appraisal Shares	20
Book-Entry Shares	19
Burdensome Condition	70
Business Day	6
Certificate	19
Certificate of Merger	18
Closing	18
Closing Date	6
Code	6
Collective Bargaining Agreements	6
Commitment Letter	54
Company	5
Company 10-K	8
Company Acquisition Proposal	6
Company Adverse Recommendation Change	6
Company Balance Sheet	7
Company Balance Sheet Date	7
Company Board	5
Company Board Recommendation	28
Company Credit Facilities	7
Company Disclosure Letter	7
Company Indemnified Party	62
Company Material Contract	46
Company Products	8
Company Qualified Plan	66
Company Real Property	35
Company Regulatory Permits	42
Company RSU	25
Company SEC Documents	31
Company Securities	30
Company Severance Plans	65
Company Stock	5
Company Stock Option	25
Company Stockholder Approval	28
Company Stockholder Meeting	60
Company Subsidiary Securities	31
Company Termination Fee	86
Company Transaction Litigation	81
Competition Actions	69
Competition Law Order	69
Competition Laws	8
Confidentiality Agreement	8

Term	Section
Continuing Employee	64
Contract	8
D&O Insurance	63
Debt Letters	54
DFS Provisions	91
DGCL	8
Disclosure Letter	8
Divestiture Action	69
Effective Time	18
EMA	8
End Date	84
Environmental Claim	8
Environmental Law	9
Environmental Permits	9
ERISA	9
ERISA Affiliate	9
EUMR	82
Exchange Agent	21
Exchange Fund	21
Exchange Ratio	19
FDA	9
FDCA	9
Financing	54
Financing Parties	75
Financing Source Parties	91
Financing Source Party	91
GAAP	9
Governmental Authority	9
Governmental Authorization	9
Hazardous Substance	9
Healthcare Laws	42
Healthcare Regulatory Authority	10
HSR Act	10
Intellectual Property Rights	10
Intervening Event	10
IT Assets	10
knowledge	10
Laws	11
Licensed Intellectual Property Rights	11
Lien	11
Merger	5
Merger Consideration	19
Merger Corp	5
Multiemployer Plan	39
NYSE	11
Order	11
Owned Intellectual Property Rights	11
Owned Real Property	35
Parent	5
Parent 10-K	12
Parent Balance Sheet	11

Term	Section
Parent Balance Sheet Date	11
Parent Common Stock	11
Parent Disclosure Letter	11
Parent Material Adverse Effect	11
Parent Plans	65
Parent Qualified Plan	66
Parent SARs	51
Parent SEC Documents	52
Parent Stock Issuance	12
Parent Stock Options	51
Parties	5
Party	5
Per Share Cash Amount	19
Permitted Liens	12
Person	13
Premium Cap	63
Proceeding	13
Proxy Statement/Prospectus	34
Public Official	48
Public Statement	78
Real Property Lease	35
Redacted Fee Letter	54
Release	13
Representatives	80
Required Competition Approval	82
Sarbanes-Oxley Act	13
SEC	13
Section 262	20
Specified Company SEC Documents	28
Specified Parent SEC Documents	49
Stock Award Exchange Ratio	25
Subsidiary	13
Substitute Financing	76
Superior Proposal	13
Surviving Corporation	18
Tax Return	14
Tax Sharing Agreements	14
Third Party	14
Treasury Regulations	14
Unvested Company RSU	25
Willful Breach	14

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. References to “the transactions contemplated by this Agreement” or words with a similar import shall be deemed to include the Merger. References to any Person include the successors and permitted assigns of that Person. References herein to “$” or dollars will refer to United States dollars, unless otherwise specified. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The phrase “made available” shall be deemed to include any documents filed or furnished with the SEC. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 2

THE MERGER; EFFECT ON THE CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Corp shall be merged with and into the Company, whereupon the separate existence of Merger Corp will cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent.

Section 2.02 Closing. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 on the second Business Day following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article 9 (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions), unless another date, time or place is agreed to in writing by Parent and the Company.

Section 2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 2.04 Effects of the Merger.

(a) At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Corp and be subject to all of the obligations, liabilities and duties of the Company and Merger Corp, all as provided under the DGCL.

Section 2.05 Effect of the Merger on Capital Stock of the Company and Merger Corp. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any securities of the Company or Merger Corp:

(a) All shares of Company Stock that are owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Corp immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(b) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled in accordance with Section 2.05(a), and (ii) subject to the provisions of Section 2.08, Appraisal Shares) shall at the Effective Time be converted into the right to receive (x) $49.00 in cash, without interest (the “Per Share Cash Amount”), and (y) 0.0777 (such ratio, as may be adjusted pursuant to Section 2.06, the “Exchange Ratio”) of a validly issued, fully paid and non-assessable share of Parent Common Stock (the “Per Share Stock Amount”) (and, if applicable, cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.07) (the consideration payable in accordance with this Section 2.05(b), the “Merger Consideration”) less any withholding in accordance with Section 2.09(i).

(c) As of the Effective Time, all shares of Company Stock converted into the Merger Consideration pursuant to this Section 2.05 shall automatically be cancelled and shall cease to exist, and each holder of (1) a certificate that immediately prior to the Effective Time represented any such shares of Company Stock (a “Certificate”) or (2) shares of Company Stock held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except (subject to Section 2.08) (A) the Merger Consideration and (B) the right to receive any other amounts expressly provided herein, without interest, subject to compliance with the procedures set forth in Section 2.09.

(d) Each share of capital stock of Merger Corp issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.06 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the Effective Time or (ii) any termination of this Agreement in accordance with Article 10, the outstanding shares of Parent Common Stock or Company Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide Parent and the holders of Company Stock (including Company Stock Options exercisable for Company Stock) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.06 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 2.07 Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Stock pursuant to Section 2.05, and such fractional share interests shall not entitle the owner thereof to any Parent Common Stock or to vote or to any other rights of a holder of Parent Common Stock. All fractional shares to which a single record holder of Company Stock would be otherwise entitled to receive shall be aggregated and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each holder of Company Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder would, but for this Section 2.07, be entitled under Section 2.05(b) and (B) an amount equal to the average of the volume weighted average price per share of Parent Common Stock on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Parent and the

Company) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the Closing Date. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Stock in lieu of any fractional share interests in Parent Common Stock, the Exchange Agent shall make available such amounts, without interest, to the holders of Company Stock entitled to receive such cash.

Section 2.08 Appraisal Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into the Merger Consideration as provided in Section 2.05, but rather the holders of Appraisal Shares shall be entitled to payment by the Surviving Corporation of the “fair value” of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the Merger Consideration as provided in Section 2.05. The Company shall provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Stock, withdrawals of such demands and any other instruments served pursuant to Section 262 received by the Company. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.09 Exchange of Company Stock.

(a) Prior to the Effective Time, Parent shall enter into a customary exchange agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), and shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Stock, for exchange in accordance with this Article 2, through the Exchange Agent, subject to Section 2.09(b)(ii), book-entry shares (or certificates if requested) representing the full number of whole shares of Parent Common Stock issuable pursuant to Section 2.05 in exchange for outstanding shares of Company Stock. Prior to the Effective Time, Parent shall provide or shall cause to be provided to the Exchange Agent cash in an aggregate amount necessary to pay the cash portion of the Merger Consideration, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.09(c) which had not theretofore been surrendered for exchange or been exchanged pursuant to Section 2.09(b)(ii) (such shares of Parent Common Stock and cash provided to the Exchange Agent, together with any dividends or other distributions with respect thereto, are hereinafter referred to as the “Exchange Fund”). For the purposes of such deposit, Parent shall assume that there will not be any fractional shares of Parent Common Stock. Parent shall make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 2.07. The Exchange Agent shall deliver the Merger Consideration to be issued pursuant to Section 2.05 out of the Exchange Fund. Except as provided in Section 2.09(h), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.

(i) Certificates. Parent shall instruct the Exchange Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Closing Date, to each holder of record of a Certificate whose shares of Company Stock were converted into the Merger Consideration pursuant to Section 2.05, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the

Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable, (A) cash in an amount equal to the Per Share Cash Amount multiplied by the number of shares of Company Stock previously represented by such Certificate, (B) the number of shares of Parent Common Stock (which shall be in book-entry form unless a certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate pursuant to Section 2.05(b) (after taking into account all other Certificates surrendered by such holder pursuant to this Section 2.09(b)(i)), (C) any dividends or other distributions payable pursuant to Section 2.09(c)(i) and (D) cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.07, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, payment may be made and shares may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article 2. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Stock were converted into the Merger Consideration pursuant to Section 2.05 shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as practicable after the Effective Time, (A) cash in an amount equal to the Per Share Cash Amount multiplied by the number of shares of Company Stock previously represented by such Book-Entry Shares, (B) the number of shares of Parent Common Stock (which shall be in book-entry form unless a certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares pursuant to Section 2.05(b) (after taking into account all other Book-Entry Shares converted by such holder pursuant to this Section 2.09(b)(ii)), (C) any dividends or distributions payable pursuant to Section 2.09(c)(ii) and (D) cash in lieu of any fractional shares payable pursuant to Section 2.07, and the Book-Entry Shares of such holder shall forthwith be cancelled. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.

(c) Distributions with Respect to Unexchanged Shares.

(i) Certificates. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any Certificate formerly representing Company Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.07, until the surrender of such Certificate in accordance with this Article 2. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.09(b)(i), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.09(b)(i), and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.09(b)(i), payable with respect to such shares of Parent Common Stock.

(ii) Book-Entry Shares. Subject to applicable Law, there shall be paid to the holder of the shares of Parent Common Stock issued in exchange for Book-Entry Shares in accordance with this Article 2, without interest, (A) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.09(b)(ii), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such delivery by the Exchange Agent pursuant to Section 2.09(b)(ii), and a payment date subsequent to the time of such delivery by the Exchange Agent pursuant to Section 2.09(b)(ii), payable with respect to such shares of Parent Common Stock.

(d) The Merger Consideration issued and paid in accordance with the terms of this Article 2 upon the surrender of the Certificates (or, immediately, in the case of the Book-Entry Shares) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Stock (other than the right to receive dividends or other distributions, if any, in accordance with Section 2.09(c)). After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article 2.

(e) Any portion of the Exchange Fund that remains undistributed to the former holders of Company Stock for nine months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former holder of Company Stock who has not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of its claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.09(c).

(f) None of Parent, Merger Corp, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any Merger Consideration remaining unclaimed by former holders of Company Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to Section 2.09(c) had such lost, stolen or destroyed Certificate been surrendered as provided in this Article 2.

(h) The Exchange Agent shall invest the cash included in the Exchange Fund as directed by Parent; provided, however, that no such investment income or gain or loss thereon shall affect the amounts payable to holders of Company Stock. Any interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Company Stock; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Company Stock pursuant to this Article 2. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(i) Parent, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Company Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. Any amount deducted or withheld pursuant to this Section 2.09(i) and paid over to the relevant Taxing Authority shall be treated as having been paid to the holder of Company Stock in respect of which such deduction or withholding was made. Parent shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under applicable Law.

Section 2.10 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Corp acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.11 Company Stock Options and Other Stock-Based Awards.

(a) Company Stock Options. Each compensatory option to purchase shares of Company Stock (a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted at the Effective Time into an option (each, an “Adjusted Option”) to acquire, on the same terms and conditions as were applicable under such Company Stock Option immediately prior to the Effective Time, the number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the sum of (A) the Exchange Ratio and (B) the quotient (rounded to four decimal places) obtained by dividing the Per Share Cash Amount by the volume weighted average price of the Parent Common Stock for the five consecutive trading days ending with, and including, the trading day immediately prior to the Closing Date (such sum, the “Stock Award Exchange Ratio”), with any fractional shares rounded down to the next lower whole number of shares. The exercise price per share of Parent Common Stock subject to any such Adjusted Option will be an amount equal to the quotient of (A) the exercise price per share of Company Stock subject to such Company Stock Option immediately prior to the Effective Time divided by (B) the Stock Award Exchange Ratio, with any fractional cents rounded up to the next higher number of whole cents. The exercise price per share of Parent Common Stock subject to any such Adjusted Option and the number of shares of Parent Common Stock subject to any such Adjusted Option will be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Company Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code.

(b) Unvested Company RSUs. Each compensatory restricted stock unit with respect to shares of Company Stock that is subject solely to a time-based vesting condition (a “Company RSU”) and is outstanding and unvested immediately prior to the Effective Time and does not vest by its terms at the Effective Time (an

“Unvested Company RSU”) shall be converted into a restricted stock unit (each, an “Adjusted RSU”) with the same terms and conditions as were applicable under such Unvested Company RSU immediately prior to the Effective Time, and relating to the number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (ii) the Stock Award Exchange Ratio, with any fractional shares rounded to the next whole number of shares. The term “Unvested Company RSU” shall include those restricted stock unit awards granted to officers of the Company on August 15, 2014 that have a performance condition relating to the Company’s fiscal year, which goal will be certified as achieved by the Compensation Committee of the Company Board prior to the Closing Date.

(c) Unvested Company PSUs. Each compensatory performance stock unit with respect to shares of Company Stock that is subject to both time-based and performance-based vesting conditions (a “Company PSU”) and is outstanding and unvested immediately prior to the Effective Time and does not vest by its terms at the Effective Time (an “Unvested Company PSU”) shall be converted into a restricted stock unit (each, an “Adjusted PSU”) with the same terms and conditions as were applicable under such Unvested Company PSU immediately prior to the Effective Time (except that the performance-based vesting conditions applicable to such Unvested Company PSU immediately prior to the Effective Time shall not apply from and after the Effective Time), and relating to the number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Stock subject to such Unvested Company PSU immediately prior to the Effective Time multiplied by (ii) the Stock Award Exchange Ratio, with any fractional shares rounded to the next whole number of shares; provided, that for this purpose, the number of shares subject to each Unvested Company PSU that is subject to a performance condition for which the performance period is greater than one year shall be the number of shares of Company Stock earned based on the level of achievement of such performance condition measured, in a manner that is consistent with the Company’s past practice regarding the methodology for such measurement, through the end of the calendar quarter immediately preceding the calendar quarter in which the Closing Date occurs (as determined by the Compensation Committee of the Company Board prior to the Closing Date), but shall not be less than the target number of shares of Company Stock. Any accrued but unpaid dividend equivalents with respect to any Unvested Company PSU will be assumed and become an obligation with respect to the applicable Adjusted PSU.

(d) Vested Company RSUs; Vested Company PSUs. At the Effective Time, each Company RSU and each Company PSU that is outstanding immediately prior to the Effective Time and becomes vested by its terms at the Effective Time (a “Vested Company RSU”), shall be cancelled and converted into, with respect to each share of Company Stock underlying such Company RSU or Company PSU (provided, that, each such Company PSU shall, in accordance with its terms, vest based on the greater of target performance and actual performance through the Closing Date as determined by the Compensation Committee of the Company Board prior to the Closing Date), (A) the Merger Consideration on the same terms and conditions as other shares of Company Stock, subject to applicable tax withholdings, with such tax withholding to be withheld pro rata from the Per Share Cash Amount and the Per Share Stock Amount (with the Per Share Stock Amount valued, for such purpose, based on the closing price of Parent Common Stock on the Closing Date), and (B) the right to receive any dividends or distributions accumulated pursuant to the terms of such Company RSU or Company PSU that have not been paid prior to the Effective Time, subject to applicable tax withholdings. The Merger Consideration payable pursuant to this Section 2.11(d) and any accumulated dividends, other than those that are deferred under the Company Deferred Compensation Plan which shall be paid in accordance with the terms of such plan, shall be paid as soon as practicable after the Effective Time, but in no event later than three (3) Business Days following the Effective Time. Section 2.07 shall apply in respect of the Merger Consideration payable pursuant to this Section 2.11(d) mutatis mutandis. Any Company RSU held by a member of the Company Board, the settlement of which was elected to be deferred, shall be treated as a Vested Company RSU.

(e) Parent Actions. Parent shall use its reasonable best efforts to take such actions as are necessary for the conversion of the Company Stock Options, Unvested Company RSUs and Unvested Company PSUs pursuant to this Section 2.11, including the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.11. Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Parent Common Stock subject to the Adjusted Options, Adjusted RSUs and Adjusted PSUs. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Parent shall use its reasonable best efforts to administer any Adjusted Option, Adjusted RSU and Adjusted PSU in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent such Adjusted Option, Adjusted RSU or Adjusted PSU complied with such rule prior to the Merger.

(f) Company Actions. Prior to the Effective Time, the Company shall use its reasonable best efforts to (i) take such actions with respect to the Company’s equity compensation plans or arrangements as are necessary to give effect to the transactions contemplated by this Section 2.11 and (ii) satisfy all applicable requirements of Rule 16b-3(e) promulgated under the 1934 Act.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Surviving Corporation Matters.

(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, but as amended as set forth on Exhibit A hereto, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with applicable Law.

(b) At the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in their entirety as the by-laws of Merger Corp as in effect immediately prior to the Effective Time, except the references to Merger Corp’s name shall be replaced by references to “CareFusion Corporation” until further amended in accordance with the provisions thereof and applicable Law.

(c) From and after the Effective Time, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal: (i) the directors of Merger Corp immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 11.05, (a) other than with respect to Section 4.10(b), except as disclosed in the Company SEC Documents (as defined below) publicly filed or furnished by the Company with the SEC between July 1, 2011 and the date that is one Business Day prior to the date of this Agreement (the “Specified Company SEC Documents”); provided, that (i) any information contained in any part of any Specified Company SEC Document shall only be deemed to be an exception to, or, as applicable, disclosure for the purposes of the Company’s representations and warranties set forth in this Agreement if the relevance of such item as an exception to, or, as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent on its face and (ii) in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are predictive or forward looking in nature that are included in any part of any Specified Company SEC Document be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of the Company contained in this Agreement or (b) except as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Corp that:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected, individually or in the aggregate, (i) to have a Company Material Adverse Effect or (ii) to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement. The Company is not in violation of, in conflict with, or in default under, its certificate of incorporation or bylaws.

Section 4.02 Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate power and authority and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the transactions contemplated hereby. This Agreement, assuming due authorization, execution and delivery by Parent and Merger Corp, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(b) At a meeting duly called and held, as of the date of this Agreement, the Company Board has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) unanimously approved and declared advisable this Agreement and the transactions contemplated hereby and (iii) unanimously resolved to recommend adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any non-U.S. Competition Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (iv) compliance with any applicable requirements of the NYSE and (v) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect, or (y) have an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger.

Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (i) assuming the authorizations, consents and approvals referred to in Section 4.03 and the Company Stockholder Approval are obtained, contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming the authorizations, consents and approvals referred to in Section 4.03 and the Company Stockholder Approval are obtained, contravene, conflict with or result in a violation or breach of any provision of any Law or Order, (iii) assuming the authorizations, consents and approvals referred to in Section 4.03 and the Company Stockholder Approval are obtained, require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), which have not had, and would not reasonably be expected to have, individually or in the aggregate, (x) a Company Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger.

Section 4.05 Capitalization. (a) The authorized capital stock of the Company consists of 1,250,000,000 shares of Company Stock, 50,000,000 shares of preferred stock, par value $0.01 per share, of the Company and 1,200,000,000 shares of common stock, par value $0.01 per share, of the Company. As of September 30, 2014, there were outstanding 203,491,440 shares of Company Stock. As of September 30, 2014, 2014, (i) there were outstanding (A) Company Stock Options to purchase an aggregate of 8,440,281 shares of Company Stock, (B) Company RSUs with respect to an aggregate of 2,347,572 shares of Company Stock, (C) Company PSUs with respect to an aggregate of 475,259 shares of Company Stock (assuming the target level of performance is achieved), (D) no shares of preferred stock of the Company outstanding and (E) no shares of other series of common stock of the Company outstanding and (ii) 10,368,243 shares of Company Stock were available for issuance of future awards under the Company’s equity compensation plans and arrangements.

(b) Except (x) as set forth in Section 4.05(a), (y) for any Company Stock Options, Company RSUs and Company PSUs that are granted after the date of this Agreement in accordance with the terms of this Agreement, and (z) for any shares of Company Stock issued upon the exercise of Company Stock Options or the settlement of Company RSUs or Company PSUs, in each case, that were outstanding on September 30, 2014 or subsequently granted in accordance with the terms of this Agreement, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or other ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”).

(c) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, and neither the Company nor any of its Subsidiaries maintains an employee stock purchase plan. Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Company Securities. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company or any Company Securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

Section 4.06 Subsidiaries. (a) Each Subsidiary of the Company is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the laws of its jurisdiction of incorporation or organization, except, in the case of any such Subsidiary, where the failure to be so incorporated, organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company has all corporate, limited liability company or comparable powers and all Governmental Authorizations required to carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All of the outstanding capital stock or other voting securities of or other ownership interests in each Subsidiary of the Company, are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than (x) statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, (y) transfer and other restrictions under applicable federal and state securities Laws and (z) in the case of Subsidiaries that are immaterial to the Company and its Subsidiaries, taken as a whole, immaterial Liens. Section 4.06(b) of the Company Disclosure Letter contains a complete and accurate list for each of the Subsidiaries: (i) its name and (ii) its jurisdiction of organization. Each Subsidiary is directly or indirectly wholly owned by the Company. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act. (a) The Company has filed with or furnished to the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the 1934 Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by the Company since July 1, 2011 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date of this Agreement), each Company SEC Document complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date of this Agreement), each Company SEC Document filed or furnished pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, and as of the date of such supplement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

(e) The Company has heretofore furnished or made available to Parent complete and correct copies of all comment letters from the SEC since July 1, 2013 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, to the extent that such comment letters and written responses are not publicly available on EDGAR. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

(f) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, and such disclosure controls and procedures are reasonably designed to ensure all such information is communicated in a timely fashion to the Company’s principal executive officer and principal financial officer to allow timely decisions regarding the disclosure of such information in the Company’s periodic and current reports required under the 1934 Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(g) The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(h) Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(i) The Company is in compliance, and has complied since July 1, 2011, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(j) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct in all material respects.

(k) Since the Company Balance Sheet Date, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the

Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act that has not been disclosed in the Company SEC Documents publicly filed or furnished with the SEC following the Company Balance Sheet Date.

Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) (a) fairly present in all material respects, in conformity with GAAP (except, in the case of unaudited consolidated interim financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act).

Section 4.09 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Parent Stock Issuance (including any amendments or supplements, the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the definitive proxy statement/prospectus to be sent to the Company stockholders in connection with the Merger and the other transactions contemplated by this Agreement (including any amendments or supplements, the “Proxy Statement/Prospectus”) will, at the date it is first mailed to the Company stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 4.09, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus which were not supplied by or on behalf of the Company.

Section 4.10 Absence of Certain Changes.

(a) From the Company Balance Sheet Date through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of clauses (e), (f), (g) or (o) of Section 6.01 (or, with respect to the foregoing clauses, (s)).

(b) Since the Company Balance Sheet Date, there has not been any effect, change, condition, fact, development, occurrence or event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet or in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

(c) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby; and

(d) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12 Compliance with Laws and Court Orders; Governmental Authorizations. (a) Except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, (i) a Company Material Adverse Effect or (ii) an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, the Company and each of its Subsidiaries is and since July 1, 2011 has been in compliance with all applicable Laws and Orders, and to the knowledge of the Company, is not under investigation by a Governmental Authority with respect to any Law or Order. There is no Order of any Governmental Authority outstanding against the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole. This section does not relate to Tax matters, which is the subject of Section 4.16.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, (x) a Company Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, the Company and each of its Subsidiaries has all Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries is and since July 1, 2011, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and (ii) since July 1, 2011, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization.

Section 4.13 Litigation. Except as has not had and would not reasonably expected to have, individually or in the aggregate, (x) a Company Material Adverse Effect or (y) have an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, there is no Proceeding or, to the knowledge of the Company, investigation, pending against, or, to the knowledge of the Company, threatened by or against the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any of its Subsidiaries may be liable before (or, in the case of threatened Proceedings or investigations, that would be before) or by any Governmental Authority.

Section 4.14 Properties. (a) Section 4.14(a) of the Company Disclosure Letter sets forth a list of the addresses of the material real properties owned by the Company or any of its Subsidiaries as of the date of this Agreement (the “Owned Real Property”) and the legal name of the respective owner(s) of each Owned Real Property.

(b) Section 4.14(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of the material leases, subleases, licenses or other occupancies to which the Company or any of its Subsidiaries is a party as tenant for real property (the “Real Property Lease”, together with the Owned Real Property, the “Company Real Property”).

(c) The Company or one of its Subsidiaries owns good and marketable fee simple title or valid leasehold title (as applicable) to the Company Real Property and all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, in each case, free and clear of all Liens, except (i) for Permitted Liens, (ii) for the property and assets that have been disposed of since the

Company Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) in respects that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Real Property Lease under which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise occupies any real property is valid, binding and in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Real Property Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Real Property Lease.

Section 4.15 Intellectual Property. (a) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own or have a valid and enforceable license to use all Intellectual Property Rights necessary to, or material and used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted.

(b) Since July 1, 2011, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Proceeding or, to the knowledge of the Company, investigation, pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, (B) alleging that any Owned Intellectual Property Right or Licensed Intellectual Property Right is invalid or unenforceable, or (C) alleging that the use of any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights or that the conduct of the business of the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since July 1, 2011, none of the material Owned Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, all issued or registered material Owned Intellectual Property Rights are valid and enforceable in all respects, except where the failure to be valid or enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since July 1, 2012, to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The IT Assets, taken as a whole, operate and perform in a manner that permits the Company and each of its Subsidiaries to conduct its business in all material respects as currently conducted. Since July 1, 2011, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the material IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, (ii) to the knowledge of the Company, no Person has gained unauthorized access to the IT Assets (or the information and transactions stored or contained therein or transmitted thereby) and (iii) no claims have been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any Laws or Orders relating to privacy, data protection or the collection and use of personal information and user information.

(e) The Company and its Subsidiaries are not a party to any Contracts that, as a result of the transactions contemplated by this Agreement, would require Parent or its Subsidiaries as of immediately prior the Closing to assign, license, grant a non-assert or make available to any other Person any Intellectual Property Rights owned or licensed by Parent or any of its Subsidiaries, or restrict the use or license by Parent or any of its Subsidiaries of any such Intellectual Property Rights, in each case in a manner that would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s and its Subsidiaries’ rights to own, use, or hold for use any material Intellectual Property Rights as owned, used, or held for use in the conduct of their business.

Section 4.16 Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) (i) Each income or franchise Tax Return and each other material Tax Return required to be filed with any Taxing Authority by the Company or any of its Subsidiaries has been filed when due (taking into account extensions) and is true and complete in all material respects;

(ii) the Company and each of its Subsidiaries has timely paid to the appropriate Taxing Authority all Taxes shown as due and payable on all Tax Returns that have been so filed;

(iii) the Company and each of its Subsidiaries has complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, except, in each case of clauses (i) through (iii), with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Company Balance Sheet;

(iv) there is no Proceeding or, to the Company’s knowledge, investigation, pending or, to the Company’s knowledge, threatened against or with respect to the Company or any of its Subsidiaries in respect of any material Tax; and

(v) there are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(b) During the two-year period ending on the date of this Agreement, none of the Subsidiaries of the Company was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(c) (i) Neither the Company nor any of its Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its Subsidiaries or among the Company’s Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Effective Time, (ii) neither the Company nor any of its Subsidiaries has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries), and (iii) neither the Company nor any of its Subsidiaries has any liability for the payment of any Tax imposed on any Person (other than the Company or any of its Subsidiaries) as a transferee or successor.

(d) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(e) No jurisdiction in which neither the Company nor any of its Subsidiaries files Tax Returns has made a claim in writing which has not been resolved that the Company or any of its Subsidiaries is or may be liable for Tax in that jurisdiction.

Section 4.17 Employees and Employee Benefit Plans. (a) Section 4.17 of the Company Disclosure Letter contains a correct and complete list identifying each material U.S. Company Plan. For purposes of this Agreement, (i) “Company Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment agreement, severance agreement or plan, and each other plan, program, fund, or agreement, whether written or unwritten, providing for compensation, bonuses, profit-sharing, equity compensation or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), health or medical benefits, or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Affiliate and covers any current or former employee, officer, director, or other service provider of the Company or any of its Affiliates, or with respect to which the Company or any of its Affiliates has any liability, other than a Multiemployer Plan (as defined below); (ii) “Foreign Company Plan” means each Company Plan that primarily covers current or former employees, officers, directors or other service providers of the Company or any of its Affiliates based outside of the United States and/or which is governed by the laws of any jurisdiction outside of the United States (other than any plan or program maintained by a Governmental Authority to which the Company or any of its Affiliates to contribute pursuant to applicable Laws); and (iii) “U.S. Company Plan” means each Company Plan that is not a Foreign Company Plan. The Company has made available to Parent with respect to each material U.S. Company Plan: (A) copies of all material documents embodying and relating to each such U.S. Company Plan, including the plan document, all amendments thereto and all related trust documents, (B) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990), if any, required under ERISA or the Code in connection therewith or its related trust, (C) the most recent actuarial report (if applicable), (D) the most recent summary plan description, if any, required under ERISA , (E) all material written contracts, instruments or agreements relating to each such U.S. Company Plan, and (F) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such U.S. Company Plan intended to be qualified under Section 401(a) of the Code.

(b) With respect to any U.S. Company Plan to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years, except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole: (i) there does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, or any liability under Section 4971 of the Code, (ii) the fair market value of the assets of any such plan equals or exceeds the actuarial present value of all accrued benefits under such plan (whether or not vested, each as determined under the assumptions and valuation method of the latest actuarial valuation of such plan); (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the reporting requirement has not been waived has occurred, and the consummation of the Merger will not result in the occurrence of any such reportable event, (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full, (v) no liability or contingent liability (including liability pursuant to Section 4069 of ERISA) under Title IV of ERISA has been, or is reasonably expected to be, incurred by the Company, any of its Subsidiaries, or any ERISA Affiliate, and (vi) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such plan and, to the knowledge of the Company, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such plan.

(c) Neither the Company nor any ERISA Affiliate maintains, contributes to, or sponsors (or has in the past six years maintained, contributed to, or sponsored) a multiemployer plan as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(d) With respect to each of the U.S. Company Plans, except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole: (i) each U.S. Company Plan intended to qualify under Section 401(a) of the Code has received a determination or opinion letter from the IRS upon which it may rely regarding its qualified status under the Code and to the Company’s knowledge no event has occurred that has caused or could reasonably be expected to cause the loss of such qualification, (ii) all payments required to be paid by the Company or any of its Subsidiaries pursuant to the terms of a U.S. Company Plan, any Collective Bargaining Agreement, or by applicable Law (including, without limitation, all contributions and insurance premiums) with respect to all prior periods have been made or provided for by the Company or its Subsidiaries in accordance with the provisions of such U.S. Company Plan, Collective Bargaining Agreement or applicable Law, (iii) no proceeding has been threatened, instituted or, to the knowledge of the Company, is anticipated against any of the U.S. Company Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, any ERISA Affiliate, or any of the assets of any trust of any of the U.S. Company Plans, (iv) each U.S. Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law, including, without limitation, ERISA and the Code, (v) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the U.S. Company Plans, (vi) no U.S. Company Plan is under, and neither the Company nor its Subsidiaries has received any notice of, an audit or investigation by the Internal Revenue Service, U.S. Department of Labor, Pension Benefit Guaranty Corporation, or any other Governmental Authority, and (vii) no U.S. Company Plan provides any employer premium subsidies with respect to post-retirement health and welfare benefits for any current or former employee of the Company or its Subsidiaries.

(e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) (i) entitle any employee, officer, director, or other independent contractor of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries to severance pay under a U.S. Company Plan and, except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, any material Foreign Company Plan, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any material U.S. Company Plan and, except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, any material Foreign Company Plan, (iii) increase the amount payable or trigger any other financial obligation pursuant to any material U.S. Company Plan and, except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, any material Foreign Company Plan, or (iv) result in any material amounts payable to any “disqualified individual” failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, director or other independent contractor of the Company or any of its Subsidiaries for any Tax incurred by such individual under Section 409A or 4999 of the Code.

(f) Except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, each Foreign Company Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Laws.

(g) Each U.S. Company Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has been in documentary and operational compliance with Section 409A of the Code and all applicable Internal Revenue Service guidance promulgated thereunder, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) Section 4.17(h) of the Company Disclosure Letter contains a true and complete list identifying each Collective Bargaining Agreement.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company or any of its Subsidiaries has breached or otherwise failed to comply with the provisions of any Collective Bargaining Agreement and there are no grievances or arbitrations outstanding thereunder; (ii) there are no labor organizational campaigns, corporate campaigns, petitions, demands for recognition or, to the knowledge of the Company, other unionization activities seeking recognition of a bargaining unit at the Company or any of its Subsidiaries; (iii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union matters before the National Labor Relations Board or other labor board of Governmental Authority that would reasonably be expected to affect the employees of the Company and its Subsidiaries; (iv) there are no current or, to the knowledge of the Company, threatened strikes, slowdowns, lockouts, organized labor disputes or work stoppages, and no such strike, slowdown, lockout, organized labor dispute or work stoppage has occurred within the two years preceding the date of this Agreement; (v) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any Collective Bargaining Agreement, and (vi) the execution of this Agreement will not result in any breach or other violation of any notice, information or consultation obligations under applicable labor Law.

Section 4.18 Environmental Matters. (a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are and, since July 1, 2011, have been in compliance with all Environmental Laws and all Environmental Permits.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Substance, which would be reasonably likely to form the basis of any Environmental Claim against the Company, any of its Subsidiaries, or to the knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the transactions contemplated hereby requires no filings to be made or actions to be taken pursuant to the New Jersey Industrial Site Recovery Act, the “Connecticut Property Transfer Law” (Sections 22a-134 through 22-134e of the Connecticut General Statutes) or any other Environmental Law that is triggered by a corporate acquisition, divestiture, reorganization, merger, change in ownership, control or operation, or any other type of transaction of similar nature.

Section 4.19 Healthcare Regulatory Matters. (a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries holds all authorizations under Healthcare Laws that are necessary for the lawful operation of the business of the Company and its Subsidiaries, including (i) all authorizations under the FDCA (including Section 510(k) and Section 515 thereof), and (ii) authorizations of any applicable Government Authority that are concerned with the quality, identity, safety, efficacy, testing, manufacturing, marketing, distribution, sale, pricing, import or export of the Company Products necessary for the lawful operation of the businesses of the Company or any of its Subsidiaries in each jurisdiction in which such the Company operates (the “Company Regulatory Permits”). Except as would not reasonably be expected to be, individually in the aggregate, material to the Company and its Subsidiaries, taken as a whole, all such Company Regulatory Permits are valid and in full force and effect; and the Company and its Subsidiaries are in compliance with the terms of all Company Regulatory Permits.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the businesses of each of the Company and its Subsidiaries are being conducted in compliance with (i) the FDCA (including all applicable registration and listing requirements set forth in Section 510 of the FDCA (21 U.S.C. § 360) and 21 C.F.R. Part 807); (ii) federal Medicare and Medicaid statutes; (iii) Patient Protection and Affordable Care Act; (iv) the Physician Payments Sunshine Act; (v) federal, state or provincial criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), Stark Law (42 U.S.C. § 1395nn), False Claims Act (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et. seq.), as amended by the Health Information Technology for Economic and Clinical Health Act, and any comparable federal, state, provincial or local Laws); (vi) state or provincial device licensing, disclosure and reporting requirements; (vii) the Federal Trade Commission Act, as amended; (viii) any comparable foreign Laws for any of the foregoing; and (ix) the rules and regulations promulgated pursuant to all such applicable Laws, each as amended from time to time (collectively, “Healthcare Laws”).

(c) Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, or similar material agreements with or imposed by any Government Authority and, to the Company’s knowledge, no such action is currently pending.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, all pre-clinical and clinical investigations conducted or sponsored by or on behalf of the Company or any of its Subsidiaries are being conducted in compliance with all applicable Laws administered or issued by the applicable Healthcare Regulatory Authority including (i) FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312, 314 and 320 of the Code of Federal Regulations, and (ii) federal, state and provincial Laws restricting the collection, use and disclosure of individually identifiable health information and personal information.

(e) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since July 1, 2011, neither the Company nor any of its Subsidiaries has been denied a clearance, approval or marketing authorization or access of any product for which the Company or any of its Subsidiaries pursued such clearance, approval or marketing authorization or access by the FDA or any other Healthcare Regulatory Authority with jurisdiction over the development, marketing, labeling, sale, use handling and control, safety, efficacy, reliability or manufacturing of medical devices.

(f) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since July 1, 2011, all reports, documents, claims, permits, adverse event reports, notices, registrations and applications required to be filed, maintained or furnished to the FDA or any other Healthcare Regulatory Authority by the Company and its Subsidiaries have been so filed, maintained or furnished. All such reports, documents, claims, permits, adverse event reports, notices, registrations and applications were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Since July 1, 2011, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Healthcare Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Healthcare Regulatory Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company or any of its Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Healthcare Regulatory Authority to invoke any similar policy.

(g) Neither the Company nor any of its Subsidiaries, nor, since July 1, 2011, to the knowledge of the Company, any officer, employee, material agent or material distributor of the Company or any of its Subsidiaries, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law applicable in jurisdictions in which material quantities of any of the Company Products are sold in connection with the business of the Company or any of its Subsidiaries. Since July 1, 2011, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any officer, employee, material agent or material distributor of the Company or any of its Subsidiaries, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law or program or has been convicted of, charged with or investigated for any violation of Law related to fraud, theft, embezzlement, breach of fiduciary duty, financial misconduct, obstruction of an investigation or controlled substances applicable in jurisdictions in which material quantities of any of the Company Products are sold in connection with the business of the Company or any of its Subsidiaries.

(h) As to each Company Product or Company Product candidate subject to the FDCA, the regulations of the FDA promulgated thereunder or similar Law in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed or marketed by or on behalf of the Company or any of its Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each such Company Product or Company Product candidate is being or has been developed, manufactured, stored, distributed and marketed in compliance with all applicable Laws, including those relating to investigational use, marketing approval, quality system regulations, current good manufacturing practices, packaging, labelling, advertising, record keeping, reporting, and security. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, there is no investigation, action or proceeding pending or, to the knowledge of the Company, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Company Product or Company Product candidate by the Company or any of its Subsidiaries of any Law.

(i) Except as available in the public databases of any Healthcare Regulatory Authority, since July 1, 2011, neither the Company nor any of its Subsidiaries has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, conducted or issued any material recall, field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product or is currently considering initiating, conducting or issuing any recall of any Company Product, other than notices and actions that are not material to the Company and its Subsidiaries, taken as a whole.

Section 4.20 Material Contracts. (a) Section 4.20(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each of the following types of Contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) (A) contains any exclusivity or similar provision that is binding on the Company or any of its Subsidiaries or (B) otherwise limits or restricts the Company or any of its Subsidiaries from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region or (3) obtaining products or services from any Person, in each case of clause (A) and subclauses (1), (2) and (3) of clause (B), that is material to the Company and its Subsidiaries, taken as a whole;

(ii) includes (A) any “most favored nation” terms and conditions (including with respect to pricing) granted by the Company to a Third Party, (B) any arrangement whereby the Company grants any right of first refusal or right of first offer or similar right to a Third Party, (C) an arrangement whereby the Company or one of its Subsidiaries is obligated to lease real property that would be material to the Company and its Subsidiaries, or (D) any arrangement between the Company and a Third Party that limits or purports to limit in any respect the ability of the Company or its Subsidiaries to own, operate, sell, license, transfer, pledge or otherwise dispose of any assets or business, in each case of clauses (A), (B), (C) and (D) that is material to the Company and its Subsidiaries, taken as a whole;

(iii) is a joint venture, alliance or partnership agreement that either (A) is material to the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to require the Company and its Subsidiaries to make expenditures in excess of $25 million in the aggregate during the 12-month period following the date of this Agreement;

(iv) is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and its wholly owned Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $100 million individually;

(v) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries) with a fair value in excess of $25 million;

(vi) is a material Contract with respect to Licensed Intellectual Property Rights (other than commercially available software or hardware);

(vii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement pursuant to which (A) the Company reasonably expects that it is required to pay total consideration including assumption of debt after the date of this Agreement to be in excess of $100 million, (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a fair market value or purchase price of more than $100 million or (C) any other Person has the right to acquire any interests in the Company or any of its Subsidiaries, excluding, in the case of clauses (A) and (B), acquisitions or dispositions of supplies, inventory, merchandise or products in the ordinary course of business or of supplies, inventory, merchandise, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or its Subsidiaries;

(viii) is a settlement or similar agreement with any Governmental Authority (including any corporate integrity agreement, monitoring agreement or deferred prosecution agreement) or order or consent of a Governmental Authority (including any consent decree or settlement order) to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole;

(ix) any Contract (or series of related Contracts) pursuant to which the Company or any Subsidiary has continuing “earn-out” or similar obligations that could result in payments in excess of $50 million in the aggregate;

(x) any Contract (or series of related Contracts) that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $75 million in the aggregate after the date of this Agreement;

(xi) any distributor, reseller, OEM, dealer, manufacturer’s representative, broker, sales agency, advertising agency, finder’s, manufacturing or assembly Contract that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xii) any Contract containing change in control provisions that would reasonably be expected to involve aggregate payments by the Company and its Subsidiaries in excess of (or a loss of revenues with an aggregate value in excess of) $25 million in connection with the consummation of the transactions contemplated hereby; or

(xiii) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xiii) is referred to herein as a “Company Material Contract”.

(b) Except for this Agreement or as listed in Section 4.20(a) of the Company Disclosure Letter, as of the date of this Agreement, none of the Company or any of the Company Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is to be performed after the date of this Agreement that has not been filed as an exhibit to or incorporated by reference in a Company SEC Document.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is valid and binding and in full force and effect and, to the Company’s knowledge, enforceable against the other party or parties thereto in accordance with its terms. Since July 1, 2011, the Company and/or its Subsidiaries party thereto, as applicable, and, to the knowledge of the Company, each other party thereto, has performed its obligations required to be performed by it, as and when required, under each Company Material Contract, except for failures to perform that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since July 1, 2011, except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Company Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to Parent prior to the date of this Agreement.

Section 4.21 Finders’ Fees, etc.. Except as set forth on Section 4.21 of the Company Disclosure Letter, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. Set forth on Section 4.21 of the Company Disclosure Letter is a good faith estimate, as of the date of this Agreement, of all financial, legal, accounting or other advisory fees and expenses incurred or payable, or to be incurred or payable, by the Company or its Subsidiaries in connection with this Agreement and the consummation of the transactions contemplated hereby.

Section 4.22 Opinion of Financial Advisor. The Company Board has received the opinion of Perella Weinberg Partners LP, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Stock pursuant to this Agreement is fair to such holders from a financial point of view, and a copy of such opinion will be delivered to Parent promptly following the date of this Agreement (and in any event, within five Business Days).

Section 4.23 Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of DGCL, and, accordingly, neither such provision of the DGCL nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

Section 4.24 Customers and Suppliers. Section 4.24 of the Company Disclosure Letter sets forth a true and complete list of the ten (10) largest integrated delivery network (IDN) customers and ten (10) largest direct suppliers (in dollar volume) of the business of the Company and its Subsidiaries during the 2014 fiscal year and the revenue attributed to such customers or spent with such suppliers.

Section 4.25 Anti-Corruption. Except as would not be material to the Company and its Subsidiaries, taken as a whole, since July 1, 2011, the Company and its Subsidiaries have been and are in compliance with all applicable anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010, and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Subsidiaries has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, expenditure or other advantage: (i) which would violate any applicable Law; or (ii) to or for a Public Official with the intention of: (A) improperly influencing any act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (C) securing any improper advantage, in each case in order to obtain or retain business or any business advantage. For the purposes of this Agreement, “Public Official” includes any Person holding, representing or acting on behalf of a Person holding a legislative, administrative or judicial office, and any Person employed by, representing or acting on behalf of a Governmental Authority or enterprise thereof, public international organization, any representative or official of a political party or any candidate for any political office or any official or employee of any state hospital, agency or health care institution. Except as would not be material to the Company and its Subsidiaries, taken as a whole, since July 1, 2011, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Subsidiaries has, directly or indirectly, violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations (including any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control) or other applicable Laws of any Governmental Authority.

Section 4.26 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the insurance policies and self- insurance programs and arrangements relating to the business, assets and operations of the Company is in full force and effect. As of the date of this Agreement, since July 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not constitute a Company Material Adverse Effect; or (b) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid would constitute a Company Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against the Company or any of its Subsidiaries since July 1, 2011, no insurance carrier has issued a denial of coverage or a reservation of rights with respect to any such Proceeding or investigation, or informed any of the Company nor any of its Subsidiaries of its intent to do so, other than such denial or reservation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.27 No Additional Representations. Except for the representations and warranties expressly made by the Company (i) in this Article 4 and (ii) in the Company Disclosure Letter, each of Parent and Merger Corp acknowledges that neither the Company nor any other Person makes any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that neither the Company nor any Representative of the Company makes any representation or warranty with respect to (a) the Company or its Subsidiaries or any of their respective businesses, affairs operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to the Company or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by the Company or any Representative of the Company, including in any “data rooms” or management presentations.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CORP

Subject to Section 11.05, (a) other than with respect to Section 5.10(b), except as disclosed in the Parent SEC Documents (as defined below) publicly filed or furnished by Parent with the SEC between October 1, 2011 and the date that is one Business Day prior to the date of this Agreement (the “Specified Parent SEC Documents”); provided, that (i) any information contained in any part of any Specified Parent SEC Document shall only be deemed to be an exception to, or, as applicable, disclosure for the purposes of Parent’s and Merger Corp’s representations and warranties set forth in this Agreement if the relevance of such item as an exception to, or, as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent on its face and (ii) in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are predictive or forward looking in nature that are included in any part of any Specified Parent SEC Document be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of Parent or Merger Corp contained in this Agreement or (b) except as set forth in the Parent Disclosure Letter, Parent and Merger Corp represent and warrant to the Company that:

Section 5.01 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Merger Corp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Corp has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected to have, individually or in the aggregate, (i) a Parent Material Adverse Effect or (ii) an effect that would prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger. Prior to the date of this Agreement, Parent has delivered or made available to the Company true and complete copies of the organizational documents of Parent and Merger Corp as in effect on the date of this Agreement. Neither Parent nor Merger Corp is in violation of, in conflict with, or in default under, its certificate of incorporation or bylaws.

Section 5.02 Corporate Authorization. (a) The execution, delivery and performance by Parent and Merger Corp of this Agreement and the consummation by Parent and Merger Corp of the transactions contemplated hereby are within the corporate power and authority of Parent and Merger Corp and, except for the approval of Parent as the sole stockholder of Merger Corp, have been duly authorized by all necessary corporate action on the part of Parent and Merger Corp. This Agreement, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Parent and Merger Corp, enforceable against Parent and Merger Corp in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(b) As of the date of this Agreement, (i) the respective board of directors of each of Parent and Merger Corp have approved and declared advisable this Agreement and the transactions contemplated hereby and (ii) Parent, as the stockholder of Merger Corp, has adopted this agreement in accordance with the DGCL.

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Corp of this Agreement and the consummation by Parent and Merger Corp of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any non-U.S. Competition Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws,

(iv) compliance with any applicable requirements of the NYSE and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, (x) a Parent Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Corp of this Agreement and the consummation by Parent and Merger Corp of the transactions contemplated hereby do not and will not (i) assuming the authorizations, consents and approvals referred to in Section 5.03 are obtained, contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent and Merger Corp, (ii) assuming the authorizations, consents and approvals referred to in Section 5.03 are obtained, contravene, conflict with or result in a violation or breach of any Law or Order, (iii) assuming the authorizations, consents and approvals referred to in Section 5.03 are obtained, require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), which have not had and would not reasonably be expected to have, individually or in the aggregate, (x) a Parent Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger.

Section 5.05 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 640,000,000 shares of Parent Common Stock, par value $1.00 per share, and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share. As of August 31, 2014, no shares of preferred stock were outstanding. As of August 31, 2014, (A) 191,872,168 shares of Parent Common Stock were issued and outstanding and (B) 76,560 shares of Parent Common Stock were subject to compensatory options to purchase shares of Parent Common Stock (“Parent Stock Options”), (C) 3,022,412 shares of Parent Common Stock were subject to restricted stock units with respect to Parent Common Stock (“Parent RSUs”), (D) 627,529 shares of Parent Common Stock were subject to performance stock units with respect to Parent Common Stock (“Parent PSUs”) (assuming the target level of performance is achieved) and (E) 7,873,495 stock appreciation rights (“Parent SARs”) issued and outstanding.

(b) Except as set forth in Section 5.05(a) or upon the exercise of Parent Stock Options and Parent SARs and the settlement of Parent RSUs and Parent PSUs, in each case, that were outstanding on August 31, 2014, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or other ownership interests in Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interests in Parent, (iii) warrants, calls, options or other rights to acquire from Parent or other obligation of Parent to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interests in Parent or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of or other voting securities of or other ownership interests in Parent. All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

(c) As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote.

(d) The shares of Parent Common Stock to be issued as part of the Merger Consideration, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

(e) With respect to Merger Corp:

(i) Since its date of incorporation, Merger Corp has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(ii) The authorized capital stock of Merger Corp consists of 1,000 shares of common stock, $0.01 par value per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent free and clear of any Lien.

Section 5.06 SEC Filings and the Sarbanes-Oxley Act. (a) Parent has filed with or furnished to the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the 1934 Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by Parent since October 1, 2012 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date of this Agreement), each Parent SEC Document complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date of this Agreement), each Parent SEC Document filed or furnished pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(d) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, and as of the date of such supplement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

(e) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, and such disclosure controls and procedures are reasonably designed to ensure all such information is communicated in a timely fashion to Parent’s principal executive officer and principal financial officer to allow timely decisions regarding the disclosure of such information in Parent’s periodic and current reports required under the 1934 Act.

(f) Parent and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to Parent’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(g) Neither Parent nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of Parent in violation of Section 402 of the Sarbanes-Oxley Act.

(h) Parent is in compliance, and has complied since October 1, 2012, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(i) Each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct in all material respects.

Section 5.07 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents (including all related notes and schedules thereto) (a) fairly present in all material respects, in conformity with GAAP (except, in the case of unaudited consolidated interim financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of any unaudited interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act).

Section 5.08 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.08, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus which were not supplied by or on behalf of the Parent or Merger Sub.

Section 5.09 Financing. Parent has delivered to the Company true and complete fully executed copies of (i) the commitment letter, dated as of October 5, 2014, among Parent, Goldman Sachs Banks USA and Goldman Sachs Lending Partners (the “Commitment Letter”) and (ii) the fee letter, among Parent, Goldman Sachs Banks USA and Goldman Sachs Lending Partners, dated as of October 5, 2014 (as redacted to remove the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Financing, the “Redacted Fee Letter”), in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (collectively, the “Debt Letters”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than Parent) have severally committed to lend the amounts set forth therein to Parent (the provision of such funds as set forth therein, but subject to the provisions of Section 8.04, the “Financing”) for the purposes set forth in such Debt Letters. The Debt Letters have not been amended, restated or otherwise modified or waived prior to the execution and delivery of this

Agreement, and the respective commitments contained in the Debt Letters have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the execution and delivery of this Agreement, the Debt Letters are in full force and effect and constitute the legal, valid and binding obligation of each of Parent and, to the knowledge of Parent, the other parties thereto, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity. As of the date of this Agreement, there are no conditions precedent or contingencies related to the funding of the full amount of the Financing pursuant to the Debt Letters, other than as expressly set forth in the Debt Letters and, after the date of this Agreement, such other conditions and contingencies with respect to the Financing permitted pursuant to Section 8.04. Subject to the terms and conditions of the Debt Letters, the net proceeds contemplated from the Financing, together with other financial resources of Parent, including contemplated cash on hand of Parent, will, in the aggregate, be sufficient for the satisfaction of all of Parent’s obligations under this Agreement, including the payment of the Merger Consideration and all fees and expenses reasonably expected to be incurred in connection therewith. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would reasonably constitute a breach or default on the part of Parent under the Debt Letters or, to the knowledge of Parent, any other party to the Debt Letters (assuming the accuracy of the Company’s representations and warranties and undertakings under this Agreement for such purpose). As of the of this Agreement there are no side letters or other agreements, Contracts or arrangements related to the funding of the full amount of the Financing other than as expressly set forth in the Debt Letters. Parent has fully paid all commitment fees or other fees required to be paid on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, assuming the representations and warranties of the Company contained in this Agreement are true and correct in all material respects and the performance of all obligations and compliance with all covenants and agreements required by this Agreement to be performed or complied with at or prior to the Closing by the Company in all material respects, Parent has no reason to believe that any of the conditions to the Financing will not be satisfied, nor does Parent have knowledge, as of the date of this Agreement, that the Financing will not be made available to Parent on the Closing Date in accordance with the terms of the Debt Letters.

Section 5.10 Absence of Certain Changes. (a) From the Parent Balance Sheet Date through the date of this Agreement, the business of Parent and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects.

(b) Since the Parent Balance Sheet Date, there has not been any effect, change, condition, fact, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Parent Balance Sheet or in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Parent Balance Sheet Date;

(c) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby; and

(d) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.12 Compliance with Laws and Court Orders; Governmental Authorization. (a) Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, (i) a Parent

Material Adverse Effect or (ii) an effect that would prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger, Parent and each of its Subsidiaries is and since October 1, 2012 has been in compliance with all applicable Laws (including with respect to applicable anti-corruption Laws) and Orders, and to the knowledge of Parent, is not under investigation by a Governmental Authority with respect to, any Law (including with respect to applicable anti-corruption Laws) or Order. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no Order of any Governmental Authority outstanding against Parent or any of its Subsidiaries.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries has all Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent is and since October 1, 2012, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and (ii) since October 1, 2012, Parent has not received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization.

Section 5.13 Litigation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, (x) a Parent Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of the Parent to perform its obligations under this Agreement or to consummate the Merger, there is no Proceeding pending against, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any present or former officer, director or employee of Parent or any of its Subsidiaries for whom Parent or any of its Subsidiaries may be liable before or by any Governmental Authority.

Section 5.14 No Stockholder Vote Required. No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the certificate of incorporation or bylaws of Parent or the applicable rules of the New York Stock Exchange in order for Parent to issue shares of Parent Common Stock pursuant to the terms of this Agreement or to consummate the Merger or the Parent Share Issuance.

Section 5.15 Finders’ Fees, etc.. Except as set forth on Section 5.15 of the Parent Disclosure Letter, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 5.16 No Additional Representations. Except for the representations and warranties expressly made by Parent and Merger Corp in this Article 5, the Company acknowledges that none of Parent, Merger Corp or any other Person makes any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that none of Parent, Merger Sub or any other Person makes any representation or warranty with respect to (a) Parent or its Subsidiaries or any of their respective businesses, affairs, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to Parent or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by Parent or any other Person, including in any “data rooms” or management presentations.

ARTICLE 6

COVENANTS OF THE COMPANY

Section 6.01 Conduct of the Company. From the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use its commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation and (ii) maintain generally its business relationships with its customers, lenders, suppliers and others having business relationships with it and with Governmental Authorities with jurisdiction over the Company’s operations. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend the certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise), in each case, of the Company or any material Subsidiary of the Company;

(b) split, combine or reclassify any shares of capital stock of the Company or any of its Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, except for (i) the declaration, setting aside or payment of any dividends or other distributions by any of its Subsidiaries or (ii) acquisitions, or deemed acquisitions, of Company Stock in connection with (A) the payment of the exercise price of Company Stock Options with Company Stock (including in connection with “net exercises”) and (B) required Tax withholding in connection with the exercise of Company Stock Options and the vesting or settlement of Company RSUs and Company PSUs, in each case, to the extent such Company Stock Options, Company RSUs and Company PSUs are outstanding on the date of this Agreement (and in such case, in accordance with their terms on the date of this Agreement) or are issued or granted after the date of this Agreement as permitted by the terms of this Agreement;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than (x) the issuance of any shares of the Company Stock upon the exercise of Company Stock Options or the settlement of Company RSUs or Company PSUs that are outstanding on the date of this Agreement in accordance with the applicable terms thereof on the date of this Agreement or that are issued or granted after the date of this Agreement to the extent permitted by Section 6.01(l) and (y) the issuance, delivery or sale of any shares of Company Subsidiary Securities to the Company or any of its wholly owned Subsidiaries or (ii) amend any term of any Company Security (in each case, whether by merger, consolidation or otherwise);

(d) incur or commit to any capital expenditures, except for (i) those as may be contemplated by the Company’s fiscal 2015 budget and capital expenditure plan made available to Parent prior to the date of this Agreement (whether or not such capital expenditures are made during the 2015 fiscal year), (ii) any other capital expenditures not to exceed (x) $10 million in the aggregate during the period prior July 1, 2015 and (y) $25 million in the aggregate during the period from and after July 1, 2015 or (iii) in response to any emergency caused by war, terrorism, weather events, public health events, outages or otherwise;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, in excess of $50 million individually or $100 million in the aggregate (except that no more than $50 million of the aggregate consideration paid in respect of such acquisitions shall consist of cash held in the U.S. by the Company and its Subsidiaries), other than (i) supplies and materials in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice, (ii) pursuant to Contracts in effect on the date of this Agreement or (iii) assets, securities, properties, interests or businesses of the Company or any of its wholly owned Subsidiaries (or, in the case of the Company, assets, securities, properties, interests or businesses of any of its Subsidiaries);

(f) sell, license, lease or otherwise transfer, or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses in excess of $50 million in the aggregate, other than (i) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of assets, securities, properties, interests or business immaterial to the Company and its Subsidiaries, (iii) sales, leases or transfers that are pursuant to Contracts in effect on the date of this Agreement, which Contracts are set forth on Section 6.01(f) of the Company Disclosure Letter, (iv) Permitted Liens, or (v) sales, licenses, leases or other transfers to, or Liens in favor of, the Company or any of its wholly owned Subsidiaries;

(g) other than in connection with actions permitted by Section 6.01(d) or (e), make any loans, advances or capital contributions to, or investments in, any other Person in excess of $50 million in the aggregate, or form or acquire any Subsidiary that is not wholly owned by the Company or any of its wholly owned Subsidiaries, other than loans, advances or capital contributions to, or investments in, the Company or any of its wholly owned Subsidiaries;

(h) create, incur or assume any indebtedness for borrowed money or guarantees thereof or issue or sell any debt securities in an amount in excess of $50 million in the aggregate, except for (i) indebtedness under the Company Credit Facility, (ii) guarantees by the Company of indebtedness of any Subsidiary of the Company (which indebtedness exists as of the date of this Agreement), (iii) guarantees of indebtedness of the Company by any Subsidiary of the Company or (iv) indebtedness or guarantees between or among the Company and any of its Subsidiaries or the Company’s Subsidiaries;

(i) enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Company or any of its Subsidiaries from engaging or competing in any line of business, in any location or with any Person, or would purport to limit, after the Effective Time, Parent or any of its Subsidiaries in any material respect;

(j) other than (x) in the ordinary course of business (including renewals consistent with the terms thereof) or (y) in a manner not material to the Company and its Subsidiaries, taken as a whole, (i) amend or modify in any material respect or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract or (ii) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement (provided that the exceptions set forth in clauses (x) and (y) above shall not apply to any Contract described in Section 4.20(a)(viii));

(k) (i) recognize any material new labor organization, union, employee association, trade union, works council or other similar employee representative, or (ii) negotiate, enter into, amend, modify or terminate any material Collective Bargaining Agreement;

(l) grant any equity or equity-based awards;

(m) except (x) as required pursuant to a Company Plan or a Contract in effect prior to the date of this Agreement, or (y) as otherwise required by applicable Law, (i) grant or provide any severance or termination payments or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries, other than increases in base salaries or hourly base wage rates, as applicable, to employees (other than Section 16 officers of the Company) not in excess of 5% in the aggregate of any such individual’s base salary as in effect on the date of this Agreement, (iv) establish, adopt, terminate or amend any material Company Plan or any plan, program, arrangement, policy or agreement that would be a material Company Plan if it were in existence on the date of this Agreement, (v) hire any employee of the Company or any of its Subsidiaries or engage any other individual to provide services to the Company or any of its Subsidiaries, other than the hiring of employees with base pay not in excess of $300,000 in the ordinary course of business consistent with past practice; (vi) terminate the employment of any current employee with a title of Vice President or above or the engagement of any individual independent contractor of the Company or any of its Subsidiaries other than for cause or for performance-related reasons or (vii) promote any employee of the Company or any of its Subsidiaries to a position that reports directly to the Chief Executive Officer of the Company;

(n) waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;

(o) change the Company’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(p) (i) make or change any material election with respect to Taxes, (ii) amend any material Tax Return, or (iii) agree or settle any material claim or assessment in respect of Taxes, or (iv) agree to an extension or waiver of the limitation period for any material claim or assessment in respect of Taxes;

(q) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any material Subsidiary of the Company;

(r) enter into any material interest rate swaps, foreign exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

(s) agree, resolve or commit to do any of the foregoing.

Section 6.02 Company Stockholder Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as practicable after the date the Registration Statement is declared effective under the 1933 Act (except as provided in this Section 6.02) for the purpose of voting on the approval and adoption of this Agreement in accordance with DGCL. In connection with the Company Stockholder Meeting, the Company shall (i) subject to Section 8.03(b), recommend approval and adoption of this Agreement and the other transactions contemplated hereby by the Company’s stockholders in the Proxy Statement/Prospectus and (ii) otherwise comply with all legal requirements applicable to such meeting. Subject to Section 8.03(b), the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the adoption of this agreement by the Company’s stockholders. The Company shall keep Parent and Merger Sub reasonably updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting; provided, however, the Company shall have the right to adjourn or postpone the Company Stockholder meeting (i) after consultation with Parent, for a single period not to exceed ten

(10) Business Days if on the date on which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), the Company has not received proxies representing a sufficient number of Company Common Stock to obtain the Company Stockholder Approval; (ii) if on the date on which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting; or (iii) after consultation with Parent, if the failure to adjourn or postpone the Company Stockholder Meeting would reasonably be expected to be a violation of Applicable Law for the distribution of any required amendment or supplement to the Proxy Statement/Prospectus to be timely provided to the holders of Company Common Stock. Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or the Company’s organizational documents. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) and compensation matters related to the transactions contemplated hereby shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the approval of this Agreement and the transactions contemplated hereby) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. Regardless of whether there is a Company Adverse Recommendation Change, the Company Stockholder Meeting shall be held in accordance with the terms hereof unless this Agreement is terminated in accordance with Article 10.

ARTICLE 7

COVENANTS OF PARENT AND MERGER CORP

Section 7.01 Conduct of Parent. From the date of this Agreement until the Effective Time except as expressly contemplated by this Agreement, as set forth in Section 7.01 of the Parent Disclosure Letter, as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, Parent shall, and shall cause each of its Subsidiaries to conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use its commercially reasonable efforts to (i) preserve intact its business organization and (ii) maintain generally its business relationships with its customers, lenders, suppliers and others having business relationships with it and with Governmental Authorities with jurisdiction over the Parent’s operations. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, as set forth in Section 7.01 of the Parent Disclosure Letter, as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, Parent shall not, nor shall it permit any of its Subsidiaries to:

(a) amend the certificate of incorporation or bylaws of Parent in a manner that would have a material and adverse impact on the value of Parent Common Stock; provided, that any amendment to its certificate of incorporation to increase the authorized number of shares of any class or series of the capital stock of Parent shall in no way be restricted by the foregoing;

(b) adopt or publicly propose a plan of complete or partial liquidation, restructuring, recapitalization or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent;

(c) (i) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other Person or business or (ii) make investments in any other Person, in each case that would reasonably be expected to prevent, or materially impede or materially delay, the consummation of the Merger or the transactions contemplated hereby;

(d) authorize or pay any dividends on or make any distribution with respect to its outstanding shares (whether in cash, assets, stock or other securities of Parent or its Subsidiaries), except (i) regular quarterly cash dividends by Parent at a rate not in excess of $0.545 per share of Parent Common Stock (subject to increase in a manner consistent with past practice by Parent’s Board of Directors not in excess of the per share amount set forth on Section 7.01(d) of the Parent Disclosure Letter), (ii) dividends and distributions paid or made on a pro rata basis by Subsidiaries of Parent or (iii) by a wholly owned Subsidiary of Parent to Parent or another wholly owned Subsidiary of Parent;

(e) except for any shares of Parent Common Stock issued, delivered, sold or authorized in connection with the transactions contemplated by this Agreement (including the Merger), issue, deliver or sell, or authorize the issuance, delivery or sale of a number of shares of Parent Common Stock in excess of 20% of the number of outstanding shares of Parent Common Stock as of the date of this Agreement, other than the issuance of any shares of Parent Common Stock upon the exercise of Parent Stock Options or Parent SARs or the settlement of Parent RSUs or Parent PSUs that are outstanding on the date of this Agreement in accordance with the applicable terms thereof on the date of this Agreement or that are issued or granted after the date of this Agreement; or

(f) agree, resolve or commit to do any of the foregoing.

Section 7.02 Obligations of Merger Corp. Parent shall cause Merger Corp to perform when due its obligations under this Agreement and to consummate the Merger pursuant to the terms and subject to the conditions set forth in this Agreement.

Section 7.03 Approval by Sole Stockholder of Merger Corp. Immediately following the execution and delivery of this Agreement by the Parties hereto, Parent, as sole stockholder of Merger Corp, shall adopt this Agreement and approve the Merger, in accordance with DGCL, by written consent.

Section 7.04 Director and Officer Indemnification. (a) From and after the Effective Time, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation of each former and present director or officer of the Company or any Company Subsidiary and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any Company Subsidiary (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding or investigation with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) as in effect on the date of this Agreement or in any agreement, a true and complete copy of which agreement has been provided by the Company to Parent prior to the date of this Agreement, to which the Company or any of its Subsidiaries is a party, shall survive the Merger and continue in full force and effect in accordance with their terms. For a period of no less than six (6) years after the Effective Time, Parent, to the fullest extent permitted under applicable Law, shall cause to be maintained in effect the provisions in the certificates of incorporation and bylaws and comparable organizational documents of the Surviving Corporation and each Subsidiary of the Company (or in such documents of any successor to the business of the Surviving Corporation) regarding exculpation, indemnification and advancement of expenses in effect as of immediately prior to the Effective Time or in any agreement, a complete copy of which agreement has been provided by the Company to Parent prior to the date of this Agreement, to which the Company or any of its Subsidiaries is a party, in each case in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Corporation’s certificate of incorporation and bylaws set forth in Exhibit A and Exhibit B in any manner that would adversely affect the rights thereunder of any individual who immediately before the Effective Time was a Company Indemnified Party; provided, however, that all rights to indemnification in respect of any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each, an “Action”) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b) For a period of no less than six (6) years after the Effective Time, Parent shall indemnify and hold harmless (and advance funds in respect of the foregoing) each Company Indemnified Party to the fullest extent permitted under applicable Law against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Company Indemnified Party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time. Parent and the Surviving Corporation shall reasonably cooperate with the Company Indemnified Party in the defense of any such Action; provided that Parent shall only be required to indemnify and hold harmless, or advance expenses to, a Company Indemnified Party if and to the same extent such Company Indemnified Party is entitled to indemnification as of the date of this Agreement by the Company or its Subsidiaries pursuant to (i) the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or the applicable Subsidiary of the Company or (ii) any indemnification agreement between the Company or any of its Subsidiaries and such Company Indemnified Party. Parent and the Surviving Corporation shall reasonably cooperate with the Company Indemnified Party in the defense of such Action.

(c) Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to either (i) continue to maintain in effect for a period of no less than six (6) years after the Effective Time the Company’s directors’ and officers’ insurance policies (the “D&O Insurance”) in place as of the date of this Agreement or (ii) purchase comparable D&O Insurance for such six (6)-year period from a carrier with comparable or better credit ratings to the Company’s existing directors’ and officers’ insurance policies, in each case, with coverage for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time; provided, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.04(b) of the Company Disclosure Letter (the “Premium Cap”); and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Premium Cap. At the Company’s option, the Company may purchase, prior to the Effective Time, a prepaid “tail policy” for a period of no more than six (6) years after the Effective Time with coverage for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time, in which event Parent shall cease to have any obligations under the first sentence of this Section 7.04(b); provided, that the aggregate premium for such policies shall not exceed the Premium Cap. In the event the Company elects to purchase such a “tail policy,” the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to use commercially reasonable efforts to) maintain such “tail policy” in full force and effect and continue to honor its obligations thereunder.

(d) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, and in each such case, Parent shall use its reasonable best efforts to cause the successors and assigns of Parent or the Surviving Corporation, as the case may be, succeed to or assume the applicable obligations of such Party set forth in this Section 7.04.

(e) The provisions of this Section 7.04 shall survive consummation of the Merger, are intended to be for the benefit of, and will be enforceable by, each indemnified or insured person hereunder (including the Company Indemnified Parties), his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract, at Law or otherwise.

Section 7.05 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued as part of the Merger Consideration to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

Section 7.06 Employee Matters. (a) Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries who continues to be employed by Parent or its Subsidiaries (including, for the avoidance of doubt the Surviving Corporation and its Subsidiaries) immediately following the Effective Time (each, a “Continuing Employee”), with, to the extent employed by Parent or its Subsidiaries, (i) during the period beginning at the Effective Time and ending on December 31, 2016 (or, if earlier, the date of the Continuing Employee’s termination of employment), base pay that is at least equal to the base pay provided to each such Continuing Employee immediately prior to the Closing Date, (ii) with respect to commission and cash bonus opportunities, as applicable, (A) during the period beginning at the Effective Time and ending on June 30, 2015 (or, if earlier, the date of the Continuing Employee’s termination of employment), opportunities that are no less favorable than the opportunities provided to each such Continuing Employee immediately prior to the Closing Date, with such bonuses to be determined as set forth on Section 7.06(a) of the Company Disclosure Letter, and (B) with respect to performance periods from and after July 1, 2015 and ending on December 31, 2016 (or, if earlier, the date of the Continuing Employee’s termination of employment), opportunities that are no less favorable than the opportunities provided to similarly situated employees of Parent and its Subsidiaries (it being agreed and understood that such opportunities for the Continuing Employees with respect to Parent’s fiscal year commencing October 1, 2015 will be increased by 25% to take into account the period from July 1, 2015 through September 30, 2015); (iii) during the period beginning at the Effective Time and ending on December 31, 2016 (or, if earlier, the date of the Continuing Employee’s termination of employment), long-term incentive opportunities that are no less favorable than the opportunities provided to similarly situated employees of Parent and its Subsidiaries, provided, however, that, notwithstanding the foregoing, with respect to the long-term incentive awards granted to the Continuing Employees at the time that Parent grants long-term incentive awards in the first quarter of Parent’s fiscal year commencing October 1, 2015, the aggregate grant date fair value of all such awards granted to all Continuing Employees who remain employed at such time as a group shall be no less than 125% of the aggregate grant date fair value of the long-term incentive awards granted by the Company to such Continuing Employees as a group in August 2014, provided, further that the grant date fair value of any such awards shall be adjusted so as not to result in a duplication of long-term incentive award opportunities in the event that the Company makes annual grants of long-term incentive awards between July 31, 2015 and September 30, 2015; and (iv) during the period beginning at the Effective Time and ending on December 31, 2016 (or, if earlier, the date of the Continuing Employee’s termination of employment), employee benefits that are substantially comparable in the aggregate to the employee benefits provided to each such Continuing Employee immediately prior to the Closing Date; provided, that for purposes of determining whether such opportunities and benefits, in each case, satisfy the applicable standard set forth above, change in control payments or retention awards or any similar compensation or benefit awarded by the Company prior to the Effective Time shall not be taken into account. Notwithstanding the foregoing, during the period beginning at the Effective Time and ending on December 31, 2015 (or such longer period as may be required by the terms of the plan or applicable Law), Parent shall continue to maintain, without amendment, the Company’s severance policies and plans applicable to Continuing Employees immediately prior to the Effective Time as set forth on Section 7.06(a) of the Company Disclosure Letter (the “Company Severance Plans”), and shall provide, or shall cause to be provided, to each Continuing Employee whose employment is terminated without “cause”, as such term is defined or concept is used for purposes of the applicable Company Severance Plan, or under such other circumstances as would entitle a participant to severance under the applicable Company Severance Plan, during such period (and subject to the requirements of applicable local Law) with the severance benefits specified in the applicable Company Severance Plan.

(b) To the extent that Continuing Employees become eligible to participate in any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by Parent or any of its Subsidiaries (collectively, the “Parent Plans”), then, for purposes of determining (i) eligibility to participate, (ii) vesting, and (iii) benefit accrual (other than for purposes of any (A) post-retirement medical plan or (B) Parent Plan that is a defined benefit pension plan (the “Parent Retirement Plan”) including any supplemental or restoration defined benefit pension plan (except for the cash balance plan component of the Parent Retirement Plan and the supplemental or restoration defined benefit pension plan for which service credit will be provided for benefit accruals to the extent set forth in the following sentence)) service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary) prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries to the extent recognized by the Company and its Subsidiaries prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits. For purposes of the Parent Retirement Plan and any supplemental or restoration defined benefit pension plan, Continuing Employees shall be credited with prior service calculated as set forth in the prior sentence for purposes of determining the applicable percentage of the Continuing Employees’ Pay Credits (as the term “Pay Credit” is defined in the Parent Retirement Plan and the supplemental or restoration defined benefit pension plan as applicable to Cash Balance Members (as defined in the Parent Retirement Plan and the supplemental or restoration defined benefit pension plan)) with respect to plan years ending after the Effective Time, but for the avoidance of doubt, the Continuing Employees’ Cash Balance Accounts (as the term “Cash Balance Account” is defined in the Parent Retirement Plan and the supplemental or restoration defined benefit pension plan as applicable to Cash Balance Members) shall begin at zero and will not include any accrued benefits for service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary) prior to the Effective Time. In addition, subject to the terms of the applicable Parent Plan and applicable Law, Parent shall use reasonable best efforts to (x) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any Parent Plan that is a welfare benefit plan in which such Continuing Employees may be eligible to participate after the Effective Time and (y) provide each Continuing Employee with credit for any co-payments and deductibles paid during the plan year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any Parent Plans that are welfare plans in which such Continuing Employee is eligible to participate after the Effective Time.

(c) Upon the written request of Parent at least ten (10) Business Days prior to the Closing Date, effective as of immediately prior to Closing Date and contingent upon the occurrence of the Closing, the Company shall terminate or shall cause the termination of any or all U.S. tax-qualified defined contribution plans provided to current and former employees of the Company and its Subsidiaries, to the extent directed by the Parent and in compliance with applicable Law (each plan so terminated, a “Company Qualified Plan”). In such event, prior to the Closing Date and thereafter (as applicable), the Company and Parent shall take any and all action as may be required, including amendments to the Parent Savings Incentive Plan (the “Parent Qualified Plan”), to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash or notes (representing plan loans from the Company Qualified Plan) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Continuing Employee from such Company Qualified Plan to the corresponding Parent Qualified Plan upon receipt of a favorable IRS determination letter with respect to the termination of such Company Qualified Plan, provided, however, that the Parent Qualified Plan will not be required to accept rollovers of Roth contributions that were made to a Company Qualified Plan pursuant to Section 402A of the Code. For the avoidance of doubt, if the Company Qualified Plan is terminated as described herein, the Continuing Employees shall be eligible immediately upon the Closing Date to commence participation in a Parent Qualified Plan.

(d) No later than thirty (30) days following the execution of this Agreement, the Company shall provide Parent with copies of all material documents embodying and relating to each material Foreign Company Plan, including, but not limited to, the Foreign Company Plan document, all amendments thereto and all related trust documents, the most recent summary plan description, the most recent actuarial valuation report, and the most recent tax return filing, in each case, to the extent applicable.

(e) Notwithstanding anything contained herein to the contrary, with respect to any Continuing Employees who (i) are based outside of the United States, Parent’s obligations under this Section 7.06 shall be in addition to, but not in contravention of, any obligations under the Laws of the foreign countries and political subdivisions thereof in which such Continuing Employees are based, and (ii) are covered by a Collective Bargaining Agreement, Parent’s obligations under this Section 7.06 shall (A) be in addition to, but not in contravention of, the terms and conditions of employment for such Continuing Employees as set forth in such Collective Bargaining Agreement until its expiration, modification or termination in accordance with its terms and applicable Law and (B) apply only to the extent permitted by applicable labor Laws.

(f) Nothing contained in this Section 7.06, expressed or implied, shall (i) be treated as the establishment, amendment or modification of any Company Plan or Parent Plan or constitute a limitation on rights to amend, modify, merge or terminate after the Effective Time any Company Plan or Parent Plan, (ii) give any current or former employee, director or other independent contractor of the Company and its Subsidiaries (including any beneficiary or dependent thereof), or any labor organization, union, works council, employee association, trade union, other similar employee representative body, any third-party beneficiary or other rights or (iii) obligate Parent or any of its Affiliates to (A) maintain any particular Company Plan or Parent Plan or (B) retain the employment or services of any current or former employee, director or other independent contractor of the Company and its Subsidiaries.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

Section 8.01 Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable Law or Order to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement (whether or not such approvals, consents, registrations, permits, authorizations and other confirmations are conditions to the consummation of the Merger pursuant to Article 9).

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make, as promptly as reasonably practicable (and in any event within ten (10) Business Days of the date of this Agreement in the case of the following clause (i) (unless counsel to the Parties have previously agreed to extend such ten (10) Business Day period)), (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement, (ii) an appropriate filing of a Form CO with the European Commission, (iii) all necessary filings to obtain consents from the state regulators that are required in connection with the Merger and (iii) all other registrations, declarations, notices and filings with Governmental Authorities that are required in connection with the Merger. Each of the Company and Parent shall use its reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to the foregoing, and use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods regarding the foregoing as soon as reasonably practicable.

(c) Except as prohibited by applicable Law or Order, each of Parent and the Company shall use its reasonable best efforts to (A) cooperate with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated by this Agreement, including any proceeding initiated by a private party, (B) promptly inform the other Party of (and if in writing, supply to the other Party) any communication (other than any ministerial communications) received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the European Commission, or any other similar Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, (C) consult with each other prior to taking any material position with respect to the filings under the HSR Act or any other Competition Law in discussions with or filings to be submitted to any Governmental Authority, (D) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Authority with respect to filings under the HSR Act or any other Competition Law, and (E) coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such Party with any Governmental Authority relating to this Agreement or the transactions contemplated hereby under the HSR Act or any other Competition Law. Notwithstanding anything to the contrary herein, Parent shall, on behalf of the parties, have control over and lead all communications and strategy relating to obtaining all approvals, consents, waivers, registrations, permits, authorizations and other confirmations under any Competition Law from any Governmental Authority or other Third Party in connection with consummating the Merger and the other transactions contemplated by this Agreement or to any litigation under any Competition Law arising therefrom; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such approval process, as applicable, and consult with the Company prior to taking any material substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such approvals, as applicable. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section in a manner so as to preserve the applicable privilege.

(d) Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of the Company and Parent shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial conversations) with any Governmental Authority in respect of the Merger (including with respect to any of the actions referred to in Section 8.01(a)) without the other, (ii) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation and (iii) in the event one such Party is prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep such non-participating Party reasonably apprised with respect thereto.

(e) Subject to the terms and conditions of this Agreement, including Section 8.01(f), each of Parent and the Company agrees to use its reasonable best efforts to take or cause to be taken, any and all steps and to make or cause to be made any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority of competent jurisdiction asserts with respect to any Required Competition Approval under any applicable Competition Law with respect to the Merger and the other transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment under any applicable Competition Laws asserted by any such Governmental Authority of competent jurisdiction with respect to the Merger and the other transactions contemplated by this Agreement, in each case, to the extent necessary so as to enable the Closing to occur no later than the End Date, which reasonable best efforts shall include (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, license or disposition of any businesses, assets, equity interests, product lines or properties of Parent or the Company (or any of their respective Subsidiaries), (y) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of the Company or Parent or their respective Subsidiaries and (z) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent or the Company (including any of their respective Subsidiaries) (each of (x), (y) and (z), the “Competition Actions”), in each case as may be required in order to obtain any Required Competition Approval to the extent necessary so as to enable the Closing to occur no later than the End Date. In addition each of Parent and the Company shall take any Competition Action to the extent necessary to avoid the entry of, or to effect the dissolution of, any Order by a Governmental Authority of competent jurisdiction under any Competition Law (each, a “Competition Law Order”) prohibiting the consummation of the Merger. To assist Parent in complying with its obligations set forth in this Section 8.01(e), if requested by Parent, the Company shall, and shall cause its Subsidiaries to, enter into one or more agreements requested by Parent to be entered into by any of them prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that limits the Company’s or its Subsidiaries’ freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the Company or any of its Subsidiaries (each, a “Divestiture Action”); provided, however, that the consummation of the transactions provided for in any such agreement for a Divestiture Action shall be conditioned upon the Closing or satisfaction or waiver of all of the conditions to Closing in a case where the Closing will occur immediately following such Divestiture Action. Notwithstanding anything to the contrary in this Agreement, in the event the Parties are unable to agree on which actions to take pursuant to this Section 8.01(e), Parent shall have the final determination with respect to which action to take; provided, that such determination shall be consistent with Parent’s obligations under this Section 8.01(e).

(f) Notwithstanding anything in this Agreement to the contrary, Parent and its Subsidiaries shall not be required to, and the Company and its Subsidiaries shall not, without the prior written consent of Parent, take any action, or commit to take any action, or agree to any condition or limitation contemplated in this Section 8.01, including any step or undertaking or action contemplated in Section 8.01(e), that (i) would, or would reasonably be expected to, have a material adverse effect on the business, results of operations, or financial condition of either (x) Parent and its Subsidiaries (but not including the Company and its Subsidiaries) or (y) the Company and its Subsidiaries, (in each case of (x) and (y), measured on a scale relative to the Company and its Subsidiaries, taken as a whole), (ii) would require Parent to take any of the actions described on Section 8.01(f) of the Parent Disclosure Letter or (iii) in order to avoid the entry of, or to effect the dissolution of, any Competition Law Order in a jurisdiction other than the United States or the European Union, would require Parent to take any action with respect to any business, properties or assets of Parent and its Subsidiaries, or the Company and its Subsidiaries, located outside of the home country of the Governmental Authority of competent jurisdiction in respect of such a Competition Law Order (either of (i), (ii) or (iii) above, a “Burdensome Condition”).

(g) In furtherance and not in limitation of the covenants of the parties contained in this Section 8.01, if any administrative or judicial action or proceeding by the Federal Trade Commission or Department of Justice or other similar Governmental Authority of competent jurisdiction is instituted challenging the Merger or any other transaction contemplated by this Agreement as violative of any Competition Law, Parent shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement; provided, that Parent shall not be required to, and the Company shall not, without the prior written consent of Parent, take any action under this Section 8.01(g) that would, or would be reasonably likely to, result in the imposition of a Burdensome Condition. To assist Parent in complying with its obligations set forth in this Section 8.01(g), the Company shall, and shall cause its Subsidiaries to, provide to Parent such cooperation as may be reasonably requested by Parent.

Section 8.02 Proxy Statement/Prospectus; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare (with Parent’s reasonable cooperation) and file with the SEC the Proxy Statement/Prospectus to be sent to the stockholders of the Company relating to the Company Stockholder Meeting and (ii) Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the 1933 Act of the Parent Common Stock to be issued in the Merger. Each of the Company and Parent shall use its reasonable best efforts to ensure that the Registration Statement and the Proxy Statement/Prospectus comply as to form in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, respectively. Subject to Section 8.02(d) and Section 8.03, the Proxy Statement/Prospectus shall include (i) a statement to the effect that the Company Board has determined that this Agreement and the Merger are advisable and (ii) the recommendation of the Company Board in favor of approval and adoption of this Agreement. Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing (including by responding to comments of the SEC), and, prior to the effective date of the Registration Statement, Parent shall take all action reasonably required to be taken under any all necessary state securities Laws or “blue sky” notice requirements in connection with the Parent Stock Issuance. As promptly as practicable after the Registration Statement shall have become effective, the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders.

(b) Each of the Company and Parent shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement/Prospectus, the Registration Statement, and the resolution of any comments to either received from the SEC. If at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, with respect to the Proxy Statement/Prospectus, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(c) The Parties shall notify each other promptly of the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information and shall (A) supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement/Prospectus, or the Registration Statement and (ii) all stop orders of the SEC relating to the Registration Statement and (B) provide each other with a reasonable opportunity to participate in the response to those comments and requests.

(d) No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement will be made by Parent or the Company without the approval of the other Parties hereto, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that the Company, in connection with a Company Adverse Recommendation Change made in compliance with the terms hereof may amend or supplement the Proxy Statement/Prospectus (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (i) a Company Adverse Recommendation Change, (ii) a statement of the reason of the board for making such a Company Adverse Recommendation Change, and (iii) additional information reasonably related to the foregoing. Notwithstanding a Company Adverse Recommendation Change, the Company shall nonetheless submit this Agreement to the Company Stockholders for approval and adoption, unless this Agreement is terminated in accordance with Article 10.

Section 8.03 No Solicitation.

(a) The Company shall immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal and, if applicable, shall use reasonable best efforts to have returned to the Company any confidential information that has been provided to any Person in any such discussions or negotiations occurring in the six (6) months prior to the date of this Agreement. From and after the date of this Agreement until the earlier to occur of the Effective Time or the date of termination of this Agreement in accordance with Article 10, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any Affiliate, investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to (and shall use reasonable efforts to cause such Persons not to), directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate, any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) subject to Section 8.03(b), approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal, (iii) subject to Section 8.03(b), approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or a Superior Proposal (each an “Alternative Acquisition Agreement”), (iv) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, or (vi) agree to do any of the foregoing; provided, however, that if, prior to obtaining the Company Stockholder Approval, following the receipt of a bona fide written Company Acquisition Proposal that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Superior Proposal and that was unsolicited and made after the date of this Agreement in circumstances not otherwise involving a breach of this Agreement, the Company may, in response to such Company Acquisition Proposal, and subject to compliance with Section 8.03(b)(i), furnish information with respect to the Company to the Person making such Company Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Company Acquisition Proposal; provided, that (A) prior to furnishing, or causing to be furnished, any such nonpublic information relating to the Company to such Person, the Company enters into a confidentiality agreement with the Person making such Company Acquisition Proposal (an “Acceptable Confidentiality Agreement”) that (x) does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 8.03 and (y) contains provisions that in the aggregate are no less restrictive on such Person (including with respect to any “standstill” terms; provided, that such “standstill” terms need not restrict a Person from making proposals to the Company (including the Company Board) in respect of a Company Acquisition Proposal) than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement, and (B) promptly (but in any event within 24 hours) following furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives).

(b) Except as permitted pursuant to this Section 8.03(b), the Company Board shall not (x) effect a Company Adverse Recommendation Change or (y) cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary in this Agreement, prior to receipt of the Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change if (and only if): (I) (A) a written Company Acquisition Proposal that was not solicited in violation of this Agreement is made to the Company by a Third Party and such Company Acquisition Proposal is not withdrawn or (B) there has been an Intervening Event; (II) in the case of a Company Acquisition Proposal, the Company Board concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Superior Proposal; and (III) the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Laws; provided, however, that, prior to making any Company Adverse Recommendation Change:

(i) in the case of Section 8.03(b)(I)(A), make a Company Adverse Recommendation Change with respect to a Superior Proposal and/or authorize the Company to enter into any Alternative Acquisition Agreement or in the case of Section 8.03(b)(I)(B) make a Company Adverse Recommendation Change, unless (A) the Company Board provides Parent at least three (3) Business Days’ prior written notice of its intention to take such action, which notice shall include, as applicable, (a) the information with respect to the Superior Proposal that is specified in Section 8.03(b)(i), as well as a copy of such Company Acquisition Proposal, or (b) the facts and circumstances in reasonable detail of the Intervening Event; (B) during the three (3) Business Days following such written notice (or such shorter period as is specified below), the Company Board and its Representatives have negotiated in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by the Parent in response to such Superior Proposal or Intervening Event, as applicable; and (C) at the end of the three (3) Business Day period described in the foregoing clause (B), the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed in writing by Parent), that, as applicable (a) the Company Acquisition Proposal continues to be a Superior Proposal or (b) the Intervening Event continues to warrant a Company Adverse Recommendation Change and in each case, that the failure to make such Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Laws. Any material amendment or modification to any Superior Proposal will be deemed to be a new Company Acquisition Proposal for purposes of this Section 8.03, and the Company shall promptly (but in any event within 24 hours of occurrence) notify Parent of any such new Company Acquisition Proposal and the Parties shall comply with the provisions of this Section 8.03(b) with respect thereto; provided, however, that the period during which the Company Board effecting the Company Adverse Recommendation Change and its Representatives are required to negotiate in good faith with Parent regarding any revisions to the terms of this Agreement proposed by Parent in response to such new Company Acquisition Proposal pursuant to clause (B) above shall expire on the later to occur of two (2) Business Days after the Company Board provides written notice of such new Company Acquisition Proposal to Parent and the end of the original three (3) Business Day period described in clause (B) above; provided, further, that (x) whether or not there is a Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 10.01, the Company Board shall submit this Agreement for approval by the Company stockholders at the Company Stockholder Meeting and (y) in the event there is a Company Adverse Recommendation Change made in compliance with this Section 8.03(b) with respect to a Superior Proposal, the Company shall only enter into an Alternative Acquisition Agreement with respect thereto by terminating this Agreement in accordance with Section 10.01(d)(ii).

(c) In addition to the obligations of the Company and Parent set forth in Section 8.03(a) and Section 8.03(b), the Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of any inquiries, proposals or offers with respect to a Company Acquisition Proposal that are received by, or any non-public information with regard to such Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated regarding such Acquisition Proposal with, the Company (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the inquiry, proposal or offer and the material terms and conditions of any such inquiries, proposals or offers (including, if applicable, copies of any written inquiries, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis (and, in any event, within 24 hours) of the status of any discussions or negotiations with respect to any such inquiries, proposal or offers and the details of any material changes to the status and material terms of any such inquiries, proposals or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of any written inquiries, proposals or offers, including proposed agreements and modifications thereto).

(d) Nothing contained in this Section 8.03 or Section 8.05, but in all cases subject to Section 8.03(b) or Section 8.03(b)(i), as applicable, shall prohibit the Company Board from (i) taking and disclosing to their stockholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the 1934 Act or (ii) making any disclosure to their stockholders if the Company Board determines in good faith, after consultation with the Company’s outside counsel, that the failure to make such disclosure would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law.

Section 8.04 Financing Cooperation.

(a) Parent shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to consummate the Financing or any Substitute Financing as promptly as possible following the date of this Agreement (and, in any event, no later than the Closing Date), including using reasonable best efforts to (i) (A) maintain in effect the Debt Letters and in all material respects comply with all of their respective obligations thereunder and (B) negotiate, enter into and deliver definitive agreements with respect to the Financing reflecting the terms contained in the Debt Letters (or with other terms agreed by Parent and the Financing Source Parties, subject to the restrictions on amendments of the Debt Letters set forth below), so that such agreements are in effect no later than the Closing, and (ii) satisfying on a timely basis all the conditions to the Financing and the definitive agreements related thereto that are in Parent’s (or its Affiliates’) control. In the event that all conditions set forth in Sections 9.01 and 9.02 have been satisfied or waived or, upon funding shall be satisfied or waived, Parent and its Affiliates shall use their reasonable best efforts to cause the Persons providing the Financing (the “Financing Parties”) to fund on the Closing Date the Financing, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby. Parent shall, promptly after obtaining knowledge thereof, give the Company written notice of any (A) material breach or default by a Financing Party or any party to any definitive document related to the Financing of the Debt Letters or any definitive document related to the Financing, (B) actual or threatened withdrawal, repudiation or termination in writing of the Debt Letters or the Financing by the Financing Parties or (C) material dispute or disagreement between or among any parties to the Debt Letters or any definitive document related to the Financing; provided, that neither Parent nor any of its Affiliates shall be under any obligation to disclose any information that is subject to attorney client or similar privilege to the extent such privilege is asserted in good faith. Parent may amend, modify, terminate, assign or agree to any waiver under the Debt Letters without the prior written approval of the Company, provided, that Parent shall not, without Company’s prior written consent, permit any such amendment, modification, assignment, termination or waiver to be made to, or consent to any waiver of, any provision of or remedy under the Debt Letters which would (A) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount) such that the aggregate funds that would be available to Parent on the Closing Date would not be sufficient to provide the funds required to be funded on the Closing Date to consummate the Merger, or (B) impose new or additional conditions to the Financing or otherwise expand, amend, modify or waive any of the conditions to the Financing (unless such expanded, amended or modified conditions are in the aggregate substantially equivalent to (or more favorable to the Company and Parent than) the existing conditions to the Financing, or (C) otherwise expand, amend, modify or waive any provision of the Debt Letters in a manner that in any such case would reasonably be expected to (1) materially delay or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date, (2) materially adversely impact the ability of Parent to enforce its rights against the Financing Parties or any other parties to the Debt Letters or the definitive agreements with respect thereto or (3) materially adversely affect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby; provided, that notwithstanding the foregoing, Parent may modify, supplement or amend the Debt Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Letters as of the date of this Agreement. In the event that new commitment letters and/or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the Debt Letters permitted pursuant to this Section 8.04, such new commitment letters and/or fee letters shall be deemed to be a part of the “Financing” and deemed to be the “Debt Letters” for all purposes of this Agreement. Parent shall promptly deliver to the

Company copies of any termination, amendment, modification, waiver or replacement of the Debt Letters. If funds in the amounts set forth in the Debt Letters, or any portion thereof, become unavailable, Parent shall, and shall cause its Affiliates, as promptly as practicable following the occurrence of such event to (x) notify the Company in writing thereof, (y) obtain substitute financing (on terms and conditions that are not materially less favorable to Parent, taken as a whole, than the terms and conditions as set forth in the Debt Letters, taking into account any “market flex” provisions thereof) sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms (the “Substitute Financing”) and (z) obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and the related fee letters (in redacted form reasonably satisfactory to the Persons providing such Substitute Financing removing only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Financing) and related definitive financing documents with respect to such Substitute Financing. Upon obtaining any commitment for any such Substitute Financing, such financing shall be deemed to be a part of the “Financing” and any commitment letter for such Substitute Financing shall be deemed the “Debt Letters” for all purposes of this Agreement.

(b) Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the Debt Letters.

(c) Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Corp expressly acknowledge and agree that neither Parent’s nor Merger Corp’s obligations hereunder are conditioned in any manner upon Parent or Merger Corp obtaining the Financing, any Substitute Financing or any other financing.

(d) The Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, provide to Parent such customary cooperation, as may be reasonably requested by Parent to assist Parent in causing the conditions in the Debt Letters to be satisfied and such customary cooperation as is otherwise reasonably requested by Parent solely in connection with obtaining the Financing, which reasonable best efforts shall include:

(i) reasonable cooperation with customary marketing efforts of Parent for all or any portion of the Financing, including causing its management team, with appropriate seniority and expertise, and external auditors to assist in preparation for and to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times;

(ii) providing reasonable assistance with the preparation of customary rating agency presentations, road show materials, bank information memoranda, prospectuses and bank syndication materials, offering documents, private placement memoranda and similar documents customarily required (which may incorporate, by reference, periodic and current reports filed by the Company with the SEC) in connection with the marketing and syndication of Financing (as set forth in the Debt Letters as in effect on the date of this Agreement) or in connection with a customary offering of debt securities of the type described in the second paragraph of the introduction to the Commitment Letter;

(iii) using reasonable best efforts to furnish Parent, within a reasonable amount of time following Parent’s reasonable request, with information available to the Company relating to the Company and its Subsidiaries to the extent required to consummate the Financing in accordance with the terms of the Debt Letters as in effect on the date of this Agreement or in connection with a customary offering of debt securities of the type described in the second paragraph of the introduction to the Commitment Letter, and providing reasonable assistance to the Parent’s preparation of pro forma financial information and projections required to consummate the Financing in accordance with the terms of the Debt Letters as in effect on the date of this Agreement or in connection with a customary offering of debt securities of the type described in the second paragraph of the introduction of the Commitment Letter;

(iv) using reasonable best efforts to furnish Parent at least three Business Days prior to the Closing Date (to the extent requested within 10 Business Days prior to the Closing Date), with all documentation and other information related to the Company and its Subsidiaries as and solely to the extent required by any Governmental Authority with respect to the Financing (as set forth in the Debt Letters as in effect on the date of this Agreement) under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(v) requesting that the Company’s independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the Financing (as set forth in the Debt Letters as in effect on the date of this Agreement) or in connection with a customary offering of debt securities of the type described in the second paragraph of the introduction to the Commitment Letter consistent with their customary practice, including requesting that they provide customary comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of Financing (as set forth in the Debt Letters as in effect on the date of this Agreement) or as are customarily required in an underwritten offering of debt securities of the type described in the second paragraph of the introduction to the Commitment Letter; and

(vi) using reasonable best efforts to arrange for acustomary payoff letter to be delivered at or prior to Closing relating to the payoff and termination of the Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Agreement (including this Section 8.04): (i) nothing in this Agreement (including this Section 8.04) shall require any such cooperation to the extent that it would (A) require the Company to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing, (B) unreasonably interfere with the ongoing business or operations of the Company and/or its Subsidiaries, (C) require the Company or any of its subsidiaries to enter into or approve any agreement or other documentation effective prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing or (D) require the Company, any of its Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the Financing, and (ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, its Subsidiaries, or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Financing shall be effective until the Closing.

(f) Parent shall (i) promptly upon request by the Company, reimburse the Company for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company, any of its Subsidiaries or any of its or their Representatives in connection with any cooperation contemplated by this Section 8.04 and (ii) indemnify and hold harmless the Company, its Subsidiaries and its and their Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, Tax, cost (including cost of investigation), expense (including reasonable and documented out-of-pocket attorneys’ fees) or settlement payment incurred as a result of, or in connection with, such cooperation or the Financing, except to the extent arising out of gross negligence, bad faith, material breach or willful misconduct of the Company.

(g) The Company hereby consents to the use of its trademarks and logos in connection with the Financing; provided, that such trademarks and logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

Section 8.05 Public Announcements. The initial press release with respect to the execution of this Agreement and the transactions contemplated hereby shall be a joint press release in a form reasonably acceptable to Parent and the Company. Thereafter, Parent and the Company (unless the Company Board has made a Company Adverse Recommendation Change) will use their respective reasonable best efforts to consult with the other Party before (a) participating in any media interviews, (b) engaging in meetings or calls with analysts, institutional investors or other similar Persons and (c) providing any statements (including press releases) which are public or are reasonably likely to become public, in any such case to the extent relating to the transactions contemplated hereby (a “Public Statement”). In addition, Parent and the Company (unless the Company Board has made a Company Adverse Recommendation Change) agree to cause their respective directors and executives officers to refrain from taking any position in any such Public Statement that is, without limiting the obligations set forth in Section 8.03, (x) contrary to the positions previously taken by Parent and the Company with respect to this Agreement and the transactions contemplated hereby, including the Merger, or (y) reasonably likely to have a significant, adverse impact on the ability of the Parties to consummate the transactions contemplated hereby. None of the limitations set forth in this Section 8.05 shall apply to any disclosure of any information concerning this Agreement or the transactions contemplated by this Agreement (i) which Parent or the Company deems appropriate in its reasonable judgment, in light of its status as a publicly owned company, including to securities analysts and institutional investors and in press interviews; and (ii) in connection with any dispute between the Parties regarding this Agreement or the transactions contemplated by this Agreement.

Section 8.06 Notices of Certain Events.

(a) Each of the Company and Parent shall promptly notify and provide copies to the other of:

(i) any material written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement;

(ii) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Merger or the other transactions contemplated by this Agreement;

(iii) any Proceeding, or to the knowledge of the Company, investigation, commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any of such Party’s representations or warranties, as the case may be, or that relate to the consummation of the Merger or the other transactions contemplated by this Agreement; and

(iv) the occurrence of any event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby or (B) result in the failure of any condition to the Merger set forth in Article 9 to be satisfied; provided, that the delivery of any notice pursuant to this Section 8.06 shall not (i) affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of any Party hereunder or (ii) update any section of the Company Disclosure Letter or the Parent Disclosure Letter.

(b) During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which the Agreement is terminated pursuant to Article 10 hereof, the Company shall promptly provide Parent with a copy of any material written correspondence to or from the FDA or any other Healthcare Regulatory Authority and inform Parent of any material oral communications with the FDA or any other Healthcare Regulatory Authority with respect to (i) any allegations of violations or infractions involving the U.S. infusion pump business of the Company and its Subsidiaries, (ii) the recall, removal or market withdrawal of any infusion pump or respiratory capital equipment sold in the U.S. by the Company or its Subsidiaries, (iii) any inspection of the infusion pump or respiratory equipment facilities as set forth in Section 9.06(b) of the Company Disclosure Letter or (iv) any warning letter issued to the Company or any of its Subsidiaries by the FDA.

Notwithstanding the foregoing, except with respect to any Willful Breach, the failure to comply with this Section 8.06 shall not constitute a breach or noncompliance of a covenant by such Party for determining the satisfaction of the conditions set forth in Section 9.02(a)(i) or Section 9.03(a)(i).

Section 8.07 Access to Information.

(a) Upon reasonable notice, and subject to applicable Law, the Company shall (and shall cause its Subsidiaries to) afford to Parent, its Affiliates and its officers, agents, control persons, employees, consultants, professional advisers (including attorneys, accountants and financial advisors) and Financing Parties (“Representatives”) reasonable access during normal business hours, under supervision (which, at the Company’s discretion, may be direct supervision) of a designated employee or other Representative of the Company, and upon reasonable prior notice to the Company during the period prior to the Effective Time, to all its and its Subsidiaries’ properties, books, Contracts, commitments, records, officers and employees and, during such period as Parent may from time to time reasonably request, and during such period the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information concerning it, its Subsidiaries and each of their respective businesses, properties and personnel as Parent may reasonably request, including with respect to the Company’s compliance program; provided, however, that the Company may restrict the foregoing access and the disclosure of information to the extent that, in the good faith judgment of the Company, (i) any Law applicable to the Company or its Subsidiaries requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) the information is subject to confidentiality obligations to a Third Party, (iii) such disclosure would result in disclosure of any trade secrets of Third Parties, (iv) disclosure of any such information or document could result in the loss of attorney-client privilege (provided, that the Company and/or its counsel shall use their reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of attorney client privilege) or (v) such access would unreasonably disrupt the operations of the Company or any of its Subsidiaries; provided, however, that with respect to clauses (i) through (iv) of this Section 8.07(a), the Company shall use its commercially reasonable best efforts to (A) obtain the required consent of such third party to provide such access or disclosure or (B) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company.

(b) With respect to the information disclosed pursuant to Section 8.07(a), each of Parent and the Company shall comply with, and shall cause such party’s Representatives to comply with, all of its obligations under the Confidentiality Agreement, which agreement shall remain in full force and effect in accordance with its terms.

Section 8.08 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall use reasonable best efforts to take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company or will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the 1934 Act, to the extent permitted by applicable Law.

Section 8.09 Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and shall take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Company Stock from the NYSE and the deregistration of the Company Stock and other securities of the Company under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

Section 8.10 Stockholder Litigation. Each Party hereto shall promptly notify the other Parties hereto in writing of any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement that is brought, or, to the knowledge of such Party, threatened in writing, against such Party and/or its directors (any such litigation relating to the Company and/or directors of the Company, a “Company Transaction Litigation”) and shall keep such other Party reasonably informed on a current basis with respect to the status thereof. Other than with respect to any Company Transaction Litigation where Parent is adverse to the

Company, the Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in the defense or settlement of any Company Transaction Litigation, and the Company shall not settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such Company Transaction Litigation, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Prior to the consummation of the Merger, without the prior written consent of the Company, Parent shall not settle any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement unless such settlement provides a full and unconditional release for each officer and director of the Company party to such litigation. Without limiting in any way the Parties’ obligations under Section 8.01, each of the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate in the defense or settlement of any litigation contemplated by this Section 8.10.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01 Conditions to Obligations of Each Party. The obligations of Parent, Merger Corp and the Company to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the mutual consent of Parent and the Company):

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) NYSE Listing. The Parent Stock Issuance shall have been approved for listing on the NYSE, subject to official notice of issuance.

(c) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or be applicable to the Merger or the Parent Stock Issuance by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of either of the Merger or the Parent Stock Issuance.

(d) Registration Statement. The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order.

(e) Governmental Consents. (i) The waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated and (ii) the European Commission shall have adopted, or have been deemed under the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings (the “EUMR”) to have adopted, all decisions and approvals necessary to allow consummation of the Merger; and in the event that the European Commission, under the EUMR or Protocol 24 of the Agreement on the European Economic Area, has made, a referral to any Governmental Authority of one or more European Union Member States or European Free Trade Association States for purposes of reviewing the Merger, all such Governmental Authorities have approved, or have been deemed under applicable Laws to have approved all such relevant portions of the Merger and have adopted all further decisions and approvals necessary for consummation of the Merger, or the applicable waiting periods relating to the Merger shall have expired or been terminated (each of (i) and (ii), a “Required Competition Approval”).

Section 9.02 Conditions to the Obligations of Parent and Merger Corp. The obligations of Parent and Merger Corp to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by Parent):

(a) (i) the Company shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing, (ii) (A) the representations and warranties of the Company contained in the first sentence of Section 4.01 (Corporate Existence and Power), Section 4.02(a) (Corporate Authorization), Section 4.05 (Capitalization) (other than the second sentence Section 4.05(a)), Section 4.21 (Finders’ Fees), Section 4.22 (Opinion of Financial Advisor) and Section 4.23 (Antitakeover Statutes) shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all material respects only at and as of such time), (B) the representations and warranties of the Company contained in the second sentence of Section 4.05(a) (Capitalization) shall be true and correct, other than any de minimis inaccuracy, (C) the representations and warranties of the Company contained in Section 4.10(b) (Absence of Certain Changes) shall be true and correct in all respects, in each case at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing and (D) all other representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct in all respects (disregarding all materiality and Company Material Adverse Effect qualifiers contained therein), in each case at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects (disregarding all materiality and Company Material Adverse Effect qualifiers contained therein) only at and as of such time), except, in the case of this clause (D), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(b) Parent and Merger Corp shall have received a certificate signed by an executive officer of the Company certifying that the condition set forth in Section 9.02(a) has been satisfied.

Section 9.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Company):

(a) (i) each of Parent and Merger Corp shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing, (ii) (A) the representations and warranties of Parent and Merger Corp contained in the first sentence of Section 5.01 (Corporate Existence and Power), Section 5.02 (Corporate Authorization), Section 5.05(a) (Capitalization) and Section 5.15 (Finders’ Fees) shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all material respects only at and as of such time), (B) the representations and warranties of Parent and Merger Corp contained in Section 5.11(b) (Absence of Certain Changes) shall be true and correct in all respects, in each case at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing and (C) all other representations and warranties of Parent and Merger Corp contained in this Agreement or in any certificate or other writing delivered by Parent and Merger Corp pursuant hereto shall be true and correct in all respects (disregarding all materiality and Parent Material Adverse Effect qualifiers contained therein), in each case at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects (disregarding all materiality and Parent Material Adverse Effect qualifiers contained therein) only at and as of such time), except, in the case of this clause (C), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

(b) the Company shall have received a certificate signed by an executive officer of Parent certifying that the condition set forth in Section 9.03(a) has been satisfied.

ARTICLE 10

TERMINATION

Section 10.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (except as otherwise stated below):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger is not consummated on or before July 5, 2015 (the “End Date”); provided, however, that if on the End Date the conditions to Closing set forth in Section 9.01(e) shall not have been satisfied but all other conditions to Closing set forth in Article IX shall have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, provided, that such conditions are reasonably capable of being satisfied), then the End Date shall be extended, if Parent or the Company notifies the other party in writing on prior to the End Date, to October 5, 2015; provided, however, that the right to terminate this Agreement under this Section 10.01(b)(i) shall not be available to a party if such failure of the condition set forth in Section 9.01(e) to have been satisfied was due to the failure of such party to perform any of its obligations under this Agreement;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Merger or the Parent Stock Issuance and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 10.01(b)(ii) shall not be available to a party if such Order was due to the failure of such party to perform any of its obligations under this Agreement;

(iii) if any Law shall have been promulgated, entered, enacted or issued or be applicable to the Merger or the Parent Stock Issuance by any Governmental Authority that prohibits, prevents, or makes illegal the consummation of the Merger or the Parent Stock Issuance; or

(iv) if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) by Parent:

(i) if, prior to the receipt of the Company Stockholder Approval, a Company Adverse Recommendation Change shall have occurred; or

(ii) if the Company shall have materially breached or failed to perform any of its (A) representations or warranties or (B) covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.02(a) and (ii) is incapable of being cured by the Company by the End Date, or, if capable of being cured, shall not have been cured by the Company within thirty (30) calendar days following receipt from Parent of written notice of such breach or failure to perform; provided, that if such breach or failure to perform is capable of being cured by the Company by the End Date, such thirty (30) calendar day period shall be extended until the second Business Day prior to the End Date solely to the extent during such period the Company is using its reasonable best efforts to cure such breach or failure to perform; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement;

(d) by the Company:

(i) if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform

(A) would give rise to the failure of a condition set forth in Section 9.03(a) and (B) is incapable of being cured by Parent by the End Date, or, if capable of being cured, shall not have been cured by Parent within thirty (30) calendar days following receipt from the Company of written notice of such breach or failure to perform; provided, that if such breach or failure to perform is capable of being cured by Parent by the End Date, such thirty (30) calendar day period shall be extended until the second Business Day prior to the End Date solely to the extent during such period the Parent is using its reasonable best efforts to cure such breach or failure to perform; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or

(ii) prior to the Company Stockholder Approval, if (A) the Company Board authorizes the Company, to enter into an Alternative Acquisition Agreement with respect to a Company Superior Proposal in accordance with the terms of Section 8.03 that did not result from a material breach of this Agreement, (B) substantially concurrent with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement providing for a Company Superior Proposal that did not result from a breach of this Agreement and (C) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 10.03.

The Party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other Party specifying the provision of this Agreement pursuant to which such termination is being effected.

Section 10.02 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 10.01, written notice thereof shall forthwith be given by the terminating Party to the other Party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement in compliance with Section 10.01, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party), other than Section 8.04(f), this Section 10.02, Section 10.03, and Article 11, which provisions shall survive such termination; provided, however, that, subject to the limitations set forth in Section 10.03(e), nothing in this Section 10.02 shall relieve any Party from liability for any fraud, Willful Breach of a representation or warranty or Willful Breach of any covenant or other agreement contained in this Agreement (including any Willful Breach of Section 8.03 hereof), in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement.

Section 10.03 Termination Fees; Expenses.

(a) In the event that this Agreement is terminated, or at the time of termination, could have been terminated, by Parent pursuant to Section 10.01(c)(i) or in the event that this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii), then, in each case, the Company shall pay, by wire transfer of immediately available funds, to Parent a fee in the amount of $367,000,000 (the “Company Termination Fee”) at or prior to the termination of this Agreement in the case of a termination pursuant to Section 10.01(d)(ii) or as promptly as practicable (and, in any event, within two Business Days following such termination) in the case of a termination pursuant to Section 10.01(c)(i).

(b) In the event that this Agreement is terminated, or at the time of termination, could have been terminated by the Company or Parent pursuant to Section 10.01(b)(iv), or in the event that this Agreement is terminated by Parent pursuant to Section 10.01(c)(ii)(B) or by the Company or Parent pursuant to Section 10.01(b)(i) (and at such time Parent could have terminated this Agreement pursuant to Section 10.01(c)(ii)(B)), and (I) at any time after the date of this Agreement and (A) prior to such termination

(x) a Company Acquisition Proposal shall have been made or communicated to the Company Board (whether or not publicly announced or publicly made known) and shall not have been withdrawn and (y) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements under this Agreement in a manner that would give rise to the failure of a condition under this Agreement, (B) or prior to the applicable Company breach (in the case of a termination pursuant to Section 10.01(c)(ii)(B) or Section 10.01(b)(i)), a Company Acquisition Proposal shall have been made or communicated to the Company Board (whether or not publicly announced or publicly made known) and shall not have been withdrawn, or (C) prior to the taking of a vote to adopt this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof (in the case of a termination pursuant to Section 10.01(b)(iv)) a Company Acquisition Proposal shall have been publicly announced or publicly made known and shall not have been withdrawn, and (II) within nine months after such termination, the Company shall have entered into an agreement with respect to any Company Acquisition Proposal, or any Company Acquisition Proposal shall have been consummated (in each case, whether or not such Company Acquisition Proposal is the same as the original Company Acquisition Proposal made, communicated, publicly made known or publicly announced), then, in any such event, the Company shall pay, by wire transfer of immediately available funds, to Parent the Company Termination Fee on the earlier to occur of the Company entering into an agreement with respect to such Company Acquisition Proposal or the consummation of such Company Acquisition Proposal; provided, however, that for purposes of the definition of “Company Acquisition Proposal” in this Section 10.03(b), references to “15%” shall be replaced by “50%.”

(c) In the event this Agreement is terminated, or at the time of termination, could have been terminated, by Parent or the Company pursuant to Section 10.01(b)(iv) at a time when the Company Termination Fee or the Parent Termination Fee are not otherwise payable, then the Company shall pay, by wire transfer of immediately available funds, to Parent an amount equal to the documented, out-of-pocket expenses incurred by Parent and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby (including all such expenses related to the Financing), not to exceed 50% of such incurred expenses, as promptly as practicable (and in any event, within two Business Days) following receipt of an invoice therefor.

(d) The Parties acknowledge that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 10.03, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any amount due pursuant to this Section 10.03, the Company shall pay Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 10.03 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. All payments under this Section 10.03 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent. In no event shall a Company Termination Fee be payable more than once.

(e) Each Party agrees that notwithstanding anything in this Agreement to the contrary (other than with respect to claims for, or arising out of or in connection with fraud, or a Willful Breach of Section 8.03 by the Company) (A) in the event that this Agreement is terminated under circumstances where the Company Termination Fee would be payable pursuant to this Section 10.03, the payment of the Company Termination Fee shall be the sole and exclusive remedy of Parent, its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives against the Company or any of its Representatives or Affiliates for, (B) in no event will Parent or any other such person being paid the Company Termination Fee seek to recover any other money damages or seek any other remedy (including any remedy for specific performance, except solely in compliance with Section 11.12 hereof) based on a claim in law or equity with respect to, (1) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (2) the termination of this Agreement, (3) any liabilities or obligations arising under this Agreement or (4) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement and (C) upon payment of any

Company Termination Fee in accordance with this Section 10.03, none of the Company or any Affiliates or Representatives of the Company shall have any further liability or obligation to another Party relating to or arising out of this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.01 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.01 shall not limit Section 10.02, Section 10.03 or any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 11.02 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company or Parent contemplated hereby, by written agreement of the Parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under applicable Law without such approval having first been obtained; provided further that, no amendments to or waivers of any DFS Provision shall be effective without the written consent of the Financing Source Parties. A termination of this Agreement pursuant to Section 10.01 or an amendment or waiver of this Agreement pursuant to Section 11.02 or Section 11.03 shall, in order to be effective, require, in the case of Parent, Merger Corp and the Company, action by their respective board of directors (or a committee thereof) or sole member, as applicable.

Section 11.03 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the first proviso of Section 11.02, waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the stockholders of either Parent or the Company. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 11.04 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. Notwithstanding the foregoing, Parent and the Company each shall pay 50% of any and all filing fees and printing and mailing costs for the Proxy Statement/Prospectus and the Registration Statement. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred by the Company or any of its Subsidiaries in connection with the Merger (including any real property transfer tax and any similar Tax) shall be borne and paid by the Company (or the applicable Subsidiary) when due, and the Company (or the applicable Subsidiary) shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, the Company (or the applicable Subsidiary) shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 11.05 Disclosure Letter References. Each Disclosure Letter shall, for all purposes in this Agreement, be arranged in numbered and lettered parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Agreement. Each item disclosed in a Party’s Disclosure Letter shall constitute an exception to, or as applicable, disclosure for the purposes of, the representations and warranties (or covenants, as applicable) to which it makes express reference and shall also be deemed to be disclosed or set forth for the purposes of every other part in such Party’s Disclosure Letter relating to such Party’s representations and warranties (or covenants, as applicable) set forth in this Agreement to the extent a cross-reference within such Disclosure Letter is expressly made to such other part in such Disclosure Letter, as well as to the extent that the relevance of such item as an exception to, or as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent from the face of such disclosure.

Section 11.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (with confirmation of transmission) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11.06):

if to Parent or Merger Corp, to:

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417
Attention:	Jeffrey S. Sherman, SVP and General Counsel
Facsimile:	201-847-5361

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention:	Paul T. Schnell
Thomas W. Greenberg
Michael Chitwood
Facsimile:	(212) 735-2000

if to the Company, to:

CareFusion Corporation
3750 Torrey View Court
San Diego, CA 92130
Attention: General Counsel
Facsimile: (312) 949-9664

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David A. Katz
David K. Lam
Facsimile:	(212) 403-2000

Section 11.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

Section 11.08 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof (provided, that (x) any provisions of the Confidentiality Agreement conflicting with this Agreement shall be superceded by this Agreement and (y) all standstill or similar provisions set forth in the Confidentiality Agreement shall terminate and no longer be in effect upon execution and delivery hereof) and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and permitted assigns; provided, that notwithstanding the foregoing clause (b), following the Effective Time, (i) the provisions of Article 2 with respect to the holders of Company Stock to receive the Merger Consideration shall be enforceable by such holders and (ii) the provisions of Section 7.04 shall be enforceable by each Party entitled to indemnification hereunder and his or her heirs and his or her representatives; provided, further that the Financing Parties and each of their respective Affiliates and their respective current, former and future direct or indirect equity holders, controlling persons, stockholders, agents, Affiliates, members, managers, general or limited partners, assignees or representatives (each, a “Financing Source Party”, collectively, the “Financing Source Parties”) shall be express third party beneficiaries with respect to Section 11.02, this Section 11.08, Section 11.11, Section 11.12(c), Section 11.13 and Section 11.14 (collectively, the “DFS Provisions”).

Section 11.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party hereto. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, that Parent may designate, prior to the Effective Time, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Corp, in which event all references herein to Merger Corp shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Corp as of the date of this Agreement) and all representations and warranties made herein with respect to Merger Corp as of the date of this Agreement shall also be made with respect to such other Subsidiary as of the date of such designation; provided, that such assignment shall not relieve Parent of its obligations hereunder or otherwise enlarge, alter or change any obligation of any other party hereto or due to Parent or such other Subsidiary. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 11.11 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction, except that, notwithstanding the foregoing, except as otherwise set forth in the Debt Letters as in effect as of the date of this Agreement, all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Financing Source Parties in any way relating to the Debt Letters or the performance thereof or the Financing, shall be exclusively governed by, and construed in accordance with, the domestic Law of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York.

Section 11.12 Enforcement; Exclusive Jurisdiction.

(a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the limitations in Section 10.03(f) and in the next sentence of this Section 11.12(a), the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

(b) In addition, each of the Parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (d) consents to service of process being made through the notice procedures set forth in Section 11.05.

(c) Notwithstanding anything to the contrary in this Agreement, each Party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Source Parties in any way relating to this Agreement, including any dispute arising out of the Debt Letters or the performance thereof or the Financing, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom).

Section 11.13 No Recourse; Waiver of Claims. Notwithstanding anything herein to the contrary, each of the Company and its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives hereby waives any rights or claims against any Financing Source Party in connection with this Agreement, the Debt Letters or the Financing, whether at law or equity, in contract, in tort or otherwise, and each of the Company and its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives agrees not to commence a Proceeding against any Financing Source Party in connection with this Agreement or the transactions contemplated hereunder (including any Proceeding relating to the Financing or the Debt Letters). In furtherance and not in limitation of the foregoing waiver, it is agreed that no Financing Source Party shall have any liability for any claims, losses, settlements, liabilities, damages, costs, expenses, fines or penalties to the Company or any of its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives in connection with this Agreement or the transactions contemplated hereunder. Nothing in this Section 11.14 shall in any way (a) expand the circumstances in which Parent may be liable under this Agreement or as a result of the transactions contemplated hereby (including as a result of the Financing) or (b) limit or qualify the obligations and liabilities of the parties to the Debt Letters to each other thereunder or in connection therewith.

Section 11.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR

THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY LEGAL PROCEEDING AGAINST THE FINANCING SOURCE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY, THE DEBT LETTERS, THE FINANCING OR THE PERFORMANCE OF SERVICES WITH RESPECT THERETO).

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

CAREFUSION CORPORATION

By:	/s/ Kieran Gallahue
	Name:	Kieran Gallahue
	Title:	Chairman and Chief Executive Officer

BECTON, DICKINSON AND COMPANY

By:	/s/ Vincent A. Forlenza
	Name:	Vincent A. Forlenza
	Title:	Chairman, CEO and President

GRIFFIN SUB, INC.

By:	/s/ Vincent A. Forlenza
	Name:	Vincent A. Forlenza
	Title:	President

Annex B

October 5, 2014

The Board of Directors

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Members of the Board of Directors:

We understand that the Board of Directors of CareFusion Corporation, a Delaware corporation (the “Company”), is considering a transaction whereby Becton, Dickinson and Company, a New Jersey corporation (“Parent”), will acquire the Company by effecting a merger involving the Company. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), proposed to be entered into among Parent, Griffin Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Corp”), and the Company, Merger Corp will merge with and into the Company (the “Merger”) and as a result thereof, among other things, (a) the Company will become a wholly owned subsidiary of Parent, and (b) each share of the Company’s common stock, par value $0.01 per share (the “Company Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than Excluded Shares (as defined below), will be converted into the right to receive $49.00 in cash (the “Per Share Cash Amount”), without interest, and 0.0777 of a validly issued, fully-paid and non-assessable share of common stock, par value $1.00 per share (“Parent Common Stock”), of Parent (together with the Per Share Cash Amount, the “Merger Consideration”). As used herein, Excluded Shares mean Appraisal Shares (as defined in the Merger Agreement) and shares of Company Stock that are owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Corp immediately prior to the effective time of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Board of Directors of the Company has requested our opinion as to the fairness, from a financial point of view, to the holders of the shares of Company Stock, other than holders of Excluded Shares (holders of shares of Company Stock other than holders of Excluded Shares, being the “Holders”), of the Merger Consideration to be received by such Holders in the proposed Merger.

For	purposes of the opinion set forth herein, we have, among other things:

1.	reviewed certain publicly available financial statements and other business and financial information with respect to the Company and Parent, including research analyst reports;

2.	reviewed certain internal financial statements, analyses and forecasts, and other financial data relating to the business of the Company prepared by the Company’s management (the “Company Forecasts”);

3.	reviewed certain publicly available forecasts prepared by Wall Street analysts relating to the Company and Parent (the “Parent Public Forecasts”);

4.	discussed the past and current business, operations, financial condition and prospects of the Company and Parent with senior executives of the Company and Parent;

5.	reviewed the pro forma financial impact of, among other things, the Merger on the future financial performance of Parent, including the potential impact on Parent’s estimated earnings per share;

6.	compared the financial performance of the Company and Parent with that of certain publicly-traded companies which we believe to be generally relevant;

7.	compared the financial terms of the Merger with the publicly available financial terms of certain transactions which we believe to be generally relevant;

8.	reviewed the historical trading prices for the shares of Company Common Stock and Parent Common Stock, and compared such price of the shares Company Common Stock and Parent Common Stock with that of securities of certain publicly-traded companies which we believe to be generally relevant;

9.	reviewed a draft of the Merger Agreement dated October 1, 2014; and

10.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of this opinion and have further assumed, with your consent, that information furnished by the Company for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the Company Forecasts, we have been advised by the management of the Company, and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the assumptions on which they are based. With respect to the Parent Public Forecasts, we have assumed with your consent, that such forecasts are a reasonable basis upon which to evaluate the future financial performance of Parent, and we have used the Parent Public Forecasts in performing our analyses. In arriving at our opinion, we have not made any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Parent, nor have we been furnished with any such valuations or appraisals. In addition, we have not evaluated the solvency of any party to the Merger Agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. In arriving at our opinion, we have also assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without material modification (including, without limitation, modification to the mix of Merger Consideration or the form or structure of the transaction) or amendment, without waiver of any of its covenants or conditions, or without delay, and that the final executed Merger Agreement will not differ in any respect material to our analysis from the draft Merger Agreement reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company, Parent or the contemplated benefits expected to be derived in the proposed Merger. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the Holders pursuant to the Merger Agreement. We have not been asked to offer, and we do not offer, any opinion as to any other term of the Merger Agreement or the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. We were not requested to, and did not, participate in the negotiation of the Merger Agreement or the form or structure of the Merger. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals. Our opinion does not address the underlying business decision of the Company to enter into the Merger or the relative merits of the Merger as compared with any other strategic alternative which may be available to the Company. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to any business combination or other extraordinary transaction involving the Company.

We have acted as a financial advisor to the Board of Directors of the Company in connection with the Merger and will be entitled to receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities and other items arising out of our engagement. Except in connection with its engagement as financial advisor to the Company in connection with the proposed Merger, during the two year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP and its affiliates and the Company or Parent pursuant to which compensation was received by Perella Weinberg Partners LP or its affiliates; however Perella Weinberg Partners LP and its affiliates may in the future provide investment banking and other financial services to the Company or Parent or their respective affiliates for which they would expect to receive compensation. In the ordinary course of our business activities, Perella Weinberg Partners LP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or Parent or any of their respective affiliates. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

It is understood that this opinion is for the information and assistance of the Board of Directors of the Company acting in its capacity as such in connection with, and for the purposes of the Board of Directors’ evaluation of, the Merger and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, without our written consent, except as otherwise contemplated by the terms of our engagement letter, dated April 23, 2014, as amended. This opinion is not intended to be and does not constitute a recommendation to any Holder or holder of shares of Parent Common Stock as to how to vote or otherwise act with respect to the proposed Merger or any other matter. This opinion does not in any manner address the prices at which the shares of Company Stock or Parent Common Stock will trade at any time. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, on the date hereof, the Merger Consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Very truly yours,

/s/ Perella Weinberg Partners LP

PERELLA WEINBERG PARTNERS LP

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by

§ 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 3-5 of Title 14A of the New Jersey Business Corporation Act, as amended, which we refer to as the NJBCA, stipulates that, unless limited by its certificate of incorporation, bylaws, a resolution of its board of directors or of its shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in a proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled, a New Jersey corporation has the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding, including any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the corporation, no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper. Unless otherwise provided in the corporation’s organizational documents, the determination that the corporate agent is eligible for indemnification pursuant to the NJBCA shall be made: (1) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (2) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (3) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

The indemnification and advancement of expenses provided by or granted pursuant to the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions: (1) were in breach of his duty of loyalty to the corporation or its shareholders; (2) were not in good faith or involved a knowing violation of law; or (3) resulted in receipt by the corporate agent of an improper personal benefit.

The BD restated certificate of incorporation provides that, to the full extent that applicable law permits the limitation or elimination of the liability of directors, no director will be personally liable to BD or its shareholders for damages for breach of any duty owed to BD or its shareholders.

The BD bylaws provide that, to the full extent that applicable law permits the limitation or elimination of the liability of any corporate agent, BD will indemnify any corporate agent involved in any proceeding by reason of the fact that he is, or was, a corporate agent of BD. The reasonable expenses incurred by a director or officer in defending or investigating a proceeding will be paid by BD in advance of the final disposition of such proceeding upon receipt of an undertaking (reasonably satisfactory to BD) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by BD.

Any indemnification under BD’s bylaws will be made by BD only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the NJBCA. With respect to directors or officers of BD, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum; (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the board of directors; or (iii) by the shareholders. With respect to all other corporate agents and unless otherwise directed by the board of directors, such determination may be made by BD’s general counsel.

BD maintains a standard policy of officers’ and directors’ liability insurance.

The foregoing is only a general summary of certain aspects of New Jersey law and BD’s restated certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those Sections of the NJBCA referenced above and the restated certificate of incorporation and bylaws of BD.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2014, by and among CareFusion, BD and Griffin Sub, Inc. (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement)

3.1	Restated Certificate of Incorporation of BD (dated as of January 29, 2013) (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 25, 2013)

3.2	Bylaws of BD, as amended and restated (dated as of July 23, 2013) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of BD dated July 25, 2013)

5.1*	Opinion of McCarter & English LLP regarding the validity of the securities to be issued in the merger

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for BD

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CareFusion Corporation

23.3	Consent of Ernst and Young LLP, independent registered public accounting firm for CareFusion Corporation

24.1	Power of Attorney of Officers and Directors (included on the signature page of this registration statement)

99.1*	Form of CareFusion Proxy Card

99.2	Consent of Perella Weinberg Partners LP

99.3*	Consent of McCarter & English LLP (included within Exhibit 5.1)

*	To be filed by amendment.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145€, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, in the State of New Jersey, on the 4th day of November, 2014.

BECTON, DICKINSON AND COMPANY

By:	/s/ Vincent A. Forlenza
Vincent A. Forlenza Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vincent A. Forlenza, Christopher R. Reidy, Jeffrey S. Sherman and Gary DeFazio, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 4th day of November, 2014:

Signature	Title
/s/ Vincent A. Forlenza	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Christopher R. Reidy	Chief Financial Officer and Executive Vice President of Administration (Principal Financial Officer)

/s/ Joseph Mercurio	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Basil L Anderson	Director

/s/ Henry P. Becton, Jr.	Director

/s/Catherine M. Burzik	Director

/s/ Edward F. DeGraan	Director

/s/ Claire M. Fraser	Director

/s/ Christopher Jones	Director

Signature	Title
/s/Marshall O. Larsen	Director

/s/ Gary A. Mecklenburg	Director

/s/ James F. Orr	Director

/s/ Willard J. Overlock, Jr.	Director

/s/ Claire Pomeroy	Director

/s/ Rebecca W. Rimel	Director

/s/ Bertram L. Scott	Director

/s/ Alfred Sommer	Director

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 5, 2014, by and among CareFusion, BD and Griffin Sub, Inc. (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement)

3.1	Restated Certificate of Incorporation of BD (dated as of January 29, 2013) (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 25, 2013)

3.2	Bylaws of BD, as amended and restated (dated as of July 23, 2013) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of BD dated July 25, 2013)

5.1*	Opinion of McCarter & English LLP regarding the validity of the securities to be issued in the merger

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for BD

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CareFusion Corporation

23.3	Consent of Ernst and Young LLP, independent registered public accounting firm for CareFusion Corporation

24.1	Power of Attorney of Officers and Directors (included on the signature page of this registration statement)

99.1	Form of CareFusion Proxy Card*

99.2	Consent of Perella Weinberg Partners LP

99.3	Consent of McCarter & English LLP (included within Exhibit 5.1)

*	To be filed by amendment.